Exhibit 10.19

EXECUTION VERSION

INDENTURE

by and between

Golub Capital investment corporation clo 2016(M) LLC
Issuer

and

WELLS FARGO BANK, NATIONAL ASSOCIATION
Trustee

Dated as of August 16, 2016

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(continued)

-ii-

(continued)

-iii-

(continued)

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(continued)

		Page

ARTICLE XII	SALE OF COLLATERAL OBLIGATIONS; PURCHASE OF ADDITIONAL COLLATERAL OBLIGATIONS	192

Section 12.1	Sales of Collateral Obligations	192

Section 12.2	Purchase of Additional Collateral Obligations	196

Section 12.3	Conditions Applicable to All Sale and Purchase Transactions	199

ARTICLE XIII	Noteholders’ Relations	200

Section 13.1	Subordination	200

Section 13.2	Standard of Conduct	201

ARTICLE XIV	MISCELLANEOUS	201

Section 14.1	Form of Documents Delivered to Trustee	201

Section 14.2	Acts of Holders	202

Section 14.3	Notices, etc., to Trustee, the Issuer, the Collateral Manager, the Initial Purchaser, the Collateral Administrator, the Paying Agent and each Rating Agency	203

Section 14.4	Notices to Holders; Waiver	205

Section 14.5	Effect of Headings and Table of Contents	206

Section 14.6	Successors and Assigns	206

Section 14.7	Severability	206

Section 14.8	Benefits of Indenture	206

Section 14.9	Legal Holidays	206

Section 14.10	Governing Law	206

Section 14.11	Submission to Jurisdiction	207

Section 14.12	Waiver of Jury Trial	207

Section 14.13	Counterparts	207

Section 14.14	Acts of Issuer	207

Section 14.15	Confidential Information	208

Section 14.16	Communications with Rating Agencies	209

Section 14.17	Notices to Rating Agencies; Rule 17g-5 Procedures	210

Section 14.18	Proceedings	212

ARTICLE XV	Assignment Of Certain Agreements	212

Section 15.1	Assignment of Collateral Management Agreement	212

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Schedules and Exhibits

Schedule 1	List of Collateral Obligations
Schedule 2	S&P Industry Classifications
Schedule 3	Moody’s Rating Definitions
Schedule 4	S&P Recovery Rate Tables
Schedule 5	Moody’s Industry Classification Group List
Schedule 6	Diversity Score Calculation
Schedule 7	Moody’s RiskCalc Calculation

Exhibit A	Forms of Notes
A-1	Form of Global Note
A-2	Form of Certificated Note

Exhibit B	Forms of Transfer and Exchange Certificates
B-1	Form of Transferor Certificate for Transfer of Rule 144A Global Note or Certificated Note to Temporary Regulation S Global Note or Regulation S Global Note
B-2	Form of Purchaser Representation Letter for Certificated Notes
B-3	Form of Transferor Certificate for Transfer of Temporary Regulation S Global Note or Regulation S Global Note or Certificated Note to Rule 144A Global Note
B-4	Form of Transferee Certificate of Rule 144A Global Note
B-5	Form of Transferee Certificate of Temporary Regulation S Global Note or Regulation S Global Note
B-6	Form of Representation Letter for Interests

Exhibit C	Calculation of LIBOR
Exhibit D	Form of Note Owner Certificate
Exhibit E	Form of NRSRO Certification
Exhibit F	Form of Notice of Contribution

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INDENTURE, dated as of August 16, 2016, by and between Golub Capital Investment Corporation CLO 2016(M) LLC, a limited liability company organized under the laws of the State of Delaware (the “Issuer”) and Wells Fargo Bank, National Association, as trustee (herein, together with its permitted successors and assigns in the trusts hereunder, the “Trustee”).

PRELIMINARY STATEMENT

The Issuer is duly authorized to execute and deliver this Indenture to provide for the Notes issuable as provided herein. The Issuer is entering into this Indenture, and the Trustee is accepting the trusts created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

All things necessary to make this Indenture a valid agreement of the Issuer in accordance with the agreement’s terms have been done.

GRANTING CLAUSES

The Issuer hereby Grants to the Trustee, for the benefit and security of the Holders of the Notes, the Trustee, the Collateral Manager and the Collateral Administrator (collectively, the “Secured Parties”), all of its right, title and interest in, to and under, in each case, whether now owned or existing, or hereafter acquired or arising any and all accounts, chattel paper, deposit accounts, financial assets, general intangibles, instruments, investment property, letter of credit rights, securities, money, documents, goods, commercial tort claims and securities entitlements and other supporting obligations and other assets in which the Issuer has an interest and specifically including: (a) the Collateral Obligations (listed, as of the Closing Date, in Schedule 1 to this Indenture) which the Issuer causes to be delivered to the Trustee (directly or through an intermediary or bailee) herewith and all payments thereon or with respect thereto, and all Collateral Obligations which are delivered to the Trustee in the future pursuant to the terms hereof and all payments thereon or with respect thereto, (b) each of the Accounts, and any Eligible Investments purchased with funds on deposit in any of the Accounts, and all income from the investment of funds therein, (c) the Collateral Management Agreement as set forth in Article XV hereof, the Securities Account Control Agreement, the Collateral Administration Agreement and the Loan Sale Agreement, (d) all Cash or Money delivered to the Trustee (or its bailee) from any source for the benefit of the Secured Parties or the Issuer, (e) any Equity Securities received by the Issuer, (f) all accounts, chattel paper, deposit accounts, financial assets, general intangibles, payment intangibles, instruments, investment property, letter of credit rights, securities, money, documents, goods, commercial tort claims and securities entitlements and other supporting obligations relating to the foregoing (in each case as defined in the UCC), (g) any other property otherwise delivered to the Trustee by or on behalf of the Issuer (whether or not constituting Collateral Obligations or Eligible Investments) and (h) all proceeds (as defined in the UCC) and products with respect to the foregoing (the assets referred to in (a) through (h) are collectively referred to as the “Assets”).

The above Grant is made in trust to secure the Notes, the Issuer’s other obligations to the Secured Parties under this Indenture, the other Transaction Documents, and certain other amounts payable by the Issuer as described herein. Except as set forth in the Priority of Payments and Article XIII of this Indenture, the Notes are secured by the Grant equally and ratably without prejudice, priority or distinction between any Note and any other Note by reason of difference in time of issuance or otherwise. The Grant is made to secure, in accordance with the priorities set forth in the Priority of Payments and Article XIII of this Indenture, (i) the payment of all amounts due on the Notes in accordance with their terms, (ii) the payment of all other sums (other than in respect of the Interests) payable under this Indenture, (iii) the payment of amounts owing by the Issuer under the Collateral Management Agreement, the Collateral Administration Agreement and the Loan Sale Agreement and (iv) compliance with the provisions of this Indenture, all as provided herein (collectively, the “Secured Obligations”). The foregoing Grant shall, for the purpose of determining the property subject to the lien of this Indenture, be deemed to include any securities and any investments granted to the Trustee by or on behalf of the Issuer, whether or not such securities or investments satisfy the criteria set forth in the definitions of “Collateral Obligation” or “Eligible Investments”, as the case may be.

The Trustee acknowledges such Grant, accepts the trusts hereunder in accordance with the provisions hereof, and agrees to perform the duties herein in accordance with the terms hereof.

ARTICLE I

Definitions

Section 1.1           Definitions. Except as otherwise specified herein or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Indenture, and the definitions of such terms are equally applicable both to the singular and plural forms of such terms and to the masculine, feminine and neuter genders of such terms. The word “including” shall mean “including without limitation.” All references herein to designated “Articles”, “Sections”, “sub-sections” and other subdivisions are to the designated articles, sections, sub-sections and other subdivisions of this Indenture. The words “herein”, “hereof”, “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular article, section, sub-section or other subdivision.

“1940 Act”: The United States Investment Company Act of 1940, as amended from time to time.

“Accountants’ Effective Date AUP Reports”: The meaning specified in Section 7.18(c)(iii).

“Accountants’ Effective Date Comparison AUP Report”: The meaning specified in Section 7.18(c)(iii).

“Accountants’ Effective Date Recalculation AUP Report”: The meaning specified in Section 7.18(c)(iii).

“Accountants’ Report”: An agreed upon procedures report of the firm or firms appointed by the Issuer pursuant to Section 10.9(a).

“Accounts”: (i) The Payment Account, (ii) the Collection Account, (iii) the Ramp-Up Account, (iv) the Revolver Funding Account, (v) the Expense Reserve Account, (vi) the Custodial Account, (vii) the Supplemental Reserve Account and (viii) the Interest Reserve Account.

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“Accredited Investor”: The meaning set forth in Rule 501(a) under the Securities Act.

“Act” and “Act of Holders”: The meanings specified in Section 14.2.

“Additional Notes”: Any Notes issued pursuant to Section 2.13.

“Additional Notes Closing Date”: The closing date for the issuance of any Additional Notes pursuant to Section 2.13 as set forth in an indenture supplemental to this Indenture pursuant to Section 8.1(xii).

“Adjusted Class Break-even Default Rate”: The rate equal to (a)(i) the Class Break-even Default Rate multiplied by (ii)(x) the Target Initial Par Amount divided by (y) the Collateral Principal Amount plus the S&P Collateral Value of all Defaulted Obligations plus (b)(i)(x) the Collateral Principal Amount plus the S&P Collateral Value of all Defaulted Obligations minus (y) the Target Initial Par Amount, divided by (ii)(x) the Collateral Principal Amount plus the S&P Collateral Value of all Defaulted Obligations multiplied by (y) 1 minus the Weighted Average S&P Recovery Rate.

“Adjusted Collateral Principal Amount”: As of any date of determination:

(i)          the Aggregate Principal Balance of the Collateral Obligations (other than Defaulted Obligations, Deferring Obligations (except Permitted Deferrable Obligations), Long-Dated Obligations and Discount Obligations); plus

(ii)         without duplication, the amounts on deposit in any Account (including Eligible Investments therein but excluding the Revolver Funding Account) representing Principal Proceeds; plus

(iii)        the lesser of the (i) S&P Collateral Value of all Defaulted Obligations and Deferring Obligations (except Permitted Deferrable Obligations) and (ii) Moody’s Collateral Value of all Defaulted Obligations and Deferring Obligations (except Permitted Deferrable Obligations); provided that the Adjusted Collateral Principal Amount will be zero for any Defaulted Obligation which the Issuer has owned for more than three years during which such Collateral Obligation was at all times a Defaulted Obligation; plus

(iv)         the aggregate, for each Discount Obligation, of the purchase price, excluding accrued interest, expressed as a percentage of par and multiplied by the outstanding principal balance thereof, for such Discount Obligation; plus

(v)          the Aggregate Principal Balance of Long-Dated Obligations multiplied by 70%; minus

(vi)         the Excess CCC/Caa Adjustment Amount;

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provided that, with respect to any Collateral Obligation that satisfies more than one of the definitions of Defaulted Obligation, Deferring Obligation, Long-Dated Obligation, Discount Obligation or any asset that falls into the Excess CCC/Caa Adjustment Amount, such Collateral Obligation shall, for the purposes of this definition, be treated as belonging to the category of Collateral Obligations which results in the lowest Adjusted Collateral Principal Amount on any date of determination.

“Adjusted Weighted Average Moody’s Rating Factor”: As of any date of determination, a number equal to the Weighted Average Moody’s Rating Factor determined in the following manner: each applicable rating on credit watch by Moody’s that is on (a) positive watch will be treated as having been upgraded by one rating subcategory, (b) negative watch will be treated as having been downgraded by two rating subcategories and (c) negative outlook will be treated as having been downgraded by one rating subcategory.

“Administrative Expense Cap”: An amount equal on any Payment Date (when taken together with any Administrative Expenses paid during the period since the preceding Payment Date or in the case of the first Payment Date, the period since the Closing Date), to the sum of (a) 0.02% per annum (prorated for the related Interest Accrual Period on the basis of a 360-day year and the actual number of days elapsed) of the Fee Basis Amount at the beginning of the Collection Period relating to such Payment Date and (b) U.S.$200,000 per annum (prorated for the related Interest Accrual Period on the basis of a 360-day year consisting of twelve 30-day months); provided that (1) in respect of any Payment Date after the third Payment Date following the Closing Date, if the aggregate amount of Administrative Expenses paid pursuant to Sections 11.1(a)(i)(A), 11.1(a)(ii)(A) and 11.1(a)(iii)(A) (including any excess applied in accordance with this proviso) on the three immediately preceding Payment Dates and during the related Collection Periods is less than the stated Administrative Expense Cap (without regard to any excess applied in accordance with this proviso) in the aggregate for such three preceding Payment Dates, then the excess may be applied to the Administrative Expense Cap with respect to the then-current Payment Date; and (2) in respect of the third Payment Date following the Closing Date, such excess amount shall be calculated based on the Payment Dates preceding such Payment Date.

“Administrative Expenses”: The fees, expenses (including indemnities) and other amounts due or accrued with respect to any Payment Date (including, with respect to any Payment Date, any such amounts that were due and not paid on any prior Payment Date in accordance with the Priority of Payments) and payable in the following order by the Issuer: first, to the Trustee pursuant to Section 6.7 and the other provisions of this Indenture, second, to the Collateral Administrator pursuant to the Collateral Administration Agreement and the Bank in any of its other capacities under the Transaction Documents, third, on a pro rata basis, the following amounts (excluding indemnities) to the following parties: (i) the Independent accountants, agents (other than the Collateral Manager) and counsel of the Issuer; (ii) the Rating Agencies for fees and expenses (including any annual fee, amendment fees and surveillance fees) in connection with any rating of the Notes or in connection with the rating of (or provision of credit estimates in respect of) any Collateral Obligations; (iii) the Collateral Manager under this Indenture and the Collateral Management Agreement, including without limitation reasonable expenses of the Collateral Manager (including fees for its accountants, agents and counsel) incurred in connection with the purchase or sale of any Collateral Obligations, any other expenses incurred in connection with the Collateral Obligations and any other amounts payable pursuant to the Collateral Management Agreement but excluding the Aggregate Collateral Management Fee; (iv) the Independent Manager for any fees or expenses due under the management agreement between the Issuer and Independent Manager; and (v) any other Person in respect of any other fees or expenses permitted under this Indenture and the documents delivered pursuant to or in connection with this Indenture (including without limitation the payment of all legal and other fees and expenses incurred in connection with the purchase or sale of any Collateral Obligations and any other expenses incurred in connection with the Collateral Obligations) and the Notes, including but not limited to, any amounts due in respect of the listing of the Notes on any stock exchange or trading system and fourth, on a pro rata basis, indemnities payable to any Person pursuant to any Transaction Document; provided that (x) amounts due in respect of actions taken on or before the Closing Date shall not be payable as Administrative Expenses but shall be payable only from the Expense Reserve Account pursuant to Section 10.3(d) and (y) for the avoidance of doubt, amounts that are expressly payable to any Person under the Priority of Payments in respect of an amount that is stated to be payable as an amount other than as Administrative Expenses (including, without limitation, interest and principal in respect of the Notes) shall not constitute Administrative Expenses.

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“Affected Class”: Any Class of Notes that, as a result of the occurrence of a Tax Event described in the definition of “Tax Redemption” has not received 100% of the aggregate amount of principal and interest that would otherwise be due and payable to such Class on any Payment Date.

“Affiliate”: With respect to a Person, (i) any other Person who, directly or indirectly, is in control of, or controlled by, or is under common control with, such Person or (ii) any other Person who is a director, Officer, employee or general partner (a) of such Person, (b) of any subsidiary or parent company of such Person or (c) of any Person described in clause (i) above. For the purposes of this definition, “control” of a Person shall mean the power, direct or indirect, (x) to vote more than 50% of the securities having ordinary voting power for the election of directors of such Persons or (y) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

“Agent Members”: Members of, or participants in, DTC, Euroclear or Clearstream.

“Aggregate Collateral Management Fee”: All accrued and unpaid Collateral Management Fees, Current Deferred Management Fees, Cumulative Deferred Management Fees and Collateral Management Fee Shortfall Amounts (including accrued interest) due and payable to the Collateral Manager.

“Aggregate Coupon”: As of any Measurement Date, the sum of the products obtained by multiplying, in the case of each Fixed Rate Obligation (other than a Defaulted Obligation or Deferrable Obligation (other than a Permitted Deferrable Obligation)) (including, for any Permitted Deferrable Obligation, only the required current cash interest required by the Underlying Instruments thereon), (i) the stated coupon on such Collateral Obligation expressed as a percentage and (ii) the outstanding principal balance of such Collateral Obligation; provided that the stated coupon of a Step-Up Obligation will be the then-current coupon.

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“Aggregate Funded Spread”: As of any Measurement Date, the sum of: (a) in the case of each Floating Rate Obligation (other than a Defaulted Obligation or Deferrable Obligation (other than a Permitted Deferrable Obligation)) that bears interest at a spread over a London interbank offered rate based index (including, for any Permitted Deferrable Obligation, only the excess of the required current cash pay interest required by the Underlying Instruments thereon over the applicable index and excluding the unfunded portion of any Delayed Drawdown Collateral Obligation and Revolving Collateral Obligation), (i) the stated interest rate spread on such Collateral Obligation above such index as of the immediately preceding Interest Determination Date multiplied by (ii) the outstanding principal balance of such Collateral Obligation; provided that, with respect to any LIBOR Floor Obligation, the stated interest rate spread on such Collateral Obligation over the applicable index shall be deemed to be equal to the sum of (x) the stated interest rate spread over the applicable index and (y) the excess, if any, of the specified “floor” rate relating to such Collateral Obligation over LIBOR as in effect for the current Interest Accrual Period (or portion thereof, in the case of the first Interest Accrual Period); provided that the interest rate spread with respect to any Step-Up Obligation will be the then-current interest rate spread; and (b) in the case of each Floating Rate Obligation (other than a Defaulted Obligation or Deferrable Obligation (other than a Permitted Deferrable Obligation)) (including, for any Permitted Deferrable Obligation, only the required current cash pay interest required by the Underlying Instruments thereon and excluding the unfunded portion of any Delayed Drawdown Collateral Obligation and Revolving Collateral Obligation) that bears interest at a spread over an index other than a London interbank offered rate based index, (i) the excess of the sum of such spread and such index over LIBOR as of the immediately preceding Interest Determination Date (which spread or excess may be expressed as a negative percentage) multiplied by (ii) the outstanding principal balance of each such Collateral Obligation; provided that, the interest rate spread with respect to any Step-Up Obligation, will be the then-current interest rate spread.

“Aggregate Outstanding Amount”: With respect to any of the Notes as of any date, the aggregate unpaid principal amount of such Notes Outstanding on such date.

“Aggregate Principal Balance”: When used with respect to all or a portion of the Collateral Obligations or the Assets, the sum of the Principal Balances of all or of such portion of the Collateral Obligations or Assets, respectively.

“Aggregate Unfunded Spread”: As of any Measurement Date, the sum of the products obtained by multiplying (i) for each Delayed Drawdown Collateral Obligation and Revolving Collateral Obligation (other than Defaulted Obligations), the related commitment fee rate then in effect as of such date and (ii) the undrawn commitments of each such Delayed Drawdown Collateral Obligation and Revolving Collateral Obligation as of such date.

“Applicable Advance Rate”: For each Collateral Obligation and for the applicable number of Business Days between the certification date for a sale or participation required by Section 9.4 and the expected date of such sale or participation, the percentage specified below:

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	Same Day	1-2 Days	3-5 Days	6-15 Days
Senior Secured Loans with a Market Value of:
90% or more of par	100%	93%	92%	88%
below 90% of par	100%	80%	73%	60%
Other Collateral Obligations with a Moody’s Rating of at least “B3” and a Market Value of 90% or more of par	100%	89%	85%	75%
All other Collateral Obligations	100%	75%	65%	45%

“Asset-backed Commercial Paper”: Commercial paper or other short-term obligations of a program that primarily issues externally rated commercial paper backed by assets or exposures held in a bankruptcy-remote, special purpose entity.

“Asset Quality Matrix”: The following chart used to determine which of the “row/column combinations” are applicable for purposes of determining compliance with the Moody’s Diversity Test, the Maximum Moody’s Rating Factor Test and the Minimum Floating Spread Test, as set forth in Section 7.18(f).

Minimum
W.A.
Spread	28	30	32	34	36	38	40	42	44	46	48	50

3.70	2880	2930	2970	3010	3050	3090	3120	3140	3160	3180	3200	3220
3.80	2910	2960	3000	3040	3080	3120	3150	3170	3190	3210	3230	3250
3.90	2940	2990	3030	3070	3110	3150	3180	3210	3240	3260	3280	3300
4.00	2990	3030	3060	3100	3140	3180	3210	3240	3270	3290	3310	3330
4.10	3020	3060	3090	3130	3170	3210	3240	3270	3300	3330	3360	3380
4.20	3050	3090	3120	3160	3200	3240	3270	3300	3330	3360	3390	3410
4.30	3090	3120	3150	3190	3230	3270	3300	3330	3360	3390	3420	3440
4.40	3120	3150	3180	3220	3260	3300	3330	3360	3390	3420	3450	3470
4.50	3150	3180	3210	3250	3290	3330	3360	3390	3420	3450	3480	3510
4.60	3180	3210	3240	3280	3320	3360	3390	3420	3450	3480	3510	3540
4.70	3210	3240	3270	3310	3350	3390	3420	3450	3480	3510	3540	3570
4.80	3240	3270	3300	3340	3380	3420	3450	3480	3510	3540	3570	3600
4.90	3270	3300	3330	3370	3410	3450	3480	3510	3540	3570	3600	3630
5.00	3310	3340	3370	3400	3440	3480	3510	3540	3570	3600	3630	3660
5.10	3340	3370	3400	3430	3470	3510	3540	3570	3600	3630	3660	3690
5.20	3370	3400	3430	3460	3500	3540	3570	3600	3630	3660	3690	3720
5.30	3400	3430	3460	3490	3530	3570	3600	3630	3660	3690	3720	3750
5.40	3430	3460	3490	3520	3560	3600	3630	3660	3690	3720	3750	3780
5.50	3460	3490	3520	3550	3590	3630	3660	3690	3720	3750	3780	3810
5.60	3500	3530	3560	3590	3630	3670	3700	3730	3760	3790	3820	3850
5.70	3540	3570	3600	3630	3670	3710	3740	3770	3800	3830	3860	3890
5.80	3580	3610	3640	3670	3710	3750	3780	3810	3840	3870	3900	3930
5.90	3600	3640	3680	3710	3750	3790	3820	3850	3880	3910	3940	3970

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Minimum
W.A.
Spread	28	30	32	34	36	38	40	42	44	46	48	50
6.00	3640	3680	3720	3750	3790	3830	3860	3890	3920	3950	3980	4010
6.10	3680	3720	3760	3790	3830	3870	3900	3930	3960	3990	4020	4040
6.20	3700	3750	3790	3830	3870	3910	3940	3970	4000	4020	4040	4060
6.30	3740	3790	3830	3870	3910	3950	3980	4000	4020	4040	4060	4080
6.40	3780	3830	3870	3910	3950	3990	4020	4040	4060	4080	4100	4120
6.50	3810	3870	3910	3950	3990	4030	4060	4080	4100	4120	4140	4160
6.60	3850	3910	3950	3990	4030	4070	4100	4120	4140	4160	4180	4200
6.70	3890	3950	3990	4030	4070	4110	4140	4160	4180	4200	4220	4240
6.80	3930	3990	4030	4070	4110	4150	4180	4200	4220	4240	4260	4280
6.90	3970	4030	4070	4110	4150	4190	4220	4240	4260	4280	4300	4320
7.00	4010	4070	4110	4150	4190	4230	4260	4280	4300	4320	4340	4360

“Assets”: The meaning assigned in the Granting Clause hereof.

“Assumed Reinvestment Rate”: LIBOR (as determined on the most recent Interest Determination Date relating to an Interest Accrual Period beginning on a Payment Date or the Closing Date) minus 0.25% per annum; provided that the Assumed Reinvestment Rate shall not be less than 0.00%.

“Authenticating Agent”: With respect to the Notes or a Class of the Notes, the Person designated by the Trustee to authenticate such Notes on behalf of the Trustee pursuant to Section 6.14 hereof.

“Balance”: On any date, with respect to Cash or Eligible Investments in any account, the aggregate of the (i) current balance of Cash, demand deposits, time deposits, certificates of deposit and federal funds; (ii) principal amount of interest-bearing corporate and government securities, money market accounts and repurchase obligations; and (iii) purchase price (but not greater than the face amount) of non-interest-bearing government and corporate securities and commercial paper.

“Bank”: Wells Fargo Bank, National Association in its individual capacity and not as Trustee, or any successor thereto.

“Bankruptcy Code”: The federal Bankruptcy Code, Title 11 of the United States Code, as amended from time to time.

“Beneficial Ownership Certificate”: The meaning specified in Section 14.2(e).

“Benefit Plan Investor”: A “benefit plan investor” as defined in 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA, which includes an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the fiduciary responsibility provisions of Title I of ERISA, a plan to which Section 4975 of the Code applies or an entity whose underlying assets include “plan assets” by reason of such an employee benefit plan’s or a plan’s investment in such entity.

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“Bond”: A debt security (that is not a loan) that is issued by a corporation, limited liability company, partnership or trust.

“Bridge Loan”: Any loan or other obligation that (x) is incurred in connection with a merger, acquisition, consolidation, or sale of all or substantially all of the assets of a Person or similar transaction and (y) by its terms, is required to be repaid within one year of the incurrence thereof with proceeds from additional borrowings or other refinancings (it being understood that any such loan or debt security that has a nominal maturity date of one year or less from the incurrence thereof but has a term-out or other provision whereby (automatically or at the sole option of the Obligor thereof) the maturity of the indebtedness thereunder may be extended to a later date is not a Bridge Loan).

“Broadly Syndicated Loan”: A Loan (a) that is part of a credit facility with a Facility Size on the date of origination thereof at least equal to U.S.$250,000,000 and (b) as to which, on the date of origination thereof, (i) Moody’s has either (x) assigned a corporate family rating on an Obligor thereon or (y) assigned to such credit facility a monitored publicly available rating and (ii) S&P has either (x) assigned an issuer credit rating to the issuer thereof or (y) assigned to such credit facility a monitored publicly available rating.

“Business Day”: Any day other than (i) a Saturday or a Sunday or (ii) a day on which commercial banks are authorized or required by applicable law, regulation or executive order to close in New York, New York or in the city in which the Corporate Trust Office of the Trustee is located or, for any final payment of principal, in the relevant place of presentation.

“Caa Collateral Obligation”: A Collateral Obligation (other than a Defaulted Obligation or a Deferring Obligation (other than a Permitted Deferrable Obligation)) with a Moody’s Default Probability Rating of “Caa1” or lower.

“Calculation Agent”: The meaning specified in Section 7.16.

“Cash”: Such funds denominated in currency of the United States of America as at the time shall be legal tender for payment of all public and private debts, including funds standing to the credit of an Account.

“CCC Collateral Obligation”: A Collateral Obligation (other than a Defaulted Obligation or a Deferring Obligation (other than a Permitted Deferrable Obligation)) with an S&P Rating of “CCC+” or lower.

“CCC/Caa Collateral Obligations”: The CCC Collateral Obligations and/or the Caa Collateral Obligations, as the context requires.

“CCC/Caa Excess”: The amount equal to the greater of (i) the excess of the Principal Balance of all CCC Collateral Obligations over an amount equal to 17.5% of the Collateral Principal Amount as of such date of determination and (ii) the excess of the Principal Balance of all Caa Collateral Obligations over an amount equal to 17.5% of the Collateral Principal Amount as of such date of determination; provided that, in determining which of the CCC/Caa Collateral Obligations shall be included in the CCC/Caa Excess, the CCC/Caa Collateral Obligations with the lowest Market Value (expressed as a percentage of the outstanding principal balance of such Collateral Obligations as of such date of determination) shall be deemed to constitute such CCC/Caa Excess.

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“Certificate of Authentication”: The meaning specified in Section 2.1.

“Certificate of Formation”: The Issuer’s certificate of formation filed with the Secretary of State of the State of Delaware on June 24, 2016, as amended and restated by that certain certificate of amendment filed with the Secretary of State of the State of Delaware on July 15, 2016.

“Certificated Note”: The meaning specified in Section 2.2(b)(iii).

“Certificated Security”: The meaning specified in Section 8-102(a)(4) of the UCC.

“Class”: All of the Notes having the same Interest Rate, Stated Maturity and class designation.

“Class A/B Coverage Tests”: The Overcollateralization Ratio Test and the Interest Coverage Test, each as applied with respect to the Class A Notes and the Class B Notes.

“Class A Notes”: The Class A Senior Secured Floating Rate Notes issued pursuant to this Indenture and having the characteristics specified in Section 2.3.

“Class B Notes”: The Class B Senior Secured Floating Rate Notes issued pursuant to this Indenture and having the characteristics specified in Section 2.3.

“Class Break-even Default Rate”: With respect to the most senior Class of Secured Notes Outstanding then rated by S&P:

(i)          during any S&P CDO Formula Election Period, the rate equal to (a) 0.220613 plus (b) the product of (x) 2.543755 and (y) the Weighted Average Floating Spread plus (c) the product of (x) 1.112847 and (y) the Weighted Average S&P Recovery Rate; or

(ii)         during any S&P CDO Monitor Election Period, the maximum percentage of defaults, at any time, that the Current Portfolio or the Proposed Portfolio, as applicable, can sustain, determined through application of the S&P CDO Monitor, which, after giving effect to S&P’s assumptions on recoveries, defaults and timing and to the Priority of Payments, will result in sufficient funds remaining for the payment of such Class or Classes of Notes in full. After any S&P CDO Monitor Election Date, S&P will provide the Collateral Manager with the Class Break-even Default Rates for each S&P CDO Monitor input file based upon the Weighted Average Floating Spread and the Weighted Average S&P Recovery Rate to be associated with such S&P CDO Monitor input file as selected by the Collateral Manager from Section 2 of Schedule 4 or any other Weighted Average Floating Spread and Weighted Average S&P Recovery Rate selected by the Collateral Manager from time to time.

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“Class C Coverage Tests”: The Overcollateralization Ratio Test and the Interest Coverage Test, each as applied with respect to the Class C Notes.

“Class C Notes”: The Class C Senior Secured Deferrable Floating Rate Notes issued pursuant to this Indenture and having the characteristics specified in Section 2.3.

“Class D Coverage Tests”: The Overcollateralization Ratio Test and the Interest Coverage Test, each as applied with respect to the Class D Notes.

“Class D Notes”: The Class D Senior Secured Deferrable Floating Rate Notes issued pursuant to this Indenture and having the characteristics specified in Section 2.3.

“Class Default Differential”: With respect to the most senior Class of Notes Outstanding then rated by S&P, the rate calculated by subtracting the Class Scenario Default Rate at such time for such Class of Notes from (x) during any S&P CDO Formula Election Period, the Adjusted Class Break-even Default Rate or (y) during any S&P CDO Monitor Election Period, the Class Break-even Default Rate, in each case, for such Class of Notes at such time.

“Class Scenario Default Rate”: With respect to the most senior Class of Secured Notes Outstanding then rated by S&P:

(i)          during any S&P CDO Formula Election Period, the rate at such time equal to (a) 0.329915 plus (b) the product of (x) 1.210322 and (y) the Expected Portfolio Default Rate minus (c) the product of (x) 0.586627 and (y) the Default Rate Dispersion plus (d)(x) 2.538684 divided by (y) the Obligor Diversity Measure plus (e)(x) 0.216729 divided by (y) the Industry Diversity Measure plus (f)(x) 0.0575539 divided by (y) the Regional Diversity Measure minus (g) the product of (x) 0.0136662 and (y) the S&P Weighted Average Life; or

(ii)         during any S&P CDO Monitor Election Period, an estimate of the cumulative default rate for the Current Portfolio or the Proposed Portfolio, as applicable, consistent with S&P’s initial rating of such Class of Notes, determined by the Collateral Manager (which determination shall be made solely by application of the S&P CDO Monitor at such time).

“Clean-Up Call Purchase Price”: The meaning specified in Section 9.9(b).

“Clean-Up Call Redemption”: The meaning specified in Section 9.9(a).

“Clearing Agency”: An organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act.

“Clearing Corporation”: (i) Clearstream, (ii) DTC, (iii) Euroclear and (iv) any entity included within the meaning of “clearing corporation” under Section 8-102(a)(5) of the UCC.

“Clearing Corporation Security”: Securities which are in the custody of or maintained on the books of a Clearing Corporation or a nominee subject to the control of a Clearing Corporation and, if they are Certificated Securities in registered form, properly endorsed to or registered in the name of the Clearing Corporation or such nominee.

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“Clearstream”: Clearstream Banking, société anonyme, a corporation organized under the laws of the Duchy of Luxembourg (formerly known as Cedelbank, société anonyme).

“Closing Date”: August 16, 2016.

“Code”: The United States Internal Revenue Code of 1986, as amended.

“Collateral Administration Agreement”: An agreement dated as of the Closing Date among the Issuer, the Collateral Manager and the Collateral Administrator, as amended from time to time in accordance with the terms thereof.

“Collateral Administrator”: Wells Fargo Bank, National Association, in its capacity as collateral administrator under the Collateral Administration Agreement, and any successor thereto.

“Collateral Interest Amount”: As of any date of determination, without duplication, the aggregate amount of Interest Proceeds that has been received or that is expected to be received (other than Interest Proceeds expected to be received from Defaulted Obligations and Deferring Obligations, but including Interest Proceeds actually received from Defaulted Obligations and Deferring Obligations), in each case during the Collection Period in which such date of determination occurs (or after such Collection Period but on or prior to the related Payment Date if such Interest Proceeds would be treated as Interest Proceeds with respect to such Collection Period).

“Collateral Management Agreement”: The agreement dated as of the Closing Date, between the Issuer and the Collateral Manager relating to the management of the Collateral Obligations and the other Assets by the Collateral Manager on behalf of the Issuer, as amended from time to time in accordance with the terms thereof.

“Collateral Management Fee”: The fee payable to the Collateral Manager in arrears on each Payment Date (prorated for the related Interest Accrual Period) pursuant to Section 8(a) of the Collateral Management Agreement and Section 11.1 of this Indenture, in an amount equal to 0.25% per annum (calculated on the basis of the actual number of days in the applicable Collection Period divided by 360) of the Fee Basis Amount at the beginning of the Collection Period relating to such Payment Date.

“Collateral Management Fee Shortfall Amount”: To the extent the Collateral Management Fee is not paid on a Payment Date due to insufficient Interest Proceeds or Principal Proceeds (and such fee was not voluntarily deferred or waived by the Collateral Manager), the Collateral Management Fee due on such Payment Date (or the unpaid portion thereof, as applicable). Such amount is automatically deferred for payment on the succeeding Payment Date, with interest at the rate specified in the Collateral Management Agreement, as certified to the Trustee by the Collateral Manager (with a copy to the Collateral Administrator), in accordance with the Priority of Payments.

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“Collateral Manager”: GC Advisors LLC, a Delaware limited liability company, until a successor Person shall have become the Collateral Manager pursuant to the provisions of the Collateral Management Agreement, and thereafter “Collateral Manager” shall mean such successor Person.

“Collateral Manager Notes”: Any Notes owned by the Collateral Manager, an Affiliate thereof, or any account, fund, client or portfolio established and controlled by the Collateral Manager or an Affiliate thereof or for which the Collateral Manager or an Affiliate thereof acts as the investment adviser or with respect to which the Collateral Manager or an Affiliate thereof exercises discretionary control.

“Collateral Manager Standard”: The standard of care applicable to the Collateral Manager set forth in the Collateral Management Agreement.

“Collateral Obligation”: A Senior Secured Loan (including, but not limited to, interests in Broadly Syndicated Loans and Middle Market Loans acquired by way of a purchase or assignment), or Participation Interest therein, or a Second Lien Loan or Participation Interest therein, that as of the date of acquisition by the Issuer:

(i)          is U.S. Dollar denominated and is neither convertible by the issuer thereof into, nor payable in, any other currency;

(ii)         is not a Defaulted Obligation or a Credit Risk Obligation;

(iii)        is not a lease (including a finance lease);

(iv)         provides for a fixed amount of principal payable in Cash on scheduled payment dates and/or at maturity and does not by its terms provide for earlier amortization or prepayment at a price of less than par;

(v)          does not constitute Margin Stock;

(vi)         provides for the Issuer to receive payments due under the terms of such asset and proceeds from disposing of such asset free and clear of withholding tax, other than withholding tax as to which the Obligor or issuer must make additional payments so that the net amount received by the Issuer after satisfaction of such tax is the amount due to the Issuer before the imposition of any withholding tax;

(vii)        has a Moody’s Rating and an S&P Rating;

(viii)       is not a debt obligation whose repayment is subject to substantial non-credit related risk as determined by the Collateral Manager;

(ix)         except for Delayed Drawdown Collateral Obligations and Revolving Collateral Obligations, is not an obligation pursuant to which any future advances or payments to the borrower or the Obligor thereof may be required to be made by the Issuer;

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(x)          does not have an “L”, “p”, “pi”, “prelim”, “sf” or “t” subscript assigned by S&P (or any other equivalent of the subscript “sf” assigned by any NRSRO);

(xi)         is not a Bond, a note (other than a note that evidences a debt obligation under a loan agreement or other Underlying Instrument; provided that, such debt obligation is a Senior Secured Loan or Second Lien Loan), a repurchase obligation, a Zero Coupon Bond, an Unsecured Loan, a Bridge Loan, a Commercial Real Estate Loan, a Structured Finance Obligation or a Step-Down Obligation;

(xii)        will not require the Issuer or the pool of Assets to be registered as an investment company under the 1940 Act;

(xiii)       is not (A) an Equity Security or (B) by its terms convertible into or exchangeable for an Equity Security;

(xiv)        is not the subject of an Offer of exchange, or tender by its issuer, for cash, securities or any other type of consideration other than a Permitted Offer;

(xv)         does not have an S&P Rating that is below “CCC-” or a Moody’s Default Probability Rating that is below “Caa3;”

(xvi)        does not mature after the earliest Stated Maturity of the Notes;

(xvii)       other than in the case of a Fixed Rate Obligation, accrues interest at a floating rate determined by reference to (a) the Dollar prime rate, federal funds rate or LIBOR or (b) a similar interbank offered rate, commercial deposit rate or any other index in respect of which the S&P Rating Condition is satisfied;

(xviii)      is Registered;

(xix)        is not a Synthetic Security;

(xx)         does not pay interest less frequently than semi-annually;

(xxi)        does not include or support a letter of credit;

(xxii)      is not an interest in a grantor trust;

(xxiii)     other than in the case of a Reduced Purchase Price Obligation, is purchased at a price at least equal to 80% of its outstanding principal balance;

(xxiv)      is issued by a Non-Emerging Market Obligor Domiciled in the United States, Canada, a Group I Country, a Group II Country or a Group III Country;

(xxv)        is not an obligation of a Portfolio Company;

(xxvi)       if it is a Participation Interest, the Moody’s Counterparty Criteria is satisfied with respect to the acquisition thereof;

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(xxvii)     does not have an attached warrant to purchase an Equity Security and does not provide for mandatory or optional conversion or exchange for Equity Securities;

(xxviii)    is not a commodity forward contract; and

(xxix)      is not issued by an Obligor with a most recently calculated EBITDA (calculated in accordance with the related Underlying Instruments) of less than $0.

provided that, for the avoidance of doubt, “Collateral Obligations” shall include both obligations purchased in cash by the Issuer and obligations contributed to the Issuer from any of its Affiliates which, in each case, satisfy the foregoing criteria; provided further that, in circumstances (other than a Distressed Exchange) in which a portion of redemption proceeds with respect to the repayment of a Collateral Obligation are rolled as consideration for a new obligation (including by way of a “cashless roll”) that meets the criteria for being a Collateral Obligation as of such date, such applicable portion shall be treated as a Collateral Obligation hereunder.

“Collateral Principal Amount”: As of any date of determination, the sum of (a) the Aggregate Principal Balance of the Collateral Obligations (other than Defaulted Obligations, except as otherwise expressly set forth herein) and (b) without duplication, the amounts on deposit in any Account (including Eligible Investments therein but excluding the Revolver Funding Account) representing Principal Proceeds; provided that for purposes of calculating the Concentration Limitations, Defaulted Obligations shall be included in the Collateral Principal Amount with a principal balance equal to the Defaulted Obligation Balance thereof.

“Collateral Quality Tests”: A test satisfied on any date of determination on and after the Effective Date and during the Reinvestment Period if, in the aggregate, the Collateral Obligations owned (or in relation to a proposed purchase of a Collateral Obligation, proposed to be owned) by the Issuer satisfy each of the tests set forth below or, after the Effective Date, if a test is not satisfied on such date, the degree of compliance with such test is maintained or improved after giving effect to the investment, calculated in each case as required by Section 1.3 herein:

(i)          the Minimum Floating Spread Test;

(ii)         the Maximum Moody’s Rating Factor Test;

(iii)        the Moody’s Diversity Test;

(iv)        the Minimum Weighted Average Coupon Test;

(v)          the S&P CDO Monitor Test;

(vi)         the Minimum Weighted Average Moody’s Recovery Rate Test;

(vii)        for so long as any Outstanding Class of Notes is rated by S&P, at any time during any S&P CDO Monitor Election Period, the Minimum Weighted Average S&P Recovery Rate Test; and

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(viii)      the Weighted Average Life Test.

“Collection Account”: The trust account established pursuant to Section 10.2 which consists of the Principal Collection Subaccount and the Interest Collection Subaccount.

“Collection Period”: (i) With respect to the first Payment Date, the period commencing on the Closing Date and ending at the close of business on the tenth Business Day prior to the first Payment Date; and (ii) with respect to any other Payment Date, the period commencing on the day immediately following the prior Collection Period and ending (a) in the case of the final Collection Period preceding the latest Stated Maturity of any Class of Notes, on the day of such Stated Maturity, (b) in the case of the final Collection Period preceding an Optional Redemption, Tax Redemption or Clean-Up Call Redemption in whole of the Notes, on the Redemption Date and (c) in any other case, at the close of business on the tenth Business Day prior to the Payment Date.

“Commercial Real Estate Loan”: Any Loan for which the underlying collateral consists primarily of real property owned by the Obligor and is evidenced by a note or other evidence of indebtedness.

“Commodity Exchange Act”: The United States Commodity Exchange Act of 1936, as amended.

“Concentration Limitations”: Limitations satisfied on any date of determination on or after the Effective Date and during the Reinvestment Period if, in the aggregate, the Collateral Obligations owned (or in relation to a proposed purchase of a Collateral Obligation, proposed to be owned) by the Issuer comply with all of the requirements set forth below (or in relation to a proposed purchase after the Effective Date, if not in compliance, the relevant requirements (excluding clause (xi)(c)) must be maintained or improved after giving effect to the purchase), calculated in each case as required by Section 1.3 herein:

(i)          not less than 95.0% of the Collateral Principal Amount may consist of Senior Secured Loans, Cash and Eligible Investments;

(ii)         not more than 5.0% of the Collateral Principal Amount may consist of Second Lien Loans;

(iii)        not more than 2.5% of the Collateral Principal Amount may consist of obligations issued by a single Obligor and its Affiliates, except that Collateral Obligations issued by up to eight Obligors and their respective Affiliates may each constitute up to 3.0% of the Collateral Principal Amount;

(iv)         not more than 1.5% of the Collateral Principal Amount may consist of Second Lien Loans issued by a single Obligor and its Affiliates;

(v)          not more than 17.5% of the Collateral Principal Amount may consist of Collateral Obligations with an S&P Rating of “CCC+” or below (other than a Defaulted Obligation);

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(vi)         not more than 17.5% of the Collateral Principal Amount may consist of Collateral Obligations with a Moody’s Default Probability Rating of “Caa1” or below (other than a Defaulted Obligation);

(vii)        not more than 5.0% of the Collateral Principal Amount may consist of Fixed Rate Obligations;

(viii)      not more than 5.0% of the Collateral Principal Amount may consist of Current Pay Obligations;

(ix)         not more than 5.0% of the Collateral Principal Amount may consist of DIP Collateral Obligations;

(x)          not more than 10.0% of the Collateral Principal Amount may consist, in the aggregate, of unfunded commitments under Delayed Drawdown Collateral Obligations and unfunded and funded commitments under Revolving Collateral Obligations;

(xi)         (a) not more than 5.0% of the Collateral Principal Amount may consist of Participation Interests, (b) each such Participation Interest shall satisfy the Moody’s Counterparty Criteria and (c) the Third Party Credit Exposure Limits may not be exceeded with respect to any such Participation Interest;

(xii)        not more than 10.0% of the Collateral Principal Amount may have an S&P Rating derived from a Moody’s Rating as set forth in clause (iii)(a) of the definition of the term “S&P Rating;”

(xiii)      not more than 10.0% of the Collateral Principal Amount may have a Moody’s Rating derived from an S&P Rating as set forth in clause (i)(A) or (B) of the definition of the term “Moody’s Derived Rating”;

(xiv)       (a) all of the Collateral Obligations must be issued by Non-Emerging Market Obligors; and (b) no more than the percentage listed below of the Collateral Principal Amount may be issued by Obligors Domiciled in the country or countries set forth opposite such percentage:

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% Limit	Country or Countries

10.0%	All countries (in the aggregate) other than the United States;

10.0%	Canada;

5.0%	all countries (in the aggregate) other than the United States, Canada and the United Kingdom;

2.5%	any individual Group I Country;

2.0%	all Group II Countries in the aggregate;

2.0%	any individual Group II Country;

1.5%	all Group III Countries in the aggregate; except that up to 5.0% of the Collateral Principal Amount, collectively with all Collateral Obligations issued by Obligors Domiciled in Group III Countries, may be issued by Obligors Domiciled in the country of Luxembourg;

0.0%	Greece, Iceland, Ireland, Italy, Lichtenstein, Portugal and Spain in the aggregate; and

1.0%	any individual country other than the United States, the United Kingdom, Canada, the Netherlands, any Group II Country or any Group III Country;

(xv)         not more than 12.0% of the Collateral Principal Amount may consist of Collateral Obligations that are issued by Obligors that belong to any single S&P Industry Classification, except that (x) the largest S&P Industry Classification may represent up to 20.0% of the Collateral Principal Amount; (y) the second-largest S&P Industry Classification may represent up to 17.0% of the Collateral Principal Amount and (z) the third-largest S&P Industry Classification may represent up to 15.0% of the Collateral Principal Amount;

(xvi)        not more than 5.0% of the Collateral Principal Amount may consist of Collateral Obligations that pay interest at least semi-annually, but less frequently than quarterly;

(xvii)      not more than 10.0% of the Collateral Principal Amount may consist of Collateral Obligations that are Discount Obligations;

(xviii)     not more than 5.0% of the Collateral Principal Amount may consist of Collateral Obligations that are Deferrable Obligations;

(xix)        not more than 10% of the Collateral Principal Amount may consist of Cov-Lite Loans;

(xx)         not more than 5.0% of the Collateral Principal Amount may consist of Long-Dated Obligations; and

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(xxi)        not more than 5.0% of the Collateral Principal Amount may consist of Reduced Purchase Price Obligations.

“Confidential Information”: The meaning specified in Section 14.15(b).

“Contribution”: The meaning specified in Section 11.1(f).

“Contributor”: The meaning specified in Section 11.1(f).

“Controlling Class”: The Class A Notes so long as any Class A Notes are Outstanding; then the Class B Notes so long as any Class B Notes are Outstanding; then the Class C Notes so long as any Class C Notes are Outstanding; then the Class D Notes so long as any Class D Notes are Outstanding; and then the Interests.

“Controlling Person”: A Person (other than a Benefit Plan Investor) who has discretionary authority or control with respect to the assets of an entity or any Person who provides investment advice for a fee (direct or indirect) with respect to such assets or an affiliate of any such Person. For this purpose, an “affiliate” of a Person includes any Person, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with the Person. “Control,” with respect to a Person other than an individual, means the power to exercise a controlling influence over the management or policies of such Person, and “Controlling” shall have the meaning correlative to the foregoing.

“Corporate Trust Office”: The principal corporate trust office of the Trustee, currently located at (a) for Note transfer purposes and for presentment and surrender of the Notes for final payment thereon, Wells Fargo Bank, National Association, Corporate Trust Services Division, Wells Fargo Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services – Golub Capital Investment Corporation CLO 2016(M) LLC and (b) for all other purposes, Wells Fargo Bank, National Association, Corporate Trust Services Division, 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: CDO Trust Services – Golub Capital Investment Corporation CLO 2016(M) LLC, Telephone No.: (410) 884-2000, Facsimile No.: (410) 715-3748, or such other address as the Trustee may designate from time to time by notice to the Holders, the Collateral Manager and the Issuer or the principal corporate trust office of any successor Trustee.

“Cov-Lite Loan”: A Collateral Obligation the Underlying Instruments for which do not (i) contain any financial covenants or (ii) require the borrower thereunder to comply with any Maintenance Covenant (regardless of whether compliance with one or more Incurrence Covenants is otherwise required by such Underlying Instruments); provided that for all purposes other than the determination of the S&P Recovery Rate for such Collateral Obligation, a Collateral Obligation described in clause (i) or (ii) above which either contains a cross-default provision to, or is pari passu with, another loan of the underlying Obligor which contains both an Incurrence Covenant and a Maintenance Covenant will be deemed not to be a Cov-Lite Loan.

“Coverage Tests”: The Overcollateralization Ratio Test and the Interest Coverage Test, each as applied to each specified Class or Classes of Notes.

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“Credit Improved Obligation”: (a) So long as a Restricted Trading Period is not in effect, any Collateral Obligation that in the Collateral Manager’s commercially reasonable business judgment has significantly improved in credit quality from the condition of its credit at the time of purchase which judgment may (but need not) be based on one or more of the following facts:

(i)          it has a market price that is greater than the price that is warranted by its terms and credit characteristics, or improved in credit quality since its acquisition by the Issuer;

(ii)         the issuer of such Collateral Obligation has shown improved financial results since the published financial reports first produced after it was purchased by the Issuer;

(iii)        the Obligor of such Collateral Obligation since the date on which such Collateral Obligation was purchased by the Issuer has raised significant equity capital or has raised other capital that has improved the liquidity or credit standing of such Obligor; or

(iv)         with respect to which one or more of the following criteria applies:

(A)         such Collateral Obligation has been upgraded or put on a watch list for possible upgrade by either of the Rating Agencies since the date on which such Collateral Obligation was acquired by the Issuer;

(B)         if such Collateral Obligation is a loan, the Sale Proceeds (excluding Sale Proceeds that constitute Interest Proceeds) of such loan would be at least 101% of its purchase price;

(C)         if such Collateral Obligation is a loan, the price of such loan has changed during the period from the date on which it was acquired by the Issuer to the proposed sale date by a percentage either at least 0.25% more positive, or 0.25% less negative, as the case may be, than the percentage change in the average price of the applicable Eligible Loan Index over the same period;

(D)         if such Collateral Obligation is a floating rate loan, the spread over the applicable reference rate for such Collateral Obligation has been decreased in accordance with the underlying Collateral Obligation since the date of acquisition by (1) 0.25% or more (in the case of a loan with a spread (prior to such decrease) less than or equal to 2.00%), (2) 0.375% or more (in the case of a loan with a spread (prior to such decrease) greater than 2.00% but less than or equal to 4.00%) or (3) 0.50% or more (in the case of a loan with a spread (prior to such decrease) greater than 4.00%) due, in each case, to an improvement in the related borrower’s financial ratios or financial results;

(E)         with respect to fixed rate Collateral Obligations, there has been a decrease in the difference between its yield compared to the yield on the relevant United States Treasury security of more than 7.5% since the date of purchase;

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(F)         it has a projected cash flow interest coverage ratio (earnings before interest and taxes divided by cash interest expense as estimated by the Collateral Manager) of the underlying borrower or other Obligor of such Collateral Obligation that is expected to be more than 1.15 times the current year’s projected cash flow interest coverage ratio; or

(b)          if a Restricted Trading Period is in effect, any Collateral Obligation:

(i)          that in the Collateral Manager’s commercially reasonable business judgment has significantly improved in credit quality from the condition of its credit at the time of purchase and with respect to which one or more of the criteria referred to in clause (a)(iv) above applies; or

(ii)         with respect to which a Majority of the Controlling Class votes to treat such Collateral Obligation as a Credit Improved Obligation.

“Credit Risk Obligation”: (x) So long as a Restricted Trading Period is not in effect, any Collateral Obligation that in the Collateral Manager’s commercially reasonable business judgment has a significant risk of declining in credit quality or market value, or (y) if a Restricted Trading Period is in effect:

(a)          any Collateral Obligation as to which one or more of the following criteria applies:

(i)          such Collateral Obligation has been downgraded or put on a watch list for possible downgrade by either of the Rating Agencies since the date on which such Collateral Obligation was acquired by the Issuer;

(ii)         if such Collateral Obligation is a loan, the price of such loan has changed during the period from the date on which it was acquired by the Issuer to the proposed sale date by a percentage either at least 0.25% more negative, or at least 0.25% less positive, as the case may be, than the percentage change in the average price of an Eligible Loan Index;

(iii)        if such Collateral Obligation is a loan, the Market Value of such Collateral Obligation has decreased by at least 1.00% of the price paid by the Issuer for such Collateral Obligation;

(iv)         if such Collateral Obligation is a floating rate loan, the spread over the applicable reference rate for such Collateral Obligation has been increased in accordance with the underlying Collateral Obligation since the date of acquisition by (1) 0.25% or more (in the case of a loan with a spread (prior to such increase) less than or equal to 2.00%), (2) 0.375% or more (in the case of a loan with a spread (prior to such increase) greater than 2.00% but less than or equal to 4.00%) or (3) 0.50% or more (in the case of a loan with a spread (prior to such increase) greater than 4.00%) due, in each case, to a deterioration in the related borrower’s financial ratios or financial results;

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(v)          such Collateral Obligation has a projected cash flow interest coverage ratio (earnings before interest and taxes divided by cash interest expense as estimated by the Collateral Manager) of the underlying borrower or other Obligor of such Collateral Obligation of less than 1.00 or that is expected to be less than 0.85 times the current year’s projected cash flow interest coverage ratio;

(vi)         with respect to fixed rate Collateral Obligations, an increase since the date of purchase of more than 7.5% in the difference between the yield on such Collateral Obligation and the yield on the relevant United States Treasury security; or

(b)          with respect to which a Majority of the Controlling Class consents to treat such Collateral Obligation as a Credit Risk Obligation.

“CRR”: The meaning specified in the definition of the term “Retention Requirement Laws”.

“Cumulative Deferred Management Fee: All or a portion of the previously deferred Collateral Management Fees or Collateral Management Fee Shortfall Amounts (including accrued interest prior to the Payment Date on which the payment of such Collateral Management Fee Shortfall Amount was deferred by the Collateral Manager), which may be declared due and payable by the Collateral Manager on any Payment Date (with written notice to the Trustee and the Collateral Administrator).

“Current Deferred Management Fee”: With respect to a Payment Date, all or a portion of the Collateral Management Fees or Collateral Management Fee Shortfall Amounts (including accrued interest), due and owing to the Collateral Manager the payment of which is voluntarily deferred (for payment on a subsequent Payment Date), without interest, by the Collateral Manager (with written notice to the Trustee and the Collateral Administrator).

“Current Pay Obligation”: Any Collateral Obligation (other than a DIP Collateral Obligation) that would otherwise be treated as a Defaulted Obligation but as to which no payments are due and payable that are unpaid and with respect to which the Collateral Manager has certified to the Trustee (with a copy to the Collateral Administrator) in writing that it believes, in its reasonable business judgment, that the Obligor or issuer of such Collateral Obligation (a) is current on all interest payments, principal payments and other amounts due and payable thereunder and will continue to make scheduled payments of interest thereon and will pay the principal thereof and all other amounts due and payable thereunder by maturity or as otherwise contractually due, (b) if the Obligor or issuer is subject to a bankruptcy proceeding, it has been the subject of an order of a bankruptcy court that permits it to make the scheduled payments on such Collateral Obligation and all interest payments, principal payments and other amounts due and payable thereunder have been paid in Cash when due, (c) the Collateral Obligation has a Market Value of at least 80% of its par value and (d) if the Notes are then rated by Moody’s, (A) has a Moody’s Rating of at least “Caa1” and a Market Value of at least 80% of its par value or (B) has a Moody’s Rating of at least “Caa2” and its Market Value is at least 85% of its par value (Market Value being determined, solely for the purposes of clauses (c) and (d), without taking into consideration clause (iii) of the definition of the term “Market Value”).

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“Current Portfolio”: At any time, the portfolio of Collateral Obligations, Cash and Eligible Investments representing Principal Proceeds (determined in accordance with Section 1.3 to the extent applicable), then held by the Issuer.

“Custodial Account”: The custodial account established pursuant to Section 10.3(b).

“Custodian”: The meaning specified in the first sentence of Section 3.3(a) with respect to items of collateral referred to therein, and each entity with which an Account is maintained, as the context may require, each of which shall be a Securities Intermediary.

“Cut-Off Date”: Each date on or after the Closing Date on which a Collateral Obligation is transferred to the Issuer.

“Default”: Any Event of Default or any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

“Default Rate Dispersion”: As of any date of determination, the number obtained by (a) summing the products for each Collateral Obligation (other than Defaulted Obligations) of (i) the absolute value of (x) the S&P Default Rate of such Collateral Obligation minus (y) the Expected Portfolio Default Rate multiplied by (ii) the outstanding principal balance at such time of such Collateral Obligation and (b) dividing such sum by the aggregate outstanding principal balance on such date of all Collateral Obligations (other than Defaulted Obligations).

“Defaulted Obligation”: Any Collateral Obligation included in the Assets as to which:

(a)          a default as to the payment of principal and/or interest has occurred and is continuing with respect to such Collateral Obligation (without regard to any grace period applicable thereto, or waiver or forbearance thereof, after the passage (in the case of a default that in the Collateral Manager’s judgment, as certified to the Trustee and the Collateral Administrator in writing, is not due to credit-related causes) of five Business Days or seven calendar days, whichever is greater, but in no case beyond the passage of any grace period applicable thereto);

(b)          a default known to the Collateral Manager as to the payment of principal and/or interest has occurred and is continuing on another debt obligation of the same Obligor or issuer which is senior or pari passu in right of payment to such Collateral Obligation (in the case of a default that in the Collateral Manager’s judgment, as certified to the Trustee and the Collateral Administrator in writing, is not due to credit-related causes) after the passage of five Business Days or seven calendar days, whichever is greater, but in no case beyond the passage of any grace period applicable thereto; provided that both the Collateral Obligation and such other debt obligation are full recourse obligations of the applicable Obligor or issuer or secured by the same collateral);

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(c)          the Obligor, issuer or others have instituted proceedings to have the Obligor or issuer adjudicated as bankrupt or insolvent or placed into receivership and such proceedings have not been stayed or dismissed or such Obligor or issuer has filed for protection under Chapter 11 of the Bankruptcy Code;

(d)          such Collateral Obligation has an S&P Rating of “SD” or “CC” or lower or had such rating before such rating was withdrawn or the Obligor or issuer on such Collateral Obligation has a “probability of default” rating assigned by Moody’s of “D” or “LD”;

(e)          such Collateral Obligation is pari passu or subordinate in right of payment as to the payment of principal and/or interest to another debt obligation of the same Obligor or issuer which has an S&P Rating of “SD” or “CC” or lower or had such rating before such rating was withdrawn or the Obligor or issuer on such Collateral Obligation has a “probability of default” rating assigned by Moody’s of “D” or “LD”; provided that both the Collateral Obligation and such other debt obligation are full recourse obligations of the applicable Obligor or issuer or secured by the same collateral;

(f)          the Collateral Manager has received notice or a Responsible Officer thereof has actual knowledge that a default has occurred under the Underlying Instruments and any applicable grace period has expired and the holders of such Collateral Obligation have accelerated the repayment of the Collateral Obligation (but only until such acceleration has been rescinded) in the manner provided in the Underlying Instruments;

(g)          the Collateral Manager has in its reasonable commercial judgment otherwise declared such debt obligation to be a “Defaulted Obligation” or a “Distressed Exchange;”

(h)          such Collateral Obligation is a Participation Interest with respect to which the Selling Institution has defaulted in any respect in the performance of any of its payment obligations under the Participation Interest;

(i)          such Collateral Obligation is a Participation Interest in a Loan that would, if such Loan were a Collateral Obligation, constitute a “Defaulted Obligation” or with respect to which the Selling Institution has an S&P Rating of “SD” or “CC” or lower or had such rating before such rating was withdrawn; or

(j)          such Collateral Obligation has, since the date it was acquired by the Issuer, become subject to an amendment, waiver or modification that had the effect of reducing the principal amount of such Collateral Obligation;

provided that (x) a Collateral Obligation shall not constitute a Defaulted Obligation pursuant to clauses (b) through (e) above if such Collateral Obligation (or, in the case of a Participation Interest, the underlying Loan) is a Current Pay Obligation (provided that the Aggregate Principal Balance of Current Pay Obligations exceeding 5% of the Collateral Principal Amount will be treated as Defaulted Obligations), (y) a Collateral Obligation shall not constitute a Defaulted Obligation pursuant to any of clauses (b), (c), (d), (e) and (i) above if such Collateral Obligation (or, in the case of a Participation Interest, the underlying Loan) is a DIP Collateral Obligation (other than a DIP Collateral Obligation that has an S&P Rating of “SD” or “CC” or lower) and (z) a Collateral Obligation shall not constitute a Defaulted Obligation pursuant to clause (j) above if, since the effective date of such amendment, waiver or modification, such Collateral Obligation has received a new rating or credit estimate (or a confirmation of a prior rating or credit estimate) assigned by each Rating Agency then rating the Notes, which rating or credit estimate must be at least “Caa2” or “CCC”, as applicable.

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Notwithstanding anything in this Indenture to the contrary, the Collateral Manager shall give the Trustee and the Collateral Administrator prompt written notice should any Collateral Obligation become a Defaulted Obligation. Until so notified or until a Responsible Officer of the Trustee obtains actual knowledge that a Collateral Obligation has become a Defaulted Obligation, the Trustee shall not be deemed to have any notice or knowledge that a Collateral Obligation has become a Defaulted Obligation.

“Defaulted Obligation Balance”: For any Defaulted Obligation, the lesser of the (i) S&P Collateral Value of such Defaulted Obligation and (ii) Moody’s Collateral Value of such Defaulted Obligation; provided that the Defaulted Obligation Balance will be zero if the Issuer has owned such Defaulted Obligation for more than three years after its default date.

“Deferrable Obligation”: A Collateral Obligation that by its terms permits the deferral or capitalization of payment of accrued, unpaid interest; provided that the foregoing shall include (other than for purposes of calculating the Concentration Limitations in clause (xviii) thereof) any Permitted Deferrable Obligation.

“Deferred Interest”: With respect to the Class C Notes and the Class D Notes, the meaning specified in Section 2.7(a).

“Deferring Obligation”: A Deferrable Obligation that is deferring the payment of the cash interest due thereon and has been so deferring the payment of such cash interest due thereon (i) with respect to Collateral Obligations that have a Moody’s Rating of at least “Baa3”, for the shorter of two consecutive accrual periods or one year, and (ii) with respect to Collateral Obligations that have a Moody’s Rating of “Ba1” or below, for the shorter of one accrual period or six consecutive months, which deferred capitalized interest has not, as of the date of determination, been paid in Cash.

“Delayed Drawdown Collateral Obligation”: A Collateral Obligation that (a) requires the Issuer to make one or more future advances to the borrower under the Underlying Instruments relating thereto, (b) specifies a maximum amount that can be borrowed on one or more fixed borrowing dates, and (c) does not permit the re-borrowing of any amount previously repaid by the borrower thereunder; but any such Collateral Obligation will be a Delayed Drawdown Collateral Obligation only until all commitments by the Issuer to make advances to the borrower expire or are terminated or are reduced to zero.

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“Deliver” or “Delivered” or “Delivery”: The taking of the following steps:

(i)          in the case of each Certificated Security (other than a Clearing Corporation Security), Instrument and Participation Interest in which the underlying loan is represented by an Instrument,

(a)	causing the delivery of such Certificated Security or Instrument to the Custodian by registering the same in the name of the Custodian or its affiliated nominee or by endorsing the same to the Custodian or in blank;

(b)	causing the Custodian to indicate continuously on its books and records that such Certificated Security or Instrument is credited to the applicable Account; and

(c)	causing the Custodian to maintain continuous possession of such Certificated Security or Instrument;

(ii)         in the case of each Uncertificated Security (other than a Clearing Corporation Security),

(a)	causing such Uncertificated Security to be continuously registered on the books of the issuer thereof to the Custodian; and

(b)	causing the Custodian to indicate continuously on its books and records that such Uncertificated Security is credited to the applicable Account;

(iii)        in the case of each Clearing Corporation Security,

(a)	causing the relevant Clearing Corporation to credit such Clearing Corporation Security to the securities account of the Custodian, and

(b)	causing the Custodian to indicate continuously on its books and records that such Clearing Corporation Security is credited to the applicable Account;

(iv)         in the case of each security issued or guaranteed by the United States of America or agency or instrumentality thereof and that is maintained in book-entry records of a Federal Reserve Bank (“FRB”) (each such security, a “Government Security”),

(a)	causing the creation of a Security Entitlement to such Government Security by the credit of such Government Security to the securities account of the Custodian at such FRB, and

(b)	causing the Custodian to indicate continuously on its books and records that such Government Security is credited to the applicable Account;

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(v)          in the case of each Security Entitlement not governed by clauses (i) through (iv) above,

(a)	causing a Securities Intermediary (x) to indicate on its books and records that the underlying Financial Asset has been credited to the Custodian’s securities account, (y) to receive a Financial Asset from a Securities Intermediary or acquire the underlying Financial Asset for a Securities Intermediary, and in either case, accepting it for credit to the Custodian’s securities account or (z) to become obligated under other law, regulation or rule to credit the underlying Financial Asset to a Securities Intermediary’s securities account,

(b)	causing such Securities Intermediary to make entries on its books and records continuously identifying such Security Entitlement as belonging to the Custodian and continuously indicating on its books and records that such Security Entitlement is credited to the Custodian’s securities account, and

(c)	causing the Custodian to indicate continuously on its books and records that such Security Entitlement (or all rights and property of the Custodian representing such Security Entitlement) is credited to the applicable Account;

(vi)         in the case of Cash or Money,

(a)	causing the delivery of such Cash or Money to the Trustee for credit to the applicable Account or to the Custodian,

(b)	if delivered to the Custodian, causing the Custodian to treat such Cash or Money as a Financial Asset maintained by such Custodian for credit to the applicable Account in accordance with the provisions of Article 8 of the UCC or causing the Custodian to deposit such Cash or Money to a deposit account over which the Custodian has control (within the meaning of Section 9-104 of the UCC), and

(c)	causing the Custodian to indicate continuously on its books and records that such Cash or Money is credited to the applicable Account; and

(vii)        in the case of each general intangible (including any Participation Interest in which neither the Participation Interest nor the underlying loan is represented by an Instrument), causing the filing of a Financing Statement in the office of the Secretary of State of the State of Delaware.

In addition, the Collateral Manager on behalf of the Issuer will obtain any and all consents required by the Underlying Instruments relating to any general intangibles for the transfer of ownership and/or pledge hereunder (except to the extent that the requirement for such consent is rendered ineffective under Section 9-406 of the UCC).

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“Determination Date”: The last day of each Collection Period.

“DIP Collateral Obligation”: A loan made to a debtor-in-possession pursuant to Section 364 of the Bankruptcy Code having the priority allowed by either Section 364(c) or 364(d) of the Bankruptcy Code and fully secured by senior liens.

“Discount Obligation”: Any Collateral Obligation forming part of the Assets which was purchased (as determined without averaging prices of purchases on different dates) for less than (a) 85% of its outstanding principal balance, if such Collateral Obligation has a Moody’s Rating lower than “B3”, or (b) 80% of its outstanding principal balance, if such Collateral Obligation has a Moody’s Rating of “B3” or higher; provided that (x) such Collateral Obligation shall cease to be a Discount Obligation at such time as the Market Value (expressed as a percentage of the par amount of such Collateral Obligation) determined for such Collateral Obligation on each day during any period of 30 consecutive days since the acquisition by the Issuer of such Collateral Obligation, equals or exceeds 90% on each such day; (y) any Collateral Obligation that would otherwise be considered a Discount Obligation, but that is purchased in accordance with the Investment Criteria with the proceeds of a sale of a Collateral Obligation that was not a Discount Obligation at the time of its purchase, so long as such purchased Collateral Obligation (A) is purchased or committed to be purchased within five Business Days of such sale, (B) is purchased at a purchase price (expressed as a percentage of the par amount of such Collateral Obligation) equal to or greater than the sale price of the sold Collateral Obligation, (C) is purchased at a purchase price (expressed as a percentage of the par amount of such Collateral Obligation) not less than 65% of its outstanding principal balance and (D) has a Moody’s Default Probability Rating equal to or greater than the Moody’s Default Probability Rating of the sold Collateral Obligation, will not be considered to be a Discount Obligation; and (z) clause (y) above in this proviso shall not apply to any such Collateral Obligation at any time on or after the acquisition by the Issuer of such Collateral Obligation if, as determined at the time of such acquisition, such application would result in (A) more than 5% of the Collateral Principal Amount consisting of Collateral Obligations to which such clause (y) has been applied (or more than 2.5% of the Collateral Principal Amount consisting of Collateral Obligations to which such clause (y) has been applied if the purchase price of the Collateral Obligation is less than 75% of the outstanding principal balance thereof) or (B) the Aggregate Principal Balance of all Collateral Obligations to which such clause (y) has been applied since the Closing Date being more than 10% of the Reinvestment Target Par Balance.

“Distressed Exchange”: In connection with any Collateral Obligation, a distressed exchange or other debt restructuring has occurred, as reasonably determined by the Collateral Manager, pursuant to which the Obligor or issuer of such Collateral Obligation has issued to the holders of such Collateral Obligation a new obligation or security or package of obligations or securities that, in the sole judgment of the Collateral Manager, amounts to a diminished financial obligation or has the purpose of helping the Obligor or issuer of such Collateral Obligation avoid imminent default; provided that no Distressed Exchange shall be deemed to have occurred if the obligations or securities received by the Issuer in connection with such exchange or restructuring satisfy the definition of “Collateral Obligation ”(provided that the Aggregate Principal Balance of all obligations and securities to which this proviso applies or has applied, measured cumulatively from the Closing Date onward, may not exceed 15% of the Reinvestment Target Par Balance).

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“Distribution Compliance Period”: The 40-day period prescribed by Regulation S commencing on the later of (a) the date upon which Notes are first offered to Persons other than the initial Holders and any other distributor (as such term is defined in Regulation S) of the Notes and (b) the Closing Date.

“Distribution Report”: The meaning specified in Section 10.7(b).

“Diversity Score”: A single number that indicates collateral concentration in terms of both issuer and industry concentration, calculated as set forth in Schedule 6 hereto.

“Dollar”, “USD” or “U.S.$”: A dollar or other equivalent unit in such coin or currency of the United States of America as at the time shall be legal tender for all debts, public and private.

“Domicile” or “Domiciled”: With respect to any Obligor with respect to, or issuer of, a Collateral Obligation:

(a)          except as provided in clause (b) below, its country of organization; or

(b)          if it is organized in a Tax Jurisdiction, each of such jurisdiction and the country in which, in the Collateral Manager’s good faith estimate, a substantial portion of its operations are located or from which a substantial portion of its revenue is derived, in each case directly or through subsidiaries (which shall be any jurisdiction and country known at the time of designation by the Collateral Manager to be the source of the majority of revenues, if any, of such Obligor or issuer).

“DTC”: The Depository Trust Company, its nominees, and their respective successors.

“Due Date”: Each date on which any payment is due on an Asset in accordance with its terms.

“Effective Date”: The earlier to occur of (i) December 22, 2016 and (ii) the first date on which the Collateral Manager certifies to the Trustee and the Collateral Administrator that the Target Initial Par Condition has been satisfied.

“Effective Date Certificate”: The meaning specified in Section 7.18(c)(iv).

“Effective Date Report”: The meaning specified in Section 7.18(c)(ii).

“Eligible Investment Required Ratings”: (a) If such obligation or security (i) has both a long-term and a short-term credit rating from Moody’s, such ratings are “Aa3” or higher (not on credit watch for possible downgrade) and “P-1” (not on credit watch for possible downgrade), respectively, (ii) has only a long-term credit rating from Moody’s, such rating is at least equal to or higher than the current Moody’s long-term ratings of the U.S. government and (iii) has only a short-term credit rating from Moody’s, such rating is “P-1” (not on credit watch for possible downgrade) and (b) a long-term debt rating of at least “A+” by S&P or a long-term debt rating of at least “A” by S&P and a short-term debt rating of at least “A-1” by S&P.

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“Eligible Investments”: Either (a) Cash, or (b) any Dollar investment that is a “cash equivalent” for purposes of the loan securitization exemption under the Volcker Rule and at the time it is Delivered (directly or through an intermediary or bailee), is one or more of the following obligations or securities:

(i)          direct Registered obligations of, and Registered obligations the timely payment of principal and interest on which is fully and expressly guaranteed by, the United States of America or any agency or instrumentality of the United States of America the obligations of which are expressly backed by the full faith and credit of the United States of America and which obligations of such agency or instrumentality satisfy the Eligible Investment Required Ratings;

(ii)         demand and time deposits in, certificates of deposit of, trust accounts with, bankers’ acceptances issued by, or federal funds sold by any depository institution or trust company incorporated under the laws of the United States of America (including the Bank) or any state thereof and subject to supervision and examination by federal and/or state banking authorities, in each case payable within 183 days after issuance, so long as the commercial paper and/or the debt obligations of such depository institution or trust company at the time of such investment or contractual commitment providing for such investment have the Eligible Investment Required Ratings;

(iii)        commercial paper or other short-term obligations (other than Asset-backed Commercial Paper and extendible commercial paper) with the Eligible Investment Required Ratings and that either bear interest or are sold at a discount from the face amount thereof and have a maturity of not more than 183 days from their date of issuance; and

(iv)         Registered money market funds domiciled outside of the United States that have, at all times, credit ratings of “Aaa-mf” or equivalent ratings at that time by Moody’s or “AAAm” or equivalent ratings at that time by S&P, respectively (provided that such equivalent ratings shall comply with each of Moody’s and S&P’s then-current criteria);

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provided that (1) Eligible Investments purchased with funds in the Collection Account shall be held until maturity except as otherwise specifically provided herein and shall include only such obligations, other than those referred to in clause (iv) above, as mature (or are putable at par to the issuer thereof) no later than the earlier of 60 days from the date of purchase and the Business Day prior to the next Payment Date unless such Eligible Investments are issued by the Trustee in its capacity as a banking institution, in which event such Eligible Investments may mature on such Payment Date; and (2) none of the foregoing obligations shall constitute Eligible Investments if (a) such obligation has an “L”, “p”, “pi”, “prelim”, “t” or “sf” subscript assigned to the rating by S&P, (b) all, or substantially all, of the remaining amounts payable thereunder consist of interest and not principal payments, (c) payments with respect to such obligations or proceeds of disposition are subject to withholding taxes by any jurisdiction unless the payor is required to make “gross-up” payments that cover the full amount of any such withholding tax on an after-tax basis, (d) such obligation is secured by real property, (e) such obligation is purchased at a price greater than 100% of the principal or face amount thereof, (f) such obligation is subject of a tender offer, voluntary redemption, exchange offer, conversion or other similar action, (g) in the Collateral Manager’s judgment, such obligation is subject to material non-credit related risks, (h) such obligation is a Structured Finance Obligation or (i) such obligation is represented by a certificate of interest in a grantor trust. Eligible Investments may include, without limitation, those investments issued by or made with the Bank or for which the Bank or the Trustee or an Affiliate of the Bank or the Trustee is the Obligor or depository institution, or provides services and receives compensation.

“Eligible Loan Index”: With respect to each Collateral Obligation that is a Senior Secured Loan or a Second Lien Loan, one of the following indices as selected by the Collateral Manager in writing delivered to the Trustee and to the Collateral Administrator upon acquisition of such Collateral Obligation: CS Leveraged Loan Index (formerly CSFB Leveraged Loan Index), the Deutsche Bank Leveraged Loan Index, the Goldman Sachs/Loan Pricing Corporation Liquid Leveraged Loan Index, the Banc of America Securities Leveraged Loan Index, the S&P/LSTA Leveraged Loan Indices or any other loan index for which the Global Rating Agency Condition has been obtained.

“Enforcement Event”: The meaning specified in Section 11.1(a)(iii).

“Equity Security”: Any security or debt obligation which at the time of acquisition, conversion or exchange does not satisfy the requirements of a Collateral Obligation and is not an Eligible Investment; it being understood that an Equity Security may not be purchased by the Issuer but may be received by the Issuer in lieu of a Collateral Obligation or a portion thereof in connection with an insolvency, bankruptcy, reorganization, debt restructuring or workout of the obligor thereof that would be considered "received in lieu of debts previously contracted” with respect to the Collateral Obligation under the Volcker Rule.

“ERISA”: The United States Employee Retirement Income Security Act of 1974, as amended.

“Euroclear”: Euroclear Bank S.A./N.V.

“Event of Default”: The meaning specified in Section 5.1.

“Excel Default Model Input File”: The meaning specified in Section 7.18(c)(i).

“Excess CCC/Caa Adjustment Amount”: As of any date of determination, an amount equal to the excess, if any, of (i) the Aggregate Principal Balance of all Collateral Obligations included in the CCC/Caa Excess, over (ii) the sum of the Market Values of all Collateral Obligations included in the CCC/Caa Excess.

“Excess Weighted Average Coupon”: A percentage equal as of any date of determination to a number obtained by multiplying (a) the excess, if any, of the Weighted Average Coupon over the Minimum Weighted Average Coupon by (b) the number obtained by dividing the aggregate outstanding principal balance of all Fixed Rate Obligations by the aggregate outstanding principal balance of all Floating Rate Obligations.

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“Excess Weighted Average Floating Spread”: A percentage equal as of any date of determination to a number obtained by multiplying (a) the excess, if any, of the Weighted Average Floating Spread over the Minimum Floating Spread by (b) the number obtained by dividing the aggregate outstanding principal balance of all Floating Rate Obligations by the aggregate outstanding principal balance of all Fixed Rate Obligations.

“Exchange Act”: The United States Securities Exchange Act of 1934, as amended.

“Exercise Notice”: The meaning specified in Section 9.8.

“Expected Portfolio Default Rate”: As of any date of determination, the number obtained by (a) summing the products for each Collateral Obligation (other than Defaulted Obligations) of (i) the outstanding principal balance on such date of such Collateral Obligation by (ii) the S&P Default Rate of such Collateral Obligation and (b) dividing such sum by the aggregate outstanding principal balance on such date of all Collateral Obligations (other than Defaulted Obligations).

“Expense Reserve Account”: The trust account established pursuant to Section 10.3(d).

“Facility Size”: With respect to any credit facility on any date of determination, the maximum aggregate principal amount of indebtedness for borrowed money that is or, in accordance with commitments to extend additional credit, may become outstanding under the term loan agreement, revolving loan agreement or other similar credit agreement that governs such credit facility; provided that, for this purpose, such aggregate principal amount shall include deposits and reimbursement obligations arising from drawings pursuant to letters of credit and other similar instruments.

“Failed Optional Redemption”: Any announced Optional Redemption (i) with respect to which notice of redemption has been given pursuant to Section 9.4, (ii) such notice is no longer capable of being withdrawn pursuant to Section 9.4(c), and (iii) the Issuer has insufficient funds to pay the Redemption Prices due and payable on the Notes in respect of such announced Optional Redemption on the related Redemption Date in accordance with the Priority of Payments.

“FATCA”: Sections 1471 through 1474 of the Code and the Treasury regulations (and any notices, guidance or official pronouncements) promulgated thereunder, any agreement entered into thereto, any law or regulations implementing an intergovernmental agreement or approach thereto, or any analogous provision of non-U.S. law.

“Federal Reserve Board”: The Board of Governors of the Federal Reserve System.

“Fee Basis Amount”: As of any date of determination, the sum of (a) the Collateral Principal Amount, (b) the aggregate outstanding principal balance of all Defaulted Obligations and (c) the aggregate amount of all Principal Financed Accrued Interest.

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“Final Volcker Regulations”: The final Volcker Rule regulations adopted on December 10, 2013.

“Financial Asset”: The meaning specified in Section 8-102(a)(9) of the UCC.

“Financing Statements”: The meaning specified in Section 9-102(a)(39) of the UCC.

“First-Lien Last-Out Loan”: A Collateral Obligation that is a Senior Secured Loan that, prior to an event of default under the applicable Underlying Instruments, is entitled to receive payments pari passu with other senior secured loans of the same Obligor, but following an event of default under the applicable Underlying Instruments, such Collateral Obligation becomes fully subordinated to other senior secured loans of the same Obligor and is not entitled to any payments until such other senior secured loans are paid in full.

“Fixed Rate Obligation”: Any Collateral Obligation that bears a fixed rate of interest.

“Floating Rate Obligation”: Any Collateral Obligation that bears a floating rate of interest.

“GAAP”: The meaning specified in Section 6.3(j).

“Global Note”: Any Temporary Regulation S Global Note, Regulation S Global Note or Rule 144A Global Note.

“Global Rating Agency Condition”: With respect to any action taken or to be taken by or on behalf of the Issuer, satisfaction of both the Moody’s Rating Condition and the S&P Rating Condition.

“Grant” or “Granted”: To grant, bargain, sell, convey, assign, transfer, mortgage, pledge, create and grant a security interest in and right of setoff against, deposit, set over and confirm. A Grant of the Assets, or of any other instrument, shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including, the immediate continuing right to claim for, collect, receive and receipt for principal and interest payments in respect of the Assets, and all other Monies payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

“Group I Country”: The Netherlands, Australia, Japan, Singapore, New Zealand and the United Kingdom.

“Group II Country”: Germany, Sweden and Switzerland.

“Group III Country”: Austria, Belgium, Denmark, Finland, France, Luxembourg and Norway.

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“Holder” or “holder”: With respect to any Note, the Person whose name appears on the Register as the registered holder of such Note or the holder of a beneficial interest in (i.e., a beneficial owner of) such Note except as otherwise provided herein or, with respect to any Interest, the Person whose name appears on the books and records of the Issuer as the owner of such Interest.

“Incurrence Covenant”: A covenant by any borrower to comply with one or more financial covenants only upon the occurrence of certain actions of the borrower, including a debt issuance, dividend payment, share purchase, merger, acquisition or divestiture.

“Indenture”: This instrument as originally executed and, if from time to time supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, as so supplemented or amended.

“Independent”: As to any Person, any other Person (including, in the case of an accountant or lawyer, a firm of accountants or lawyers, and any member thereof, or an investment bank and any member thereof) who (i) does not have and is not committed to acquire any material direct or any material indirect financial interest in such Person or in any Affiliate of such Person, and (ii) is not connected with such Person as an Officer, employee, promoter, underwriter, voting trustee, partner, manager, director or Person performing similar functions. “Independent” when used with respect to any accountant may include an accountant who audits the books of such Person if in addition to satisfying the criteria set forth above, the accountant is independent with respect to such Person within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants. For purposes of this definition, no manager or director of any Person will fail to be Independent solely because such Person acts as an independent manager or independent director thereof or of any such Person’s affiliates.

Whenever any Independent Person’s opinion or certificate is to be furnished to the Trustee, such opinion or certificate shall state that the signer has read this definition and that the signer is Independent within the meaning hereof.

Any pricing service, certified public accountant or legal counsel that is required to be Independent of another Person under this Indenture must satisfy the criteria above with respect to the Issuer, the Collateral Manager and their Affiliates.

“Independent Manager”: A natural person who, (A) for the five-year period prior to his or her appointment as Independent Manager, has not been, and during the continuation of his or her service as Independent Manager is not: (i) an employee, director, stockholder, member, manager, partner or officer or direct or indirect legal or beneficial owner (or a person who controls, whether directly, indirectly, or otherwise any of the foregoing) of the Issuer, the member of the Issuer or any of their respective Affiliates (other than his or her service as a special member or an independent manager of the Issuer or other Affiliates that are structured to be “bankruptcy remote”); (ii) a customer, consultant, creditor, contractor or supplier (or a person who controls, whether directly, indirectly, or otherwise any of the foregoing) of the Issuer, the member of the Issuer or any of their respective Affiliates (other than his or her service as a special member or an independent manager of the Issuer); (iii) affiliated with a tax-exempt entity that receives significant contributions from the member of the Issuer or any of its Affiliates; or (iv) any member of the immediate family of a person described in clause (i), (ii) or (iii) above (other than with respect to clause (i), (ii) or (iii) relating to his or her service as (y) an Independent Manager of the Issuer or (z) an independent manager of any Affiliate of the Issuer which is a bankruptcy remote limited purpose entity), and (B) has, (i) prior experience as an Independent Manager for a corporation or limited liability company whose charter documents required the unanimous consent of all Independent Managers thereof before such corporation or limited liability company could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (ii) at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities.

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“Index Maturity”: With respect to any Class of Notes, the period indicated with respect to such Class in Section 2.3.

“Industry Diversity Measure”: As of any date of determination, the number obtained by dividing (a) 1 by (b) the sum of the squares of the quotients, for each S&P Industry Classification, obtained by dividing (i) the aggregate outstanding principal balance at such time of all Collateral Obligations (other than Defaulted Obligations) issued by Obligors that belong to such S&P Industry Classification by (ii) the aggregate outstanding principal balance at such time of all Collateral Obligations (other than Defaulted Obligations).

“Information”: S&P’s “Credit Estimate Information Requirements” dated April 2011 and any other available information S&P reasonably requests in order to produce a credit estimate for a particular asset.

“Information Agent”: The Collateral Administrator.

“Initial Purchaser”: Wells Fargo Securities, LLC, in its capacity as initial purchaser of and placement agent for the Class A Notes and the Class B Notes under the Purchase Agreement.

“Initial Rating”: With respect to the Notes, the rating or ratings, if any, indicated in Section 2.3.

“Institutional Accredited Investor”: An Accredited Investor identified in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Instrument”: The meaning specified in Section 9-102(a)(47) of the UCC.

“Interest Accrual Period”: (i) With respect to the initial Payment Date (or, in the case of a Re-Priced Class or a Class that is subject to Refinancing, the first Payment Date following the Refinancing or the Re-Pricing Date, respectively), the period from and including the Closing Date (or, in the case of (x) a Refinancing, the date of issuance of the replacement notes or debt obligations and (y) a Re-Pricing, the Re-Pricing Date) to but excluding such Payment Date; and (ii) with respect to each succeeding Payment Date, the period from and including the immediately preceding Payment Date to but excluding the following Payment Date (or, in the case of a Class that is being redeemed on a Partial Redemption Date, to but excluding such Partial Redemption Date) until the principal of the Notes is paid or made available for payment.

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“Interest Collection Subaccount”: The meaning specified in Section 10.2(a).

“Interest Coverage Ratio”: For any designated Class or Classes of Notes, as of any date of determination, the percentage derived from the following equation: (A – B) / C, where:

A = The Collateral Interest Amount as of such date of determination;

B = Amounts payable (or expected as of the date of determination to be payable) on the following Payment Date as set forth in clauses (A) and (B) in Section 11.1(a)(i); and

C = Interest due and payable on the Notes of such Class or Classes and each Class of Notes that rank senior to or pari passu with such Class or Classes (excluding Deferred Interest but including any interest on Deferred Interest with respect to the Class C Notes and the Class D Notes) on such Payment Date.

“Interest Coverage Test”: A test that is satisfied with respect to any Class or Classes of Notes as of any date of determination on, or subsequent to, the Determination Date occurring immediately prior to the second Payment Date, if (i) the Interest Coverage Ratio for such Class or Classes on such date is at least equal to the Required Interest Coverage Ratio for such Class or Classes or (ii) such Class or Classes of Notes are no longer outstanding.

“Interest Determination Date”: (a) With respect to the first Interest Accrual Period, the second London Banking Day preceding the Closing Date, and (b) with respect to each Interest Accrual Period thereafter, the second London Banking Day preceding the first day of each Interest Accrual Period.

“Interest Proceeds”: With respect to any Collection Period or Determination Date, without duplication, the sum of:

(i)          all payments of interest and delayed compensation (representing compensation for delayed settlement) received in Cash by the Issuer during the related Collection Period on the Collateral Obligations and Eligible Investments, including the accrued interest received in connection with a sale thereof during the related Collection Period, less any such amount that represents Principal Financed Accrued Interest;

(ii)         all principal and interest payments received by the Issuer during the related Collection Period on Eligible Investments purchased with Interest Proceeds;

(iii)        all amendment and waiver fees, late payment fees and other fees received by the Issuer during the related Collection Period, except for those in connection with (a) the lengthening of the maturity of the related Collateral Obligation or (b) except with respect to call premiums or prepayment fees, the reduction of the par amount of the related Collateral Obligation, in each case, as determined by the Collateral Manager with notice to the Trustee and the Collateral Administrator;

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(iv)         commitment fees and other similar fees received by the Issuer during such Collection Period in respect of Revolving Collateral Obligations and Delayed Drawdown Collateral Obligations

(v)          any amounts deposited in the Interest Reserve Account as Interest Proceeds pursuant to Section 3.1(xi)(C);

(vi)         any amounts deposited in the Expense Reserve Account as Interest Proceeds pursuant to Section 3.1(xi)(B); and

(vii)        any Contributions made to the Issuer which are designated as Interest Proceeds as permitted by this Indenture;

provided that any amounts received in respect of any Defaulted Obligation will constitute Principal Proceeds (and not Interest Proceeds) until the aggregate of all collections in respect of such Defaulted Obligation since it became a Defaulted Obligation equals the outstanding principal balance of such Collateral Obligation at the time it became a Defaulted Obligation; provided further that capitalized interest shall not constitute Interest Proceeds.

“Interest Rate”: With respect to each Class of Notes, the per annum stated interest rate payable on such Class with respect to each Interest Accrual Period equal to LIBOR for such Interest Accrual Period plus the spread specified in Section 2.3.

“Interest Reserve Account”: The trust account established pursuant to Section 10.3(f).

“Interest Reserve Amount”: U.S.$0.

“Interests”: The membership interests in the Issuer.

“Investment Advisers Act”: The United States Investment Advisers Act of 1940, as amended.

“Investment Criteria”: The criteria specified in Section 12.2.

“Irish Listing Agent”: McCann FitzGerald Listing Services Limited.

“Issuer”: The Person named as such on the first page of this Indenture until a successor Person shall have become the Issuer pursuant to the applicable provisions of this Indenture, and thereafter “Issuer” shall mean such successor Person.

“Issuer Limited Liability Company Agreement”: The Amended and Restated Limited Liability Company Agreement of the Issuer, dated and effective as of August 16, 2016.

“Issuer Order” and “Issuer Request”: A written order or request (which may be a standing order or request) dated and signed in the name of the Issuer or by a Responsible Officer of the Issuer, or by the Collateral Manager by a Responsible Officer thereof, on behalf of the Issuer.

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“Issuer’s Website”: The internet website of the Issuer, initially available at https:www.structuredfn.com, access to which is limited to Moody’s and S&P and to NRSROs that have provided a NRSRO Certification.

“Junior Class”: With respect to a particular Class of Notes, each Class of Notes that is subordinated to such Class, as indicated in Section 2.3.

“LIBOR”: The meaning set forth in Exhibit C hereto.

“LIBOR Floor Obligation”: As of any date of determination, a Floating Rate Obligation (a) the interest in respect of which is paid based on a London interbank offered rate and (b) that provides that such London interbank offered rate is (in effect) calculated as the greater of (i) a specified “floor” rate per annum and (ii) the London interbank offered rate for the applicable interest period for such Collateral Obligation.

“Lien”: Any grant of a security interest in, mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing (including any UCC financing statement or any similar instrument filed against a Person’s assets or properties).

“Listed Notes”: The Notes specified as such in Section 2.3.

“Loan”: Any obligation for the payment or repayment of borrowed money that is documented by a term loan agreement, revolving loan agreement or other similar credit agreement.

“Loan Sale Agreement”: That certain Loan Sale Agreement, dated as of the Closing Date, by and between the Transferor and the Issuer.

“London Banking Day”: A day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in London, England.

“Long-Dated Obligation”: Any Collateral Obligation with a maturity later than the earliest Stated Maturity of the Notes; provided that no Collateral Obligation may be amended or modified to extend the stated maturity beyond two years following the earliest Stated Maturity of the Notes.

“Maintenance Covenant”: A covenant by any borrower to comply with one or more financial covenants during each reporting period, whether or not such borrower has taken any specified action.

“Majority”: With respect to (a) any Class or Classes of Notes, the Holders of more than 50% of the Aggregate Outstanding Amount of the Notes of such Class or Classes, as applicable and (b) the Interests, the holders of more than 50% of the Interests.

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“Margin Stock”: “Margin Stock” as defined under Regulation U issued by the Federal Reserve Board, including any debt security which is by its terms convertible into “Margin Stock.”

“Market Value”: With respect to any loans or other assets, the amount (determined by the Collateral Manager) equal to the product of the Principal Balance thereof and the price (expressed as a percentage of par) determined in the following manner:

(i)          the bid price determined by the Loan Pricing Corporation, LoanX Inc. or Markit Group Limited; or

(ii)         if the price described in clause (i) is not available,

(A)         the average of the bid prices determined by three broker-dealers active in the trading of such asset that are Independent (without giving effect to the last sentence in the definition thereof) from each other and the Issuer and the Collateral Manager;

(B)         if only two such bids can be obtained, the lower of the bid prices of such two bids; or

(C)         if only one such bid can be obtained, and such bid was obtained from a Qualified Broker/Dealer, such bid; or

(iii)        if a value cannot be obtained by the Collateral Manager exercising reasonable efforts pursuant to the means contemplated by clauses (i) or (ii), the value determined as the bid side market value of such Collateral Obligation as reasonably determined by the Collateral Manager (so long as the Collateral Manager is a Registered Investment Adviser, or has applied to be a Registered Investment Adviser) consistent with the Collateral Manager Standard and certified by the Collateral Manager to the Trustee; provided that, solely with respect to the calculation of the CCC/Caa Excess and the Excess CCC/Caa Adjustment Amount, the Market Value of each CCC/Caa Collateral Obligation shall be the lower of (x) the amount calculated in accordance with this clause (iii) and (y) 70%; provided further, that if such Collateral Obligation has a public rating from Moody’s or S&P, the Market Value of such Collateral Obligation for a period of 30 days after such date of determination shall be the lower of:

(A)         the bid side market value thereof as reasonably determined by the Collateral Manager consistent with the Collateral Manager Standard and certified by the Collateral Manager to the Trustee; and

(B)         the higher of (x) 70% multiplied by the Principal Balance of such Collateral Obligation and (y) the applicable S&P Recovery Rate multiplied by the Principal Balance of such Collateral Obligation, and, following such 30 day period, the Market Value of such Collateral Obligation shall be zero; or

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(iv)         if the Market Value of an asset is not determined in accordance with clause (i), (ii) or (iii) above, then such Market Value shall be deemed to be zero until such determination is made in accordance with clause (i), (ii) or (iii) above.

“Material Covenant Default”: A default by an Obligor with respect to any Collateral Obligation, and subject to any grace periods contained in the related Underlying Instrument, that gives rise to the right of the lender(s) thereunder to accelerate the principal of such Collateral Obligation.

“Maturity”: With respect to any Note, the date on which the unpaid principal of such Note becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“Maturity Amendment”: An amendment to the Underlying Instruments governing a Collateral Obligation that extends the stated maturity of such Collateral Obligation. For the avoidance of doubt, an amendment that would extend the stated maturity date of any tranche of the credit facility of which a Collateral Obligation is part, but would not extend the stated maturity date of the Collateral Obligation held by the Issuer, does not constitute a Maturity Amendment.

“Maximum Moody’s Rating Factor Test”: A test that will be satisfied on any date of determination if the Adjusted Weighted Average Moody’s Rating Factor of the Collateral Obligations is less than or equal to the sum of (A) the number set forth in the Asset Quality Matrix at the intersection of the applicable “row/column combination” chosen by the Collateral Manager (or interpolating between two adjacent rows and/or two adjacent columns, as applicable) as set forth in Section 7.18(f) plus (B) the Moody’s Weighted Average Recovery Adjustment.

“Measurement Date”: (i) Any day on which a purchase of a Collateral Obligation occurs, (ii) any Determination Date, (iii) the date as of which the information in any Monthly Report is calculated, (iv) with five Business Days prior written notice, any Business Day requested by either Rating Agency and (v) the Effective Date.

“Merging Entity”: The meaning specified in Section 7.10.

“Middle Market Loan”: Any Loan other than a Broadly Syndicated Loan.

“Minimum Floating Spread”: The number set forth in the column entitled “Minimum Weighted Average Spread” in the Asset Quality Matrix based upon the applicable “row/column combination” chosen by the Collateral Manager (or interpolating between two adjacent rows and/or two adjacent columns, as applicable) in accordance with Section 7.18(f), as reduced by the Moody’s Weighted Average Recovery Adjustment; provided that the Minimum Floating Spread may not be reduced below 2.6% as a result of the application of the Moody’s Weighted Average Recovery Adjustment.

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“Minimum Floating Spread Test”: The test that is satisfied on any date of determination if the Weighted Average Floating Spread plus the Excess Weighted Average Coupon equals or exceeds the Minimum Floating Spread.

“Minimum Weighted Average Coupon”: If any of the Collateral Obligations are Fixed Rate Obligations, 7.00%.

“Minimum Weighted Average Coupon Test”: A test that is satisfied on any date of determination as of which the Collateral Obligations include any Fixed Rate Obligations if the Weighted Average Coupon plus the Excess Weighted Average Floating Spread equals or exceeds the Minimum Weighted Average Coupon.

“Minimum Weighted Average Moody’s Recovery Rate Test”: The test that will be satisfied on any date of determination if the Weighted Average Moody’s Recovery Rate equals or exceeds 45.00%.

“Minimum Weighted Average S&P Recovery Rate Test”: The test that will be satisfied on any date of determination during any S&P CDO Monitor Election Period if the Weighted Average S&P Recovery Rate for the most senior Class of Notes Outstanding then rated by S&P equals or exceeds the Weighted Average S&P Recovery Rate for such Class selected by the Collateral Manager in connection with the S&P CDO Monitor.

“Money”: The meaning specified in Section 1-201(24) of the UCC.

“Monthly Report”: The meaning specified in Section 10.7(a).

“Monthly Report Determination Date”: The meaning specified in Section 10.7(a).

“Moody’s”: Moody’s Investors Service, Inc. and any successor thereto.

“Moody’s Collateral Value”: On any date of determination, with respect to any Defaulted Obligation or Deferring Obligation, the lesser of (i) the Moody’s Recovery Amount of such Defaulted Obligation or Deferring Obligation as of such date and (ii) the Market Value of such Defaulted Obligation or Deferring Obligation as of such date.

“Moody’s Counterparty Criteria”: With respect to any Participation Interest proposed to be acquired by the Issuer, criteria that will be met if, immediately after giving effect to such acquisition, (x) the percentage of the Collateral Principal Amount that consists in the aggregate of Participation Interests with Selling Institutions that have the same or a lower Moody’s credit rating does not exceed the “Aggregate Percentage Limit” set forth below for such Moody’s credit rating and (y) the percentage of the Collateral Principal Amount that consists in the aggregate of Participation Interests with any single Selling Institution that has the Moody’s credit rating set forth below or a lower credit rating does not exceed the “Individual Percentage Limit” set forth below for such Moody’s credit rating:

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Moody’s credit rating of
Selling Institution (at or below)		Aggregate Percentage Limit	Individual Percentage Limit

Aaa		20.0%	20.0%
Aa1		20.0%	10.0%
Aa2		20.0%	10.0%
Aa3		15.0%	10.0%
A1		10.0%	5.0%
A2	and P-1 (both)	5.0%	5.0%
A3	or below	0.0%	0.0%

“Moody’s Default Probability Rating”: With respect to any Collateral Obligation, the rating determined pursuant to Schedule 3 hereto (or such other schedule provided by Moody’s to the Issuer, the Trustee, the Collateral Administrator and the Collateral Manager).

“Moody’s Derived Rating”: With respect to any Collateral Obligation whose Moody’s Rating or Moody’s Default Probability Rating cannot otherwise be determined pursuant to the definitions thereof, the rating determined for such Collateral Obligation as set forth in Schedule 3 hereto (or such other schedule provided by Moody’s to the Issuer, the Trustee, the Collateral Administrator and the Collateral Manager).

“Moody’s Diversity Test”: A test that will be satisfied on any date of determination if the Diversity Score (rounded to the nearest whole number) equals or exceeds the number set forth in the column entitled “Minimum Diversity Score” in the Asset Quality Matrix based upon the applicable “row/column combination” chosen by the Collateral Manager (or interpolating between two adjacent rows and/or two adjacent columns, as applicable) in accordance with Section 7.18(f).

“Moody’s Effective Date Deemed Rating Confirmation”: The meaning specified in Section 7.18(c).

“Moody’s Industry Classification”: The industry classifications set forth in Schedule 5 hereto, as such industry classifications shall be updated at the option of the Collateral Manager if Moody’s publishes revised industry classifications.

“Moody’s Ramp-Up Failure”: The meaning specified in Section 7.18(d).

“Moody’s Rating”: With respect to any Collateral Obligation, the rating determined pursuant to Schedule 3 hereto (or such other schedule provided by Moody’s to the Issuer, the Trustee, the Collateral Administrator and the Collateral Manager).

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“Moody’s Rating Condition”: With respect to any action taken or to be taken by or on behalf of the Issuer, a condition that is satisfied if Moody’s has confirmed in writing (including by means of electronic message, facsimile transmission, press release, posting to its internet website, or other means then considered industry standard) to the Issuer, the Trustee, the Collateral Administrator and the Collateral Manager (unless in the form of a press release or posted to its internet website or such other industry standard that does not require the Issuer and the Trustee to be identified as addressees) that no immediate withdrawal or reduction with respect to its then-current rating by Moody’s of any Class of Notes will occur as a result of such action; provided that the Moody’s Rating Condition shall not be applicable if no Class of Notes then Outstanding is rated by Moody’s; provided further that such rating condition shall be deemed inapplicable with respect to such event or circumstance if (i) Moody’s has given notice to the effect that it will no longer review events or circumstances of the type requiring satisfaction of the Moody’s Rating Condition for purposes of evaluating whether to confirm the then-current ratings (or Initial Ratings) of obligations rated by Moody’s; (ii) Moody’s has communicated to the Issuer, the Collateral Manager or the Trustee (or their counsel) that it will not review such event or circumstance for purposes of evaluating whether to confirm the then-current ratings (or Initial Ratings) of the Notes then rated by Moody’s; or (iii) with respect to amendments requiring unanimous consent of all Holders of the Notes, such Holders have been advised prior to consenting that the current ratings of the Notes may be reduced or withdrawn as a result of such amendment.

“Moody’s Rating Factor”: For each Collateral Obligation, the number set forth in the table below opposite the Moody’s Default Probability Rating of such Collateral Obligation.

Moody’s Default Probability Rating	Moody’s Rating Factor	Moody’s Default Probability Rating	Moody’s Rating Factor
Aaa	1	Ba1	940
Aa1	10	Ba2	1,350
Aa2	20	Ba3	1,766
Aa3	40	B1	2,220
A1	70	B2	2,720
A2	120	B3	3,490
A3	180	Caa1	4,770
Baa1	260	Caa2	6,500
Baa2	360	Caa3	8,070
Baa3	610	Ca or lower	10,000

For purposes of the Maximum Moody’s Rating Factor Test, any Collateral Obligation issued or guaranteed by the United States government or any agency or instrumentality thereof is assigned the then current rating of the United States government.

“Moody’s Recovery Amount”: With respect to any Collateral Obligation that is a Defaulted Obligation or a Deferring Obligation, an amount equal to (a) the applicable Moody’s Recovery Rate; multiplied by (b) the Principal Balance of such Collateral Obligation.

“Moody’s Recovery Rate”: With respect to any Collateral Obligation, as of any date of determination, the recovery rate determined in accordance with the following, in the following order of priority:

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(i)          if the Collateral Obligation has been specifically assigned a recovery rate by Moody’s (for example, in connection with the assignment by Moody’s of an estimated rating), such recovery rate;

(ii)         if the preceding clause does not apply to the Collateral Obligation, except with respect to DIP Collateral Obligations, the rate determined pursuant to the table below based on the number of rating subcategories difference between the Collateral Obligation’s Moody’s Rating and its Moody’s Default Probability Rating (for purposes of clarification, if the Moody’s Rating is higher than the Moody’s Default Probability Rating, the rating subcategories difference will be positive and if it is lower, negative):

Number of Moody’s Ratings Subcategories Difference Between the Moody’s Rating and the Moody’s Default Probability Rating	Senior Secured Loans**	Second Lien Loans*	Unsecured Loans
+2 or more	60.0%	55.0%	45.0%
+1	50.0%	45.0%	35.0%
0	45.0%	35.0%	30.0%
-1	40.0%	25.0%	25.0%
-2	30.0%	15.0%	15.0%
-3 or less	20.0%	5.0%	5.0%

(iii)        if the Collateral Obligation is a DIP Collateral Obligation (other than a DIP Collateral Obligation which has been specifically assigned a recovery rate by Moody’s), 50%.

*	If such Collateral Obligations does not have both a CFR and an Assigned Moody’s Rating (as such terms are defined in Schedule 3) such Collateral Obligation will be deemed to be an Unsecured Loan for purposes of this table.

**	Any Collateral Obligation that is a First-Lien Last-Out Loan will be deemed to be a Second Lien Loan for purposes of this table.

“Moody’s RiskCalc”: Moody’s KMV RiskCalc®, as set forth in Schedule 7 hereto.

“Moody’s Weighted Average Recovery Adjustment”: As of any date of determination, the greater of (a) zero and (b) the product of (i)(A) the Weighted Average Moody’s Recovery Rate as of such date of determination multiplied by 100 minus (B) 45.0 and (ii) (A) with respect to the adjustment of the Maximum Moody’s Rating Factor Test, 85.0 and (B) with respect to adjustment of the Minimum Floating Spread, 0.15%; provided, if the Weighted Average Moody’s Recovery Rate for purposes of determining the Moody’s Weighted Average Recovery Adjustment is greater than 60%, then such Weighted Average Moody’s Recovery Rate shall equal 60% unless the Moody’s Rating Condition is satisfied; provided, further, that the amount specified in clause (b)(i) above may only be allocated once on any date of determination and the Collateral Manager shall designate to the Collateral Administrator in writing on each such date the portion of such amount that shall be allocated to clause (b)(ii)(A) and the portion of such amount that shall be allocated to clause (b)(ii)(B) (it being understood that, absent an express designation by the Collateral Manager, all such amounts shall be allocated to clause (b)(ii)(A)).

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“Net Exposure Amount”: As of the applicable Cut-Off Date, with respect to any Collateral Obligation which is a Revolving Collateral Obligation or Delayed Drawdown Collateral Obligation, the lesser of (i) the aggregate amount of the then unfunded funding obligations thereunder and (ii) the amount necessary to cause, on the applicable Cut-Off Date with respect to such Collateral Obligation, the amount of funds on deposit in the Revolver Funding Account to be at least equal to the sum of the unfunded funding obligations under all Delayed Drawdown Collateral Obligations and Revolving Collateral Obligations then included in the Assets.

“Net Purchased Loan Balance”: As of any date of determination, an amount equal to (a) the sum of (i) the aggregate principal balance of all Collateral Obligations conveyed by the Transferor to the Issuer prior to such date, calculated as of the respective Cut-Off Dates of such Collateral Obligations, and (ii) the aggregate principal balance of all Collateral Obligations acquired by the Issuer other than from the Transferor prior to such date minus (b) the aggregate principal balance of all Collateral Obligations sold or otherwise transferred to the Transferor prior to such date.

“Non-Call Period”: The period from the Closing Date to but excluding the Payment Date in August 2018.

“Non-Emerging Market Obligor”: An Obligor that is Domiciled in (a) the United States of America or (b) any country or Tax Jurisdiction that has a foreign currency bond rating of at least “Aa2” by Moody’s and a foreign currency issuer credit rating of at least “AA” by S&P.

“Non-Permitted ERISA Holder”: The meaning specified in Section 2.11(d).

“Non-Permitted Holder”: The meaning specified in Section 2.11(b).

“Note Interest Amount”: With respect to any Class of Notes and any Payment Date, the amount of interest for the related Interest Accrual Period payable in respect of each U.S.$100,000 of outstanding principal amount of such Class of Notes.

“Note Payment Sequence”: The application, in accordance with the Priority of Payments, of Interest Proceeds or Principal Proceeds, as applicable, in the following order:

(i)          to the payment of principal of the Class A Notes (including any defaulted interest) until the Class A Notes have been paid in full;

(ii)         to the payment of principal of the Class B Notes (including any defaulted interest) until the Class B Notes have been paid in full;

(iii)        to the payment of (1) first, any accrued and unpaid interest (excluding Deferred Interest but including interest on Deferred Interest) on the Class C Notes and (2) second, to the payment of any Deferred Interest on the Class C Notes, in each case, until such amounts have been paid in full;

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(iv)         to the payment of principal of the Class C Notes until the Class C Notes have been paid in full;

(v)          to the payment of (1) first, any accrued and unpaid interest (excluding Deferred Interest but including interest on Deferred Interest) on the Class D Notes and (2) second, to the payment of any Deferred Interest on the Class D Notes, in each case, until such amounts have been paid in full; and

(vi)         to the payment of principal of the Class D Notes until the Class D Notes have been paid in full.

“Noteholder”: With respect to any Note, the Person whose name appears on the Register as the registered holder of such Note.

“Notes”: Collectively, the Notes authorized by, and authenticated and delivered under, this Indenture (as specified in Section 2.4) or any supplemental indenture (and including any Additional Notes issued hereunder pursuant to Section 2.13).

“NRSRO”: A nationally recognized statistical rating organization registered with the SEC under the Exchange Act.

“NRSRO Certification”: A certification substantially in the form of Exhibit E executed by a NRSRO in favor of the Issuer that states that such NRSRO has provided the Issuer with the appropriate certifications under Exchange Act Rule 17g-5(e) and that such NRSRO has access to the Issuer’s Website.

“Obligor”: With respect to any Collateral Obligation, any Person or Persons obligated to make payments pursuant to or with respect to such Collateral Obligation, including any guarantor thereof, but excluding, in each case, any such Person that is an obligor or guarantor that is in addition to the primary obligors or guarantors with respect to the assets, cash flows or credit on which the related Collateral Obligation is principally underwritten.

“Obligor Diversity Measure”: As of any date of determination, the number obtained by dividing (a) 1 by (b) the sum of the squares of the quotients, for each Obligor, obtained by dividing (i) the aggregate outstanding principal balance at such time of all Collateral Obligations (other than Defaulted Obligations) issued by such Obligor by (ii) the aggregate outstanding principal balance at such time of all Collateral Obligations (other than Defaulted Obligations).

“Offer”: The meaning specified in Section 10.8(c).

“Offering”: The offering of any Notes pursuant to the relevant Offering Circular.

“Offering Circular”: Each offering circular relating to the offer and sale of the Notes, including any supplements thereto.

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“Officer”: (a) With respect to any corporation, the Chairman of the Board of Directors, the President, any Vice President, the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer of such entity, (b) (i) with respect to the Issuer, any Responsible Officer of the designated manager of the Issuer, or any officer of the Collateral Manager on behalf of the Issuer, and (ii) with respect to any other limited liability company, any managing member or manager thereof or any person to whom the rights and powers of management thereof are delegated in accordance with the limited liability company agreement of such limited liability company and (c) with respect to the Collateral Manager, any manager of the Collateral Manager or any duly authorized officer of the Collateral Manager (as indicated on an incumbency certificate delivered to the Trustee) with direct responsibility for the administration of the Collateral Management Agreement and this Indenture and also, with respect to a particular matter, any other duly authorized officer of the Collateral Manager to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Opinion of Counsel”: A written opinion addressed to the Trustee and, if required by the terms hereof, each Rating Agency, in form and substance reasonably satisfactory to the Trustee (and, if so addressed, each Rating Agency), of an attorney admitted to practice, or a nationally or internationally recognized and reputable law firm one or more of the partners of which are admitted to practice, before the highest court of any State of the United States or the District of Columbia, which attorney or law firm, as the case may be, may, except as otherwise expressly provided herein, be counsel for the Issuer, and which attorney or law firm, as the case may be, shall be reasonably satisfactory to the Trustee. Whenever an Opinion of Counsel is required hereunder, such Opinion of Counsel may rely on opinions of other counsel who are so admitted and so satisfactory, which opinions of other counsel shall accompany such Opinion of Counsel and shall be addressed to the Trustee (and, if required by the terms hereof, each Rating Agency) or shall state that the Trustee (and, if required by the terms hereof, each Rating Agency) shall be entitled to rely thereon.

“Optional Redemption”: A redemption of the Notes in accordance with Section 9.2.

“Other Plan Law”: Any state, local, federal or non-U.S. laws or regulations that are substantially similar to the fiduciary responsibility or prohibited transaction provisions of Section 406 of ERISA or Section 4975 of the Code.

“Outstanding”: With respect to the Notes or the Notes of any specified Class, as of any date of determination, all of the Notes or all of the Notes of such Class, as the case may be, theretofore authenticated and delivered under this Indenture, except:

(i)          Notes theretofore canceled by the Registrar or delivered to the Registrar for cancellation in accordance with the terms of Section 2.9 (including, without limitation and for the avoidance of doubt, pursuant to Section 9.7);

(ii)         Notes or portions thereof for whose payment or redemption funds in the necessary amount have been theretofore irrevocably deposited with the Trustee or any Paying Agent in trust for the Holders of such Notes pursuant to Section 4.1(a)(ii); provided that if such Notes or portions thereof are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

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(iii)        Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, unless proof satisfactory to the Trustee is presented that any such Notes are held by a “protected purchaser” (within the meaning of Section 8-303 of the UCC); and

(iv)         Notes alleged to have been mutilated, destroyed, lost or stolen for which replacement Notes have been issued as provided in Section 2.6;

provided that in determining whether the Holders of the requisite Aggregate Outstanding Amount have given any request, demand, authorization, direction, notice, consent or waiver hereunder, (a) Notes owned by the Issuer or (only in the case of a vote on (i) the removal of the Collateral Manager for “cause” and (ii) the waiver of any event constituting “cause”, in each case, unless all Notes are Collateral Manager Notes) Collateral Manager Notes shall be disregarded and deemed not to be Outstanding, except that (x) in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a Trust Officer of the Trustee actually knows, based solely on transfer certificates received pursuant to the terms of Section 2.5, to be so owned shall be so disregarded and (y) if all Notes are Collateral Manager Notes, Collateral Manager Notes shall not be so disregarded and (b) Notes so owned that have been pledged in good faith shall be regarded as Outstanding if the pledgee establishes to the reasonable satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not one of the Persons specified above.

“Overcollateralization Ratio”: With respect to any specified Class or Classes of Notes as of any date of determination, the percentage derived from: (i) the Adjusted Collateral Principal Amount on such date divided by (ii) the Aggregate Outstanding Amount on such date of the Notes of such Class or Classes (including, in the case of the Class C Notes and the Class D Notes, any accrued Deferred Interest that remains unpaid), each Priority Class of Notes.

“Overcollateralization Ratio Test”: A test that is satisfied with respect to any designated Class or Classes of Notes as of any date of determination on which such test is applicable if (i) the Overcollateralization Ratio for such Class or Classes on such date is at least equal to the Required Overcollateralization Ratio for such Class or Classes or (ii) such Class or Classes of Notes is no longer Outstanding.

“Partial Redemption Date”: Any date on which a Refinancing of one or more but not all Classes of Notes occurs.

“Partial Refinancing Interest Proceeds”: In connection with a Refinancing in part by Class of one or more Classes of Notes, with respect to each such Class, Interest Proceeds up to the amount of accrued and unpaid interest on such Class, but only to the extent that such Interest Proceeds would be available under the Priority of Payments to pay accrued and unpaid interest on such Class on the date of a Refinancing of such Class (or, in the case of a Refinancing occurring on a date other than a Payment Date, only to the extent that such Interest Proceeds would be available under the Priority of Payments to pay accrued and unpaid interest on such Class on the next Payment Date, taking into account Scheduled Distributions on the Assets that are expected to be received prior to the next Determination Date).

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“Participation Interest”: An undivided 100% participation interest in a loan that, at the time of acquisition, or the Issuer’s commitment to acquire the same, satisfies each of the following criteria: (i) such participation would constitute a Collateral Obligation were it acquired directly, (ii) the seller of the participation is the lender on the loan, (iii) the aggregate participation in the loan does not exceed the principal amount or commitment of such loan, (iv) such participation does not grant, in the aggregate, to the participant in such participation a greater interest than the seller holds in the loan or commitment that is the subject of the participation, (v) the entire purchase price for such participation is paid in full (without the benefit of financing from the selling institution or its affiliates) at the time of its acquisition (or, in the case of a participation in a Revolving Collateral Obligation or Delayed Drawdown Collateral Obligation, at the time of the funding of such loan), (vi) the participation provides the participant all of the economic benefit and risk of the whole or part of the loan or commitment that is the subject of the loan participation and (vii) such participation is documented under a Loan Syndications and Trading Association, Loan Market Association or similar agreement standard for loan participation transactions among institutional market participants. For the avoidance of doubt a Participation Interest shall not include a sub-participation interest in any loan.

“Paying Agent”: Any Person authorized by the Issuer to pay the principal of or interest on any Notes on behalf of the Issuer as specified in Section 7.2.

“Payment Account”: The payment account of the Trustee established pursuant to Section 10.3(a).

“Payment Date”: The 8th day of February, May, August and November of each year (or, if such day is not a Business Day, the next succeeding Business Day), commencing in February 2017, except that the final Payment Date (subject to any earlier redemption or payment of the Notes) shall be August 2028 (or, if such day is not a Business Day, the next succeeding Business Day).

“PBGC”: The United States Pension Benefit Guaranty Corporation.

“Permitted Deferrable Obligation”: Any Deferrable Obligation that (or the Underlying Instrument of which) carries a current cash pay interest rate of not less than (a) in the case of a Floating Rate Obligation, LIBOR plus 1.00% per annum or (b) in the case of a Fixed Rate Obligation, the zero-coupon swap rate in a fixed/floating interest rate swap with a term equal to five years.

“Permitted Liens”: With respect to the Assets: (i) security interests, liens and other encumbrances created pursuant to the Transaction Documents, (ii) with respect to agented Collateral Obligations, security interests, liens and other encumbrances in favor of the lead agent, the collateral agent or the paying agent on behalf of all holders of indebtedness of such Obligor under the related facility, (iii) with respect to any Equity Security, any security interests, liens and other encumbrances granted on such Equity Security to secure indebtedness of the related Obligor and/or any security interests, liens and other rights or encumbrances granted under any governing documents or other agreement between or among or binding upon the Issuer as the holder of equity in such Obligor and (iv) security interests, liens and other encumbrances, if any, which have priority over first priority perfected security interests in the Collateral Obligations or any portion thereof under the UCC or any other applicable law.

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“Permitted Offer”: An Offer (i) pursuant to the terms of which the offeror offers to acquire a debt obligation (including a Collateral Obligation) in exchange for consideration consisting solely of Cash in an amount equal to or greater than the full face amount of such debt obligation plus any accrued and unpaid interest and (ii) as to which the Collateral Manager has determined in its reasonable commercial judgment that the offeror has sufficient access to financing to consummate the Offer.

“Permitted Use”: With respect to any amount on deposit in the Supplemental Reserve Account, any of the following uses: (i) the transfer of the applicable portion of such amount to the Collection Account for application as Principal Proceeds or Interest Proceeds; (ii) the repurchase of Notes of any Class through a tender offer, in the open market, or in a private negotiated transaction (in each case, subject to applicable law and the provisions of Section 9.7); (iii) to pay expenses or other amounts due in connection with a Refinancing; (iv) after the Non-Call Period, to pay for any costs or expenses or other amounts due in connection with an Optional Redemption; and (v) for the purchase of additional Collateral Obligations during the Reinvestment Period.

“Person”: An individual, corporation (including a business trust), partnership, limited liability company, joint venture, association, joint stock company, statutory trust, trust (including any beneficiary thereof), unincorporated association or government or any agency or political subdivision thereof.

“Post-Reinvestment Period Settlement Obligation”: The meaning specified in Section 12.2(a).

“Portfolio Company”: Any company that is controlled by the Collateral Manager, an Affiliate thereof, or an account, fund, client or portfolio established and controlled by the Collateral Manager or an Affiliate thereof.

“Principal Balance”: Subject to Section 1.3, with respect to (a) any Asset other than a Revolving Collateral Obligation or Delayed Drawdown Collateral Obligation, as of any date of determination, the outstanding principal amount of such Asset (excluding any capitalized interest) and (b) any Revolving Collateral Obligation or Delayed Drawdown Collateral Obligation, as of any date of determination, the outstanding principal amount of such Revolving Collateral Obligation or Delayed Drawdown Collateral Obligation (excluding any capitalized interest), plus (except as expressly set forth herein) any undrawn commitments that have not been irrevocably reduced or withdrawn with respect to such Revolving Collateral Obligation or Delayed Drawdown Collateral Obligation; provided that for all purposes the Principal Balance of (1) any Equity Security or interest only strip shall be deemed to be zero and (2) any Defaulted Obligation that is not sold or terminated within three years after becoming a Defaulted Obligation shall be deemed to be zero.

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“Principal Collection Subaccount”: The meaning specified in Section 10.2(a).

“Principal Financed Accrued Interest”: The amount of Principal Proceeds, if any, applied towards the purchase of accrued interest on a Collateral Obligation.

“Principal Proceeds”: With respect to any Collection Period or Determination Date, all amounts received by the Issuer during the related Collection Period that do not constitute Interest Proceeds and any other amounts that have been designated as Principal Proceeds pursuant to the terms of this Indenture. Principal Proceeds will include accrued interest purchased with principal proceeds on the Closing Date.

“Priority Category”: With respect to any Collateral Obligation, the applicable category listed in the table under the heading “Priority Category” in Section 1(b) of Schedule 4.

“Priority Class”: With respect to any specified Class of Notes, each Class of Notes that ranks senior to such Class, as indicated in Section 2.3.

“Priority of Payments”: The meaning specified in Section 11.1(a).

“Proceeding”: Any suit in equity, action at law or other judicial or administrative proceeding.

“Process Agent”: The meaning specified in Section 7.2.

“Proposed Portfolio”: The portfolio of Collateral Obligations and Eligible Investments resulting from the proposed purchase, sale, maturity or other disposition of a Collateral Obligation or a proposed reinvestment in an additional Collateral Obligation, as the case may be.

“Purchase Agreement”: The agreement dated as of August 16, 2016 by and between the Issuer, the Transferor and the Initial Purchaser of and placement agent for the Notes, as amended from time to time in accordance with the terms thereof.

“QIB/IAI/non-U.S. person”: The meaning specified in Section 10.12(a).

“QIB/QP”: Any Person that, at the time of its acquisition, purported acquisition or proposed acquisition of Notes is both a Qualified Institutional Buyer and a Qualified Purchaser.

“Qualified Broker/Dealer”: Any of Bank of America/Merrill Lynch; The Bank of Montreal; The Bank of New York Mellon; Barclays Bank plc; BNP Paribas; Broadpoint Securities; Calyon; Citibank, N.A.; Credit Agricole S.A.; Canadian Imperial Bank of Commerce; Credit Suisse; Deutsche Bank AG; Dresdner Bank AG; GE Capital; Goldman Sachs & Co.; Guggenheim; HSBC Bank; Imperial Capital LLC; Jefferies & Company, Inc.; JPMorgan Chase Bank, N.A.; Key Bank National Association; Lloyds TSB Bank; Madison Capital; Merrill Lynch, Pierce, Fenner & Smith Incorporated; Morgan Stanley & Co.; Natixis; NewStar Financial, Inc.; Northern Trust Company; Royal Bank of Canada; The Royal Bank of Scotland plc; Société Générale; SunTrust Bank, Inc.; The Toronto-Dominion Bank; UBS AG; U.S. Bank National Association; and Wells Fargo Bank, National Association, and any successor or successors to each of the foregoing.

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“Qualified Institutional Buyer”: The meaning specified in Rule 144A.

“Qualified Purchaser”: The meaning specified in Section 2(a)(51) of the 1940 Act and Rule 2a51-1, 2a51-2 or 2a51-3 under the 1940 Act.

“Ramp-Up Account”: The account established pursuant to Section 10.3(c).

“Rating Agency”: Each of Moody’s and S&P or, with respect to Assets generally, if at any time Moody’s or S&P ceases to provide rating services with respect to debt obligations, any other nationally recognized investment rating agency selected by the Issuer (or the Collateral Manager on behalf of the Issuer). If at any time Moody’s ceases to be a Rating Agency, references to rating categories of Moody’s herein shall be deemed instead to be references to the equivalent categories (as determined by the Collateral Manager) of such other rating agency as of the most recent date on which such other rating agency and Moody’s published ratings for the type of obligation in respect of which such alternative rating agency is used; provided that, if any S&P Rating is determined by reference to a rating by Moody’s, such change shall be subject to satisfaction of the S&P Rating Condition. If at any time S&P ceases to be a Rating Agency, references to rating categories of S&P herein shall be deemed instead to be references to the equivalent categories (as determined by the Collateral Manager) of such other rating agency as of the most recent date on which such other rating agency and S&P published ratings for the type of obligation in respect of which such alternative rating agency is used.

“Record Date”: With respect to any applicable Payment Date, Redemption Date or Re-Pricing Date (i) with respect to the Global Notes, the date one day prior to such Payment Date, Redemption Date or Re-Pricing Date, as applicable, and (ii) with respect to the Certificated Notes, the last day of the month immediately preceding such Payment Date, Redemption Date or Re-Pricing Date, as applicable (whether or not a Business Day).

“Redemption Date”: Any Business Day specified for a redemption of Notes pursuant to Article IX.

“Redemption Price”: For each Note to be redeemed (x) 100% of the Aggregate Outstanding Amount of such Note, plus (y) accrued and unpaid interest thereon (including any defaulted interest and any accrued and unpaid interest thereon and any Deferred Interest and any accrued and unpaid interest thereon) to the Redemption Date or Re-Pricing Date, as applicable; provided that, in connection with any Re-Pricing, Tax Redemption, Optional Redemption or Clean-Up Call Redemption of the Notes in whole, holders of 100% of the Aggregate Outstanding Amount of any Class of Notes may elect to receive less than 100% of the Redemption Price that would otherwise be payable to the holders of such Class of Notes.

“Reduced Purchase Price Obligation”: A Collateral Obligation purchased at a price at least equal to 65%, but less than 80%, of its outstanding principal balance.

“Reference Banks”: The meaning specified in Exhibit C hereto.

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“Refinancing”: A loan or an issuance of replacement securities, whose terms in each case will be negotiated by the Collateral Manager on behalf of the Issuer, from one or more financial institutions or purchasers to refinance the Notes in connection with an Optional Redemption.

“Refinancing Proceeds”: The Cash proceeds from the Refinancing.

“Regional Diversity Measure”: As of any date of determination, the number obtained by dividing (a) 1 by (b) the sum of the squares of the quotients, for each S&P region classification, obtained by dividing (i) the aggregate outstanding principal balance at such time of all Collateral Obligations (other than Defaulted Obligations) issued by Obligors that belong to such S&P region classification by (ii) the aggregate outstanding principal balance at such time of all Collateral Obligations (other than Defaulted Obligations).

“Register” and “Registrar”: The respective meanings specified in Section 2.5(a).

“Registered”: In registered form for U.S. federal income tax purposes (or in registered or bearer form if not a “registration-required obligation” as defined in section 163(f)(2)(A) of the Code).

“Registered Investment Adviser”: A Person duly registered as an investment adviser in accordance with and pursuant to Section 203 of the Investment Advisers Act.

“Regulation S”: Regulation S, as amended, under the Securities Act.

“Regulation S Global Note”: The meaning specified in Section 2.2(b)(i).

“Reinvestment Period”: The period from and including the Closing Date to and including the earliest of (i) August 8, 2020, (ii) the date of the acceleration of the Maturity of any Class of Notes pursuant to Section 5.2, (iii) other than in the case of a Retention Deficiency, the date on which the Collateral Manager determines in its sole discretion that it can no longer reinvest in additional Collateral Obligations in accordance with the terms hereof or the Collateral Management Agreement in connection with a Special Redemption pursuant to clause (i) of Section 9.6 and (iv) an Optional Redemption in whole from Sale Proceeds and/or Contributions of Cash pursuant to Section 9.2; provided that in the case of clause (iii), the Collateral Manager notifies the Issuer, the Trustee (who shall notify the Holders of Notes) and the Collateral Administrator thereof in writing at least one Business Day prior to such date.

“Reinvestment Target Par Balance”: As of any date of determination, the Target Initial Par Amount minus (i) the amount of any reduction in the Aggregate Outstanding Amount of the Notes through the payment of Principal Proceeds plus (ii) the Aggregate Outstanding Amount of any Additional Notes issued pursuant to Sections 2.13 and 3.2, or, if greater, the aggregate amount of Principal Proceeds that result from the issuance of such Additional Notes.

“Re-Priced Class”: The meaning specified in Section 9.8.

“Re-Pricing”: The meaning specified in Section 9.8.

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“Re-Pricing Date”: The meaning specified in Section 9.8.

“Re-Pricing Intermediary”: The meaning specified in Section 9.8.

“Re-Pricing Rate”: The meaning specified in Section 9.8.

“Representation Letter”: The meaning specified in Section 3.1.

“Required Interest Coverage Ratio”: (i) For the Class A Notes and the Class B Notes, 120.0%; (ii) for the Class C Notes, 110.0%; and (iii) for the Class D Notes, 105.0%.

“Required Overcollateralization Ratio”: (i) For the Class A Notes and the Class B Notes, 149.4%; (ii) for the Class C Notes, 128.2%; and (iii) for the Class D Notes, 118.7%.

“Resolution”: With respect to the Issuer, a resolution of the board of directors of the designated manager of the Issuer.

“Responsible Officer”: With respect to any Person, any duly authorized director, officer or manager of such Person with direct responsibility for the administration of the applicable agreement and also, with respect to a particular matter, any other duly authorized director, officer or manager of such Person to whom such matter is referred because of such director’s, officer’s or manager’s knowledge of and familiarity with the particular subject. Each party may receive and accept a certification of the authority of any other party as conclusive evidence of the authority of any Person to act, and such certification may be considered as in full force and effect until receipt by such other party of written notice to the contrary.

“Restricted Trading Period”: Each day during which, both: (i) the Moody’s Rating of the Class A Notes is one or more subcategories below its Initial Rating thereof or has been withdrawn (unless it has been reinstated) and (ii) after giving effect to the applicable sale of and reinvestment in Collateral Obligations, the aggregate principal amount of all Collateral Obligations (excluding the Collateral Obligations being sold) and all Eligible Investments constituting Principal Proceeds (including, without duplication, the net proceeds of any such sale) is less than the Reinvestment Target Par Balance; provided, however, that a Majority of the Controlling Class may elect to waive the Restricted Trading Period, which waiver will remain in effect until the earlier of (A) revocation of such waiver by a Majority of the Controlling Class and (B) further downgrade or withdrawal of the Moody’s Rating of the Class A Notes.

“Retained Interest”: The net economic interest the Retention Provider will retain in the securitized exposures (as such term is used in Article 405(1) of the CRR, Article 51(d) of the AIFMD Level 2 Regulation and paragraph 2(d) of Article 254 of the Solvency II Level 2 Regulation) pursuant to the terms of the Retention of Net Economic Interest Letter, being in an amount of not less than 5% in the form specified in paragraph (d) of Article 405(1) of the CRR, Article 51(1)(d) of the AIFMD Level 2 Regulation and paragraph 2(d) of Article 254 of Solvency II, by way of holding, subject to the provisions of the Retention of Net Economic Interest Letter, the minimum amount of Interests required by the Retention Requirement Laws, being an amount equal to 5% of the nominal value of the Collateral Obligations.

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“Retention Deficiency”: The failure of the Retention Provider to hold the Retained Interest at such time.

“Retention of Net Economic Interest Letter”: The letter relating to the retention of net economic interest by the Transferor, as Retention Provider, and addressed to the Issuer.

“Retention Provider”: Golub Capital Investment Corporation, together with its successors and assigns.

“Retention Requirement Laws”: Collectively, (i) Articles 404-410 of the EU Capital Requirements Regulation (Regulation (EU) 575/2013) as published on June 27, 2013 (the “CRR”) together with final guidance and technical standards published in relation thereto and the guidelines and related documents previously published in relation to the preceding risk retention legislation by the European Banking Authority (and/or its predecessor, the Committee of European Banking Supervisors) which continues to apply to the provisions of the CRR, and any implementing law or regulation in force in any Member State of the European Union, (ii) Articles 51-54 of the European Union Commission Delegated Regulation (EU) 231/2013 implementing Article 17 of European Union Directive 2011/61/EU on Alternative Investment Fund Manager (the “AIFMD Level 2 Regulation”), together with any applicable guidance, technical standards and related documents published by any European regulator in relation thereto and any implementing law or regulation in force in any Member State of the European Union, and (iii) Article 254-257 of European Union Commission Delegated Regulation (EU) 2015/35 implementing Article 135(2) of European Union Directive 2009/138/EC on the taking-up and pursuit of the business of Insurance and Reinsurance, as amended by EU Directive 2014/51/EU of 16 April 2014 (and as supplemented by Articles 254-257 of Commission Delegated Regulation (EU) 2015/35) (“Solvency II”), together with any applicable guidance, technical standards and related documents published by any European regulator in relation thereto and any implementing law or regulation in force in any Member State of the European Union.

“Retention Test”: A test that is satisfied if more than 50% (or, upon receipt of written advice from Mayer Brown LLP or Dechert LLP, such lesser percentage permitted by the Retention Requirement Laws) of the Aggregate Outstanding Amount of all Collateral Obligations owned by the Issuer on any date of determination were originated, either directly or indirectly through Affiliates, by the Retention Provider.

“Revolver Funding Account”: The account established pursuant to Section 10.4.

“Revolving Collateral Obligation”: Any Collateral Obligation (other than a Delayed Drawdown Collateral Obligation) that is a loan (including, without limitation, revolving loans, including funded and unfunded portions of revolving credit lines, unfunded commitments under specific facilities and other similar loans and investments) that by its terms may require one or more future advances to be made to the borrower by the Issuer; provided that any such Collateral Obligation will be a Revolving Collateral Obligation only until all commitments to make advances to the borrower expire or are terminated or irrevocably reduced to zero.

“Rule 144A”: Rule 144A, as amended, under the Securities Act.

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“Rule 144A Global Note”: The meaning specified in Section 2.2(b)(ii).

“Rule 144A Information”: The meaning specified in Section 7.15.

“Rule 17g-5”: Rule 17g-5 under the Exchange Act.

“S&P”: Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, and any successor or successors thereto.

“S&P CDO Formula Election Date”: The date designated by the Collateral Manager upon at least five Business Days’ prior written notice to S&P, the Trustee and the Collateral Administrator as the date on which the Issuer will cease to utilize the S&P CDO Monitor in determining compliance with the S&P CDO Monitor Test.

“S&P CDO Formula Election Period”: (i) The period from the Effective Date until the occurrence of an S&P CDO Monitor Election Date and (ii) thereafter, any date on and after an S&P CDO Formula Election Date.

“S&P CDO Monitor”: The dynamic, analytical computer model developed by S&P used to calculate the default frequency in terms of the amount of debt assumed to default as a percentage of the original principal amount of the Collateral Obligations consistent with a specified benchmark rating level based upon certain assumptions (including the applicable Weighted Average S&P Recovery Rate) and S&P’s proprietary corporate default studies, as may be amended by S&P from time to time upon notice to the Issuer, the Trustee, the Collateral Manager and the Collateral Administrator. The model is available at www.structuredfinanceinterface.com. Each S&P CDO Monitor will be chosen by the Collateral Manager and associated with either (x) a Weighted Average S&P Recovery Rate and a Weighted Average Floating Spread from Section 2 of Schedule 4 or (y) a Weighted Average S&P Recovery Rate and a Weighted Average Floating Spread confirmed by S&P; provided, that as of any date of determination the Weighted Average S&P Recovery Rate for the most senior Class of Notes Outstanding then rated by S&P equals or exceeds the Weighted Average S&P Recovery Rate for such Class chosen by the Collateral Manager and the Weighted Average Floating Spread equals or exceeds the Weighted Average Floating Spread chosen by the Collateral Manager.

“S&P CDO Monitor Benchmarks”: The Expected Portfolio Default Rate, the Default Rate Dispersion, the Obligor Diversity Measure, the Industry Diversity Measure, the Regional Diversity Measure and the S&P Weighted Average Life.

“S&P CDO Monitor Election Date”: The meaning specified in Section 7.18(g).

“S&P CDO Monitor Election Period”: Any date on and after an S&P CDO Monitor Election Date so long as no S&P CDO Formula Election Date has occurred since such S&P CDO Monitor Election Date.

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“S&P CDO Monitor Test”: A test that will be satisfied on any date of determination on or after the Effective Date (and, during any S&P CDO Monitor Election Period, following receipt by the Collateral Manager of the Class Break-even Default Rates for each S&P CDO Monitor input file (in accordance with the definition of “Class Break-even Default Rate”)) if, after giving effect to the sale of a Collateral Obligation or the purchase of a Collateral Obligation, the Class Default Differential of the Proposed Portfolio with respect to the most senior Class of Notes Outstanding then rated by S&P is positive. The S&P CDO Monitor Test will be considered to be improved if each Class Default Differential of the Proposed Portfolio with respect to the most senior Class of Notes Outstanding then rated by S&P is greater than the corresponding Class Default Differential of the Current Portfolio.

“S&P Collateral Value”: With respect to any Defaulted Obligation or Deferring Obligation, the lesser of (i) the S&P Recovery Amount of such Defaulted Obligation or Deferring Obligation, as of the relevant Measurement Date and (ii) the Market Value of such Defaulted Obligation or Deferring Obligation, as of the relevant Measurement Date.

“S&P Default Rate”: With respect to a Collateral Obligation, the default rate as determined in accordance with Section 3 of Schedule 4 hereto. If the number of years to maturity is not an integer, the default rate is determined using linear interpolation.

“S&P Industry Classification”: The S&P Industry Classifications set forth in Schedule 2 hereto, which industry classifications may be updated at the option of the Collateral Manager if S&P publishes revised industry classifications.

“S&P Rating”: With respect to any Collateral Obligation, as of any date of determination, the rating determined in accordance with the following methodology:

(i)          (a) if there is an issuer credit rating of the issuer of such Collateral Obligation by S&P as published by S&P, or the guarantor which unconditionally and irrevocably guarantees such Collateral Obligation pursuant to a form of guaranty approved by S&P for use in connection with this transaction, then the S&P Rating shall be such rating (regardless of whether there is a published rating by S&P on the Collateral Obligations of such issuer held by the Issuer; provided that private ratings (that is, ratings provided at the request of the Obligor) may be used for purposes of this definition if the related Obligor has consented to the disclosure thereof and a copy of such consent has been provided to S&P) or (b) if there is no issuer credit rating of the issuer by S&P but (1) there is a senior secured rating on any obligation or security of the issuer, then the S&P Rating of such Collateral Obligation shall be one sub-category below such rating; (2) if clause (1) above does not apply, but there is a senior unsecured rating on any obligation or security of the issuer, the S&P Rating of such Collateral Obligation shall equal such rating; and (3) if neither clause (1) nor clause (2) above applies, but there is a subordinated rating on any obligation or security of the issuer, then the S&P Rating of such Collateral Obligation shall be one sub-category above such rating if such rating is higher than “BB+”, and shall be two sub-categories above such rating if such rating is “BB+” or lower;

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(ii)         with respect to any Collateral Obligation that is a DIP Collateral Obligation, the S&P Rating thereof shall be the credit rating assigned to such issue by S&P; provided that (x) such rating was assigned within 12 months of the applicable date of issue and (y) the Collateral Manager (on behalf of the Issuer) will notify S&P if the Collateral Manager has actual knowledge of the occurrence of any material amendment or event with respect to such Collateral Obligation that would, in the reasonable business judgment of the Collateral Manager, have a material adverse impact on the credit quality of such Collateral Obligation, including any amortization modifications, extensions of maturity, reductions of principal amount owed, or non-payment of timely interest or principal due;

(iii)        if there is not a rating by S&P on the issuer or on an obligation of the issuer, then the S&P Rating may be determined pursuant to clauses (a) through (c) below:

(a)	if an obligation of the issuer is publicly rated by Moody’s, then the S&P Rating will be determined in accordance with the methodologies for establishing the Moody’s Rating set forth above except that the S&P Rating of such obligation will be (1) one sub-category below the S&P equivalent of the Moody’s Rating if such Moody’s Rating is “Baa3” or higher and (2) two sub-categories below the S&P equivalent of the Moody’s Rating if such Moody’s Rating is “Ba1” or lower;

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(b)	the S&P Rating may be based on a credit estimate provided by S&P, and in connection therewith, the Issuer, the Collateral Manager on behalf of the Issuer or the issuer of such Collateral Obligation shall, prior to or within 30 days after the acquisition of such Collateral Obligation, apply (and concurrently submit all available Information in respect of such application) to S&P for a credit estimate which shall be its S&P Rating; provided that, until the receipt from S&P of such estimate, such Collateral Obligation shall have an S&P Rating as determined by the Collateral Manager in its sole discretion if the Collateral Manager certifies to the Trustee that it believes that such S&P Rating determined by the Collateral Manager is commercially reasonable and will be at least equal to such rating; provided further, that if such Information is not submitted within such 30-day period, then, pending receipt from S&P of such estimate, the Collateral Obligation shall have (1) the S&P Rating as determined by the Collateral Manager for a period of up to 90 days after the acquisition of such Collateral Obligation and (2) an S&P Rating of “CCC-” following such 90-day period; unless, during such 90-day period, the Collateral Manager has requested the extension of such period and S&P, in its sole discretion, has granted such request; provided further, that if the Collateral Obligation has had a public rating by S&P that S&P has withdrawn or suspended within six months prior to the date of such application for a credit estimate in respect of such Collateral Obligation, the S&P Rating in respect thereof shall be “CCC-” pending receipt from S&P of such estimate, and S&P may elect not to provide such estimate until a period of six months (or such other period as provided in S&P’s then-current criteria) have elapsed after the withdrawal or suspension of the public rating; provided further that with respect to any Collateral Obligation for which S&P has provided a credit estimate, the Collateral Manager (on behalf of the Issuer) will request that S&P confirm or update such estimate annually (and pending receipt of such confirmation or new estimate, the Collateral Obligation will have the prior estimate); provided further that such credit estimate shall expire 12 months after the acquisition of such Collateral Obligation, following which such Collateral Obligation shall have an S&P Rating of “CCC-” unless, during such 12-month period, the Issuer applies for renewal thereof in accordance with Section 7.14(b) (and concurrently submits all available Information in respect of such renewal), in which case such credit estimate shall continue to be the S&P Rating of such Collateral Obligation until S&P has confirmed or revised such credit estimate, upon which such confirmed or revised credit estimate shall be the S&P Rating of such Collateral Obligation; provided further that such confirmed or revised credit estimate shall expire on the next succeeding 12-month anniversary of the date of the acquisition of such Collateral Obligation and (when renewed annually in accordance with Section 7.14(b)) on each 12-month anniversary thereafter; provided further that the Issuer will submit all available Information in respect of such Collateral Obligation to S&P notwithstanding that the Issuer is not applying to S&P for a confirmed or updated credit estimate; provided further that the Issuer will promptly notify S&P of any material events affecting any such Collateral Obligation if the Collateral Manager reasonably determines that such notice is required in accordance with S&P’s published criteria for credit estimates titled “What Are Credit Estimates And How Do They Differ From Ratings?” dated April 2011 (as the same may be amended or updated from time to time);

(c)	with respect to a Collateral Obligation that is not a Defaulted Obligation, the S&P Rating of such Collateral Obligation will at the election of the Issuer (at the direction of the Collateral Manager) be “CCC-”; provided that (i) neither the issuer of such Collateral Obligation nor any of its Affiliates are subject to any bankruptcy or reorganization proceedings and (ii) the issuer has not defaulted on any payment obligation in respect of any debt security or other obligation of the issuer at any time within the two year period ending on such date of determination, all such debt securities and other obligations of the issuer that are pari passu with or senior to the Collateral Obligation are current and the Collateral Manager reasonably expects them to remain current; provided that the Issuer will submit all available Information in respect of such Collateral Obligation to S&P as if the Issuer were applying to S&P for a credit estimate; provided further that the Issuer will promptly notify S&P of any material events affecting any such Collateral Obligation if the Collateral Manager reasonably determines that such notice is required in accordance with S&P’s published criteria for credit estimates titled “What Are Credit Estimates And How Do They Differ From Ratings?” dated April 2011 (as the same may be amended or updated from time to time); or

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(iv)         with respect to a DIP Collateral Obligation that has no issue rating by S&P or a Current Pay Obligation that is rated “D” or “SD” by S&P, the S&P Rating of such DIP Collateral Obligation or Current Pay Obligation, as applicable, will be, at the election of the Issuer (at the direction of the Collateral Manager), “CCC-” or the S&P Rating determined pursuant to clause (iii)(b) above; provided that the Collateral Manager may not determine such S&P Rating pursuant to clause (iii)(b)(1) above;

provided that, for purposes of the determination of the S&P Rating, (x) if the applicable rating assigned by S&P to an Obligor or its obligations is on “credit watch positive” by S&P, such rating will be treated as being one sub-category above such assigned rating and (y) if the applicable rating assigned by S&P to an Obligor or its obligations is on “credit watch negative” by S&P, such rating will be treated as being one sub-category below such assigned rating.

“S&P Rating Condition”: With respect to any action taken or to be taken by or on behalf of the Issuer, a condition that is satisfied if S&P has confirmed in writing (including by means of electronic message, facsimile transmission, press release or posting to its internet website) to the Issuer, the Trustee, the Collateral Administrator and the Collateral Manager (unless in the form of a press release or posted to its internet website that does not require the Issuer and the Trustee to be identified as addressees) that no immediate withdrawal or reduction with respect to its then-current rating by S&P of any Class of Notes will occur as a result of such action; provided that the S&P Rating Condition will be deemed to be satisfied if no Class of Notes then Outstanding is rated by S&P; provided further that such rating condition shall be deemed inapplicable with respect to such event or circumstance if (i) S&P has given notice to the effect that it will no longer review events or circumstances of the type requiring satisfaction of the S&P Rating Condition for purposes of evaluating whether to confirm the then-current ratings (or Initial Ratings) of obligations rated by S&P; or (ii) S&P has communicated to the Issuer, the Collateral Manager or the Trustee (or their counsel) that it will not review such event or circumstance for purposes of evaluating whether to confirm the then-current ratings (or Initial Ratings) of the Notes then rated by S&P.

“S&P Rating Confirmation Failure”: The meaning specified in Section 7.18(d).

“S&P Recovery Amount”: With respect to any Collateral Obligation, an amount equal to: (a) the applicable S&P Recovery Rate multiplied by (b) the Principal Balance of such Collateral Obligation.

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“S&P Recovery Rate”: With respect to a Collateral Obligation, the recovery rate set forth in Section 1 of Schedule 4 using the Initial Rating of the most senior Class of Notes Outstanding at the time of determination.

“S&P Recovery Rating”: With respect to a Collateral Obligation for which an S&P Recovery Rate is being determined, the “Recovery Rating” assigned by S&P to such Collateral Obligation based upon the tables set forth in Schedule 4 hereto.

“S&P Weighted Average Life”: As of any date of determination with respect to all Collateral Obligations other than Defaulted Obligations, the number of years following such date obtained by dividing (a) the sum of the products of (i) the number of years (rounded to the nearest one-hundredth thereof) from such date of determination to the stated maturity of each such Collateral Obligation multiplied by (ii) the outstanding principal balance of such Collateral Obligation by (b) the aggregate outstanding principal balance at such time of all Collateral Obligations other than Defaulted Obligations.

“Sale”: The meaning specified in Section 5.17(a).

“Sale Proceeds”: All proceeds (excluding accrued interest, if any) received with respect to Assets as a result of sales of such Assets in accordance with Article XII less any reasonable expenses incurred by the Collateral Manager, the Collateral Administrator or the Trustee (other than amounts payable as Administrative Expenses) in connection with such sales. Sale Proceeds will include Principal Financed Accrued Interest received in respect of such sale.

“Schedule of Collateral Obligations”: The schedule of Collateral Obligations attached as Schedule 1 hereto, which schedule shall include the issuer, Principal Balance, coupon/spread, the stated maturity, the Moody’s Rating, the S&P Rating (unless such rating is based on a credit estimate or is a private or confidential rating from either Rating Agency), the Moody’s Industry Classification and the S&P Industry Classification for each Collateral Obligation and the percentage of the aggregate commitment under each Revolving Collateral Obligation and Delayed Drawdown Collateral Obligation that is funded, as amended from time to time (without the consent of or any action on the part of any Person) to reflect the release of Collateral Obligations pursuant to Article X hereof, the inclusion of additional Collateral Obligations pursuant to Section 7.18 hereof and the inclusion of additional Collateral Obligations as provided in Section 12.2 hereof.

“Scheduled Distribution”: With respect to any Collateral Obligation, each payment of principal and/or interest scheduled to be made by the related Obligor under the terms of such Collateral Obligation (determined in accordance with the assumptions specified in Section 1.3 hereof) after (a) in the case of the initial Collateral Obligations, the Closing Date or (b) in the case of Collateral Obligations added or substituted after the Closing Date, the related Cut-Off Date, as adjusted pursuant to the terms of the related Underlying Instruments.

“SEC”: The United States Securities and Exchange Commission.

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“Second Lien Loan”: Any assignment of or Participation Interest in a Loan that: (a) is not (and cannot by its terms become) subordinate in right of payment to any other obligation of the Obligor of the Loan but which is subordinated (with respect to liquidation preferences with respect to pledged collateral) to a Senior Secured Loan of the Obligor; (b) is secured by a valid second-priority perfected security interest or lien in, to or on specified collateral securing the Obligor’s obligations under the Second Lien Loan the value of which is adequate (in the commercially reasonable judgment of the Collateral Manager) to repay the Loan in accordance with its terms and to repay all other Loans of equal or higher seniority secured by a lien or security interest in the same collateral and (c) is not secured solely or primarily by common stock or other equity interests.

“Section 13 Banking Entity”: An entity that (i) is defined as a “banking entity” under the Volcker Rule regulations (Section __.2(c)), (ii) in connection with a supplemental indenture, no later than 1 Business Day prior to the deadline for providing consent specified in the notice for such supplemental indenture, provides written certification that it is a “banking entity” under the Volcker Rule regulations (Section __.2(c)) thereof to the Issuer and the Trustee, and (iii) identifies the Class or Classes of Notes held by such entity and the outstanding principal amount thereof. Any holder that does not provide such certification in connection with a supplemental indenture will be deemed for purposes of such supplemental indenture not to be a Section 13 Banking Entity.

“Secured Parties”: The meaning specified in the Granting Clauses.

“Securities Account Control Agreement”: The Securities Account Control Agreement dated as of the Closing Date between the Issuer, the Trustee and Wells Fargo Bank, National Association, as securities intermediary.

“Securities Act”: The United States Securities Act of 1933, as amended.

“Securities Intermediary”: The meaning specified in Section 8-102(a)(14) of the UCC.

“Security Entitlement”: The meaning specified in Section 8-102(a)(17) of the UCC.

“Selling Institution”: The entity obligated to make payments to the Issuer under the terms of a Participation Interest.

“Senior Secured Loan”: Any assignment of or Participation Interest in a Loan that: (a) is not (and cannot by its terms become) subordinate in right of payment to any other obligation of the Obligor of the Loan (other than with respect to liquidation, trade claims, capitalized leases or similar obligations); (b) is secured by a valid first-priority perfected security interest or lien in, to or on specified collateral securing the Obligor’s obligations under the Loan; (c) the value of the collateral securing the Loan at the time of purchase together with other attributes of the Obligor (including, without limitation, its general financial condition, ability to generate cash flow available for debt service and other demands for that cash flow) is adequate (in the commercially reasonable judgment of the Collateral Manager) to repay the Loan in accordance with its terms and to repay all other Loans of equal seniority secured by a first lien or security interest in the same collateral and (d) is not secured solely or primarily by common stock or other equity interests; provided, that the limitation set forth in this clause (d) shall not apply with respect to a Loan made to a parent entity that is secured solely or primarily by the stock of one or more of the subsidiaries of such parent entity to the extent that the granting by any such subsidiary of a lien on its own property would violate any law or regulation applicable to such subsidiary (whether the obligation secured is such Loan or any other similar type of indebtedness owing to third parties); provided, further, that any Loan which satisfies this definition of “Senior Secured Loan” due to the immediately preceding proviso shall have an S&P Recovery Rate of an Unsecured Loan determined pursuant to clause (b) in Section 1 of Schedule 4.

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“Similar Law”: Any federal, state, local, non-U.S. or other law or regulation that could cause the underlying assets of the Issuer to be treated as assets of the investor in any Note (or any interest therein) by virtue of its interest and thereby subject the Issuer or the Collateral Manager (or other Persons responsible for the investment and operation of the Issuer’s assets) to Other Plan Law.

“Special Redemption”: The meaning specified in Section 9.6.

“Special Redemption Amount”: The meaning specified in Section 9.6.

“Special Redemption Date”: The meaning specified in Section 9.6.

“Specified Amendment”: With respect to any Collateral Obligation, any amendment, waiver or modification which would:

(a)          modify the amortization schedule with respect to such Collateral Obligation in a manner that (i) reduces the Dollar amount of any Scheduled Distribution by more than the greater of (x) 25% and (y) U.S.$250,000, (ii) postpones any Scheduled Distribution by more than two payment periods or (iii) causes the Weighted Average Life of the applicable Collateral Obligation to increase by more than 25%;

(b)          reduce or increase the cash interest rate payable by the Obligor thereunder by more than 100 basis points (excluding any increase in an interest rate arising by operation of a default or penalty interest clause under a Collateral Obligation or as a result of an increase in the interest rate index for any reason other than such amendment, waiver or modification);

(c)          extend the stated maturity date of such Collateral Obligation by more than 24 months;

(d)          contractually or structurally subordinate such Collateral Obligation by operation of a priority of payments, turnover provisions, the transfer of assets in order to limit recourse to the related Obligor or the granting of Liens (other than Permitted Liens) on any of the underlying collateral securing such Collateral Obligation;

(e)          release any party from its obligations under such Collateral Obligation, if such release would have a material adverse effect on the Collateral Obligation; or

(f)          reduce the principal amount of the applicable Collateral Obligation.

“Specified Obligor Information”: The meaning specified in Section 14.15(b).

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“Standby Directed Investment”: The Wells Fargo Institutional Money Market Account (992925917)(which for the avoidance of doubt, is an Eligible Investment) or such other Eligible Investment designated by the Issuer (or the Collateral Manager on its behalf) by written notice to the Trustee.

“Stated Maturity”: With respect to the Notes of any Class, the date specified as such in Section 2.3.

“Step-Down Obligation”: An obligation or security which by the terms of the related Underlying Instruments provides for a decrease in the per annum interest rate on such obligation or security (other than by reason of any change in the applicable index or benchmark rate used to determine such interest rate) or in the spread over the applicable index or benchmark rate, solely as a function of the passage of time; provided that an obligation or security providing for payment of a constant rate of interest at all times after the date of acquisition by the Issuer shall not constitute a Step-Down Obligation.

“Step-Up Obligation”: An obligation or security which by the terms of the related Underlying Instruments provides for an increase in the per annum interest rate on such obligation or security, or in the spread over the applicable index or benchmark rate, solely as a function of the passage of time; provided that an obligation or security providing for payment of a constant rate of interest at all times after the date of acquisition by the Issuer shall not constitute a Step-Up Obligation.

“Structured Finance Obligation”: Any obligation issued by a special purpose vehicle and secured directly by, referenced to, or representing ownership of, a pool of receivables or other financial assets of any Obligor, including collateralized debt obligations and mortgage-backed securities.

“Successor Entity”: The meaning specified in Section 7.10(a).

“Supermajority”: With respect to any Class or Classes of Notes, the Holders of at least 66-2/3% of the Aggregate Outstanding Amount of the Notes of such Class or Classes, as applicable.

“Supplemental Reserve Account”: The trust account established pursuant to Section 10.3(e).

“Synthetic Security”: A security or swap transaction, other than a Participation Interest, that has payments associated with either payments of interest on and/or principal of a reference obligation or the credit performance of a reference obligation.

“Target Initial Par Amount”: U.S.$400,000,000.

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“Target Initial Par Condition”: A condition satisfied as of the Effective Date if the Aggregate Principal Balance of Collateral Obligations (i) that are held by the Issuer and (ii) of which the Issuer has committed to purchase on such date, together with (a) any unreceived purchased accrued interest, (b) the amount of any proceeds of prepayments, maturities or redemptions of Collateral Obligations purchased by the Issuer prior to such date (other than any such proceeds that have been reinvested, or committed to be reinvested, in Collateral Obligations by the Issuer on the Effective Date) and (c) without duplication of clause (a) or clause (b) above, amounts designated as Principal Proceeds and transferred from the Interest Reserve Account and Expense Reserve Account to the Collection Account (other than any such amounts that have been reinvested, or committed to be reinvested in Collateral Obligations, by the Issuer on the Effective Date), will equal or exceed the Target Initial Par Amount; provided that for purposes of this definition, any Collateral Obligation that becomes a Defaulted Obligation prior to the Effective Date shall be treated as having a Principal Balance equal to its Moody’s Collateral Value.

“Tax”: Any tax, levy, impost, duty, charge, assessment, deduction, withholding or fee of any nature (including interest, penalties and additions thereto) imposed by any governmental taxing authority.

“Tax Event”: An event that occurs if (i)(x) a change in or the adoption of any U.S. or foreign tax statute or treaty, or any change in or the issuance of any regulation (whether final, temporary or proposed), rule, ruling, practice, procedure or judicial decision or interpretation of the foregoing after the Closing Date results in any Obligor under any Collateral Obligation being required to deduct or withhold from any payment under such Collateral Obligation to the Issuer for or on account of any Tax for whatever reason and such Obligor is not required to pay to the Issuer such additional amount as is necessary to ensure that the net amount actually received by the Issuer (free and clear of Taxes, whether assessed against such Obligor or the Issuer) will equal the full amount that the Issuer would have received had no such deduction or withholding occurred and (y) the total amount of such deductions or withholdings on the Assets results in a payment by, or charge or tax burden to, the Issuer that results or will result in the withholding of 5% or more of Scheduled Distributions for any Collection Period, or (ii) any jurisdiction imposes net income, profits or similar Tax on the Issuer in an aggregate amount in any Collection Period in excess of U.S. $1,000,000.

“Tax Jurisdiction”: The Bahamas, Bermuda, the British Virgin Islands, the Cayman Islands, the Channel Islands or the Netherlands Antilles.

“Tax Redemption”: The meaning specified in Section 9.3(a) hereof.

“Temporary Regulation S Global Note”: The meaning specified in Section 2.2(b)(i).

“Third Party Credit Exposure”: As of any date of determination, the sum (without duplication) of the outstanding Principal Balance of each Collateral Obligation that consists of a Participation Interest.

“Third Party Credit Exposure Limits”: Limits that shall be satisfied if the Third Party Credit Exposure with counterparties having the ratings below from S&P do not exceed the percentage of the Collateral Principal Amount specified below:

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S&P’s credit rating of Selling Institution	Aggregate Percentage Limit	Individual Percentage Limit
AAA	20%	20%
AA+	10%	10%
AA	10%	10%
AA-	10%	10%
A+	5%	5%
A	5%	5%
A- or below	0%	0%

provided that a Selling Institution having an S&P credit rating of “A” must also have a short-term S&P rating of “A-1” otherwise its “Aggregate Percentage Limit” and “Individual Percentage Limit” (each as shown above) shall be 0%.

“Trading Plan”: The meaning specified in Section 12.2(b).

“Trading Plan Period”: The meaning specified in Section 12.2(b).

“Transaction Documents”: This Indenture, the Collateral Management Agreement, the Collateral Administration Agreement, the Securities Account Control Agreement, the Loan Sale Agreement and the Purchase Agreement.

“Transfer Agent”: The Person or Persons, which may be the Issuer, authorized by the Issuer to exchange or register the transfer of Notes.

“Transfer Deposit Amount”: On any date of determination with respect to any Collateral Obligation, an amount equal to the sum of the outstanding principal balance of such Collateral Obligation, together with accrued interest thereon through such date of determination, and in connection with any Collateral Obligation which is a Revolving Collateral Obligation or a Delayed Drawdown Collateral Obligation, an amount equal to the Net Exposure Amount thereof as of the applicable Cut-Off Date.

“Transferor”: Golub Capital Investment Corporation, together with its successors and assigns.

“Treasury”: The United States Department of the Treasury.

“Trust Officer”: When used with respect to the Trustee, any officer within the Corporate Trust Office (or any successor group of the Trustee) including any vice president, assistant vice president or officer of the Trustee customarily performing functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred at the Corporate Trust Office because of such Person’s knowledge of and familiarity with the particular subject and, in each case, having direct responsibility for the administration of this transaction.

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“Trustee”: The meaning specified in the first sentence of this Indenture.

“UCC”: The Uniform Commercial Code as in effect in the State of New York or, if different, the political subdivision of the United States that governs the perfection of the relevant security interest, as amended from time to time.

“Uncertificated Security”: The meaning specified in Section 8-102(a)(18) of the UCC.

“Underlying Instruments”: The loan agreement, credit agreement or other customary agreement pursuant to which an Asset has been created or issued and each other agreement that governs the terms of or secures the obligations represented by such Asset or of which the holders of such Asset are the beneficiaries.

“Unregistered Securities”: The meaning specified in Section 5.17(c).

“Unsaleable Asset”: (a) Any Defaulted Obligation (during the continuation of an Event of Default only), Equity Security, obligation received in connection with a tender offer, voluntary redemption, exchange offer, conversion, restructuring or plan of reorganization with respect to the Obligor, or other exchange or any other security or debt obligation that is part of the Assets, in respect of which the Issuer has not received a payment in Cash during the preceding 12 months or (b) any asset, claim or other property identified in a certificate of the Collateral Manager as having a Market Value of less than U.S.$1,000, in each case with respect to which the Collateral Manager certifies to the Trustee that (x) it has made commercially reasonable efforts to dispose of such Collateral Obligation for at least 90 days and (y) in its commercially reasonable judgment such Collateral Obligation is not expected to be saleable for the foreseeable future.

“Unsecured Loan”: A senior unsecured Loan obligation of any Person which is not (and by its terms is not permitted to become) subordinate in right of payment to any other debt for borrowed money incurred by the Obligor under such Loan.

“U.S. Person” and “U.S. person”: The meanings specified in Regulation S.

“Volcker Rule”: Section 13 of the U.S. Bank Holding Company Act of 1956, as amended, and the applicable rules and regulations thereunder.

“Weighted Average Coupon”: As of any Measurement Date, the number obtained by dividing:

(a)          the amount equal to the Aggregate Coupon; by

(b)          an amount equal to the aggregate outstanding principal balance of all Fixed Rate Obligations as of such Measurement Date.

“Weighted Average Floating Spread”: As of any Measurement Date, the number obtained by dividing: (a) the amount equal to (A) the Aggregate Funded Spread plus (B) the Aggregate Unfunded Spread by (b) an amount equal to the aggregate outstanding principal balance of all Floating Rate Obligations as of such Measurement Date.

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“Weighted Average Life”: As of any date of determination with respect to all Collateral Obligations other than Defaulted Obligations, the number of years following such date obtained by summing the products obtained by multiplying:

(a)          (i) the Average Life at such time of each such Collateral Obligation by (ii) the outstanding principal balance of such Collateral Obligation and dividing such sum by:

(b)          the aggregate outstanding principal balance at such time of all Collateral Obligations other than Defaulted Obligations.

For the purposes of the foregoing, the “Average Life” is, on any date of determination with respect to any Collateral Obligation, the quotient obtained by dividing (i) the sum of the products of (a) the number of years (rounded to the nearest one hundredth thereof) from such date of determination to the respective dates of each successive Scheduled Distribution of principal of such Collateral Obligation and (b) the respective amounts of principal of such Scheduled Distributions by (ii) the sum of all successive Scheduled Distributions of principal on such Collateral Obligation.

“Weighted Average Life Test”: A test satisfied on any date of determination if the Weighted Average Life of the Collateral Obligations as of such date is less than the number of years (rounded to the nearest one hundredth thereof) during the period from such date of determination to August 16, 2024.

“Weighted Average Moody’s Rating Factor”: The number (rounded up to the nearest whole number) determined by:

(a)          summing the products of (i) the Principal Balance of each Collateral Obligation (excluding Equity Securities) multiplied by (ii) the Moody’s Rating Factor of such Collateral Obligation (as described below) and

(b)          dividing such sum by the Principal Balance of all such Collateral Obligations.

For purposes of the foregoing, the “Moody’s Rating Factor” relating to any Collateral Obligation is the number set forth in the table below opposite the Moody’s Default Probability Rating of such Collateral Obligation.

Moody’s Default Probability Rating	Moody’s Rating Factor	Moody’s Default Probability Rating	Moody’s Rating Factor
Aaa	1	Ba1	940
Aa1	10	Ba2	1,350
Aa2	20	Ba3	1,766
Aa3	40	B1	2,220
A1	70	B2	2,720
A2	120	B3	3,490
A3	180	Caa1	4,770
Baa1	260	Caa2	6,500
Baa2	360	Caa3	8,070
Baa3	610	Ca or lower	10,000

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For purposes of the Maximum Moody’s Rating Factor Test, any Collateral Obligation issued or guaranteed by the United States government or any agency or instrumentality thereof is assigned the then current rating of the United States government.

“Weighted Average Moody’s Recovery Rate”: As of any date of determination, the number, expressed as a percentage, obtained by summing the product of the Moody’s Recovery Rate on such Measurement Date of each Collateral Obligation and the Principal Balance of such Collateral Obligation, dividing such sum by the Aggregate Principal Balance of all such Collateral Obligations and rounding up to the first decimal place.

“Weighted Average S&P Recovery Rate”: As of any date of determination, the number, expressed as a percentage and determined separately for each Class of Notes, obtained by summing the products obtained by multiplying the Principal Balance of each Collateral Obligation by its corresponding recovery rate as determined in accordance with Section 1 of Schedule 4 hereto, dividing such sum by the Aggregate Principal Balance of all Collateral Obligations, and rounding to the nearest tenth of a percent.

“Zero Coupon Bond”: Any debt security that by its terms (a) does not bear interest for all or part of the remaining period that it is outstanding, (b) provides for periodic payments of interest in Cash less frequently than semi-annually or (c) pays interest only at its stated maturity.

Section 1.2           Usage of Terms. With respect to all terms in this Indenture, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to “writing” include printing, typing, lithography and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all amendments, modifications and supplements thereto or any changes therein entered into in accordance with their respective terms and not prohibited by this Indenture; references to Persons include their permitted successors and assigns; and the term “including” means “including without limitation.”

Section 1.3           Assumptions as to Assets. In connection with all calculations required to be made pursuant to this Indenture with respect to Scheduled Distributions on any Asset, or any payments on any other assets included in the Assets, with respect to the sale of and reinvestment in Collateral Obligations, and with respect to the income that can be earned on Scheduled Distributions on such Assets and on any other amounts that may be received for deposit in the Collection Account, the provisions set forth in this Section 1.3 shall be applied. The provisions of this Section 1.3 shall be applicable to any determination or calculation that is covered by this Section 1.3, whether or not reference is specifically made to Section 1.3, unless some other method of calculation or determination is expressly specified in the particular provision.

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(a)          All calculations with respect to Scheduled Distributions on the Assets securing the Notes shall be made on the basis of information as to the terms of each such Asset and upon reports of payments, if any, received on such Asset that are furnished by or on behalf of the issuer of such Asset and, to the extent they are not manifestly in error, such information or reports may be conclusively relied upon in making such calculations.

(b)          For purposes of calculating the Coverage Tests, except as otherwise specified in the Coverage Tests, such calculations will not include scheduled interest and principal payments on Defaulted Obligations unless or until such payments are actually made.

(c)          For each Collection Period and as of any date of determination, the Scheduled Distribution on any Asset (including Current Pay Obligations and DIP Collateral Obligations but excluding Defaulted Obligations, which, except as otherwise provided herein, shall be assumed to have a Scheduled Distribution of zero, except to the extent any payments have actually been received) shall be the sum of (i) the total amount of payments and collections to be received during such Collection Period in respect of such Asset (including the proceeds of the sale of such Asset received and, in the case of sales which have not yet settled, to be received during the Collection Period and not reinvested in additional Collateral Obligations or Eligible Investments or retained in the Collection Account for subsequent reinvestment pursuant to Section 12.2) that, if received as scheduled, will be available in the Collection Account at the end of the Collection Period and (ii) any such amounts received in prior Collection Periods that were not disbursed on a previous Payment Date.

(d)          Each Scheduled Distribution receivable with respect to an Asset shall be assumed to be received on the applicable Due Date, and each such Scheduled Distribution shall be assumed to be immediately deposited in the Collection Account to earn interest at the Assumed Reinvestment Rate. All such funds shall be assumed to continue to earn interest until the date on which they are required to be available in the Collection Account for application, in accordance with the terms hereof, to payments of principal of or interest on the Notes or other amounts payable pursuant to this Indenture. For purposes of the applicable determinations required by Section 10.7(b)(iv), Article XII and the definition of “Interest Coverage Ratio”, the expected interest on the Notes and Floating Rate Obligations will be calculated using the then-current interest rates applicable thereto.

(e)          References in Section 11.1(a) to calculations made on a “pro forma basis” shall mean such calculations after giving effect to all payments, in accordance with the Priority of Payments described herein, that precede (in priority of payment) or include the clause in which such calculation is made.

(f)          For purposes of calculating all Concentration Limitations, in both the numerator and the denominator of any component of the Concentration Limitations, Defaulted Obligations will be treated as having a Principal Balance equal to the Defaulted Obligation Balance.

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(g)          If a Collateral Obligation included in the Assets would be deemed a Current Pay Obligation but for the applicable percentage limitation in clause (x) of the proviso to the definition of “Defaulted Obligation”, then the Current Pay Obligations with the lowest Market Value (expressed as a percentage of the outstanding principal balance of such Current Pay Obligations as of the date of determination) shall be deemed Defaulted Obligations. Each such Defaulted Obligation will be treated as a Defaulted Obligation for all purposes until such time as the Aggregate Principal Balance of Current Pay Obligations would not exceed, on a pro forma basis including such Defaulted Obligation, the applicable percentage of the Collateral Principal Amount.

(h)          Except where expressly referenced herein for inclusion in such calculations, Defaulted Obligations will not be included in the calculation of the Collateral Quality Tests.

(i)          For purposes of calculating compliance with the Investment Criteria, upon the direction of the Collateral Manager by notice to the Trustee and the Collateral Administrator, any Eligible Investment representing Principal Proceeds received upon the sale or other disposition of a Collateral Obligation shall be deemed to have the characteristics of such Collateral Obligation as of the date of such sale or other disposition until reinvested in an additional Collateral Obligation. Such calculations shall be based upon the principal amount of such Collateral Obligation, except in the case of Defaulted Obligations and Credit Risk Obligations, in which case the calculations will be based upon the Principal Proceeds received on the disposition or sale of such Defaulted Obligation or Credit Risk Obligation.

(j)          For the purposes of calculating compliance with each of the Concentration Limitations all calculations will be rounded to the nearest 0.1%. All other calculations, unless otherwise set forth herein or the context otherwise requires, shall be rounded to the nearest ten-thousandth if expressed as a percentage, and to the nearest one-hundredth if expressed otherwise.

(k)          Except as expressly set forth in this Indenture, the “principal balance” and “outstanding principal balance” of a Revolving Collateral Obligation or a Delayed Drawdown Collateral Obligation shall include all unfunded commitments that have not been irrevocably reduced or withdrawn.

(l)          Notwithstanding any other provision of this Indenture to the contrary, all monetary calculations under this Indenture shall be in Dollars.

(m)          Any reference herein to an amount of the Trustee’s or the Collateral Administrator’s fees calculated with respect to a period at a per annum rate shall be computed on the basis of the actual number of days in the applicable Interest Accrual Period divided by 360 and shall be based on the aggregate face amount of the Assets.

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(n)          To the extent of any ambiguity in the interpretation of any definition or term contained herein or to the extent more than one methodology can be used to make any of the determinations or calculations set forth herein, the Collateral Administrator shall request direction from the Collateral Manager as to the interpretation and/or methodology to be used, and the Collateral Administrator shall follow such direction, and together with the Trustee, shall be entitled to conclusively rely thereon without any responsibility or liability therefor.

(o)          For purposes of calculating the Collateral Quality Tests, DIP Collateral Obligations will be treated as having an S&P Recovery Rate equal to the S&P Recovery Rate for Senior Secured Loans.

(p)          For purposes of calculating compliance with any tests under this Indenture, the trade date (and not the settlement date) with respect to any acquisition or disposition of a Collateral Obligation or Eligible Investment shall be used to determine whether and when such acquisition or disposition has occurred.

(q)          For all purposes where expressly used in this Indenture, the “principal balance” and “outstanding principal balance” shall exclude capitalized interest, if any.

(r)          For purposes of calculating Sale Proceeds, Sale Proceeds will include any Principal Financed Accrued Interest received in respect of such sale.

ARTICLE II

The Notes

Section 2.1           Forms Generally. The Notes and the Trustee’s or Authenticating Agent’s certificate of authentication thereon (the “Certificate of Authentication”) shall be in substantially the forms required by this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon, as may be consistent herewith, determined by the Responsible Officers of the Issuer executing such Notes as evidenced by their execution of such Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

Section 2.2           Forms of Notes. (a) The forms of the Notes, including the forms of Certificated Notes, Temporary Regulation S Global Notes, Regulation S Global Notes and Rule 144A Global Notes, shall be as set forth in the applicable part of Exhibit A hereto.

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(b)          Notes.

(i)          The Notes of each Class sold to Qualified Purchasers that are not U.S. persons in offshore transactions (as defined in Regulation S) in reliance on Regulation S shall each be issued initially in the form of one temporary global note per Class in definitive, fully registered form without interest coupons substantially in the applicable form attached as Exhibit A-1 hereto (each a “Temporary Regulation S Global Note”), which shall be deposited on the Closing Date on behalf of the purchasers of such Notes represented thereby with the Trustee, at its Corporate Trust Office, as custodian for DTC, and registered in the name of Cede & Co. for the account of designated agents holding on behalf of Euroclear and/or Clearstream. Prior to the end of the Distribution Compliance Period, beneficial interests in each Temporary Regulation S Global Note may be held only through Euroclear or Clearstream. After the expiration of the Distribution Compliance Period, beneficial interests in a Temporary Regulation S Global Note shall be exchanged for an interest in one permanent global note per Class in definitive, fully registered form without interest coupons substantially in the applicable form attached as Exhibit A-1 hereto (each, a “Regulation S Global Note”), and shall be deposited on behalf of the subscribers for such Notes represented thereby with the Trustee as custodian for, and registered in the name of Cede & Co., for the respective accounts of Euroclear and Clearstream, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. During the Distribution Compliance Period, distributions due in respect of a beneficial interest in a Temporary Regulation S Global Note shall only be made upon delivery to the Trustee by Euroclear or Clearstream, as applicable, of a certificate (a “Non-U.S. Beneficial Ownership Certification”) to the effect that Euroclear or Clearstream, as applicable, has received a certificate substantially in the Form of Exhibit B-5 hereto. After the expiration of the Distribution Compliance Period, distributions due in respect of any beneficial interests in a Temporary Regulation S Global Note shall not be made to the holders of such beneficial interests unless exchange for a beneficial interest in the Regulation S Global Note is improperly withheld or refused.

(ii)         The Notes of each Class sold to Persons that are QIB/QPs shall each be issued initially in the form of one permanent global Note per Class in definitive, fully registered form without interest coupons substantially in the applicable form attached as Exhibit A-1 hereto (each, a “Rule 144A Global Note”) and shall be deposited on behalf of the subscribers for such Notes represented thereby with the Trustee as custodian for, and registered in the name of Cede & Co., a nominee of, DTC, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided.

(iii)        The Notes sold to persons that, at the time of the acquisition, purported acquisition or proposed acquisition of any such Note, are Institutional Accredited Investors and Qualified Purchasers (or a corporation, partnership, limited liability company or other entity (other than a trust), each shareholder, partner, member or other equity owner of which is a Qualified Purchaser) shall be issued in the form of definitive, fully registered notes without coupons substantially in the applicable form attached as Exhibit A-2 hereto (each a “Certificated Note”) which shall be registered in the name of the beneficial owner or a nominee thereof, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. Notwithstanding anything to the contrary contained herein, under no circumstances will Certificated Notes be issued to beneficial owners of a Temporary Regulation S Global Note.

(iv)         The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee or DTC or its nominee, as the case may be, as hereinafter provided.

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(c)          Book Entry Provisions. This Section 2.2(c) shall apply only to Global Notes deposited with or on behalf of DTC.

The provisions of the “Operating Procedures of the Euroclear System” of Euroclear and the “Terms and Conditions Governing Use of Participants” of Clearstream, respectively, will be applicable to the Global Notes insofar as interests in such Global Notes are held by the Agent Members of Euroclear or Clearstream, as the case may be.

Agent Members shall have no rights under this Indenture with respect to any Global Notes held on their behalf by the Trustee, as custodian for DTC, and DTC may be treated by the Issuer, the Trustee, and any agent of the Issuer or the Trustee as the absolute owner of such Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee, or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

Section 2.3           Authorized Amount; Stated Maturity; Denominations. The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is limited to U.S.$323,400,000 aggregate principal amount of Notes (except for (i) Deferred Interest with respect to the Class C Notes and the Class D Notes, (ii) Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 2.5, 2.6 or 8.5  of this Indenture or (iii) Additional Notes issued in accordance with Sections 2.13 and 3.2).

Such Notes shall be divided into the Classes, having the designations, original principal amounts and other characteristics as follows:

Notes

Class Designation	A	B	C	D
Original Principal Amount[1]	U.S.$220,000,000	U.S.$32,500,000	U.S.$42,300,000	U.S.$28,600,000
Stated Maturity	2028	2028	2028	2028
Fixed Rate Note	No	No	No	No
Interest Rate:
Floating Rate Note	Yes	Yes	Yes	Yes
Index	LIBOR	LIBOR	LIBOR	LIBOR
Index Maturity	3 month	3 month	3 month	3 month
Spread[2]	2.15%	3.00%	3.10%	3.25%
Initial Rating(s):
Moody’s	“Aaa (sf)”	“Aa1(sf)”	“A2(sf)”	“Baa3(sf)”
S&P	“AAA(sf)”	N/A	N/A	N/A
Priority Classes	None	A	A, B	A,B,C
Junior Classes	B, C, D	C, D	D	None
Listed Notes	Yes	Yes	Yes	Yes
Interest deferrable	No	No	Yes	Yes

[1]	Or such other prices in privately negotiated transactions determined at the time of sale.
[2]	The spread over LIBOR for each Class of Notes (other than the Class A Notes and the Class B Notes) is subject to reduction pursuant to Section 9.8.

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The Notes shall be issued in minimum denominations of U.S.$250,000 and integral multiples of U.S.$1,000 in excess thereof. Notes shall only be transferred or resold in compliance with the terms of this Indenture.

Section 2.4           Execution, Authentication, Delivery and Dating. The Notes shall be executed on behalf of the Issuer by one of its Officers. The signature of such Officer on the Notes may be manual or facsimile.

Notes bearing the manual or facsimile signatures of individuals who were at the time of execution the Officers of the Issuer shall bind the Issuer, notwithstanding the fact that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of issuance of such Notes.

At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Notes executed by the Issuer to the Trustee or the Authenticating Agent for authentication and the Trustee or the Authenticating Agent, upon Issuer Order, shall authenticate and deliver such Notes as provided herein and not otherwise.

Each Note authenticated and delivered by the Trustee or the Authenticating Agent upon Issuer Order on the Closing Date shall be dated as of the Closing Date. All other Notes that are authenticated after the Closing Date for any other purpose under this Indenture shall be dated the date of their authentication.

Notes issued upon transfer, exchange or replacement of other Notes shall be issued in authorized denominations reflecting the original aggregate principal amount of the Notes so transferred, exchanged or replaced, but shall represent only the current outstanding principal amount of the Notes so transferred, exchanged or replaced. If any Note is divided into more than one Note in accordance with this Article II, the original principal amount of such Note shall be proportionately divided among the Notes delivered in exchange therefor and shall be deemed to be the original aggregate principal amount of such subsequently issued Notes.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a Certificate of Authentication, substantially in the form provided for herein, executed by the Trustee or by the Authenticating Agent by the manual signature of one of their authorized signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

Section 2.5           Registration, Registration of Transfer and Exchange. (a) The Issuer shall cause the Notes to be Registered and shall cause to be kept a register (the “Register”) at the office of the Trustee in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Notes and the registration of transfers of Notes. The Trustee is hereby initially appointed registrar (the “Registrar”) for the purpose of registering Notes and transfers of such Notes with respect to the Register maintained in the United States as herein provided. Upon any resignation or removal of the Registrar, the Issuer shall promptly appoint a successor or, in the absence of such appointment, assume the duties of Registrar.

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If a Person other than the Trustee is appointed by the Issuer as Registrar, the Issuer will give the Trustee prompt written notice of the appointment of a Registrar and of the location, and any change in the location, of the Register, and the Trustee shall have the right to inspect the Register at all reasonable times and to obtain copies thereof and the Trustee shall have the right to rely upon a certificate executed on behalf of the Registrar by an Officer thereof as to the names and addresses of the Holders of the Notes and the principal or face amounts and numbers of such Notes. Upon written request at any time the Registrar shall provide to the Issuer, the Collateral Manager, the Initial Purchaser or any Holder a current list of Holders as reflected in the Register.

Subject to this Section 2.5, upon surrender for registration of transfer of any Notes at the office or agency of the Issuer to be maintained as provided in Section 7.2, the Issuer shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denomination and of a like aggregate principal or face amount. At any time, the Issuer, the Collateral Manager or the Initial Purchaser may request a list of Holders from the Trustee.

In addition, when permitted under this Indenture, the Issuer, the Trustee and the Collateral Manager shall be entitled to rely conclusively upon any certificate of ownership provided to the Trustee by a beneficial owner of a Note (including a Beneficial Ownership Certificate or a certificate in the form of Exhibit D) and/or other forms of reasonable evidence of such ownership as to the names and addresses of such beneficial owner and the Classes, principal amounts and CUSIP numbers of Notes beneficially owned thereby. At any time, upon request of the Issuer, the Collateral Manager or the Initial Purchaser, the Trustee shall provide such requesting Person a copy of each Beneficial Ownership Certificate that the Trustee has received; provided, however, the Trustee shall have no obligation or duty to verify information with respect to such Beneficial Ownership Certificate or certificate in the form of Exhibit D and shall only be required to retain copies of such documents presented to it.

At the option of the Holder, Notes may be exchanged for Notes of like terms, in any authorized denominations and of like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Note is surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive.

All Notes issued and authenticated upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer, evidencing the same debt (to the extent they evidence debt), and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in a form reasonably satisfactory to the Registrar, duly executed by the Holder thereof or such Holder’s attorney duly authorized in writing with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act.

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No service charge shall be made to a Holder for any registration of transfer or exchange of Notes, but the Trustee may require payment of a sum sufficient to cover any transfer, tax or other governmental charge payable in connection therewith. The Registrar or the Trustee shall be permitted to request such evidence reasonably satisfactory to it documenting the identity and/or signatures of the transferor and transferee.

(b)          No Note may be sold or transferred (including, without limitation, by pledge or hypothecation) unless such sale or transfer is exempt from the registration requirements of the Securities Act, is exempt from the registration requirements under applicable state securities laws and will not cause the Issuer to become subject to the requirement that it register as an investment company under the 1940 Act.

(c)          [Reserved].

(d)          Each subsequent transferee of a Note, by acceptance of such Note or an interest in such Note, shall be deemed to have agreed to comply with Section 2.12.

(e)          Notwithstanding anything contained herein to the contrary, the Trustee shall not be responsible for ascertaining whether any transfer complies with, or for otherwise monitoring or determining compliance with, the registration provisions of or any exemptions from the Securities Act, applicable state securities laws or the applicable laws of any other jurisdiction, ERISA, the Code, the 1940 Act, or the terms hereof; provided that if a certificate is specifically required by the terms of this Section 2.5 to be provided to the Trustee by a prospective transferor or transferee, the Trustee shall be under a duty to receive and examine the same to determine whether or not the certificate substantially conforms on its face to the applicable requirements of this Indenture and shall promptly notify the party delivering the same and the Issuer if such certificate does not comply with such terms.

(f)          For so long as any of the Notes are Outstanding, the Issuer shall not permit the transfer of the Interests.

(g)         Transfers of Global Notes shall only be made in accordance with Section 2.2(b) and this Section 2.5(g).

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(i)          Rule 144A Global Note to Temporary Regulation S Global Note or Regulation S Global Note. If a holder of a beneficial interest in a Rule 144A Global Note deposited with DTC wishes at any time to exchange its interest in such Rule 144A Global Note for, during the Distribution Compliance Period, an interest in a Temporary Regulation S Global Note, or after the Distribution Compliance Period, to transfer its interest in such Rule 144A Global Note to a Person who wishes to take delivery thereof in the form of an interest in the corresponding Regulation S Global Note, such holder (provided that such holder or, in the case of a transfer, the transferee is a Qualified Purchaser that is not a U.S. person and is acquiring such interest in an offshore transaction (as defined in Regulation S)) may, subject to the immediately succeeding sentence and the rules and procedures of DTC, exchange or transfer, or cause the exchange or transfer of, such interest for an equivalent beneficial interest in the corresponding Temporary Regulation S Global Note or the Regulation S Global Note, as applicable. Upon receipt by the Registrar of (A) instructions given in accordance with DTC’s procedures from an Agent Member directing the Registrar to credit or cause to be credited a beneficial interest in the corresponding Temporary Regulation S Global Note or Regulation S Global Note, as applicable, but not less than the minimum denomination applicable to such holder’s Notes, in an amount equal to the beneficial interest in the Rule 144A Global Note to be exchanged or transferred, (B) a written order given in accordance with DTC’s procedures containing information regarding the participant account of DTC and the Euroclear or Clearstream account to be credited with such increase, (C) a certificate in the form of Exhibit B-1 attached hereto given by the holder of such beneficial interest stating that the exchange or transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Notes, including that the holder or the transferee, as applicable, is a Qualified Purchaser that is not a U.S. person, and is acquiring such interest in an offshore transaction pursuant to and in accordance with Regulation S, and (D) a written certification in the form of Exhibit B-5 attached hereto given by the transferee in respect of such beneficial interest stating, among other things, that such transferee is a Qualified Purchaser that is not a U.S. person purchasing such beneficial interest in an offshore transaction pursuant to Regulation S, then the Registrar shall approve the instructions at DTC to reduce the principal amount of the Rule 144A Global Note and to increase the principal amount of the Temporary Regulation S Global Note or the Regulation S Global Note, as applicable, by the aggregate principal amount of the beneficial interest in the Rule 144A Global Note to be exchanged or transferred, and to credit or cause to be credited to the securities account of the Agent Member specified in such instructions a beneficial interest in the corresponding Temporary Regulation S Global Note or the Regulation S Global Note, as applicable, equal to the reduction in the principal amount of the Rule 144A Global Note.

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(ii)         Temporary Regulation S Global Note or Regulation S Global Note to Rule 144A Global Note. If a holder of a beneficial interest in, during the Distribution Compliance Period, a Temporary Regulation S Global Note or, after the Distribution Compliance Period, a Regulation S Global Note, as applicable, deposited with DTC wishes at any time to exchange its interest in such Temporary Regulation S Global Note or Regulation S Global Note, as applicable, for an interest in the corresponding Rule 144A Global Note or to transfer its interest in such Temporary Regulation S Global Note or such Regulation S Global Note, as applicable, to a Person who wishes to take delivery thereof in the form of an interest in the corresponding Rule 144A Global Note, such holder may, subject to the immediately succeeding sentence and the rules and procedures of Euroclear, Clearstream and/or DTC, as the case may be, exchange or transfer, or cause the exchange or transfer of, such interest for an equivalent beneficial interest in the corresponding Rule 144A Global Note. Upon receipt by the Registrar of (A) instructions from Euroclear, Clearstream and/or DTC, as the case may be, directing the Registrar to cause to be credited a beneficial interest in the corresponding Rule 144A Global Note in an amount equal to the beneficial interest in such Temporary Regulation S Global Note or such Regulation S Global Note, as applicable, but not less than the minimum denomination applicable to such holder’s Notes to be exchanged or transferred, such instructions to contain information regarding the participant account with DTC to be credited with such increase, (B) a certificate in the form of Exhibit B-3 attached hereto given by the holder of such beneficial interest and stating, among other things, that, in the case of a transfer, the Person transferring such interest in such in such Temporary Regulation S Global Note or such Regulation S Global Note, as applicable, reasonably believes that the Person acquiring such interest in a Rule 144A Global Note is a Qualified Purchaser and a Qualified Institutional Buyer, is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction and (C) a written certification in the form of Exhibit B-4 attached hereto given by the transferee in respect of such beneficial interest stating, among other things, that such transferee is a Qualified Institutional Buyer and a Qualified Purchaser, then the Registrar will approve the instructions at DTC to reduce, or cause to be reduced, the Temporary Regulation S Global Note or the Regulation S Global Note, as applicable, by the aggregate principal amount of the beneficial interest in the Temporary Regulation S Global Note or the Regulation S Global Note, as applicable, to be transferred or exchanged and the Registrar shall instruct DTC, concurrently with such reduction, to credit or cause to be credited to the securities account of the Agent Member specified in such instructions a beneficial interest in the corresponding Rule 144A Global Note equal to the reduction in the principal amount of the Temporary Regulation S Global Note or the Regulation S Global Note, as applicable.

(iii)        Global Note to Certificated Note. Subject to Section 2.10(a), if a holder of a beneficial interest in a Global Note (other than a Temporary Regulation S Global Note) deposited with DTC wishes at any time to transfer its interest in such Global Note to a Person who wishes to take delivery thereof in the form of a corresponding Certificated Note, such holder may, subject to the immediately succeeding sentence and the rules and procedures of Euroclear, Clearstream and/or DTC, as the case may be, transfer, or cause the transfer of, such interest for a Certificated Note. Upon receipt by the Registrar of (A) certificates substantially in the form of Exhibit B-2 attached hereto executed by the transferee and (B) appropriate instructions from DTC, if required, the Registrar will approve the instructions at DTC to reduce, or cause to be reduced, the Global Note by the aggregate principal amount of the beneficial interest in the Global Note to be transferred, record the transfer in the Register in accordance with Section 2.5(a) and upon execution by the Issuer and authentication and delivery by the Trustee, deliver one or more corresponding Certificated Notes, registered in the names specified in the instructions described in clause (B) above, in principal amounts designated by the transferee (the aggregate of such principal amounts being equal to the aggregate principal amount of the interest in such Global Note transferred by the transferor), and in authorized denominations.

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(iv)         Temporary Regulation S Global Note to Regulation S Global Note. Interests in a Temporary Regulation S Global Note as to which the Registrar has received from Euroclear or Clearstream, as the case may be, a Non-U.S. Beneficial Ownership Certification, shall be exchanged after the Distribution Compliance Period, for interests in a Regulation S Global Note. The delivery to the Registrar by Euroclear or Clearstream of the certificate or certificates referred to above may be relied upon by DTC and the Registrar as conclusive evidence that the certificate or certificates referred to therein has or have been delivered to Euroclear or Clearstream pursuant to the terms of this Indenture and the Temporary Regulation S Global Note. Until so exchanged in full and except as provided therein, the Temporary Regulation S Global Note, and the Notes evidenced thereby, shall in all respects be entitled to the same benefits under this Indenture as the Regulation S Global Note and Rule 144A Global Note authenticated and delivered hereunder.

(v)          Distribution Compliance Period. Prior to the termination of the Distribution Compliance Period with respect to the issuance of the Notes, transfers of interests in the Temporary Regulation S Global Notes to U.S. persons (as defined in Regulation S) shall be limited to transfers made pursuant to the provisions of clause (ii) above.

(h)          Transfers of Certificated Notes shall only be made in accordance with Section 2.2(b) and this Section 2.5(h).

(i)          Certificated Notes to Global Notes. If a holder of a Certificated Note wishes at any time to transfer such Certificated Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in a corresponding Global Note, such holder may, subject to the immediately succeeding sentence and the rules and procedures of Euroclear, Clearstream and/or DTC, as the case may be, exchange or transfer, or cause the exchange or transfer of, such Certificated Note for a beneficial interest in a corresponding Global Note. Upon receipt by the Registrar of (A) a Holder’s Certificated Note properly endorsed for assignment to the transferee, (B) a certificate substantially in the form of Exhibit B-1 or Exhibit B-3 (as applicable) attached hereto executed by the transferor and a certificate substantially in the form of Exhibit B-4 or B-5 (as applicable) attached hereto executed by the transferee, (C) instructions given in accordance with Euroclear, Clearstream or DTC’s procedures, as the case may be, from an Agent Member to instruct DTC to cause to be credited a beneficial interest in the applicable Global Notes in an amount equal to the Certificated Notes to be transferred or exchanged, and (D) a written order given in accordance with DTC’s procedures containing information regarding the Agent Member’s account at DTC and/or Euroclear or Clearstream to be credited with such increase, the Registrar shall cancel such Certificated Note in accordance with Section 2.9, record the transfer in the Register in accordance with Section 2.5(a) and approve the instructions at DTC, concurrently with such cancellation, to credit or cause to be credited to the securities account of the Agent Member specified in such instructions a beneficial interest in the corresponding Global Note equal to the principal amount of the Certificated Note transferred or exchanged.

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(ii)         Certificated Notes to Certificated Notes. Upon receipt by the Registrar of (A) a Holder’s Certificated Note properly endorsed for assignment to the transferee, and (B) certificates substantially in the form of Exhibit B-2 attached hereto executed by the transferee, the Registrar shall cancel such Certificated Note in accordance with Section 2.9, record the transfer in the Register in accordance with Section 2.5(a) and upon execution by the Issuer and authentication and delivery by the Trustee, deliver one or more Certificated Notes bearing the same designation as the Certificated Note endorsed for transfer, registered in the names specified in the assignment described in clause (A) above, in principal amounts designated by the transferee (the aggregate of such principal amounts being equal to the aggregate principal amount of the Certificated Note surrendered by the transferor), and in authorized denominations.

(i)          If Notes are issued upon the transfer, exchange or replacement of Notes bearing the applicable legends set forth in the applicable part of Exhibit A hereto, and if a request is made to remove such applicable legend on such Notes, the Notes so issued shall bear such applicable legend, or such applicable legend shall not be removed, as the case may be, unless there is delivered to the Trustee and the Issuer such satisfactory evidence, which may include an Opinion of Counsel acceptable to them, as may be reasonably required by the Issuer (and which shall by its terms permit reliance by the Trustee), to the effect that neither such applicable legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of the Securities Act, the 1940 Act, ERISA or the Code. Upon provision of such satisfactory evidence, the Trustee or its Authenticating Agent, at the written direction of the Issuer shall, after due execution by the Issuer authenticate and deliver Notes that do not bear such applicable legend.

(j)          Each Person who becomes a beneficial owner of Notes represented by an interest in a Global Note will be deemed to have represented and agreed as follows:

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(i)          In connection with the purchase of such Notes: (A) none of the Issuer, the Collateral Manager, the Initial Purchaser, the Trustee, the Collateral Administrator, the Transferor or any of their respective Affiliates is acting as a fiduciary or financial or investment adviser for such beneficial owner; (B) such beneficial owner is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of the Issuer, the Collateral Manager, the Trustee, the Collateral Administrator, the Transferor, the Initial Purchaser or any of their respective Affiliates other than any statements in the final Offering Circular for such Notes, and such beneficial owner has read and understands such final Offering Circular; (C) such beneficial owner has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent it has deemed necessary and has made its own investment decisions (including decisions regarding the suitability of any transaction pursuant to this Indenture) based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the Issuer, the Collateral Manager, the Trustee, the Collateral Administrator, Initial Purchaser, the Transferor or any of their respective Affiliates; (D) such beneficial owner is either (1) (in the case of a beneficial owner of an interest in a Rule 144A Global Note)  both (a) a “qualified institutional buyer” (as defined under Rule 144A under the Securities Act) that is not a broker-dealer which owns and invests on a discretionary basis less than U.S.$25,000,000 in securities of issuers that are not affiliated persons of the dealer and is not a plan referred to in paragraph (a)(1)(d) or (a)(1)(e) of Rule 144A under the Securities Act or a trust fund referred to in paragraph (a)(1)(f) of Rule 144A under the Securities Act that holds the assets of such a plan, if investment decisions with respect to the plan are made by beneficiaries of the plan and (b) a Qualified Purchaser for purposes of Section 3(c)(7) of the 1940 Act (or a corporation, partnership, limited liability company or other entity (other than a trust), each shareholder, partner, member or other equity owner of which is a Qualified Purchaser) or (2) a Qualified Purchaser that is not a “U.S. person” as defined in Regulation S and is acquiring the Notes in an offshore transaction (as defined in Regulation S) in reliance on the exemption from registration provided by Regulation S; (E) such beneficial owner is acquiring its interest in such Notes for its own account; (F) such beneficial owner was not formed for the purpose of investing in such Notes; (G) such beneficial owner understands that the Issuer may receive a list of participants holding interests in the Notes from one or more book-entry depositories; (H) such beneficial owner will hold and transfer at least the minimum denomination of such Notes; (I) such beneficial owner is a sophisticated investor and is purchasing the Notes with a full understanding of all of the terms, conditions and risks thereof, and is capable of and willing to assume those risks; and (J) such beneficial owner will provide notice of the relevant transfer restrictions to subsequent transferees.

(ii)         With respect to the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes, (a) if it is, or is acting on behalf of, a Benefit Plan Investor, its acquisition, holding and disposition of such Notes does not and will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, and (b) if it is, or is acting on behalf of, a governmental, church, non-U.S. or other plan which is subject to any Other Plan Law, its acquisition, holding and disposition of such Notes will not constitute or result in a non-exempt violation of any such Other Plan Law.

(iii)        With respect to the Class C Notes and the Class D Notes, at the time of its acquisition of any such Note it is not, and is not acting on behalf of, a Benefit Plan Investor unless at that time an Opinion of Counsel is outstanding and applicable to such Note stating that such Note will be treated as indebtedness for U.S. federal income tax purposes following its transfer, and such Note is then rated in one of the four highest rating categories by at least one NRSRO.

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(iv)         Such beneficial owner understands that such Notes are being offered only in a transaction not involving any public offering in the United States within the meaning of the Securities Act, such Notes have not been and will not be registered under the Securities Act, and, if in the future such beneficial owner decides to offer, resell, pledge or otherwise transfer such Notes, such Notes may be offered, resold, pledged or otherwise transferred only in accordance with the provisions of this Indenture and the legend on such Notes. Such beneficial owner acknowledges that no representation has been made as to the availability of any exemption under the Securities Act or any state securities laws for resale of such Notes. Such beneficial owner understands that the Issuer has not been registered under the 1940 Act, and that the Issuer is exempt from registration as such by virtue of Section 3(c)(7) of the 1940 Act.

(v)          Such beneficial owner is aware that, except as otherwise provided herein, any Notes being sold to it in reliance on Regulation S will be represented by one or more Regulation S Global Notes and that beneficial interests therein may be held only through DTC for the respective accounts of Euroclear or Clearstream.

(vi)         Such beneficial owner will provide notice to each Person to whom it proposes to transfer any interest in the Notes of the transfer restrictions and representations set forth in this Section 2.5, including the Exhibits referenced herein.

(vii)        Such beneficial owner is obtaining such beneficial interest in compliance with certain restrictions imposed during the Distribution Compliance Period.

(k)          Each Person who becomes an owner of a Certificated Note will be required to make the representations and agreements set forth in Exhibit B-2.

(l)          Any purported transfer of a Note not in accordance with this Section 2.5 shall be null and void and shall not be given effect for any purpose whatsoever.

(m)         To the extent required by the Issuer, as determined by the Issuer or the Collateral Manager on behalf of the Issuer, the Issuer may, upon written notice to the Trustee, impose additional transfer restrictions on the Notes to comply with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 and other similar laws or regulations, including, without limitation, requiring each transferee of a Note to make representations to the Issuer in connection with such compliance.

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(n)          The Registrar, the Trustee and the Issuer shall be entitled to conclusively rely on the information set forth on the face of any transferor and transferee certificate delivered pursuant to this Section 2.5 and shall be able to presume conclusively the continuing accuracy thereof, in each case without further inquiry or investigation. Notwithstanding anything in this Indenture to the contrary, the Trustee shall not be required to obtain any certificate specifically required by the terms of this Section 2.5 if the Trustee is not notified of or in a position to know of any transfer requiring such a certificate to be presented by the proposed transferor or transferee.

(o)          For the avoidance of doubt, notwithstanding anything in this Indenture to the contrary, the Initial Purchaser may hold a position in a Regulation S Global Note prior to the distribution of the applicable Notes represented by such position.

(p)          Neither the Trustee nor the Registrar shall be liable for any delay in the delivery of directions from the Depository and may conclusively rely on, and shall be fully protected in relying on, such direction as to the names of the beneficial owners in whose names such Certificated Notes shall be registered or as to delivery instructions for such Certificated Notes.

Each Person who becomes an owner of an interest in a Note will be required to make representations and agreements set forth in clauses (e) to (i) of Section 7.17.

Section 2.6           Mutilated, Defaced, Destroyed, Lost or Stolen Note. If (a) any mutilated or defaced Note is surrendered to a Transfer Agent, or if there shall be delivered to the Issuer, the Trustee and the relevant Transfer Agent evidence to their reasonable satisfaction of the destruction, loss or theft of any Note, and (b) there is delivered to the Issuer, the Trustee and such Transfer Agent such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Issuer, the Trustee or such Transfer Agent that such Note has been acquired by a protected purchaser, the Issuer shall execute and, upon Issuer Order, the Trustee shall authenticate and deliver to the Holder, in lieu of any such mutilated, defaced, destroyed, lost or stolen Note, a new Note, of like tenor (including the same date of issuance) and equal principal or face amount, registered in the same manner, dated the date of its authentication, bearing interest from the date to which interest has been paid on the mutilated, defaced, destroyed, lost or stolen Note and bearing a number not contemporaneously outstanding.

If, after delivery of such new Note, a protected purchaser of the predecessor Note presents for payment, transfer or exchange such predecessor Note, the Issuer, the Transfer Agent and the Trustee shall be entitled to recover such new Note from the Person to whom it was delivered or any Person taking therefrom, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer, the Trustee and the Transfer Agent in connection therewith.

In case any such mutilated, defaced, destroyed, lost or stolen Note has become due and payable, the Issuer in its discretion may, instead of issuing a new Note pay such Note without requiring surrender thereof except that any mutilated or defaced Note shall be surrendered.

Upon the issuance of any new Note under this Section 2.6, the Issuer may require the payment by the Holder thereof of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

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Every new Note issued pursuant to this Section 2.6 in lieu of any mutilated, defaced, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer and such new Note shall be entitled, subject to the second paragraph of this Section 2.6, to all the benefits of this Indenture equally and proportionately with any and all other Notes of the same Class duly issued hereunder.

The provisions of this Section 2.6 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, defaced, destroyed, lost or stolen Notes.

Section 2.7           Payment of Principal and Interest and Other Amounts; Principal and Interest Rights Preserved. (a) The Notes of each Class shall accrue interest during each Interest Accrual Period at the applicable Interest Rate and such interest will be payable in arrears on each Payment Date on the Aggregate Outstanding Amount (and, with respect to the Class C Notes and the Class D Notes, any Deferred Interest thereon, as applicable, as described below) thereof on the first day of the related Interest Accrual Period (after giving effect to payments of principal thereof on such date), except as otherwise set forth below; provided that, for the avoidance of doubt, with respect to any payment of interest on a Redemption Date, such interest shall be determined in accordance with the calculation above solely for the period from, and including, the first day of such Interest Accrual Period through, but excluding, such Redemption Date; provided further that, with respect to any Interest Accrual Period during which a Re-Pricing has occurred, the applicable Interest Rate of any Re-Priced Class shall reflect the applicable Re-Pricing Rate from and including, the applicable Re-Pricing Date. Payment of interest on each Class of Notes will be subordinated to the payment of interest on each related Priority Class as provided in Section 11.1. So long as any Priority Class is Outstanding with respect to the Class C Notes or the Class D Notes, any payment of interest due on the Class C Notes or the Class D Notes, as applicable, which is not available to be paid (“Deferred Interest”) in accordance with the Priority of Payments on any Payment Date shall not be considered “due and payable” for the purposes of Section 5.1(a) (and the failure to pay such interest shall not be an Event of Default) until the earliest of (i) the Payment Date on which funds are available to pay such Deferred Interest in accordance with the Priority of Payments, (ii) the Redemption Date or Re-Pricing Date, as applicable, with respect to such Class of Notes and (iii) the Stated Maturity of such Class of Notes. Deferred Interest on the Class C Notes and the Class D Notes shall be payable on the first Payment Date on which funds are available to be used for such purpose in accordance with the Priority of Payments, but in any event no later than the earlier of the Payment Date (i) which is the Redemption Date or Re-Pricing Date, as applicable, with respect to such Class of Notes and (ii) which is the Stated Maturity of such Class of Notes. Regardless of whether any Priority Class is Outstanding with respect to the Class C Notes or the Class D Notes, as applicable, to the extent that funds are not available on any Payment Date (other than the Redemption Date or Re-Pricing Date, as applicable, with respect to, or Stated Maturity of, such Class of Notes) to pay previously accrued Deferred Interest, such previously accrued Deferred Interest will not be due and payable on such Payment Date and any failure to pay such previously accrued Deferred Interest on such Payment Date will not be an Event of Default. Interest will cease to accrue on each Note, or in the case of a partial repayment, on such repaid part, from the date of repayment. To the extent lawful and enforceable, interest on any interest that is not paid when due on any Class A Notes or Class B Notes, or if no Class A Notes or Class B Notes are Outstanding, any Class C Notes, or if no Class A Notes, Class B Notes or Class C Notes are Outstanding, any Class D Notes, shall accrue at the Interest Rate for such Class until paid as provided herein.

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(b)          The principal of each Note of each Class matures at par and is due and payable on the date of the Stated Maturity for such Class, unless such principal has been previously repaid or unless the unpaid principal of such Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise. Notwithstanding the foregoing, the payment of principal of each Class of Notes may only occur in accordance with the Priority of Payments. Payments of principal on any Class of Notes which are not paid, in accordance with the Priority of Payments, on any Payment Date (other than the Payment Date which is the Stated Maturity of such Class of Notes or any Redemption Date or Re-Pricing Date, as applicable,), because of insufficient funds therefor shall not be considered “due and payable” for purposes of Section 5.1(a) until the Payment Date on which such principal may be paid in accordance with the Priority of Payments or all Priority Classes with respect to such Class have been paid in full.

(c)          Principal payments on the Notes will be made in accordance with the Priority of Payments and Article IX.

(d)          The Paying Agent shall require the previous delivery of properly completed and signed applicable tax certifications (generally, in the case of U.S. federal income tax, an Internal Revenue Service Form W-9 (or applicable successor form) in the case of a United States person within the meaning of Section 7701(a)(30) of the Code or the applicable Internal Revenue Service Form W-8 (or applicable successor form) in the case of a Person that is not a United States person within the meaning of Section 7701(a)(30) of the Code) or other certification acceptable to it to enable the Issuer, the Trustee and any Paying Agent to determine their duties and liabilities with respect to any taxes or other charges that they may be required to pay, deduct or withhold from payments in respect of such Note or the Holder or beneficial owner of such Note under any present or future law or regulation of the United States, any other jurisdiction or any political subdivision thereof or taxing authority therein or to comply with any reporting or other requirements under any such law or regulation and the delivery of any information required under FATCA to prevent the Issuer from being subject to withholding and to determine if payments by the Issuer are subject to withholding. The Issuer shall not be obligated to pay any additional amounts to the Holders or beneficial owners of the Notes as a result of deduction or withholding for or on account of any present or future taxes, duties, assessments or governmental charges with respect to the Notes (including any amounts deducted on account of FATCA). Nothing herein shall be construed to obligate the Paying Agent to determine the duties or liabilities of the Issuer or any other paying agent with respect to any tax certification or withholding requirements, or any tax certification or withholding requirements of any jurisdiction, political subdivision or taxing authority outside the United States.

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(e)          Payments in respect of interest on and principal of any Note shall be made by the Trustee in Dollars to DTC or its designee with respect to a Global Note, to the Holder or its nominee with respect to a Certificated Note and to the Issuer, by wire transfer, as directed by the Holder, in immediately available funds to a Dollar account maintained by DTC or its nominee with respect to a Global Note, to the Holder or its nominee with respect to a Certificated Note and to the Issuer or its nominee; provided that in the case of a Certificated Note (1) the Holder thereof shall have provided written wiring instructions to the Trustee on or before the related Record Date and (2) if appropriate instructions for any such wire transfer are not received by the related Record Date, then such payment shall be made by check drawn on a U.S. bank mailed to the address of the Holder specified in the Register. Upon final payment due on the Maturity of a Note, the Holder thereof shall present and surrender such Note at the Corporate Trust Office of the Trustee or at the office of any Paying Agent on or prior to such Maturity; provided that if the Trustee and the Issuer shall have been furnished such security or indemnity as may be required by them to save each of them harmless and an undertaking thereafter to surrender such certificate, then, in the absence of notice to the Issuer or the Trustee that the applicable Note has been acquired by a protected purchaser, such final payment shall be made without presentation or surrender. Neither the Issuer, the Trustee, the Collateral Manager, nor any Paying Agent will have any responsibility or liability for any aspects of the records (or for maintaining, supervising or reviewing such records) maintained by DTC, Euroclear, Clearstream or any of the Agent Members relating to or for payments made thereby on account of beneficial interests in a Global Note. In the case where any final payment of principal and interest is to be made on any Note (other than on the Stated Maturity thereof), the Trustee, in the name and at the expense of the Issuer shall prior to the date on which such payment is to be made, mail (by first class mail, postage prepaid) to the Persons entitled thereto at their addresses appearing on the Register a notice which shall specify the date on which such payment will be made, the amount of such payment per U.S.$1,000 original principal amount of Notes and the place where such Notes may be presented and surrendered for such payment.

(f)          Payments of principal to Holders of the Notes of each Class shall be made in the proportion that the Aggregate Outstanding Amount of the Notes of such Class registered in the name of each such Holder on the applicable Record Date bears to the Aggregate Outstanding Amount of all Notes of such Class on such Record Date.

(g)          Interest accrued with respect to the Notes shall be calculated on the basis of the actual number of days elapsed in the applicable Interest Accrual Period divided by 360.

(h)          All reductions in the principal amount of a Note (or one or more predecessor Notes) effected by payments of installments of principal made on any Payment Date or Redemption Date or Re-Pricing Date, as applicable, shall be binding upon all future Holders of such Note and of any Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, whether or not such payment is noted on such Note.

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(i)          Notwithstanding any other provision of this Indenture, the obligations of the Issuer under the Notes and this Indenture are limited recourse obligations of the Issuer payable solely from the Assets and following realization of the Assets, and application of the proceeds thereof in accordance with this Indenture, all obligations of and any claims against the Issuer hereunder or in connection herewith after such realization shall be extinguished and shall not thereafter revive. No recourse shall be had against any officer, director, manager, partner, member, employee, shareholder, authorized Person or incorporator of the Issuer, the Collateral Manager or their respective Affiliates, successors or assigns for any amounts payable under the Notes or this Indenture. It is understood that the foregoing provisions of this paragraph (i) shall not (i) prevent recourse to the Assets for the sums due or to become due under any security, instrument or agreement which is part of the Assets or (ii) constitute a waiver, release or discharge of any indebtedness or obligation evidenced by the Notes or secured by this Indenture until such Assets have been realized. It is further understood that the foregoing provisions of this paragraph (i) shall not limit the right of any Person to name the Issuer as a party defendant in any Proceeding or in the exercise of any other remedy under the Notes or this Indenture, so long as no judgment in the nature of a deficiency judgment or seeking personal liability shall be asked for or (if obtained) enforced against any such Person or entity.

(j)          Subject to the foregoing provisions of this Section 2.7, each Note delivered under this Indenture and upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to unpaid interest and principal (or other applicable amount) that were carried by such other Note.

Section 2.8           Persons Deemed Owners. The Issuer, the Trustee, and any agent of the Issuer or the Trustee shall treat as the owner of each Note the Person in whose name such Note is registered on the Register on the applicable Record Date for the purpose of receiving payments of principal of and interest on such Note and on any other date for all other purposes whatsoever (whether or not such Note is overdue), and none of the Issuer, the Trustee or any agent of the Issuer or the Trustee shall be affected by notice to the contrary.

Section 2.9           Cancellation. All Notes surrendered for payment, cancellation pursuant to Section 9.7, registration of transfer, exchange or redemption, or deemed lost or stolen, shall be promptly canceled by the Trustee and may not be reissued or resold. No Note may be surrendered (including any surrender in connection with any abandonment, gift, donation or other cause or event) except for payment as provided herein, for cancellation pursuant to Section 9.7 or for registration of transfer, exchange or redemption in accordance with Article IX hereof (in the case of a Special Redemption or a mandatory redemption, only to the extent that such Special Redemption or mandatory redemption results in payment in full of the applicable Class of Notes), or for replacement in connection with any Note deemed lost or stolen. Any Notes surrendered for cancellation as permitted by this Section 2.9 shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section 2.9, except as expressly permitted by this Indenture. All canceled Notes held by the Trustee shall be destroyed or held by the Trustee in accordance with its standard retention policy unless the Issuer shall direct by an Issuer Order received prior to destruction that they be returned to it.

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Section 2.10         DTC Ceases to be Depository. (a) A Global Note deposited with DTC pursuant to Section 2.2 shall be transferred in the form of a corresponding Certificated Note to the beneficial owners thereof only if (A) such transfer complies with Section 2.5 of this Indenture and (B) either (x) (i) DTC notifies the Issuer that it is unwilling or unable to continue as depository for such Global Note or (ii) DTC ceases to be a Clearing Agency registered under the Exchange Act and, in each case, a successor depository is not appointed by the Issuer within 90 days after such event or (y) an Event of Default has occurred and is continuing and such transfer is requested by any beneficial owner of an interest in such Global Note.

(b)          Any Global Note that is transferable in the form of a corresponding Certificated Note to the beneficial owner thereof pursuant to this Section 2.10 shall be surrendered by DTC to the Corporate Trust Office to be so transferred, in whole or from time to time in part, without charge, and the Issuer shall execute and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of definitive physical certificates (pursuant to the instructions of DTC) in authorized denominations. Any Certificated Note delivered in exchange for an interest in a Global Note shall, except as otherwise provided by Section 2.5, bear the legends set forth in the applicable Exhibit A and shall be subject to the transfer restrictions referred to in such legends.

(c)          Subject to the provisions of paragraph (b) of this Section 2.10, the Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which such Holder is entitled to take under this Indenture or the Notes.

(d)          In the event of the occurrence of either of the events specified in sub-section (a) of this Section 2.10, the Issuer will promptly make available to the Trustee a reasonable supply of Certificated Notes.

If Certificated Notes are not so issued by the Issuer to such beneficial owners of interests in Global Notes as required by sub-section (a) of this Section 2.10, the Issuer expressly acknowledges that the beneficial owners shall be entitled to pursue any remedy that the Holders of a Global Note would be entitled to pursue in accordance with Article V of this Indenture (but only to the extent of such beneficial owner’s interest in the Global Note) as if corresponding Certificated Notes had been issued; provided that the Trustee shall be entitled to rely upon any certificate of ownership provided by such beneficial owners (including a certificate in the form of Exhibit D) and/or other forms of reasonable evidence of such ownership.

Neither the Trustee nor the Registrar shall be liable for any delay in the delivery of directions from the Depository and may conclusively rely on, and shall be fully protected in relying on, such direction as to the names of the beneficial owners in whose names such Certificated Notes shall be registered or as to delivery instructions for such Certificated Notes.

Section 2.11         Non-Permitted Holders. (a) Notwithstanding anything to the contrary elsewhere herein, any transfer of a beneficial interest in any Note to (i) a U.S. person that is not a QIB/QP (other than a U.S. person that is an Institutional Accredited Investor and is also a Qualified Purchaser (or a corporation, partnership, limited liability company or other entity (other than a trust), each shareholder, partner, member or other equity owner of which is a Qualified Purchaser)) or (ii) a non-U.S. person that is not a Qualified Purchaser shall in either case be null and void and any such purported transfer of which the Issuer or the Trustee shall have notice may be disregarded by the Issuer and the Trustee for all purposes.

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(b)          If any (i) U.S. person that is not a QIB/QP (other than a U.S. person that is an Institutional Accredited Investor and is also a Qualified Purchaser (or a corporation, partnership, limited liability company or other entity (other than a trust), each shareholder, partner, member or other equity owner of which is a Qualified Purchaser)) or (ii) non-U.S. person that is not a Qualified Purchaser shall in either case become the Holder or beneficial owner of an interest in any Note (any such Person a “Non-Permitted Holder”), the acquisition of Notes by such holder shall be null and void ab initio. The Issuer (or the Collateral Manager on behalf of the Issuer) shall, promptly after discovery that such person is a Non-Permitted Holder by the Issuer or the Trustee or upon notice to the Issuer from the Trustee (if a Trust Officer of the Trustee obtains actual knowledge and who agrees to notify the Issuer of such discovery, if any), send notice to such Non-Permitted Holder demanding that such Non-Permitted Holder transfer its interest in the Notes held by such Person to a Person that is not a Non-Permitted Holder within 30 days after the date of such notice. If such Non-Permitted Holder fails to so transfer such Notes, the Issuer or the Collateral Manager acting for the Issuer shall have the right, without further notice to the Non-Permitted Holder, to sell such Notes or interest in such Notes to a purchaser selected by the Issuer that is not a Non-Permitted Holder on such terms as the Issuer may choose. The Issuer, or the Collateral Manager acting on behalf of the Issuer, may select the purchaser by soliciting one or more bids from one or more brokers or other market professionals that regularly deal in securities similar to the Notes and sell such Notes to the highest such bidder; provided that the Collateral Manager, its Affiliates and accounts, funds, clients or portfolios established and controlled by the Collateral Manager shall be entitled to bid in any such sale. However, the Issuer or the Collateral Manager may select a purchaser by any other means determined by it in its sole discretion. The Holder of each Note, the Non-Permitted Holder and each other Person in the chain of title from the Holder to the Non-Permitted Holder, by its acceptance of an interest in the Notes, agrees to cooperate with the Issuer, the Collateral Manager and the Trustee to effect such transfers. The proceeds of such sale, net of any commissions, expenses and taxes due in connection with such sale shall be remitted to the Non-Permitted Holder. The terms and conditions of any sale under this sub-section shall be determined in the sole discretion of the Issuer, and none of the Issuer, the Trustee or the Collateral Manager shall be liable to any Person having an interest in the Notes sold as a result of any such sale or the exercise of such discretion.

(c)          Notwithstanding anything to the contrary elsewhere herein, any transfer of a beneficial interest in any Note to a Person who has made an ERISA-related representation required by Section 2.5 that is subsequently shown to be false or misleading shall be null and void and any such purported transfer of which the Issuer or the Trustee shall have notice may be disregarded by the Issuer and the Trustee for all purposes.

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(d)          If any Person shall become the beneficial owner of an interest in any Note who has made or is deemed to have made a prohibited transaction, Benefit Plan Investor or Other Plan Law representation required by Section 2.5 that is subsequently shown to be false or misleading (any such Person a “Non-Permitted ERISA Holder”), the Issuer (or the Collateral Manager on behalf of the Issuer) shall, promptly after discovery that such Person is a Non-Permitted ERISA Holder by the Issuer or upon notice from the Trustee (if a Trust Officer of the Trustee obtains actual knowledge and who agrees to notify the Issuer of such discovery), send notice to such Non-Permitted ERISA Holder demanding that such Non-Permitted ERISA Holder transfer all or any portion of the Notes held by such Person to a Person that is not a Non-Permitted ERISA Holder within 10 days after the date of such notice. If such Non-Permitted ERISA Holder fails to so transfer such Notes, the Issuer shall have the right, without further notice to the Non-Permitted ERISA Holder, to sell such Notes or interest in such Notes to a purchaser selected by the Issuer that is not a Non-Permitted ERISA Holder on such terms as the Issuer may choose. The Issuer may select the purchaser by soliciting one or more bids from one or more brokers or other market professionals that regularly deal in securities similar to the Notes and selling such Notes to the highest such bidder. However, the Issuer may select a purchaser by any other means determined by the Issuer in its sole discretion. The Holder of each Note, the Non-Permitted ERISA Holder and each other Person in the chain of title from the Holder to the Non-Permitted ERISA Holder, by its acceptance of an interest in the Notes, agrees to cooperate with the Issuer and the Trustee to effect such transfers. The proceeds of such sale, net of any commissions, expenses and taxes due in connection with such sale shall be remitted to the Non-Permitted ERISA Holder. The terms and conditions of any sale under this sub-section shall be determined in the sole discretion of the Issuer, and none of the Issuer, the Trustee or the Collateral Manager shall be liable to any Person having an interest in the Notes sold as a result of any such sale or the exercise of such discretion.

Section 2.12         [Reserved].

Section 2.13         Additional Issuance. (a) At any time within the Reinvestment Period, the Issuer may, pursuant to a supplemental indenture in accordance with Section 8.1 hereof, issue Additional Notes of each Class (on a pro rata basis with respect to each Class of Notes or, if additional Class A Notes are not being issued, on a pro rata basis for all Classes that are subordinate to the Class A Notes) and use the proceeds to purchase additional Collateral Obligations or as otherwise permitted under this Indenture (including Permitted Uses); provided that the following conditions are met:

(i)          the Collateral Manager consents to such issuance;

(ii)         the aggregate principal amount of Additional Notes of any Class issued in all additional issuances shall not exceed 100% of the respective original outstanding principal amount of the Notes of such Class;

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(iii)        the terms of the Notes issued must be identical to the respective terms of previously issued Notes of the applicable Class (except that the interest due on additional Notes will accrue from the issue date of such additional Notes and the spread over LIBOR and the price of such additional Notes do not have to be identical to those of the initial Notes of that Class; provided, that the Interest Rate on such additional Notes must not exceed the Interest Rate applicable to the initial Notes of that Class) and such additional issuance shall not be considered a Refinancing hereunder;

(iv)         the Global Rating Agency Condition shall have been satisfied;

(v)          the proceeds of any Additional Notes (net of fees and expenses incurred in connection with such issuance) shall be treated as Principal Proceeds, used to purchase additional Collateral Obligations or as another Permitted Use;

(vi)         (1) to the extent such issuance would be of additional Notes (other than the Class A Notes), the prior written consent of a Majority of the Class A Notes shall have been obtained and (2) to the extent such issuance would be of additional Class A Notes or any additional Class of Notes pari passu with or senior to the Class A Notes, the prior written consent of a Supermajority of the Class A Notes shall have been obtained;

(vii)        the Overcollateralization Ratio with respect to each Class of Notes shall not be reduced after giving effect to such issuance;

(viii)      an opinion of tax counsel of nationally recognized standing in the United States experienced in such matters will be delivered to the Trustee, in form and substance satisfactory to the Collateral Manager, to the effect that (A) such issuance would not (1) result in the Issuer becoming subject to United States federal income taxation with respect to its net income or (2) have a material adverse effect on the tax treatment of the Issuer or the tax consequences to the Holders of any Class of Notes Outstanding at the time of issuance, as described in the Offering Circular under the heading “U.S. Federal Income Tax Considerations,” (B) such additional issuance will not result in the Holders or beneficial owners of Notes previously issued to be deemed to have sold or exchanged such Notes under Section 1001 of the Code and (C) to the extent treated as issued for U.S. federal income tax purposes, any Additional Notes will be treated as indebtedness for U.S. federal income tax purposes;

(ix)         such issuance is accomplished in a manner that allows the independent accountants of the Issuer to accurately provide the tax information relating to original issue discount that this Indenture requires to be provided to the Holders of Notes (including the Additional Notes); and

(x)          an Officer’s certificate of the Issuer shall be delivered to the Trustee stating that the conditions of this Section 2.13(a) have been satisfied.

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(b)          The terms and conditions of the Additional Notes of each Class issued pursuant to this Section 2.13 shall be identical to those of the initial Notes of that Class (except that the interest due on additional Notes will accrue from the issue date of such additional Notes and the spread over LIBOR and the price of such additional Notes do not have to be identical to those of the initial Notes of that Class; provided, that the Interest Rate on such additional Notes must not exceed the Interest Rate applicable to the initial Notes of that Class). Interest on the Additional Notes that are Notes shall be payable commencing on the first Payment Date following the issue date of such Additional Notes (if issued prior to the applicable Record Date). The Additional Notes shall rank pari passu in all respects with the initial Notes of that Class.

(c)          Any Additional Notes of each Class issued pursuant to this Section 2.13 shall, to the extent reasonably practicable, be offered first to Holders of that Class in such amounts as are necessary to preserve their pro rata holdings of Notes of such Class.

(d)          For the avoidance of doubt, at any time the Holders of the Interests may make additional capital contributions to the Issuer.

ARTICLE III

Conditions Precedent

Section 3.1           Conditions to Issuance of Notes on Closing Date. The Notes to be issued on the Closing Date may be executed by the Issuer and delivered to the Trustee for authentication and thereupon the same shall be authenticated and delivered by the Trustee upon Issuer Order and upon receipt by the Trustee of the following:

(i)          Officers’ Certificate of the Issuer Regarding Corporate Matters. An Officer’s certificate of the Issuer (A) evidencing the authorization by Resolution of the execution and delivery of this Indenture, the Collateral Management Agreement, the Collateral Administration Agreement, the Securities Account Control Agreement, the Loan Sale Agreement, the Purchase Agreement and related transaction documents and in each case the execution, authentication and delivery of the Notes applied for by it and specifying the Stated Maturity, principal amount and Interest Rate of each Class of Notes to be authenticated and delivered and (B) certifying that (1) the attached copy of the Resolution is a true and complete copy thereof, (2) such resolutions have not been rescinded and are in full force and effect on and as of the Closing Date and (3) the Officers authorized to execute and deliver such documents hold the offices and have the signatures indicated thereon.

(ii)         Governmental Approvals. From the Issuer either (A) a certificate of the Issuer or other official document evidencing the due authorization, approval or consent of any governmental body or bodies, at the time having jurisdiction in the premises, together with an Opinion of Counsel of the Issuer that no other authorization, approval or consent of any governmental body is required for the valid issuance of the Notes or (B) an Opinion of Counsel of the Issuer that no such authorization, approval or consent of any governmental body is required for the valid issuance of such Notes except as has been given.

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(iii)        U.S. Counsel Opinions. Opinions of (A) Dechert LLP, U.S. counsel to the Issuer, the Transferor and the Collateral Manager, (B) Clark Hill PLC, Delaware counsel to the Issuer, (C) Venable LLP, Maryland counsel to the Transferor and (D) Locke Lord LLP, counsel to the Trustee and Collateral Administrator, each dated the Closing Date.

(iv)         Officers’ Certificate of the Issuer Regarding Indenture. An Officer’s certificate of the Issuer stating that, to the best of the signing Officer’s knowledge, the Issuer is not in default under this Indenture and that the issuance of the Notes applied for by it will not result in a default or a breach of any of the terms, conditions or provisions of, or constitute a default under, its organizational documents, any indenture or other agreement or instrument to which it is a party or by which it is bound, or any order of any court or administrative agency entered in any Proceeding to which it is a party or by which it may be bound or to which it may be subject; that all conditions precedent provided herein relating to the authentication and delivery of the Notes applied for by it have been complied with; and that all expenses due or accrued with respect to the Offering of such Notes or relating to actions taken on or in connection with the Closing Date have been paid or reserves therefor have been made. The Officer’s certificate of the Issuer shall also state that, to the best of the signing Officer’s knowledge, all of the Issuer’s representations and warranties contained herein are true and correct as of the Closing Date.

(v)          Transaction Documents. An executed counterpart of each Transaction Document and a copy of a representation letter substantially in the form of Exhibit B-6 (a “Representation Letter”) for the Transferor relating to the Interests it holds as of the Closing Date pursuant to which the Transferor represents and warrants that (A) it is not, and is not acting on behalf of, a Benefit Plan Investor, and (B) if it is a governmental, church, non-U.S. or other plan which is subject to any Other Plan Law, (x) it is not subject to any Similar Law and (y) its acquisition, holding and disposition of such Interest will not constitute or result in a non-exempt violation of any such Other Plan Law.

(vi)         Certificate of the Collateral Manager. An Officer’s certificate of the Collateral Manager, dated as of the Closing Date, to the effect that immediately before the Delivery of the Collateral Obligations on the Closing Date:

(A)         the information with respect to each Collateral Obligation in the Schedule of Collateral Obligations is true and correct and such schedule is complete with respect to each such Collateral Obligation;

(B)         each Collateral Obligation in the Schedule of Collateral Obligations satisfies the requirements of the definition of “Collateral Obligation”;

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(C)         the Issuer purchased or entered into each Collateral Obligation in the Schedule of Collateral Obligations in compliance with Section 12.2; and

(D)         the Aggregate Principal Balance of the Collateral Obligations which the Issuer has purchased, acquired, entered into binding commitments to purchase, or identified for purchase on or prior to the Closing Date is at least U.S.$340,000,000.00.

(vii)        Grant of Collateral Obligations. The Grant pursuant to the Granting Clauses of this Indenture of all of the Issuer’s right, title and interest in and to the Collateral Obligations pledged to the Trustee for inclusion in the Assets on the Closing Date shall be effective, and Delivery of such Collateral Obligations (including each promissory note and all other Underlying Instruments related thereto to the extent received by the Issuer) as contemplated by Section 3.3 shall have been effected.

(viii)      Certificate of the Issuer Regarding Assets. An Officer’s certificate of the Issuer, dated as of the Closing Date, to the effect that:

(A)         in the case of each Collateral Obligation pledged to the Trustee for inclusion in the Assets, on the Closing Date and immediately prior to the Delivery thereof (or immediately after Delivery thereof, in the case of clause (VI)(ii) below) on the Closing Date;

(I)         the Issuer is the owner of such Collateral Obligation free and clear of any liens, claims or encumbrances of any nature whatsoever except for (i) those which are being released on the Closing Date; (ii) those Granted pursuant to this Indenture and (iii) any other Permitted Liens;

(II)        the Issuer has acquired its ownership in such Collateral Obligation in good faith without notice of any adverse claim, except as described in clause (I) above;

(III)       the Issuer has not assigned, pledged or otherwise encumbered any interest in such Collateral Obligation (or, if any such interest has been assigned, pledged or otherwise encumbered, it has been released) other than interests Granted pursuant to this Indenture;

(IV)       the Issuer has full right to Grant a security interest in and assign and pledge such Collateral Obligation to the Trustee;

(V)         based on the certificate of the Collateral Manager delivered pursuant to Section 3.1(vi), the information set forth with respect to such Collateral Obligation in the Schedule of Collateral Obligations is true and correct;

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(VI)        (i) based on the certificate of the Collateral Manager delivered pursuant to Section 3.1(vi), each Collateral Obligation included in the Assets satisfies the requirements of the definition of “Collateral Obligation” and (ii) the requirements of Section 3.1(vii) have been satisfied;

(VII)       upon the Grant by the Issuer, the Trustee has a first priority perfected security interest in the Collateral Obligations and other Assets, except as permitted by this Indenture; and

(B)         based on the certificate of the Collateral Manager delivered pursuant to Section 3.1(vi), the Aggregate Principal Balance of the Collateral Obligations which the Issuer has purchased, acquired, entered into binding commitments to purchase, or identified for purchase on or prior to the Closing Date is at least U.S.$ 340,000,000.00.

(ix)         Rating Letter. An Officer’s certificate of the Issuer to the effect that attached thereto is a true and correct copy of a letter signed by each Rating Agency, as applicable, and confirming that each Class of Notes has been assigned the applicable Initial Rating and that such ratings are in effect on the Closing Date.

(x)          Accounts. Evidence of the establishment of each of the Accounts.

(xi)         Issuer Order for Deposit of Funds into Accounts. (A) An Issuer Order signed in the name of the Issuer by a Responsible Officer of the Issuer, dated as of the Closing Date, authorizing the deposit of approximately U.S.$108,200,000 from the proceeds of the issuance of the Notes into the Ramp-Up Account for use pursuant to Section 10.3(c); (B) an Issuer Order signed in the name of the Issuer by a Responsible Officer of the Issuer, dated as of the Closing Date, authorizing the deposit of approximately U.S.$1,600,000 from the proceeds of the issuance of the Notes into the Expense Reserve Account as Interest Proceeds for use pursuant to Section 10.3(d); and (C) an Issuer Order signed in the name of the Issuer by a Responsible Officer of the Issuer, dated as of the Closing Date, authorizing the deposit of approximately U.S.$0 from the proceeds of the issuance of the Notes into the Interest Reserve Account as Interest Proceeds for use pursuant to Section 10.3(f).

(xii)        Other Documents. Such other documents as the Trustee may reasonably require; provided that nothing in this clause (xii) shall imply or impose a duty on the part of the Trustee to require any other documents.

Section 3.2           Conditions to Additional Issuance. Additional Notes to be issued on an Additional Notes Closing Date pursuant to Section 2.13 may be executed by the Issuer and delivered to the Trustee for authentication and thereupon the same shall be authenticated and delivered to the Issuer by the Trustee upon Issuer Order (setting forth registration, delivery and authentication instructions) and upon receipt by the Trustee of the following:

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(i)          Officers’ Certificates of the Issuer Regarding Corporate Matters. An Officer’s certificate of the Issuer (A) evidencing the authorization by Resolution of the execution and delivery of a supplemental indenture pursuant to Section 8.1(xii) and the execution, authentication and delivery of the Additional Notes applied for by it, and specifying the Stated Maturity, the principal amount and Note Interest Rate of each Class of such Additional Notes that are Notes and the Stated Maturity and (B) certifying that (1) the attached copy of such Resolution is a true and complete copy thereof, (2) such resolutions have not been rescinded and are in full force and effect on and as of the Additional Notes Closing Date and (3) the Officers authorized to execute and deliver such documents hold the offices and have the signatures indicated thereon.

(ii)         Governmental Approvals. From the Issuer, either (A) a certificate of the Issuer or other official document evidencing the due authorization, approval or consent of any governmental body or bodies, at the time having jurisdiction in the premises, together with an Opinion of Counsel of the Issuer to the effect that no other authorization, approval or consent of any governmental body is required for the valid issuance of such Additional Notes or (B) an Opinion of Counsel of the Issuer to the effect that no such authorization, approval or consent of any governmental body is required for the valid issuance of such Additional Notes except as have been given (provided that the opinion delivered pursuant to Section 3.2(iii) may satisfy the requirement).

(iii)        U.S. Counsel Opinions. Opinions of Dechert LLP, special U.S. counsel to the Issuer or other counsel acceptable to the Trustee, dated the Additional Notes Closing Date, in form and substance satisfactory to the Issuer and the Trustee. An opinion of tax counsel of nationally recognized standing in the United States experienced in such matters delivered pursuant to Section 2.13(a)(ix).

(iv)         Officers’ Certificates of Issuer Regarding Indenture. An Officer’s certificate of the Issuer stating that the Issuer is not in default under this Indenture and that the issuance of the Additional Notes applied for by it shall not result in a default or a breach of any of the terms, conditions or provisions of, or constitute a default under, its organizational documents, any indenture or other agreement or instrument to which it is a party or by which it is bound, or any order of any court or administrative agency entered in any Proceeding to which it is a party or by which it may be bound or to which it may be subject; that all conditions precedent provided in this Indenture and the supplemental indenture pursuant to Section 8.1(xii) relating to the authentication and delivery of the Additional Notes applied for have been complied with and that the authentication and delivery of the Additional Notes is authorized or permitted under this Indenture and the supplemental indenture entered into in connection with such Additional Notes; and that all expenses due or accrued with respect to the offering of the Additional Notes or relating to actions taken on or in connection with the Additional Notes Closing Date have been paid or reserved. The Officer’s certificate of the Issuer shall also state that all of its representations and warranties contained herein are true and correct as of the Additional Notes Closing Date.

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(v)          Accountants’ Report. An Accountants’ Report in form and content satisfactory to the Issuer (A) if applicable, comparing the issuer, Principal Balance, coupon/spread, Stated Maturity, Moody’s Default Probability Rating, Moody’s Rating, S&P Rating and country of Domicile with respect to each Collateral Obligation pledged in connection with the issuance of such Additional Notes and the information provided by the Issuer with respect to every other asset included in the Assets, by reference to such sources as shall be specified therein, if additional Assets are pledged directly in accordance with such Additional Notes issuance and (B) specifying the procedures undertaken by them to review data and computations relating to the foregoing statement.

(vi)         Irish Listing. If the Additional Notes are of a Class of Listed Notes, an Officer’s certificate of the Issuer to the effect that application will be made to list such Additional Notes on the regulated market of the Irish Stock Exchange.

(vii)        Global Rating Agency Condition. Evidence that the Global Rating Agency Condition has been satisfied with respect to such issuance of Additional Notes.

(viii)      Other Documents. Such other documents as the Trustee may reasonably require; provided that nothing in this clause (viii) shall imply or impose a duty on the Trustee to so require any other documents.

Prior to any Additional Notes Closing Date, the Trustee shall provide to the Holders notice of such issuance of Additional Notes as soon as reasonably practicable but in no case less than fifteen (15) days prior to the Additional Notes Closing Date; provided that the Trustee shall receive such notice at least five (5) Business Days prior to the 15th day prior to such Additional Notes Closing Date. On or prior to any Additional Notes Closing Date, the Trustee shall provide to the Holders copies of any supplemental indentures executed as part of such issuance pursuant to the requirements of Section 8.1.

Section 3.3           Custodianship; Delivery of Collateral Obligations and Eligible Investments. (a) The Collateral Manager, on behalf of the Issuer, shall deliver or cause to be delivered to a custodian appointed by the Issuer, which shall be a Securities Intermediary (the “Custodian”) or the Trustee, as applicable, all Assets in accordance with the definition of “Deliver.” The Custodian appointed hereby shall act as custodian for the Issuer and as custodian, agent and bailee for the Trustee on behalf of the Secured Parties for purposes of perfecting the Trustee’s security interest in those Assets in which a security interest is perfected by Delivery of the related Assets to the Custodian. Initially, the Custodian shall be the Trustee. Any successor custodian shall be a state or national bank or trust company that (i) has (A) capital and surplus of at least U.S.$200,000,000, (B) a counterparty risk assessment of at least “Baa1(cr)” by Moody’s and (C) a rating of at least “BBB+” by S&P and (ii) is a Securities Intermediary. Subject to the limited right to relocate Assets as provided in Section 7.5(b), the Trustee or the Custodian, as applicable, shall hold (i) all Collateral Obligations, Eligible Investments, Cash and other investments purchased in accordance with this Indenture and (ii) any other property of the Issuer otherwise Delivered to the Trustee or the Custodian, as applicable, by or on behalf of the Issuer, in the relevant Account established and maintained pursuant to Article X; as to which in each case the Trustee shall have entered into the Securities Account Control Agreement with the Custodian providing, inter alia, that the establishment and maintenance of such Account will be governed by a law of a jurisdiction satisfactory to the Issuer and the Trustee.

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(b)          Each time that the Collateral Manager on behalf of the Issuer directs or causes the acquisition of any Collateral Obligation, Eligible Investment or other investment, the Collateral Manager (on behalf of the Issuer) shall, if the Collateral Obligation, Eligible Investment or other investment is required to be, but has not already been, transferred to the relevant Account, cause the Collateral Obligation, Eligible Investment or other investment to be Delivered to the Custodian to be held in the Custodial Account (or in the case of any such investment that is not a Collateral Obligation, in the Account in which the funds used to purchase the investment are held in accordance with Article X) for the benefit of the Trustee in accordance with this Indenture. The security interest of the Trustee in the funds or other property used in connection with the acquisition shall, immediately and without further action on the part of the Trustee, be released. The security interest of the Trustee shall nevertheless come into existence and continue in the Collateral Obligation, Eligible Investment or other investment so acquired, including all interests of the Issuer in to any contracts related to and proceeds of such Collateral Obligation, Eligible Investment or other investment.

ARTICLE IV

Satisfaction And Discharge

Section 4.1           Satisfaction and Discharge of Indenture. This Indenture shall be discharged and shall cease to be of further effect except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, defaced, destroyed, lost or stolen Notes, (iii) rights of Holders to receive payments of principal thereof and interest thereon, (iv) the rights and immunities of the Trustee hereunder and the obligations set forth in Section 4.2, (v) the rights, obligations and immunities of the Collateral Manager hereunder and under the Collateral Management Agreement, (vi) the rights and immunities of the Collateral Administrator under the Collateral Administration Agreement and (vii) the rights of Holders as beneficiaries hereof with respect to the property deposited with the Trustee and payable to all or any of them (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture) when:

(a)          either:

(i)          all Notes theretofore authenticated and delivered to Holders (other than (A) Notes which have been mutilated, defaced, destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.6 and (B) Notes for whose payment Money has theretofore irrevocably been deposited in trust and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 7.3) have been delivered to the Trustee for cancellation; or

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(ii)         all Notes not theretofore delivered to the Trustee for cancellation (A) have become due and payable, or (B) will become due and payable at their Stated Maturity within one year, or (C) are to be called for redemption pursuant to Article IX under an arrangement satisfactory to the Trustee for the giving of notice of redemption by the Issuer pursuant to Section 9.4 and the Issuer has irrevocably deposited or caused to be deposited with the Trustee, in trust for such purpose, Cash or non-callable direct obligations of the United States of America; provided that the obligations are entitled to the full faith and credit of the United States of America or are debt obligations which are rated “Aaa” by Moody’s and “AAA” by S&P, in an amount sufficient, as recalculated in an Accountants’ Report by a firm of Independent certified public accountants which are nationally recognized, to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal and interest to the date of such deposit (in the case of Notes which have become due and payable), or to their Stated Maturity or Redemption Date, as the case may be, and shall have Granted to the Trustee a valid perfected security interest in such Eligible Investment that is of first priority and free of any adverse claim, as applicable, and shall have furnished an Opinion of Counsel with respect thereto; provided that this sub-section (ii) shall not apply if an election to act in accordance with the provisions of Section 5.5(a) shall have been made and not rescinded, it being understood that the requirements of this clause (a) may be satisfied as set forth in Section 5.7.

(b)          the Issuer has paid or caused to be paid all other sums then due and payable hereunder (including, without limitation, any amounts then due and payable pursuant to the Collateral Administration Agreement and the Collateral Management Agreement, in each case, without regard to the Administrative Expense Cap) by the Issuer and no other amounts are scheduled to be due and payable by the Issuer, it being understood that the requirements of this clause (b) may be satisfied as set forth in Section 5.7; and

(c)          the Issuer has delivered to the Trustee Officers’ certificates and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with;

Notwithstanding the satisfaction and discharge of this Indenture, the rights and obligations of the Issuer, the Trustee, the Collateral Manager and, if applicable, the Holders, as the case may be, under Sections 2.7, 4.2, 5.4(d), 5.9, 5.18, 6.1, 6.3, 6.6, 6.7, 7.1, 7.3, 13.1, 14.10, 14.11, 14.12 and 14.16 shall survive.

Section 4.2           Application of Trust Money. All Cash and obligations deposited with the Trustee pursuant to Section 4.1 shall be held in trust and applied by it in accordance with the provisions of the Notes and this Indenture, including, without limitation, the Priority of Payments, to the payment of principal and interest, either directly or through any Paying Agent, as the Trustee may determine; and such Cash and obligations shall be held in a segregated account identified as being held in trust for the benefit of the Secured Parties.

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Section 4.3           Repayment of Monies Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all Monies then held by any Paying Agent other than the Trustee under the provisions of this Indenture shall, upon demand of the Issuer, be paid to the Trustee to be held and applied pursuant to Section 7.3 hereof and in accordance with the Priority of Payments and thereupon such Paying Agent shall be released from all further liability with respect to such Monies.

ARTICLE V

Remedies

Section 5.1           Events of Default. “Event of Default”, wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)          a default in the payment, when due and payable, of (i) any interest on any Class A Note or any Class B Note (and after the Class A Notes and the Class B Notes are paid in full, a default in the payment, when due and payable, of any interest on any Note in the Class then comprising the Controlling Class) and, in each case, the continuation of any such default, for five Business Days after a Trust Officer of the Trustee has actual knowledge or receives written notice from any holder of Notes of such payment default, or (ii) any principal of, or interest or Deferred Interest on, or any Redemption Price in respect of, any Note at its Stated Maturity or any Redemption Date; provided that the failure to effect any Optional Redemption which is withdrawn by the Issuer in accordance with this Indenture or with respect to which any Refinancing fails to occur shall not constitute an Event of Default and provided further that, solely with respect to clause (i) above, in the case of a failure to disburse funds due to an administrative error or omission by the Collateral Manager, Trustee, Collateral Administrator or any Paying Agent, such failure continues for seven Business Days after a Trust Officer of the Trustee receives written notice or has actual knowledge of such administrative error or omission;

(b)          the failure on any Payment Date to disburse amounts available in the Payment Account in excess of U.S.$1,000 in accordance with the Priority of Payments and continuation of such failure for a period of ten Business Days or, in the case of a failure to disburse due to an administrative error or omission by the Trustee, Collateral Administrator or any Paying Agent, such failure continues for five Business Days after a Trust Officer of the Trustee receives written notice or has actual knowledge of such administrative error or omission;

(c)          either of the Issuer or the Assets become an investment company required to be registered under the 1940 Act;

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(d)          except as otherwise provided in this Section 5.1, a material breach of any other covenant of the Issuer herein (other than any failure to satisfy any of the Concentration Limitations, Collateral Quality Tests or Coverage Tests, or other covenants or agreements for which a specific remedy has been provided hereunder or any failure to satisfy the requirements of Section 7.18), or the failure of any material representation or warranty of the Issuer made herein or in any certificate or other writing delivered pursuant hereto or in connection herewith to be correct in each case in all material respects when the same shall have been made which breach or failure has a material adverse effect on the Holders of the Notes, and the continuation of such breach or failure for a period of 45 days after notice to the Issuer and the Collateral Manager by the Trustee or to the Issuer, the Collateral Manager and the Trustee by the Holders of at least a Majority of the Controlling Class in each case, by registered or certified mail or overnight delivery service, specifying such breach or failure and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;

(e)          the entry of a decree or order by a court having competent jurisdiction adjudging the Issuer as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of the Issuer under the Bankruptcy Code or any other applicable law, or appointing a receiver, liquidator, assignee, or sequestrator (or other similar official) of the Issuer or of any substantial part of its property, respectively, or ordering the winding up or liquidation of its affairs, respectively, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days;

(f)          the institution by the Issuer of Proceedings to have the Issuer adjudicated as bankrupt or insolvent, or the consent of the Issuer to the institution of bankruptcy or insolvency Proceedings against the Issuer or the filing by the Issuer of a petition or answer or consent seeking reorganization or relief under the Bankruptcy Code or any other similar applicable law, or the consent by the Issuer to the filing of any such petition or to the appointment in a Proceeding of a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Issuer or of any substantial part of its property, respectively, or the making by the Issuer of an assignment for the benefit of creditors, or the admission by the Issuer in writing of its inability to pay its debts generally as they become due, or the taking of any action by the Issuer in furtherance of any such action; or

(g)          on any Measurement Date as of which the Class A Notes are Outstanding, failure of the percentage equivalent of a fraction, (i) the numerator of which is equal to (1) the Collateral Principal Amount plus (2) the aggregate Market Value of all Defaulted Obligations on such date and (ii) the denominator of which is equal to the Aggregate Outstanding Amount of the Class A Notes, to equal or exceed 102.5%.

Upon a Responsible Officer’s obtaining knowledge of the occurrence of an Event of Default, each of (i) the Issuer, (ii) the Trustee and (iii) the Collateral Manager shall notify each other. Upon the occurrence of an Event of Default known to a Trust Officer of the Trustee, the Trustee shall promptly (and in no event later than three Business Days thereafter) notify the Noteholders (as their names appear on the Register), each Paying Agent, each of the Rating Agencies and the Issuer shall notify the Irish Stock Exchange (for so long as any Class of Notes is listed on the Irish Stock Exchange and so long as the guidelines of such exchange so require) of such Event of Default in writing (unless such Event of Default has been waived as provided in Section 5.14).

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Section 5.2           Acceleration of Maturity; Rescission and Annulment. (a) If an Event of Default occurs and is continuing (other than an Event of Default specified in Section 5.1(e) or (f)), the Trustee may, and shall, upon the written direction of a Majority of the Controlling Class, by notice to the Issuer and each Rating Agency, declare the principal of all the Notes to be immediately due and payable, and upon any such declaration such principal, together with all accrued and unpaid interest thereon, and other amounts payable hereunder, shall become immediately due and payable. If an Event of Default specified in Section 5.1(e) or (f) occurs, all unpaid principal, together with all accrued and unpaid interest thereon, of all the Notes, and other amounts payable thereunder and hereunder, shall automatically become due and payable without any declaration or other act on the part of the Trustee or any Noteholder; provided that the Trustee shall promptly give written notice of any such acceleration of maturity to each Rating Agency.

(b)          At any time after such a declaration of acceleration of maturity has been made and before a judgment or decree for payment of the Money due has been obtained by the Trustee as hereinafter provided in this Article V, a Majority of the Controlling Class by written notice to the Issuer and the Trustee, may rescind and annul such declaration and its consequences if:

(i)          The Issuer has paid or deposited with the Trustee a sum sufficient to pay:

(A)         all unpaid installments of interest and principal then due on the Notes (other than any principal amounts due to the occurrence of an acceleration);

(B)         to the extent that the payment of such interest is lawful, interest upon any Deferred Interest at the applicable Interest Rate; and

(C)         all unpaid taxes and Administrative Expenses of the Issuer and other sums paid or advanced by the Trustee hereunder or by the Collateral Administrator under the Collateral Administration Agreement or hereunder, accrued and unpaid Aggregate Collateral Management Fees then due and owing and any other amounts then payable by the Issuer hereunder prior to such Administrative Expenses and such Aggregate Collateral Management Fees.

(ii)         It has been determined that all Events of Default, other than the nonpayment of the interest on or principal of the Notes that has become due solely by such acceleration, have:

(A)         been cured; and

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(I)         in the case of an Event of Default specified in Section 5.1(a) due to failure to pay interest on the Class A Notes or Section 5.1(g) due to the failure of the calculation described in such clause to equal or exceed 102.5%, the Holders of at least a Majority of the Class A Notes, by written notice to the Trustee, has agreed with such determination (which agreement shall not be unreasonably withheld); provided that no Class of Notes (other than the Class A Notes) shall have any rights pursuant to this subclause (I), regardless of whether any such Class subsequently becomes the Controlling Class; or

(II)        in the case of any other Event of Default, the Holders of at least a Supermajority of each Class of Notes (voting separately by Class), in each case, by written notice to the Trustee, has agreed with such determination (which agreement shall not be unreasonably withheld); or

(B)         been waived as provided in Section 5.14.

No such rescission shall affect any subsequent Default or impair any right consequent thereon. The Trustee shall promptly give written notice of any such rescission to each Rating Agency.

(c)          Notwithstanding anything in this Section 5.2 to the contrary, the Notes will not be subject to acceleration by the Trustee solely as a result of the failure to pay any amount due on the Notes that are not of the Controlling Class other than any failure to pay interest due on the Class B Notes.

Section 5.3           Collection of Indebtedness and Suits for Enforcement by Trustee. The Issuer covenants that if a default shall occur in respect of the payment of any principal of or interest when due and payable on any Note, the Issuer will, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holder of such Note, the whole amount, if any, then due and payable on such Note for principal and interest with interest upon the overdue principal and, to the extent that payments of such interest shall be legally enforceable, upon overdue installments of interest, at the applicable Interest Rate, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel.

If the Issuer fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may, and shall, subject to the terms of this Indenture (including Section 6.3(e)) upon direction of a Majority of the Controlling Class, institute a Proceeding for the collection of the sums so due and unpaid, may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer or any other Obligor upon the Notes and collect the Monies adjudged or decreed to be payable in the manner provided by law out of the Assets.

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If an Event of Default occurs and is continuing, the Trustee may in its discretion, and shall, subject to the terms of this Indenture (including Section 6.3(e)) upon written direction of the Majority of the Controlling Class, proceed to protect and enforce its rights and the rights of the Secured Parties by such appropriate Proceedings as the Trustee shall deem most effectual (if no such direction is received by the Trustee) or as the Trustee may be directed by the Majority of the Controlling Class, to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement herein or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Trustee by this Indenture or by law.

In case there shall be pending Proceedings relative to the Issuer or any other Obligor upon the Notes under the Bankruptcy Code or any other applicable bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other Obligor or its property, or in case of any other comparable Proceedings relative to the Issuer or other Obligor upon the Notes, or the creditors or property of the Issuer or such other Obligor, the Trustee, regardless of whether the principal of any Note shall then be due and payable as therein expressed or by declaration or otherwise and regardless of whether the Trustee shall have made any demand pursuant to the provisions of this Section 5.3, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

(a)          to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes upon direction by a Majority of the Controlling Class and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee and each predecessor Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all reasonable expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, except as a result of negligence or bad faith) and of the Noteholders allowed in any Proceedings relative to the Issuer or to the creditors or property of the Issuer;

(b)          unless prohibited by applicable law and regulations, to vote on behalf of the Noteholders upon the direction of a Majority of the Controlling Class, in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency Proceedings or Person performing similar functions in comparable Proceedings; and

(c)          to collect and receive any Monies or other property payable to or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Noteholders and of the Trustee on their behalf; and any trustee, receiver or liquidator, custodian or other similar official is hereby authorized by each of the Noteholders to make payments to the Trustee, and, if the Trustee shall consent to the making of payments directly to the Noteholders to pay to the Trustee such amounts as shall be sufficient to cover reasonable compensation to the Trustee, each predecessor Trustee and their respective agents, attorneys and counsel, and all other reasonable expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of negligence or bad faith.

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Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholders, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholders, as applicable, in any such Proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

In any Proceedings brought by the Trustee on behalf of the Holders of the Notes (and any such Proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party), the Trustee shall be held to represent all the Holders of the Notes.

Notwithstanding anything in this Section 5.3 to the contrary, the Trustee may not sell or liquidate the Assets or institute Proceedings in furtherance thereof pursuant to this Section 5.3 except according to the provisions specified in Section 5.5(a).

Section 5.4           Remedies. (a) If an Event of Default has occurred and is continuing, and the Notes have been declared due and payable and such declaration and its consequences have not been rescinded and annulled, the Issuer agrees that the Trustee may, and shall, subject to the terms of this Indenture (including Section 6.3(e)), upon written direction of a Majority of the Controlling Class, to the extent permitted by applicable law, exercise one or more of the following rights, privileges and remedies:

(i)          institute Proceedings for the collection of all amounts then payable on the Notes or otherwise payable under this Indenture, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Assets any Monies adjudged due;

(ii)         sell or cause the sale of all or a portion of the Assets or rights or interests therein, at one or more public or private sales called and conducted in any manner permitted by law and in accordance with Section 5.17 hereof; provided that the Trustee shall promptly give written notice of any such sale of Assets to each Rating Agency;

(iii)        institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Assets;

(iv)         exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Trustee and the Holders of the Notes hereunder (including exercising all rights of the Trustee under the Securities Account Control Agreement); and

(v)          exercise any other rights and remedies that may be available at law or in equity;

provided that the Trustee may not sell or liquidate the Assets or institute Proceedings in furtherance thereof pursuant to this Section 5.4 except according to the provisions of Section 5.5(a).

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The Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking firm of national reputation (the cost of which shall be payable as an Administrative Expense) in structuring and distributing securities similar to the Notes, which may be the Initial Purchaser, as to the feasibility of any action proposed to be taken in accordance with this Section 5.4 and as to the sufficiency of the proceeds and other amounts receivable with respect to the Assets to make the required payments of principal of and interest on the Notes which opinion shall be conclusive evidence as to such feasibility or sufficiency.

(b)          If an Event of Default as described in Section 5.1(d) hereof shall have occurred and be continuing the Trustee may, and at the direction of the Holders of not less than 25% of the Aggregate Outstanding Amount of the Controlling Class shall, subject to the terms of this Indenture (including Section 6.3(e)), institute a Proceeding solely to compel performance of the covenant or agreement or to cure the representation or warranty, the breach of which gave rise to the Event of Default under such Section, and enforce any equitable decree or order arising from such Proceeding.

(c)          Upon any sale, whether made under the power of sale hereby given or by virtue of judicial Proceedings, any Secured Party may bid for and purchase the Assets or any part thereof and, upon compliance with the terms of sale, may hold, retain, possess or dispose of such property in its or their own absolute right without accountability.

Upon any sale, whether made under the power of sale hereby given or by virtue of judicial Proceedings, the receipt of the Trustee, or of the Officer making a sale under judicial Proceedings, shall be a sufficient discharge to the purchaser or purchasers at any sale for its or their purchase Money, and such purchaser or purchasers shall not be obliged to see to the application thereof.

Any such sale, whether under any power of sale hereby given or by virtue of judicial Proceedings, shall bind the Issuer, the Trustee and the Holders of the Notes, shall operate to divest all right, title and interest whatsoever, either at law or in equity, of each of them in and to the property sold, and shall be a perpetual bar, both at law and in equity, against each of them and their successors and assigns, and against any and all Persons claiming through or under them.

(d)          Notwithstanding any other provision of this Indenture, none of the Issuer, the Trustee, the Secured Parties or the Noteholders may, prior to the date which is one year and one day (or if longer, any applicable preference period and one day) after the payment in full of all Notes, institute against, or join any other Person in instituting against, the Issuer any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation Proceedings, or other Proceedings under U.S. federal or state bankruptcy or similar laws. Nothing in this Section 5.4 shall preclude, or be deemed to stop, the Trustee (i) from taking any action prior to the expiration of the aforementioned period in (A) any case or Proceeding voluntarily filed or commenced by the Issuer or (B) any involuntary insolvency Proceeding filed or commenced by a Person other than the Trustee, or (ii) from commencing against the Issuer or any of its properties any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation Proceeding.

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Section 5.5           Optional Preservation of Assets. (a) Notwithstanding anything to the contrary herein (but subject to the right of the Collateral Manager to direct the Trustee to sell Collateral Obligations or Equity Securities in strict compliance with Section 12.1), if an Event of Default shall have occurred and be continuing, the Trustee shall retain the Assets securing the Notes intact, collect and cause the collection of the proceeds thereof and make and apply all payments and deposits and maintain all accounts in respect of the Assets and the Notes in accordance with the Priority of Payments and the provisions of Article X, Article XII and Article XIII unless:

(i)          the Trustee, pursuant to Section 5.5(c), determines that the anticipated proceeds of a sale or liquidation of the Assets (after deducting the reasonable expenses of such sale or liquidation) would be sufficient to discharge in full the amounts then due (or, in the case of interest, accrued) and unpaid on the Notes for principal and interest (including accrued and unpaid Deferred Interest), and all other amounts payable prior to payment of principal on such Notes (including amounts due and owing as Administrative Expenses (without regard to the Administrative Expense Cap) and due and unpaid Aggregate Collateral Management Fees) and a Majority of the Controlling Class agrees with such determination;

(ii)         in the case of an Event of Default specified in Section 5.1(a) due to failure to pay interest on the Class A Notes or in the case of an Event of Default specified in Section 5.1(g) due to the failure of the calculation described in such clause to equal or exceed 102.5%, the Holders of at least a Majority of the Class A Notes direct the sale and liquidation of the Assets (without regard to whether another Event of Default has occurred prior, contemporaneously or subsequent to such Event of Default); provided that no Class of Notes (other than the Class A Notes) shall have any rights to direct the sale and liquidation of the Assets pursuant to this clause (ii), regardless of whether any such Class subsequently becomes the Controlling Class; or

(iii)        in the case of any other Event of Default, the Holders of at least a Majority of each Class of Notes (voting separately by Class) direct the sale and liquidation of the Assets.

So long as such Event of Default is continuing, any such retention pursuant to this Section 5.5(a) may be rescinded at any time when the conditions specified in clause (i), (ii), or (iii) exist.

(b)          Nothing contained in Section 5.5(a) shall be construed to require the Trustee to sell the Assets securing the Notes if the conditions set forth in clause (i), (ii),or (iii) of Section 5.5(a) are not satisfied. Nothing contained in Section 5.5(a) shall be construed to require the Trustee to preserve the Assets securing the Notes if prohibited by applicable law.

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(c)          In determining whether the condition specified in Section 5.5(a)(i)  exists, the Trustee shall use reasonable efforts to obtain, with the cooperation of the Collateral Manager, bid prices with respect to each Asset from two nationally recognized dealers (as specified by the Collateral Manager in writing) at the time making a market in such Assets and shall compute the anticipated proceeds of sale or liquidation on the basis of the lower of such bid prices for each such Asset. In the event that the Trustee, with the cooperation of the Collateral Manager, is only able to obtain bid prices with respect to each Asset from one nationally recognized dealer at the time making a market in such Assets, the Trustee shall compute the anticipated proceeds of the sale or liquidation on the basis of such one bid price for each such Asset. In addition, for the purposes of determining issues relating to the execution of a sale or liquidation of the Assets and the execution of a sale or other liquidation thereof in connection with a determination whether the condition specified in Section 5.5(a)(i) exists, the Trustee may retain and rely on an opinion of an Independent investment banking firm of national reputation (the cost of which shall be payable as an Administrative Expense).

(d)          The Trustee shall deliver to the Noteholders and the Collateral Manager a report stating the results of any determination required pursuant to Section 5.5(a)(i) no later than 10 days after such determination is made. The Trustee shall make the determinations required by Section 5.5(a)(i) within 30 days after an Event of Default and at the request of a Majority of the Controlling Class at any time during which the Trustee retains the Assets pursuant to Section 5.5(a)(i).

(e)          Prior to the sale of any Assets in connection with Section 5.5(a)(i) the Trustee shall offer the Collateral Manager or an Affiliate thereof the right to purchase such Asset at a price equal to the highest bid price received by the Trustee in accordance with Section 5.5(c) (or if only one bid price is received, such bid price). The Collateral Manager or an Affiliate thereof shall have the right to bid on any Assets sold in any sale pursuant to this Section 5.5.

Section 5.6           Trustee May Enforce Claims Without Possession of Notes. All rights of action and claims under this Indenture or under any of the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any trial or other Proceeding relating thereto, and any such action or Proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall be applied as set forth in Section 5.7 hereof.

Section 5.7           Application of Money Collected. Any Money collected by the Trustee with respect to the Notes pursuant to this Article V and any Money that may then be held or thereafter received by the Trustee with respect to the Notes hereunder shall be applied, subject to Section 13.1 and in accordance with the provisions of Section 11.1(a)(iii), at the date or dates fixed by the Trustee. Upon the final distribution of all proceeds of any liquidation effected hereunder, the provisions of Section 4.1(b) shall be deemed satisfied for the purposes of discharging this Indenture pursuant to Article IV.

Section 5.8           Limitation on Suits. No Holder of any Note shall have any right to institute any Proceedings, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

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(a)          such Holder has previously given to the Trustee written notice of an Event of Default;

(b)          the Holders of not less than 25% of the then Aggregate Outstanding Amount of the Notes of the Controlling Class (or, if the Class A Notes are the Controlling Class and interest on the Class B Notes is due and unpaid, the Class B Notes) shall have made written request to the Trustee to institute Proceedings in respect of such Event of Default in its own name as Trustee hereunder and such Holder or Holders have provided the Trustee indemnity reasonably satisfactory to the Trustee against the costs, expenses (including reasonable attorneys’ fees and expenses) and liabilities to be incurred in compliance with such request;

(c)          the Trustee, for 30 days after its receipt of such notice, request and provision of such indemnity, has failed to institute any such Proceeding; and

(d)          no direction inconsistent with such written request has been given to the Trustee during such 30-day period by a Majority of the Controlling Class; it being understood and intended that no one or more Holders of Notes shall have any right in any manner whatever by virtue of, or by availing itself of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Notes of the same Class or to obtain or to seek to obtain priority or preference over any other Holders of the Notes of the same Class or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders of Notes of the same Class subject to and in accordance with Section 13.1 and the Priority of Payments.

In the event the Trustee shall receive conflicting or inconsistent requests and indemnity pursuant to this Section 5.8 from two or more groups of Holders of the Controlling Class (or from the Holders of the Class B Notes where permitted herein), each representing less than a Majority of the Controlling Class, the Trustee shall act in accordance with the request specified by the group of Holders with the greatest percentage of the Aggregate Outstanding Amount of the Controlling Class, notwithstanding any other provisions of this Indenture. If all such groups represent the same percentage, the Trustee, in its sole discretion, may determine what action, if any, shall be taken.

Section 5.9           Unconditional Rights of Noteholders to Receive Principal and Interest. Subject to Section 2.7(i), but notwithstanding any other provision of this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest on such Note, as such principal, interest and other amounts become due and payable in accordance with the Priority of Payments and Section 13.1, as the case may be, and, subject to the provisions of Section 5.8, to institute proceedings for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder. Holders of Notes ranking junior to Notes still Outstanding shall have no right to institute Proceedings or, except as otherwise expressly set forth in Section 5.8(b), to request the Trustee to institute proceedings for the enforcement of any such payment until such time as no Note ranking senior to such Note remains Outstanding, which right shall be subject to the provisions of Section 5.8, and shall not be impaired without the consent of any such Holder.

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Section 5.10         Restoration of Rights and Remedies. If the Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Noteholder, then and in every such case the Issuer, the Trustee and the Noteholder shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Noteholder shall continue as though no such Proceeding had been instituted.

Section 5.11         Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Trustee or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.12         Delay or Omission Not Waiver. No delay or omission of the Trustee or any Holder of Notes to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein or of a subsequent Event of Default. Every right and remedy given by this Article V or by law to the Trustee or to the Holders of the Notes may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders of the Notes.

Section 5.13         Control by Majority of Controlling Class. A Majority of the Controlling Class shall have the right following the occurrence, and during the continuance, of an Event of Default to cause the institution of and direct the time, method and place of conducting any Proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee under this Indenture; provided that:

(a)          such direction shall not conflict with any rule of law or with any express provision of this Indenture;

(b)          the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction; provided that subject to Section 6.1, the Trustee need not take any action that it determines might involve it in liability or expense (unless the Trustee has received the indemnity as set forth in (c) below);

(c)          the Trustee shall have been provided with an indemnity reasonably satisfactory to it; and

(d)          notwithstanding the foregoing, any direction to the Trustee to undertake a Sale of the Assets shall be by the Holders of Notes representing the requisite percentage of the Aggregate Outstanding Amount of Notes specified in Section 5.4 and/or Section 5.5.

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Section 5.14         Waiver of Past Defaults. Prior to the time a judgment or decree for payment of the Money due has been obtained by the Trustee, as provided in this Article V, a Majority of the Controlling Class may on behalf of the Holders of all the Notes waive any past Default or Event of Default and its consequences, except a Default:

(a)          in the payment of the principal of any Note (which may be waived only with the consent of the Holder of such Note);

(b)          in the payment of interest on any Note (which may be waived only with the consent of the Holder of such Note);

(c)          in respect of a covenant or provision hereof that under Section 8.2 cannot be modified or amended without the waiver or consent of the Holder of each Outstanding Note materially and adversely affected thereby (which may be waived only with the consent of each such Holder); or

(d)          in respect of a representation contained in Section 7.19 (which may be waived only by a Majority of the Controlling Class if the Global Rating Agency Condition is satisfied).

In the case of any such waiver, the Issuer, the Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder, respectively, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto. The Trustee shall promptly give written notice of any such waiver to each Rating Agency, the Collateral Manager and each Holder. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture.

Section 5.15         Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Note by such Holder’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.15 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Noteholder, or group of Noteholders, holding in the aggregate more than 10% of the Aggregate Outstanding Amount of the Controlling Class, or to any suit instituted by any Noteholder for the enforcement of the payment of the principal of or interest on any Note on or after the applicable Stated Maturity (or, in the case of redemption, on or after the applicable Redemption Date).

Section 5.16         Waiver of Stay or Extension Laws. The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any valuation, appraisement, redemption or marshalling law or rights, in each case wherever enacted, now or at any time hereafter in force, which may affect the covenants set forth in, the performance of, or any remedies under this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law or rights, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted or rights created.

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Section 5.17         Sale of Assets. (a) The power to effect any sale (a “Sale”) of any portion of the Assets pursuant to Sections 5.4 and 5.5 shall not be exhausted by any one or more Sales as to any portion of such Assets remaining unsold, but shall continue unimpaired (subject to Section 5.5(e) in the case of sales pursuant to Section 5.5) until the entire Assets shall have been sold or all amounts secured by the Assets shall have been paid. The Trustee may upon notice to the Noteholders, and shall, upon direction of a Majority of the Controlling Class, from time to time postpone any Sale by public announcement made at the time and place of such Sale. The Trustee hereby expressly waives its rights to any amount fixed by law as compensation for any Sale; provided that the Trustee shall be authorized to deduct the reasonable costs, charges and expenses incurred by it in connection with such Sale from the proceeds thereof notwithstanding the provisions of Section 6.7 or other applicable terms hereof.

(b)          The Trustee may bid for and acquire any portion of the Assets in connection with a public Sale thereof, and may pay all or part of the purchase price by crediting against amounts owing on the Notes in the case of the Assets or other amounts secured by the Assets, all or part of the net proceeds of such Sale after deducting the reasonable costs, charges and expenses incurred by the Trustee in connection with such Sale notwithstanding the provisions of Section 6.7 hereof or other applicable terms hereof. The Notes need not be produced in order to complete any such Sale, or in order for the net proceeds of such Sale to be credited against amounts owing on the Notes. The Trustee may hold, lease, operate, manage or otherwise deal with any property so acquired in any manner permitted by law in accordance with this Indenture.

(c)          If any portion of the Assets consists of securities issued without registration under the Securities Act (“Unregistered Securities”), the Trustee may seek an Opinion of Counsel, or, if no such Opinion of Counsel can be obtained and with the consent of a Majority of the Controlling Class, seek a no action position from the Securities and Exchange Commission or any other relevant federal or State regulatory authorities, regarding the legality of a public or private Sale of such Unregistered Securities.

(d)          The Trustee shall execute and deliver an appropriate instrument of conveyance transferring its interest in any portion of the Assets in connection with a Sale thereof, without recourse, representation or warranty. In addition, the Trustee is hereby irrevocably appointed the agent and attorney in fact of the Issuer to transfer and convey its interest in any portion of the Assets in connection with a Sale thereof, and to take all action necessary to effect such Sale. No purchaser or transferee at such a sale shall be bound to ascertain the Trustee’s authority, to inquire into the satisfaction of any conditions precedent or see to the application of any Monies.

Section 5.18         Action on the Notes. The Trustee’s right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking or obtaining of or application for any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Assets or upon any of the assets of the Issuer.

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ARTICLE VI

The Trustee

Section 6.1           Certain Duties and Responsibilities. (a) Except during the continuance of an Event of Default known to the Trustee:

(i)          the Trustee undertakes to perform such duties and only such duties as are specifically set forth herein, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)         in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; provided that in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they substantially conform to the requirements of this Indenture and shall promptly, but in any event within three Business Days in the case of an Officer’s certificate furnished by the Collateral Manager, notify the party delivering the same if such certificate or opinion does not conform. If a corrected form shall not have been delivered to the Trustee within 15 days after such notice from the Trustee, the Trustee shall so notify the Noteholders.

(b)          In case an Event of Default known to the Trustee has occurred and is continuing, the Trustee shall, prior to the receipt of directions, if any, from a Majority of the Controlling Class, or such other percentage as permitted by this Indenture, exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(c)          No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)          this sub-section shall not be construed to limit the effect of sub-section (a) of this Section 6.1;

(ii)         the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it shall be proven that the Trustee was negligent in ascertaining the pertinent facts;

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(iii)        the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Issuer or the Collateral Manager in accordance with this Indenture and/or a Majority (or such other percentage as may be required by the terms hereof) of the Controlling Class (or other Class if required or permitted by the terms hereof), relating to the time, method and place of conducting any Proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

(iv)         no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial or other liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers contemplated hereunder, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity satisfactory to it against such risk or liability is not reasonably assured to it unless such risk or liability relates to the performance of its ordinary incidental services, including mailing of notices under this Indenture; and

(v)          in no event shall the Trustee be liable for special, indirect, punitive or consequential loss or damage (including lost profits) even if the Trustee has been advised of the likelihood of such damages and regardless of such action.

(d)          For all purposes under this Indenture, the Trustee shall not be deemed to have notice or knowledge of any Default or Event of Default described in Sections 5.1(c), (d), (e), or (f) unless a Trust Officer assigned to and working in the Corporate Trust Office has actual knowledge thereof or unless written notice of any event which is in fact such an Event of Default or Default is received by the Trustee at the Corporate Trust Office, and such notice references the Notes generally, the Issuer, the Assets or this Indenture. For purposes of determining the Trustee’s responsibility and liability hereunder, whenever reference is made herein to such an Event of Default or a Default, such reference shall be construed to refer only to such an Event of Default or Default of which the Trustee is deemed to have notice as described in this Section 6.1.

(e)          Upon the Trustee receiving written notice from the Collateral Manager that an event constituting “Cause” as defined in the Collateral Management Agreement has occurred, the Trustee shall, not later than three Business Days thereafter, forward such notice to the Noteholders (as their names appear in the Register).

(f)          Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 6.1.

Section 6.2           Notice of Event of Default. Promptly (and in no event later than three Business Days) after the occurrence of any Event of Default actually known to a Trust Officer of the Trustee or after any declaration of acceleration has been made or delivered to the Trustee pursuant to Section 5.2, the Trustee shall transmit by mail to the Collateral Manager, each Rating Agency, and all Holders, as their names and addresses appear on the Register, and the Issuer shall deliver notice to the Irish Stock Exchange, for so long as any Class of Notes is listed on the Irish Stock Exchange and so long as the guidelines of such exchange so require, notice of all Event of Defaults hereunder known to the Trustee, unless such Default shall have been cured or waived.

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Section 6.3           Certain Rights of Trustee. Except as otherwise provided in Section 6.1:

(a)          the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)          any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an Issuer Request or Issuer Order, as the case may be;

(c)          whenever in the administration of this Indenture the Trustee shall (i) deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s certificate or Issuer Order or (ii) be required to determine the value of any Assets or funds hereunder or the cash flows projected to be received therefrom, the Trustee may, in the absence of bad faith on its part, rely on reports of nationally recognized accountants (which may or may not be the Independent accountants appointed by the Issuer pursuant to Section 10.9), investment bankers or other Persons qualified to provide the information required to make such determination, including nationally recognized dealers in Assets of the type being valued, securities quotation services, loan pricing services and loan valuation agents;

(d)          as a condition to the taking or omitting of any action by it hereunder, the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in reliance thereon;

(e)          the Trustee shall be under no obligation to exercise or to honor any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have provided to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses (including reasonable attorneys’ fees and expenses) and liabilities which might reasonably be incurred by it in compliance with such request or direction;

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(f)          the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note or other paper or document, but the Trustee, in its discretion, may, and upon the written direction of a Majority of the Controlling Class or of a Rating Agency shall (subject to the right hereunder to be indemnified to its reasonable satisfaction for associated expense and liability), make such further inquiry or investigation into such facts or matters as it may see fit or as it shall be directed, and the Trustee shall be entitled, on reasonable prior notice to the Issuer and the Collateral Manager, to examine the books and records relating to the Notes and the Assets, personally or by agent or attorney, during the Issuer’s or the Collateral Manager’s normal business hours; provided that the Trustee shall, and shall cause its agents to, hold in confidence all such information, except (i) to the extent disclosure may be required by law or by any regulatory, administrative or governmental authority and (ii) to the extent that the Trustee, in its sole discretion, may determine that such disclosure is consistent with its obligations hereunder; provided further that the Trustee may disclose on a confidential basis any such information to its agents, attorneys and auditors in connection with the performance of its responsibilities hereunder;

(g)          the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; provided that the Trustee shall not be responsible for any misconduct or negligence on the part of any agent appointed or attorney appointed, with due care by it hereunder;

(h)          the Trustee shall not be liable for any action it takes or omits to take in good faith that it reasonably believes to be authorized or within its rights or powers hereunder, including actions or omissions to act at the direction of the Collateral Manager;

(i)          nothing herein shall be construed to impose an obligation on the part of the Trustee to monitor, recalculate, evaluate or verify or independently determine the accuracy of any report, certificate or information received from the Issuer or Collateral Manager (unless and except to the extent otherwise expressly set forth herein);

(j)          to the extent any defined term hereunder, or any calculation required to be made or determined by the Trustee hereunder, is dependent upon or defined by reference to generally accepted accounting principles (as in effect in the United States) (“GAAP”), the Trustee shall be entitled to request and receive (and rely upon) instruction from the Issuer or the accountants identified in the Accountants’ Report (and in the absence of its receipt of timely instruction therefrom, shall be entitled to obtain from an Independent accountant at the expense of the Issuer) as to the application of GAAP in such connection, in any instance;

(k)          the Trustee shall not be liable for the actions or omissions of, or any inaccuracies in the records of, the Collateral Manager, the Issuer, any Paying Agent (other than the Trustee), DTC, Euroclear, Clearstream, or any other clearing agency or depository and without limiting the foregoing, the Trustee shall not be under any obligation to monitor, evaluate or verify compliance by the Collateral Manager with the terms hereof or of the Collateral Management Agreement, or to verify or independently determine the accuracy of information received by the Trustee from the Collateral Manager (or from any selling institution, agent bank, trustee or similar source) with respect to the Assets;

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(l)          notwithstanding any term hereof (or any term of the UCC that might otherwise be construed to be applicable to a “securities intermediary” as defined in the UCC) to the contrary, none of the Trustee, the Custodian or the Securities Intermediary shall be under a duty or obligation in connection with the acquisition or Grant by the Issuer to the Trustee of any item constituting the Assets, or to evaluate the sufficiency of the documents or instruments delivered to it by or on behalf of the Issuer in connection with its Grant or otherwise, or in that regard to examine any Underlying Instrument, in each case, in order to determine compliance with applicable requirements of and restrictions on transfer in respect of such Assets;

(m)          in the event the Bank is also acting in the capacity of Paying Agent, Registrar, Transfer Agent, Custodian, Calculation Agent or Securities Intermediary, the rights, protections, benefits, immunities and indemnities afforded to the Trustee pursuant to this Article VI shall also be afforded to the Bank acting in such capacities; provided that such rights, protections, benefits, immunities and indemnities shall be in addition to any rights, immunities and indemnities provided in the Securities Account Control Agreement or any other documents to which the Bank in such capacity is a party;

(n)          any permissive right of the Trustee to take or refrain from taking actions enumerated herein shall not be construed as a duty;

(o)          to the extent permitted by applicable law, the Trustee shall not be required to give any bond or surety in respect of the execution of this Indenture or otherwise;

(p)          the Trustee shall not be deemed to have notice or knowledge of any matter unless a Trust Officer has actual knowledge thereof or unless written notice thereof is received by the Trustee at the Corporate Trust Office and such notice references the Notes generally, the Issuer or this Indenture. Whenever reference is made herein to a Default or an Event of Default such reference shall, insofar as determining any liability on the part of the Trustee is concerned, be construed to refer only to a Default or an Event of Default of which the Trustee is deemed to have knowledge in accordance with this paragraph;

(q)          the Trustee shall not be responsible for delays or failures in performance resulting from circumstances beyond its control (such circumstances include but are not limited to acts of God, strikes, lockouts, riots, acts of war, loss or malfunctions of utilities, computer (hardware or software) or communications services);

(r)          to help fight the funding of terrorism and money laundering activities, the Trustee will obtain, verify, and record information that identifies individuals or entities that establish a relationship or open an account with the Trustee. The Trustee will ask for the name, address, tax identification number and other information that will allow the Trustee to identify the individual or entity who is establishing the relationship or opening the account. The Trustee may also ask for formation documents such as articles of incorporation, an offering memorandum, or other identifying documents to be provided;

(s)          to the extent not inconsistent herewith, the rights, protections, immunities and indemnities afforded to the Trustee pursuant to this Indenture also shall be afforded to the Bank in each of its capacities and also to the Collateral Administrator; provided that, with respect to the Collateral Administrator, such rights, immunities and indemnities shall be in addition to any rights, immunities and indemnities provided in the Collateral Administration Agreement;

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(t)          in making or disposing of any investment permitted by this Indenture, the Trustee is authorized to deal with itself (in its individual capacity) or with any one or more of its Affiliates, in each case on an arm’s-length basis, whether it or such Affiliate is acting as a subagent of the Trustee or for any third party or dealing as principal for its own account. If otherwise qualified, obligations of the Bank or any of its Affiliates shall qualify as Eligible Investments hereunder;

(u)          the Trustee or its Affiliates are permitted to receive additional compensation that could be deemed to be in the Trustee’s economic self-interest for (i) serving as investment adviser, administrator, shareholder, servicing agent, custodian or subcustodian with respect to certain of the Eligible Investments, (ii) using Affiliates to effect transactions in certain Eligible Investments and (iii) effecting transactions in certain Eligible Investments. Such compensation is not payable or reimbursable under Section 6.7 of this Indenture;

(v)          the Trustee shall have no duty (i) to see to any recording, filing, or depositing of this Indenture or any supplemental indenture or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording, filing or depositing or to any rerecording, refiling or redepositing of any thereof or (ii) to maintain any insurance; and

(w)          unless the Trustee receives written notice of an error or omission related to financial information or disbursements provided to Holders within 90 days of Holders’ receipt of the same, the Trustee shall have no liability in connection with such and, absent direction by the requisite percentage of Holders entitled to direct the Trustee, no further obligations in connection thereof.

Section 6.4           Not Responsible for Recitals or Issuance of Notes. The recitals contained herein and in the Notes, other than the Certificate of Authentication thereon, shall be taken as the statements of the Issuer; and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of this Indenture (except as may be made with respect to the validity of the Trustee’s obligations hereunder), the Assets or the Notes. The Trustee shall not be accountable for the use or application by the Issuer of the Notes or the proceeds thereof or any Money paid to the Issuer pursuant to the provisions hereof.

Section 6.5           May Hold Notes. The Trustee, any Paying Agent, Registrar or any other agent of the Issuer, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any of its Affiliates with the same rights it would have if it were not Trustee, Paying Agent, Registrar or such other agent.

Section 6.6           Money Held in Trust. Money held by the Trustee hereunder shall be held in trust to the extent required herein. The Trustee shall be under no liability for interest on any Money received by it hereunder except to the extent of income or other gain on investments which are deposits in or certificates of deposit of the Bank in its commercial capacity and income or other gain actually received by the Trustee on Eligible Investments.

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Section 6.7           Compensation and Reimbursement. (a) The Issuer agrees:

(i)          to pay the Trustee on each Payment Date reasonable compensation, as set forth in a separate fee schedule, for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(ii)         except as otherwise expressly provided herein, to reimburse the Trustee in a timely manner upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture or other Transaction Document (including, without limitation, securities transaction charges and the reasonable compensation and expenses and disbursements of its agents and legal counsel and of any accounting firm or investment banking firm employed by the Trustee pursuant to Section 5.4, 5.5, 6.3(c) or 10.7, except any such expense, disbursement or advance as may be attributable to its negligence, willful misconduct or bad faith) but with respect to securities transaction charges, only to the extent any such charges have not been waived during a Collection Period due to the Trustee’s receipt of a payment from a financial institution with respect to certain Eligible Investments, as specified by the Collateral Manager;

(iii)        to indemnify the Trustee and its Officers, directors, employees and agents for, and to hold them harmless against, any loss, liability or expense (including reasonable attorneys fees and expenses) incurred without negligence, willful misconduct or bad faith on their part, arising out of or in connection with the acceptance or administration of this trust or the performance of its duties hereunder, including the costs and expenses of defending themselves (including reasonable attorney’s fees and costs) against any claim or liability in connection with the exercise or performance of any of their powers or duties hereunder and under any other agreement or instrument related hereto; and

(iv)         to pay the Trustee reasonable additional compensation together with its expenses (including reasonable counsel fees) for any collection or enforcement action taken pursuant to Section 6.13 or Article V, respectively.

(b)          The Trustee shall receive amounts pursuant to this Section 6.7 and any other amounts payable to it under this Indenture or in any of the Transaction Documents to which the Trustee is a party only as provided in Sections 11.1(a)(i), (ii) and (iii) but only to the extent that funds are available for the payment thereof. Subject to Section 6.9, the Trustee shall continue to serve as Trustee under this Indenture notwithstanding the fact that the Trustee shall not have received amounts due it hereunder; provided that nothing herein shall impair or affect the Trustee’s rights under Section 6.9. No direction by the Noteholders shall affect the right of the Trustee to collect amounts owed to it under this Indenture. If, on any date when a fee or an expense shall be payable to the Trustee pursuant to this Indenture, insufficient funds are available for the payment thereof, any portion of a fee or an expense not so paid shall be deferred and payable on such later date on which a fee or an expense shall be payable and sufficient funds are available therefor.

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(c)          The Trustee hereby agrees not to cause the filing against the Issuer or any of its subsidiaries of a petition in bankruptcy for the non-payment to the Trustee of any amounts provided by this Section 6.7 until at least one year and one day, or, if longer, the applicable preference period then in effect and one day, after the payment in full of all Notes issued under this Indenture.

(d)          The Issuer’s payment obligations to the Trustee under this Section 6.7 shall be secured by the lien of this Indenture payable in accordance with the Priority of Payments, and shall survive the discharge of this Indenture and the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of a Default or an Event of Default under Section 5.1(e) or Section 5.1(f), the expenses are intended to constitute expenses of administration under the Bankruptcy Code or any other applicable federal or state bankruptcy, insolvency or similar law.

Section 6.8           Corporate Trustee Required; Eligibility. There shall at all times be a Trustee hereunder which shall be an Independent organization or entity organized and doing business under the laws of the United States of America or of any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least U.S.$200,000,000, subject to supervision or examination by federal or state authority, having a counterparty risk assessment of at least “Baa1(cr)” by Moody’s and at least “BBB+” by S&P and having an office within the United States. If such organization or entity publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 6.8, the combined capital and surplus of such organization or entity shall be deemed to be its combined capital and surplus as set forth in its most recent published report of condition. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 6.8, it shall resign immediately in the manner and with the effect hereinafter specified in this Article VI.

Section 6.9           Resignation and Removal; Appointment of Successor. (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article VI shall become effective until the acceptance of appointment by the successor Trustee under Section 6.10.

(b)          Subject to Section 6.9(a), the Trustee may resign at any time by giving not less than 30 days’ written notice thereof to the Issuer, the Collateral Manager, the Holders of the Notes and each Rating Agency. Upon receiving such notice of resignation, the Issuer shall promptly appoint a successor trustee or trustees satisfying the requirements of Section 6.8 by written instrument, in duplicate, executed by a Responsible Officer of the Issuer, one copy of which shall be delivered to the Trustee so resigning and one copy to the successor Trustee or Trustees, together with a copy to each Holder and the Collateral Manager; provided that such successor Trustee shall be appointed only upon the written consent of a Majority of the Notes of each Class or, at any time when an Event of Default shall have occurred and be continuing or when a successor Trustee has been appointed pursuant to Section 6.9(e), by an Act of a Majority of the Controlling Class. If no successor Trustee shall have been appointed and an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee or any Holder, on behalf of itself and all others similarly situated, may petition any court of competent jurisdiction for the appointment of a successor Trustee satisfying the requirements of Section 6.8.

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(c)          The Trustee may be removed at any time upon 30 days’ written notice by Act of a Majority of each Class of Notes or, at any time when an Event of Default shall have occurred and be continuing by an Act of a Majority of the Controlling Class, delivered to the Trustee and to the Issuer.

(d)          If at any time:

(i)          the Trustee shall cease to be eligible under Section 6.8 and shall fail to resign after written request therefor by the Issuer or by any Holder; or

(ii)         the Trustee shall become incapable of acting or shall be adjudged as bankrupt or insolvent or a receiver or liquidator of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case (subject to Section 6.9(a)), (A) the Issuer, by Issuer Order, may remove the Trustee, or (B) subject to Section 5.15, any Holder may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e)          If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Trustee for any reason (other than resignation), the Issuer, by Issuer Order, shall promptly appoint a successor Trustee. If the Issuer shall fail to appoint a successor Trustee within 30 days after such resignation, removal or incapability or the occurrence of such vacancy, a successor Trustee may be appointed by a Majority of the Controlling Class by written instrument delivered to the Issuer and the retiring Trustee. The successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede any successor Trustee proposed by the Issuer. If no successor Trustee shall have been so appointed by the Issuer or a Majority of the Controlling Class and shall have accepted appointment in the manner hereinafter provided, subject to Section 5.15, the Trustee or any Holder may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

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(f)          The Issuer shall give prompt notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event by first class mail, postage prepaid, to the Collateral Manager, to each Rating Agency and to the Holders of the Notes as their names and addresses appear in the Register. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office. If the Issuer fails to mail such notice within ten days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be given at the expense of the Issuer. If the Bank shall resign or be removed as Trustee, the Bank shall also resign or be removed as Custodian, Paying Agent, Calculation Agent, the Collateral Administrator, Registrar and any other capacity in which the Bank is then acting pursuant to this Indenture or any other Transaction Document.

Section 6.10         Acceptance of Appointment by Successor. Every successor Trustee appointed hereunder shall meet the requirements of Section 6.8 and shall execute, acknowledge and deliver to the Issuer and the retiring Trustee an instrument accepting such appointment. Upon delivery of the required instruments, the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, duties and obligations of the retiring Trustee; but, on request of the Issuer or a Majority of any Class of Notes or the successor Trustee, such retiring Trustee shall, upon payment of its charges then unpaid, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and Money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

Section 6.11         Merger, Conversion, Consolidation or Succession to Business of Trustee. Any organization or entity into which the Trustee may be merged or converted or with which it may be consolidated, or any organization or entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any organization or entity succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder; provided that such organization or entity shall be otherwise qualified and eligible under this Article VI, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any of the Notes has been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

Section 6.12         Co-Trustees. At any time or times, the Issuer and the Trustee shall have power to appoint one or more Persons to act as co-trustee (subject to the written notice to the Rating Agencies), jointly with the Trustee, of all or any part of the Assets, with the power to file such proofs of claim and take such other actions pursuant to Section 5.6 herein and to make such claims and enforce such rights of action on behalf of the Holders, as such Holders themselves may have the right to do, subject to the other provisions of this Section 6.12.

The Issuer shall join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint a co-trustee. If the Issuer does not join in such appointment within 15 days after the receipt by them of a request to do so, the Trustee shall have the power to make such appointment.

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Should any written instrument from the Issuer be required by any co-trustee so appointed, more fully confirming to such co-trustee such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Issuer. The Issuer agrees to pay, to the extent funds are available therefor under Section 11.1(a)(i)(A), for any reasonable fees and expenses in connection with such appointment.

Every co-trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms:

(a)          the Notes shall be authenticated and delivered and all rights, powers, duties and obligations hereunder in respect of the custody of securities, Cash and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder, shall be exercised solely by the Trustee;

(b)          the rights, powers, duties and obligations hereby conferred or imposed upon the Trustee in respect of any property covered by the appointment of a co-trustee shall be conferred or imposed upon and exercised or performed by the Trustee or by the Trustee and such co-trustee jointly as shall be provided in the instrument appointing such co-trustee;

(c)          the Trustee at any time, by an instrument in writing executed by it, with the concurrence of the Issuer evidenced by an Issuer Order, may accept the resignation of or remove any co-trustee appointed under this Section 6.12, and in case an Event of Default has occurred and is continuing, the Trustee shall have the power to accept the resignation of, or remove, any such co-trustee without the concurrence of the Issuer. A successor to any co-trustee so resigned or removed may be appointed in the manner provided in this Section 6.12;

(d)          no co-trustee hereunder shall be personally liable by reason of any act or omission of the Trustee hereunder;

(e)          the Trustee shall not be liable by reason of any act or omission of a co-trustee; and

(f)          any Act of the Holders delivered to the Trustee shall be deemed to have been delivered to each co-trustee.

The Issuer shall notify each Rating Agency of the appointment of a co-trustee hereunder.

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Section 6.13         Certain Duties of Trustee Related to Delayed Payment of Proceeds. If the Trustee shall not have received a payment with respect to any Asset on its Due Date, (a) the Trustee shall promptly notify the Issuer and the Collateral Manager in writing or electronically and (b) unless within three Business Days (or the end of the applicable grace period for such payment, if any) after such notice (x) such payment shall have been received by the Trustee or (y) the Issuer, in its absolute discretion (but only to the extent permitted by Section 10.2(a)), shall have made provision for such payment satisfactory to the Trustee in accordance with Section 10.2(a), the Trustee shall, not later than the Business Day immediately following the last day of such period and in any case upon request by the Collateral Manager, request the issuer of such Asset, the trustee under the related Underlying Instrument or a paying agent designated by either of them, as the case may be, to make such payment not later than three Business Days after the date of such request. If such payment is not made within such time period, the Trustee, subject to the provisions of clause (iv) of Section 6.1(c), shall take such reasonable action as the Collateral Manager shall direct. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture. If the Issuer or the Collateral Manager requests a release of an Asset and/or delivers an additional Collateral Obligation in connection with any such action under the Collateral Management Agreement or under this Indenture, such release and/or substitution shall be subject to Section 10.8 and Article XII of this Indenture, as the case may be. Notwithstanding any other provision hereof, the Trustee shall deliver to the Issuer or its designee any payment with respect to any Asset or any additional Collateral Obligation received after the Due Date thereof to the extent the Issuer previously made provisions for such payment satisfactory to the Trustee in accordance with this Section 6.13 and such payment shall not be deemed part of the Assets.

Section 6.14         Authenticating Agents. Upon the request of the Issuer, the Trustee shall, and if the Trustee so chooses the Trustee may, appoint one or more Authenticating Agents with power to act on its behalf and subject to its direction in the authentication of Notes in connection with issuance, transfers and exchanges under Sections 2.4, 2.5, 2.6 and 8.5, as fully to all intents and purposes as though each such Authenticating Agent had been expressly authorized by such Sections to authenticate such Notes. For all purposes of this Indenture, the authentication of Notes by an Authenticating Agent pursuant to this Section 6.14 shall be deemed to be the authentication of Notes by the Trustee.

Any Person into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any Person succeeding to the corporate trust business of any Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, without the execution or filing of any further act on the part of the parties hereto or such Authenticating Agent or such successor Person.

Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and the Issuer. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Issuer. Upon receiving such notice of resignation or upon such a termination, the Trustee shall, upon the written request of the Issuer, promptly appoint a successor Authenticating Agent and shall give written notice of such appointment to the Issuer.

Unless the Authenticating Agent is also the same entity as the Trustee, the Issuer agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services, and reimbursement for its reasonable expenses relating thereto as an Administrative Expense. The provisions of Sections 2.8, 6.4 and 6.5 shall be applicable to any Authenticating Agent.

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Section 6.15         Withholding. If any withholding tax is imposed by applicable law on the Issuer’s payment (or allocations of income) under the Notes, such tax shall reduce the amount otherwise distributable to the relevant Holder of a Note or owner of any interest therein, and each such Holder and owner shall indemnify the Issuer for any withholding that would not have been imposed if the Holder or owner had complied with such obligations. The Trustee is hereby authorized and directed to retain from amounts otherwise distributable to any Holder sufficient funds for the payment of any such tax that is legally owed or required by applicable law to be withheld by the Issuer (but such authorization shall not prevent the Trustee from contesting any such tax in appropriate Proceedings and withholding payment of such tax, if permitted by law, pending the outcome of such Proceedings) and to timely remit such amounts to the appropriate taxing authority. The amount of any withholding tax imposed with respect to any Note shall be treated as Cash distributed to the relevant Holder at the time it is withheld by the Trustee. If there is a reasonable possibility that withholding is required by applicable law with respect to a distribution, the Paying Agent or the Trustee may, in its sole discretion, withhold such amounts in accordance with this Section 6.15. If any Holder or beneficial owner wishes to apply for a refund of any such withholding tax, the Trustee shall reasonably cooperate with such Person in providing readily available information so long as such Person agrees to reimburse the Trustee for any out-of-pocket expenses incurred. Nothing herein shall impose an obligation on the part of the Trustee to determine the amount of any tax or withholding obligation on the part of the Issuer or in respect of the Notes.

Section 6.16         Representative for Noteholders Only; Agent for each other Secured Party and Holders of the Interests. With respect to the security interest created hereunder, the delivery of any item of Asset to the Trustee is to the Trustee as representative of the Noteholders and agent for each other Secured Party and the holders of the Interests. In furtherance of the foregoing, the possession by the Trustee of any Asset, and the endorsement to or registration in the name of the Trustee of any Asset (including without limitation as entitlement holder of the Custodial Account) are all undertaken by the Trustee in its capacity as representative of the Noteholders, and agent for each other Secured Party and the holders of the Interests.

Section 6.17         Representations and Warranties of the Bank. The Bank hereby represents and warrants as follows:

(a)          Organization. The Bank has been duly organized and is validly existing as a national banking association with trust powers under the laws of the United States and has the power to conduct its business and affairs as a trustee, paying agent, registrar, transfer agent, custodian, calculation agent and securities intermediary.

(b)          Authorization; Binding Obligations. The Bank has the corporate power and authority to perform the duties and obligations of Trustee, Paying Agent, Registrar, Transfer Agent, Custodian, Calculation Agent, Collateral Administrator and Securities Intermediary under this Indenture. The Bank has taken all necessary corporate action to authorize the execution, delivery and performance of this Indenture, and all of the documents required to be executed by the Bank pursuant hereto. This Indenture has been duly authorized, executed and delivered by the Bank and constitutes the legal, valid and binding obligation of the Bank enforceable in accordance with its terms subject, as to enforcement, (i) to the effect of bankruptcy, insolvency or similar laws affecting generally the enforcement of creditors’ rights as such laws would apply in the event of any bankruptcy, receivership, insolvency or similar event applicable to the Bank and (ii) to general equitable principles (whether enforcement is considered in a proceeding at law or in equity).

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(c)          Eligibility. The Bank is eligible under Section 6.8 to serve as Trustee hereunder.

(d)          No Conflict. Neither the execution, delivery and performance of this Indenture, nor the consummation of the transactions contemplated by this Indenture, is prohibited by, or requires the Bank to obtain any consent, authorization, approval or registration under, any law, statute, rule, regulation, judgment, order, writ, injunction or decree that is binding upon the Bank.

ARTICLE VII

Covenants

Section 7.1           Payment of Principal and Interest. The Issuer will duly and punctually pay the principal of and interest on the Notes, in accordance with the terms of such Notes and this Indenture pursuant to the Priority of Payments. The Issuer will, to the extent funds are available pursuant to the Priority of Payments, duly and punctually pay all required distributions on the Interests, in accordance with the Issuer Limited Liability Company Agreement and this Indenture.

Amounts properly withheld under the Code or other applicable law by any Person from a payment under a Note shall be considered as having been paid by the Issuer to the relevant Holder for all purposes of this Indenture.

Section 7.2           Maintenance of Office or Agency. The Issuer hereby appoints the Trustee as a Paying Agent for payments on the Notes, and appoints the Trustee as Transfer Agent at its applicable Corporate Trust Office as the Issuer’s agent where Notes may be surrendered for registration of transfer or exchange.

The Issuer may at any time and from time to time vary or terminate the appointment of any such agent or appoint any additional agents for any or all of such purposes; provided that no paying agent shall be appointed in a jurisdiction which subjects payments on the Notes to withholding tax solely as a result of such Paying Agent’s activities. The Issuer shall at all times maintain a duplicate copy of the Register at the Corporate Trust Office. The Issuer shall give prompt written notice to the Trustee, each Rating Agency then rating a Class of Notes and the Holders of the appointment or termination of any such agent and of the location and any change in the location of any such office or agency.

If at any time the Issuer shall fail to maintain any such required office or agency, or shall fail to furnish the Trustee with the address thereof, presentations and surrenders may be made (subject to the limitations described in the preceding paragraph) at, notices and demands may be served on the Issuer, and Notes may be presented and surrendered for payment to the appropriate Paying Agent at its main office, and the Issuer hereby appoints the same as its agent to receive such respective presentations, surrenders, notices and demands.

Section 7.3           Money for Note Payments to be Held in Trust. All payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the Payment Account shall be made on behalf of the Issuer by the Trustee or a Paying Agent with respect to payments on the Notes.

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When the Issuer shall have a Paying Agent that is not also the Registrar, it shall furnish, or cause the Registrar to furnish, no later than the fifth calendar day after each Record Date a list, if necessary, in such form as such Paying Agent may reasonably request, of the names and addresses of the Holders and of the certificate numbers of individual Notes held by each such Holder.

Whenever the Issuer shall have a Paying Agent other than the Trustee, it shall, on or before the Business Day next preceding each Payment Date and any Redemption Date, as the case may be, direct the Trustee to deposit on such Payment Date or such Redemption Date, as the case may be, with such Paying Agent, if necessary, an aggregate sum sufficient to pay the amounts then becoming due (to the extent funds are then available for such purpose in the Payment Account), such sum to be held in trust for the benefit of the Persons entitled thereto and (unless such Paying Agent is the Trustee) the Issuer shall promptly notify the Trustee of its action or failure so to act. Any Monies deposited with a Paying Agent (other than the Trustee) in excess of an amount sufficient to pay the amounts then becoming due on the Notes with respect to which such deposit was made shall be paid over by such Paying Agent to the Trustee for application in accordance with Article XI.

The initial Paying Agent shall be as set forth in Section 7.2. Any additional or successor Paying Agents shall be appointed by Issuer Order with written notice thereof to the Trustee; provided that so long as the Notes of any Class are rated by a Rating Agency, with respect to any additional or successor Paying Agent, either (i) such Paying Agent has a long-term debt rating of “A+” or higher by S&P and a counterparty risk assessment of “A1(cr)” or higher by Moody’s or a short-term debt rating of “P-1” by Moody’s and “A-1” by S&P or (ii) the Global Rating Agency Condition is satisfied. If such successor Paying Agent ceases to have a long-term debt rating of “A+” or higher by S&P and counterparty risk assessment of “A1(cr)” or higher by Moody’s or a short-term debt rating of “P-1” by Moody’s and “A-1” by S&P, the Issuer shall promptly remove such Paying Agent and appoint a successor Paying Agent. The Issuer shall not appoint any Paying Agent that is not, at the time of such appointment, a depository institution or trust company subject to supervision and examination by federal and/or state and/or national banking authorities. The Issuer shall cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee and if the Trustee acts as Paying Agent, it hereby so agrees, subject to the provisions of this Section 7.3, that such Paying Agent will:

(a)          allocate all sums received for payment to the Holders of Notes and the Issuer for which it acts as Paying Agent on each Payment Date and any Redemption Date among such Holders in the proportion specified in the applicable Distribution Report to the extent permitted by applicable law;

(b)          hold all sums held by it for the payment of amounts due with respect to the Notes and otherwise to the Issuer in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

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(c)          if such Paying Agent is not the Trustee, immediately resign as a Paying Agent and forthwith pay to the Trustee all sums held by it in trust for the payment of Notes and otherwise to the Issuer if at any time it ceases to meet the standards set forth above required to be met by a Paying Agent at the time of its appointment;

(d)          if such Paying Agent is not the Trustee, immediately give the Trustee notice of any default by the Issuer in the making of any payment required to be made; and

(e)          if such Paying Agent is not the Trustee, during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Issuer Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Issuer or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Issuer or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such Money.

Except as otherwise required by applicable law, any Money deposited with the Trustee or any Paying Agent in trust for any payment on any Note and remaining unclaimed for two years after such amount has become due and payable shall be paid to the Issuer on Issuer Order; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment of such amounts (but only to the extent of the amounts so paid to the Issuer) and all liability of the Trustee or such Paying Agent with respect to such trust Money shall thereupon cease. The Trustee or such Paying Agent, before being required to make any such release of payment, may, but shall not be required to, adopt and employ, at the expense of the Issuer any reasonable means of notification of such release of payment, including, but not limited to, mailing notice of such release to Holders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in Monies due and payable but not claimed is determinable from the records of any Paying Agent, at the last address of record of each such Holder.

Section 7.4           Existence of Issuer. (a) The Issuer shall, to the maximum extent permitted by applicable law, maintain in full force and effect its existence and rights as a limited liability company organized under the laws of the State of Delaware and shall obtain and preserve its qualification to do business as a limited liability company in each jurisdiction in which such qualifications are or shall be necessary to protect the validity and enforceability of this Indenture, the Notes, or any of the Assets; provided that the Issuer shall be entitled to change its jurisdiction of formation from the State of Delaware to any other jurisdiction reasonably selected by the Issuer so long as (i) the Issuer has received a legal opinion (upon which the Trustee may conclusively rely) to the effect that such change is not disadvantageous in any material respect to the Holders, (ii) written notice of such change shall have been given to the Trustee by the Issuer, which notice shall be promptly forwarded by the Trustee to the Holders, the Collateral Manager and to each Rating Agency, (iii) the Global Rating Agency Condition is satisfied and (iv) on or prior to the 15th Business Day following receipt of such notice the Trustee shall not have received written notice from a Majority of the Controlling Class objecting to such change.

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(b)          The Issuer (i) shall ensure that all limited liability company or other formalities regarding its existence (including, if required, holding regular meetings of its manager(s) and member(s), or other similar, meetings) are followed and (ii) shall not have any employees (other than its managers to the extent they are employees). The Issuer shall not take any action, or conduct its affairs in a manner, that is likely to result in its separate existence being ignored or in its assets and liabilities being substantively consolidated with any other Person in a bankruptcy, reorganization or other insolvency proceeding. Without limiting the foregoing, (A) the Issuer shall not have any subsidiaries; and (B) (x) the Issuer shall not (1) except as contemplated by the Offering Circular, the Collateral Management Agreement or the Issuer Limited Liability Company Agreement, engage in any transaction with any member that would constitute a conflict of interest or (2) make distributions other than in accordance with the terms of this Indenture and the Issuer Limited Liability Company Agreement and (y) the Issuer shall (1) maintain books and records separate from any other Person, (2) maintain its accounts separate from those of any other Person, (3) not commingle its assets with those of any other Person, (4) conduct its own business in its own name, (5) maintain separate financial statements, (6) pay its own liabilities out of its own funds, (7) maintain an arm’s length relationship with its Affiliates, (8) use separate stationery, invoices and checks, (9) hold itself out as a separate Person, (10) correct any known misunderstanding regarding its separate identity and (11) have at least one manager that is Independent of the Collateral Manager.

Section 7.5           Protection of Assets. (a) The Collateral Manager on behalf of the Issuer will cause the taking of such action within the Collateral Manager’s control as is reasonably necessary in order to maintain the perfection and priority of the security interest of the Trustee in the Assets; provided that the Collateral Manager shall be entitled to rely on any Opinion of Counsel delivered pursuant to Section 7.6 and any Opinion of Counsel with respect to the same subject matter delivered pursuant to Section 3.1(iii) to determine what actions are reasonably necessary, and shall be fully protected in so relying on such an Opinion of Counsel, unless the Collateral Manager has actual knowledge that the procedures described in any such Opinion of Counsel are no longer adequate to maintain such perfection and priority. The Issuer shall from time to time execute and deliver all such supplements and amendments hereto and file or authorize the filing of all such Financing Statements, continuation statements, instruments of further assurance and other instruments, and shall take such other action as may be necessary or advisable or desirable to secure the rights and remedies of the Holders of the Notes hereunder and to:

(i)          Grant more effectively all or any portion of the Assets;

(ii)         maintain, preserve and perfect any Grant made or to be made by this Indenture including, without limitation, the first priority nature of the lien or carry out more effectively the purposes hereof;

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(iii)        perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture (including, without limitation, any and all actions necessary or desirable as a result of changes in law or regulations);

(iv)         enforce any of the Assets or other instruments or property included in the Assets;

(v)          preserve and defend title to the Assets and the rights therein of the Trustee and the Holders of the Notes in the Assets against the claims of all Persons and parties; or

(vi)         pay or cause to be paid any and all taxes levied or assessed upon all or any part of the Assets.

The Issuer hereby designates the Trustee as its agent and attorney in fact to prepare and file and hereby authorizes the filing of any Financing Statement, continuation statement and all other instruments, and take all other actions, required pursuant to this Section 7.5. Such designation shall not impose upon the Trustee, or release or diminish, the Issuer’s and the Collateral Manager’s obligations under this Section 7.5. The Issuer further authorizes and shall cause the Issuer’s counsel to file without the Issuer’s signature a Financing Statement that names the Issuer as debtor and the Trustee, on behalf of the Secured Parties, as secured party and that describes “all personal property of the Debtor now owned or hereafter acquired” as the Assets in which the Trustee has a Grant.

(b)          The Trustee shall not, except in accordance with Section 5.5 or Section 10.8(a), (b) and (c), as applicable, permit the removal of any portion of the Assets or transfer any such Assets from the Account to which it is credited, or cause or permit any change in the Delivery made pursuant to Section 3.3 with respect to any Assets, if, after giving effect thereto, the jurisdiction governing the perfection of the Trustee’s security interest in such Assets is different from the jurisdiction governing the perfection at the time of delivery of the most recent Opinion of Counsel pursuant to Section 7.6 (or, if no Opinion of Counsel has yet been delivered pursuant to Section 7.6, the Opinion of Counsel delivered at the Closing Date pursuant to Section 3.1(iii)) unless the Trustee shall have received an Opinion of Counsel to the effect that the lien and security interest created by this Indenture with respect to such property and the priority thereof will continue to be maintained after giving effect to such action or actions.

Section 7.6           Opinions as to Assets. Within the six-month period preceding the fifth anniversary of the Closing Date (and every five years thereafter), the Issuer shall furnish to the Trustee and Moody’s an Opinion of Counsel either (i) stating that, in the opinion of such counsel, such action has been taken (including without limitation with respect to the filing of any Financing Statements and continuation statements) as is necessary to maintain the lien and security interest created by this Indenture and reciting the details of such action or (ii) describing the filing of any Financing Statements and continuation statements that shall, in the opinion of such counsel, be required to maintain the lien and security interest of this Indenture.

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Section 7.7           Performance of Obligations. (a) The Issuer shall not take any action, and will use its best efforts not to permit any action to be taken by others, that would release any Person from any of such Person’s covenants or obligations under any instrument included in the Assets, except in the case of enforcement action taken with respect to any Defaulted Obligation in accordance with the provisions hereof and actions by the Collateral Manager under the Collateral Management Agreement and in conformity therewith or with this Indenture, as applicable, or as otherwise required hereby or deemed necessary or advisable by the Collateral Manager in accordance with the Collateral Management Agreement.

(b)          The Issuer shall notify S&P and Moody’s within 10 Business Days after it has received notice from any Noteholder or the Trustee of any material breach of any Transaction Document, following any applicable cure period for such breach.

Section 7.8           Negative Covenants. (a) The Issuer will not from and after the Closing Date:

(i)          sell, transfer, exchange or otherwise dispose of, or pledge, mortgage, hypothecate or otherwise encumber (or permit such to occur or suffer such to exist), any part of the Assets, except as expressly permitted by this Indenture and the Collateral Management Agreement;

(ii)         claim any credit on, make any deduction from, or dispute the enforceability of payment of the principal or interest payable (or any other amount) in respect of the Notes (other than amounts withheld or deducted in accordance with the Code or other applicable jurisdiction);

(iii)        (A) incur or assume or guarantee any indebtedness, other than the Notes, this Indenture and the transactions contemplated hereby or (B)(1) issue any additional class of Notes except in accordance with Sections 2.13 and 3.2 or (2) issue any additional Interests, except in accordance with the Issuer Limited Liability Company Agreement, other than in connection with a Refinancing;

(iv)         (A) permit the validity or effectiveness of this Indenture or any Grant hereunder to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to this Indenture or the Notes except as may be permitted hereby or by the Collateral Management Agreement, (B) except as permitted by this Indenture, permit any lien, charge, adverse claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden any part of the Assets, any interest therein or the proceeds thereof, or (C) except as permitted by this Indenture, take any action that would permit the lien of this Indenture not to constitute a valid first priority security interest in the Assets;

(v)          amend the Collateral Management Agreement except pursuant to the terms thereof and Article XV of this Indenture;

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(vi)         dissolve or liquidate in whole or in part, except as permitted hereunder or required by applicable law;

(vii)        pay any distributions other than in accordance with the Priority of Payments; provided that it may make distributions to its members of any amounts received by it in accordance with the Priority of Payments;

(viii)      permit the formation of any subsidiaries (provided, however, that this restriction shall not prohibit the Issuer or the Collateral Manager from receiving any Equity Securities in accordance with this Indenture or the Collateral Management Agreement);

(ix)         conduct business under any name other than its own;

(x)          have any employees (other than its managers to the extent they are employees);

(xi)         sell, transfer, exchange or otherwise dispose of Assets, or enter into an agreement or commitment to do so or enter into or engage in any business with respect to any part of the Assets, except as expressly permitted by both this Indenture and the Collateral Management Agreement;

(xii)        fail to maintain an Independent Manager under the Issuer Limited Liability Company Agreement; and

(xiii)      elect, or take any other action, to be treated as an association taxable as a corporation for U.S. federal income tax purposes.

(b)          The Issuer shall not be party to any agreements without including customary “non-petition” and “limited recourse” provisions therein (and shall not amend or eliminate such provisions in any agreement to which it is party), except for any agreements related to the purchase and sale of any Assets which contain customary (as determined by the Collateral Manager in its sole discretion) purchase or sale terms or which are documented using customary (as determined by the Collateral Manager in its sole discretion) loan trading documentation.

(c)          Notwithstanding anything contained herein to the contrary, the Issuer may not acquire any of the Notes; provided that this Section 7.8(c) shall not be deemed to limit an optional or mandatory redemption pursuant to the terms of this Indenture or the purchase of Notes pursuant to Section 9.7 hereof.

(d)          The Issuer shall not acquire or hold any Collateral Obligation or Eligible Investment that is a debt obligation in bearer form unless the Collateral Obligation or Eligible Investment is not required to be in registered form under Section 163(f)(2)(A) of the Code.

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Section 7.9           Statement as to Compliance. On or before December 31st in each calendar year commencing in 2017, or immediately if there has been a Default under this Indenture and prior to the issuance of any Additional Notes pursuant to Section 2.13, the Issuer shall deliver to the Trustee (to be forwarded by the Trustee to the Collateral Manager, the Collateral Administrator, each Noteholder making a written request therefor and each Rating Agency) an Officer’s certificate of the Issuer that, having made reasonable inquiries of the Collateral Manager, and to the best of the knowledge, information and belief of the Issuer, there did not exist, as at a date not more than five days prior to the date of the certificate, nor had there existed at any time prior thereto since the date of the last certificate (if any), any Default hereunder or, if such Default did then exist or had existed, specifying the same and the nature and status thereof, including actions undertaken to remedy the same, and that the Issuer has complied with all of its obligations under this Indenture or, if such is not the case, specifying those obligations with which it has not complied.

Section 7.10         Issuer May Consolidate, etc., Only on Certain Terms. The Issuer (the “Merging Entity”) shall not consolidate or merge with or into any other Person or transfer or convey all or substantially all of its assets to any Person, unless permitted by United States and Delaware law and unless:

(a)          the Merging Entity shall be the surviving entity, or the Person (if other than the Merging Entity) formed by such consolidation or into which the Merging Entity is merged or to which all or substantially all of the assets of the Merging Entity are transferred (the “Successor Entity”) (A) shall be a company organized and existing under the laws of the State of Delaware or such other jurisdiction approved by a Majority of the Controlling Class; provided that no such approval shall be required in connection with any such transaction undertaken solely to effect a change in the jurisdiction of formation pursuant to Section 7.4, and (B) shall expressly assume, by an indenture supplemental hereto and an omnibus assumption agreement, executed and delivered to the Trustee, each Holder, the Collateral Manager and the Collateral Administrator, the due and punctual payment of the principal of and interest on all Notes and the performance and observance of every covenant of this Indenture and of each other Transaction Document on its part to be performed or observed, all as provided herein or therein, as applicable;

(b)          each Rating Agency shall have been notified in writing of such consolidation or merger and the Trustee shall have received written confirmation from each Rating Agency that its then-current ratings issued with respect to the Notes then rated by each Rating Agency will not be reduced or withdrawn as a result of the consummation of such transaction;

(c)          if the Merging Entity is not the Successor Entity, the Successor Entity shall have agreed with the Trustee (i) to observe the same legal requirements for the recognition of such formed or surviving entity as a legal entity separate and apart from any of its Affiliates as are applicable to the Merging Entity with respect to its Affiliates and (ii) not to consolidate or merge with or into any other Person or transfer or convey the Assets or all or substantially all of its assets to any other Person except in accordance with the provisions of this Section 7.10;

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(d)          if the Merging Entity is not the Successor Entity, the Successor Entity shall have delivered to the Trustee and each Rating Agency an Officer’s certificate and an Opinion of Counsel each stating that such Person is duly organized, validly existing and in good standing in the jurisdiction in which such Person is organized; that such Person has sufficient power and authority to assume the obligations set forth in sub-section (a) above and to execute and deliver an indenture supplemental hereto for the purpose of assuming such obligations; that such Person has duly authorized the execution, delivery and performance of a supplemental indenture hereto for the purpose of assuming such obligations and that such supplemental indenture is a valid, legal and binding obligation of such Person, enforceable in accordance with its terms, subject only to bankruptcy, reorganization, insolvency, moratorium and other laws affecting the enforcement of creditors’ rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); that, immediately following the event which causes such Successor Entity to become the successor to the Issuer, (i) such Successor Entity has title, free and clear of any lien, security interest or charge, other than the lien and security interest of this Indenture and any other Permitted Liens, to the Assets securing all of the Notes and (ii) the Trustee continues to have a valid perfected first priority security interest in the Assets securing all of the Notes; and in each case as to such other matters as the Trustee or any Noteholder may reasonably require; provided that nothing in this clause shall imply or impose a duty on the Trustee to require such other documents;

(e)          immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(f)          the Merging Entity shall have notified each Rating Agency of such consolidation, merger, transfer or conveyance and shall have delivered to the Trustee and each Noteholder an Officer’s certificate and an Opinion of Counsel each stating that such consolidation, merger, transfer or conveyance and such supplemental indenture comply with this Article VII and that all conditions precedent in this Article VII relating to such transaction have been complied with;

(g)          the Merging Entity shall have delivered to the Trustee an Opinion of Counsel stating that after giving effect to such transaction, the Issuer (or, if applicable, the Successor Entity) will not be required to register as an investment company under the 1940 Act; and

(h)          the fees, costs and expenses of the Trustee (including any reasonable legal fees and expenses) associated with the matters addressed in this Section 7.10 shall have been paid by the Merging Entity (or, if applicable, the Successor Entity) or otherwise provided for to the satisfaction of the Trustee.

Section 7.11         Successor Substituted. Upon any consolidation or merger, or transfer or conveyance of all or substantially all of the assets of the Issuer in accordance with Section 7.10 in which the Merging Entity is not the surviving entity, the Successor Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Merging Entity under this Indenture with the same effect as if such Person had been named as the Issuer herein. In the event of any such consolidation, merger, transfer or conveyance, the Person named as the “Issuer” in the first paragraph of this Indenture or any successor which shall theretofore have become such in the manner prescribed in this Article VII may be dissolved, wound up and liquidated at any time thereafter, and such Person thereafter shall be released from its liabilities as Obligor and maker on all the Notes and from its obligations under this Indenture and the other Transaction Documents to which it is a party.

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Section 7.12         No Other Business. The Issuer shall not have any employees (other than its directors to the extent they are employees) and shall not engage in any business or activity other than issuing, selling, paying and redeeming the Notes and any Additional Notes issued pursuant to this Indenture, acquiring, holding, selling, exchanging, redeeming and pledging, solely for its own account, the Assets and other incidental activities thereto, including entering into the Transaction Documents to which it is a party. The Issuer shall not hold itself out as originating loans, lending funds, making a market in loans or other assets or selling loans or other assets to customers or as willing to enter into, assume, offset, assign or otherwise terminate positions in derivative financial instruments with customers. The Issuer may amend, or permit the amendment of, its Certificate of Formation and the Issuer Limited Liability Company Agreement only if such amendment would satisfy the Global Rating Agency Condition.

Section 7.13         Maintenance of Listing. So long as any Listed Notes remain Outstanding, the Issuer shall use reasonable efforts to maintain the listing of such Notes on the Irish Stock Exchange.

Section 7.14         Annual Rating Review. (a) So long as any of the Notes of any Class remain Outstanding, on or before December 31st in each year commencing in 2017, the Issuer shall obtain and pay for an annual review of the rating of each such Class of Notes from each Rating Agency, as applicable. The Issuer shall promptly notify the Trustee and the Collateral Manager in writing (and the Trustee shall promptly provide the Holders with a copy of such notice) if at any time the then-current rating of any such Class of Notes has been, or is known will be, changed or withdrawn.

(b)          The Issuer shall obtain and pay for an annual review of any Collateral Obligation which has a Moody’s Rating derived as set forth in clause (ii) under the heading “Moody’s Derived Rating” in Schedule 3 and any (i) DIP Collateral Obligation and (ii) any Collateral Obligation which has a S&P Rating derived as set forth in clause (iii)(b) of the definition of the term “S&P Rating.”

Section 7.15         Reporting. At any time when the Issuer is not subject to Section 13 or 15(d) of the Exchange Act and are not exempt from reporting pursuant to Rule 12g3 - 2(b) under the Exchange Act, upon the request of a Holder or beneficial owner of a Note, the Issuer shall promptly furnish or cause to be furnished Rule 144A Information to such Holder or beneficial owner, to a prospective purchaser of such Note designated by such Holder or beneficial owner, or to the Trustee for delivery upon an Issuer Order to such Holder or beneficial owner or a prospective purchaser designated by such Holder or beneficial owner, as the case may be, in order to permit compliance by such Holder or beneficial owner with Rule 144A under the Securities Act in connection with the resale of such Note. “Rule 144A Information” shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto).

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Section 7.16         Calculation Agent. (a) The Issuer hereby agrees that for so long as any Notes remain Outstanding there will at all times be an agent appointed (which does not control or is not controlled or under common control with the Issuer or its Affiliates or the Collateral Manager or its Affiliates) to calculate LIBOR in respect of each Interest Accrual Period in accordance with the terms of Exhibit C hereto (the “Calculation Agent”). The Issuer hereby appoints the Collateral Administrator as Calculation Agent. The Calculation Agent may be removed by the Issuer or the Collateral Manager, on behalf of the Issuer, at any time. If the Calculation Agent is unable or unwilling to act as such or is removed by the Issuer or the Collateral Manager, on behalf of the Issuer, or if the Calculation Agent fails to determine any of the information required to be published on the Irish Stock Exchange via the Companies Announcement Office, as described in sub-section (b), in respect of any Interest Accrual Period, the Issuer or the Collateral Manager, on behalf of the Issuer, will promptly appoint a replacement Calculation Agent which does not control or is not controlled by or under common control with the Issuer or its Affiliates or the Collateral Manager or its Affiliates. The Calculation Agent may not resign its duties or be removed without a successor having been duly appointed. In addition, for so long as any Listed Notes are listed on the Irish Stock Exchange and so long as the guidelines of such exchange so require, notice of the appointment of any replacement Calculation Agent shall also be given to the Holders thereof by publication on the Irish Stock Exchange via the Companies Announcement Office by the Issuer.

(b)          The Calculation Agent shall be required to agree (and the Collateral Administrator as Calculation Agent does hereby agree) that, as soon as possible after 11:00 a.m. London time on each Interest Determination Date, but in no event later than 11:00 a.m. New York time on the London Banking Day immediately following each Interest Determination Date, the Calculation Agent will calculate the Interest Rate applicable to each Class of Notes during the related Interest Accrual Period and the Note Interest Amount (in each case, rounded to the nearest cent, with half a cent being rounded upward) payable on the related Payment Date in respect of such Class of Notes in respect of the related Interest Accrual Period. At such time, the Calculation Agent will communicate such rates and amounts to the Issuer, the Trustee, each Paying Agent, the Collateral Manager, Euroclear and Clearstream. The Calculation Agent will also specify to the Issuer the quotations upon which the foregoing rates and amounts are based, and in any event the Calculation Agent shall notify the Issuer before 5:00 p.m. (New York time) on every Interest Determination Date if it has not determined and is not in the process of determining any such Interest Rate or Note Interest Amount together with its reasons therefor. The Calculation Agent’s determination of the foregoing rates and amounts for any Interest Accrual Period will (in the absence of manifest error) be final and binding upon all parties.

Section 7.17         Certain Tax Matters. (a) The Issuer will treat each purchase of Collateral Obligations as a “purchase” for tax accounting and reporting purposes.

(b)          The Issuer shall file, or cause to be filed, any tax returns, including information tax returns, required by any governmental authority.

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(c)          Notwithstanding anything herein to the contrary, the Collateral Manager, the Issuer, the Trustee, the Collateral Administrator, the Initial Purchaser, the Transferor, the Holders and beneficial owners of the Notes and each employee, representative or other agent of those Persons, may disclose to any and all Persons, without limitation of any kind, the U.S. tax treatment and tax structure of the transactions contemplated by this Indenture and all materials of any kind, including opinions or other tax analyses, that are provided to those Persons. This authorization to disclose the U.S. tax treatment and tax structure does not permit disclosure of information identifying the Collateral Manager, the Issuer, the Trustee, the Collateral Administrator, the Initial Purchaser, the Transferor or any other party to the transactions contemplated by this Indenture, the Offering or the pricing (except to the extent such information is relevant to U.S. tax structure or tax treatment of such transactions).

(d)          Upon the Issuer’s receipt of a request of a Holder of a Class C Note or a Class D Note or written request of a Person certifying that it is an owner of a beneficial interest in a Class C Note or a Class D Note (including, in each case, Holders and beneficial owners of any Additional Notes issued hereunder) for the information described in Treasury regulations Section 1.1275-3(b)(1)(i) that is applicable to such Note, the Issuer will cause its Independent certified public accountants to provide promptly to the Trustee and such requesting Holder or owner of a beneficial interest in such a Note all of such information. Any additional issuance of Notes shall be accomplished in a manner that will allow the Independent certified public accountants of the Issuer to accurately calculate original issue discount income to holders of the Additional Notes. Upon request by the Independent accountants, the Trustee shall provide to the Independent accountants information reasonably available to it as reasonably requested by the Independent accountants to comply with this Section 7.17, including information contained in the Register.

(e)          Except as otherwise required by law, each holder of the Notes (and any interest therein) will be deemed to have represented and agreed to treat the Notes as indebtedness for U.S. federal, state and local income and franchise tax purposes.

(f)          Each holder of the Notes (and any interest therein) will be deemed to agree and understand that the failure to provide the Issuer and the Trustee (and any of their agents) with the properly completed and signed tax certifications (generally, in the case of U.S. federal income tax, an Internal Revenue Service Form W-9 (or applicable successor form) in the case of a person that is a United States person within the meaning of Section 7701(a)(30) of the Code or the appropriate Internal Revenue Service Form W-8 (or applicable successor form) in the case of a person that is not a United States person within the meaning of Section 7701(a)(30) of the Code) may result in withholding from payments in respect of such Note, including U.S. federal withholding or back-up withholding.

(g)          Each holder of the Notes (and any interest therein) agrees to provide the Issuer and any relevant intermediary with any information or documentation that is required under FATCA or that the Issuer or relevant intermediary deems appropriate to enable the Issuer or relevant intermediary to determine their duties and liabilities with respect to any taxes they may be required to withhold pursuant to FATCA in respect of such Note or the holder of such Note or beneficial interest therein. In addition, each purchaser and subsequent transferee of a Note will be required or deemed to understand and acknowledge that the Issuer has the right under this Indenture to withhold on any holder or any beneficial owner of an interest in a Note that fails to comply with FATCA.

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(h)          Each holder of the Notes (and any interest therein) that is not a United States person within the meaning of Section 7701(a)(30) of the Code will make, or by acquiring a Note or an interest in a Note will be deemed to make, a representation to the effect that (i) either (a) it is not a bank (or an entity affiliated with a bank) extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business (within the meaning of Section 881(c)(3)(A) of the Code), (b) it is a person that is eligible for benefits under an income tax treaty with the United States that eliminates U.S. federal income taxation of U.S. source interest not attributable to a permanent establishment in the United States, or (c) it has provided an Internal Revenue Service Form W-8ECI representing that all payments received or to be received by it on the Notes are effectively connected with the conduct of a trade or business in the United States, and (ii) it is not purchasing a Note or an interest in a Note in order to reduce its U.S. federal income tax liability pursuant to a tax avoidance plan within the meaning of Treasury regulations Section 1.881-3(b).

(i)          Prior to the transfer of any Note retained by the Transferor and, for so long as the Transferor retains any Notes, prior to the transfer of any Interests, the Transferor must receive an Opinion of Counsel that any such Notes that are treated as issued for U.S. federal income tax purposes will be treated as indebtedness for U.S. federal income tax purposes following such transfer.

Section 7.18         Effective Date; Purchase of Additional Collateral Obligations. (a) The Issuer will use commercially reasonable efforts to purchase, on or before the Effective Date, Collateral Obligations (i) such that the Target Initial Par Condition is satisfied and (ii) that satisfy, as of the Effective Date, the Concentration Limitations, the Collateral Quality Tests and the Coverage Tests.

(b)          During the period from the Closing Date to and including the Effective Date, the Issuer will use the following funds to purchase additional Collateral Obligations in the following order: (i) to pay for the principal portion of any Collateral Obligation, first, any amounts on deposit in the Ramp-Up Account, and second, any Principal Proceeds on deposit in the Collection Account and (ii) to pay for accrued interest on any such Collateral Obligation, first, any amounts on deposit in the Ramp-Up Account and second, any Principal Proceeds on deposit in the Collection Account. In addition, the Issuer will use commercially reasonable efforts to acquire such Collateral Obligations that will satisfy, on the Effective Date, the Concentration Limitations, the Collateral Quality Tests and each Overcollateralization Ratio Test.

(c)          Within 30 calendar days after the Effective Date (but in any event, prior to the Determination Date relating to the first Payment Date), the Issuer shall provide, or (at the Issuer’s expense) cause the Collateral Manager to provide, the following documents:

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(i)          to each Rating Agency (in the case of delivery to S&P, via email to CDOEffectiveDatePortfolios@spglobal.com, and in the case of delivery to Moody’s, via email to cdomonitoring@moodys.com), a report identifying Collateral Obligations and a Microsoft Excel file (“Excel Default Model Input File”) that provides all of the inputs required to determine whether the S&P CDO Monitor Test has been satisfied and the Collateral Manager shall provide a Microsoft Excel file including, at a minimum, the following data with respect to each Collateral Obligation: LoanX identification number, CUSIP number (if any), name of Obligor, coupon, spread (if applicable), LIBOR floor (if any), legal final maturity date, average life, outstanding principal balance, Principal Balance, identification as a Cov-Lite Loan or otherwise, identification as a First-Lien Last-Out Loan or otherwise, settlement date, the purchase price with respect to any Collateral Obligation the purchase of which has not settled, S&P Industry Classification and S&P Recovery Rate, and requesting that S&P reaffirm its Initial Ratings of the Notes;

(ii)         to the Trustee and each Rating Agency (in the case of delivery to S&P, via email to CDOEffectiveDatePortfolios@spglobal.com, and in the case of delivery to Moody’s, via email to cdomonitoring@moodys.com), a report, prepared by the Collateral Administrator (the “Effective Date Report”), (A) setting forth the issuer, principal balance, coupon/spread, Stated Maturity, S&P Rating, Moody’s Default Probability Rating, Moody’s Rating and country of Domicile with respect to each Collateral Obligation as of the Effective Date and (B) calculating as of the Effective Date the level of compliance with, or satisfaction or non-satisfaction of (1) each Overcollateralization Ratio Test, (2) the Collateral Quality Tests (excluding the S&P CDO Monitor Test), (3) the Concentration Limitations and (4) the Target Initial Par Condition, in each case, as of the Effective Date;

(iii)        to the Trustee and the Collateral Manager, an Accountants’ Report (A) comparing, as of the Effective Date, the issuer, Principal Balance, coupon/spread, stated maturity, Moody’s Default Probability Rating, Moody’s Rating, S&P Rating and country of Domicile with respect to each Collateral Obligation by reference to such sources as shall be specified therein (such report, the “Accountants’ Effective Date Comparison AUP Report”) and (B) performing agreed upon procedures as of the Effective Date including recalculating and comparing the following items in the Effective Date Report: (1) each Overcollateralization Ratio Test, the Collateral Quality Tests (excluding the S&P CDO Monitor Test) and the Concentration Limitations, and (2) whether the Target Initial Par Condition is satisfied (such report, the “Accountants’ Effective Date Recalculation AUP Report” and, together with the Accountants’ Effective Date Comparison AUP Report, the “Accountants’ Effective Date AUP Reports”), with both Accountants’ Effective Date AUP Reports containing a statement specifying the procedures undertaken by them to review data and computations relating to such Accountants’ Effective Date AUP Reports; and

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(iv)         to the Trustee and each Rating Agency (in the case of delivery to S&P, via email to CDOEffectiveDatePortfolios@spglobal.com, and in the case of delivery to Moody’s, via email to cdomonitoring@moodys.com) an Officer’s certificate of the Issuer (the “Effective Date Certificate”) certifying as to the level of compliance with, or satisfaction or non-satisfaction of, (1) each Overcollateralization Ratio Test, (2) the Collateral Quality Tests (excluding the S&P CDO Monitor Test), (3) the Concentration Limitations, and (4) the Target Initial Par Condition, in each case, as of the Effective Date.

If (x) the Issuer or the Collateral Manager, as the case may be, provides the foregoing Accountants’ Effective Date AUP Reports to the Trustee with the results of (1) the items set forth in subclause (iii)(B)(1) above and (2) the Target Initial Par Condition, and such results do not indicate any failure of any such tested item, and (y) the Issuer delivers the Effective Date Certificate to Moody’s and causes the Collateral Administrator to make available to Moody’s the Effective Date Report, and such Effective Date Certificate and Effective Date Report indicates satisfaction of (1) the items set forth in the subclause (iii)(B)(1) above and (2) the Target Initial Par Condition, a written confirmation from Moody’s of its Initial Rating of the Notes shall be deemed to have been provided (a “Moody’s Effective Date Deemed Rating Confirmation”). For the avoidance of doubt, the Effective Date Certificate and the Effective Date Report shall not include or refer to the Accountants’ Effective Date AUP Reports. In accordance with SEC Release No. 34-72936, Form 15-E, only in its complete and unedited form which includes the Accountants’ Effective Date Comparison AUP Report as an attachment, will be provided by the Independent accountants to the Issuer who will post such Form 15-E on the 17g-5 website.

(d)          If, by the Determination Date relating to the first Payment Date, either (x)(1) there has occurred no Moody’s Effective Date Deemed Rating Confirmation or (2) the Moody’s Rating Condition is not satisfied (such occurrence a “Moody’s Ramp-Up Failure”) or (y) S&P has not provided written confirmation of its Initial Rating of the Class A Notes (an “S&P Rating Confirmation Failure”) then the Collateral Manager, on behalf of the Issuer, shall instruct the Trustee in writing to transfer amounts from the Interest Collection Subaccount to the Principal Collection Subaccount (and with such funds the Issuer shall purchase additional Collateral Obligations) in an amount sufficient to (i) satisfy the Moody’s Rating Condition and (ii) obtain from S&P a confirmation of its Initial Rating of the Class A Notes (provided that the amount of such transfer would not result in default in the payment of interest with respect to the Class A Notes or the Class B Notes); provided that, in the alternative, the Collateral Manager on behalf of the Issuer may take such other action, including but not limited to, a Special Redemption and/or transferring amounts from the Interest Collection Subaccount to the Principal Collection Subaccount as Principal Proceeds (for use in a Special Redemption), sufficient to (i) satisfy the Moody’s Rating Condition and (ii) obtain from S&P a confirmation of its Initial Rating of the Class A Notes.

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(e)          The failure of the Issuer to satisfy the requirements of this Section 7.18 will not constitute an Event of Default unless such failure constitutes an Event of Default under Section 5.1(d) hereof and the Issuer, or the Collateral Manager acting on behalf of the Issuer, has acted in bad faith. Of the proceeds of the issuance of the Notes which are not applied to pay for the purchase of Collateral Obligations acquired by the Issuer on the Closing Date approximately U.S.$108,200,000 will be deposited in the Ramp-Up Account on the Closing Date. At the direction of the Issuer (or the Collateral Manager on behalf of the Issuer), the Trustee shall apply amounts held in the Ramp-Up Account to purchase additional Collateral Obligations from the Closing Date to and including the Effective Date as described in clause (b) above. If on the Effective Date, any amounts on deposit in the Ramp-Up Account have not been applied to purchase Collateral Obligations, such amounts shall be applied as described in Section 10.3(c).

(f)          Asset Quality Matrix. On or prior to the Effective Date, the Collateral Manager shall determine which “row/column combination” of the Asset Quality Matrix shall apply on and after the Effective Date to the Collateral Obligations for purposes of determining compliance with the Moody’s Diversity Test, the Maximum Moody’s Rating Factor Test and the Minimum Floating Spread Test, and if such “row/column combination” differs from the “row/column combination” chosen to apply as of the Closing Date, the Collateral Manager shall so notify the Trustee and the Collateral Administrator. Thereafter, at any time on written notice of two Business Days to the Trustee, the Collateral Administrator and Moody’s, (via email to cdomonitoring@moodys.com), the Collateral Manager may elect a different “row/column combination” of the Asset Quality Matrix; provided that, if (i) the Collateral Obligations are currently in compliance with the Moody’s Diversity Test, the Maximum Moody’s Rating Factor Test and the Minimum Floating Spread Test, the Collateral Obligations comply with such applicable tests after giving effect to such proposed election or (ii) the Collateral Obligations are not currently in compliance with the Moody’s Diversity Test, the Maximum Moody’s Rating Factor Test and the Minimum Floating Spread Test or would not be in compliance with such applicable tests after the application of any other Asset Quality Matrix case, the Collateral Obligations need not comply with such applicable tests after the proposed change so long as (1) the Class Default Differential of each Priority Class, if any, increases and (2) in the case of the Asset Quality Matrix, the degree of compliance of the Collateral Obligations with each of the Moody’s Diversity Test, the Maximum Moody’s Rating Factor Test and the Minimum Floating Spread Test not in compliance would be maintained or improved if the Asset Quality Matrix case to which the Collateral Manager desires to change is used; provided that if subsequent to such election of a “row/column combination” of the Asset Quality Matrix the Collateral Obligations would comply with the Moody’s Diversity Test, the Maximum Moody’s Rating Factor Test and the Minimum Floating Spread Test if a different Asset Quality Matrix case were selected, the Collateral Manager shall elect a “row/column combination” that corresponds to a Asset Quality Matrix case in which the Collateral Obligations are in compliance with such tests. If the Collateral Manager does not notify the Trustee and the Collateral Administrator that it will alter the “row/column combination” of the Asset Quality Matrix chosen on the Effective Date in the manner set forth above, the “row/column combination” of the Asset Quality Matrix chosen on the Effective Date shall continue to apply. Notwithstanding the foregoing, the Collateral Manager may elect at any time after the Effective Date, in lieu of selecting a “row/column combination” of the Asset Quality Matrix (but otherwise in compliance with the requirements of the fourth sentence of this Section 7.18(f)) to interpolate between two adjacent rows and/or two adjacent columns, as applicable, on a straight-line basis and round the results to two decimal points.

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(g)          Weighted Average S&P Recovery Rate. The Collateral Manager may, at any time after the Closing Date upon at least 5 Business Days’ prior written notice to S&P, the Trustee and the Collateral Administrator, elect to utilize the S&P CDO Monitor in determining compliance with the S&P CDO Monitor Test (the effective date specified by the Collateral Manager for such election, the “S&P CDO Monitor Election Date”). On or prior to the later of (x) the S&P CDO Monitor Election Date and (y) the Effective Date, the Collateral Manager shall elect the Weighted Average S&P Recovery Rate that shall apply on and after such date to the Collateral Obligations for purposes of determining compliance with the Minimum Weighted Average S&P Recovery Rate Test, and the Collateral Manager will so notify the Trustee and the Collateral Administrator. Thereafter, at any time during any S&P CDO Monitor Election Period on written notice to the Trustee, the Collateral Administrator and S&P, the Collateral Manager may elect a different Weighted Average S&P Recovery Rate to apply to the Collateral Obligations; provided, that if (i) the Collateral Obligations are currently in compliance with the Weighted Average S&P Recovery Rate case then applicable to the Collateral Obligations but the Collateral Obligations would not be in compliance with the Weighted Average S&P Recovery Rate case to which the Collateral Manager desires to change, then such changed case shall not apply or (ii) the Collateral Obligations are not currently in compliance with the Weighted Average S&P Recovery Rate case then applicable to the Collateral Obligations and would not be in compliance with any other Weighted Average S&P Recovery Rate case, the Weighted Average S&P Recovery Rate to apply to the Collateral Obligations shall be the lowest Weighted Average S&P Recovery Rate in Section 2 of Schedule 4. If the Collateral Manager does not notify the Trustee and the Collateral Administrator that it will alter the Weighted Average S&P Recovery Rate in the manner set forth above, the Weighted Average S&P Recovery Rate chosen as of the S&P CDO Monitor Election Date or the Effective Date, as applicable, shall continue to apply.

Section 7.19         Representations Relating to Security Interests in the Assets. (a) The Issuer hereby represents and warrants that, as of the Closing Date (which representations and warranties shall survive the execution of this Indenture and be deemed to be repeated on each date on which an Asset is Granted to the Trustee hereunder):

(i)          The Issuer owns each Asset free and clear of any lien, claim or encumbrance of any Person, other than such as are created under, or permitted by, this Indenture and any other Permitted Liens.

(ii)         Other than the security interest Granted to the Trustee pursuant to this Indenture, except as permitted by this Indenture, the Issuer has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Assets. The Issuer has not authorized the filing of and is not aware of any Financing Statements against the Issuer that include a description of collateral covering the Assets other than any Financing Statement relating to the security interest granted to the Trustee hereunder or that has been terminated; the Issuer is not aware of any judgment, PBGC liens or tax lien filings against the Issuer.

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(iii)        All Assets constitute Cash, accounts (as defined in Section 9-102(a)(2) of the UCC), Instruments, general intangibles (as defined in Section 9-102(a)(42) of the UCC), Uncertificated Securities, Certificated Securities or security entitlements to financial assets resulting from the crediting of financial assets to a “securities account” (as defined in Section 8-501(a) of the UCC).

(iv)         All Accounts constitute “securities accounts” under Section 8-501(a) of the UCC.

(v)          This Indenture creates a valid and continuing security interest (as defined in Section 1 - 201(37) of the UCC) in such Assets in favor of the Trustee, for the benefit and security of the Secured Parties, which security interest is prior to all other liens, claims and encumbrances (except as permitted otherwise herein), and is enforceable as such against creditors of and purchasers from the Issuer.

(b)          The Issuer hereby represents and warrants that, as of the Closing Date (which representations and warranties shall survive the execution of this Indenture and be deemed to be repeated on each date on which an Asset is Granted to the Trustee hereunder), with respect to Assets that constitute Instruments:

(i)          Either (x) the Issuer has caused or will have caused, within ten days after the Closing Date, the filing of all appropriate Financing Statements in the proper office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Instruments granted to the Trustee, for the benefit and security of the Secured Parties or (y) (A) all original executed copies of each promissory note or mortgage note that constitutes or evidences the Instruments have been delivered to the Trustee or the Issuer has received written acknowledgement from a custodian that such custodian is holding the mortgage notes or promissory notes that constitute evidence of the Instruments solely on behalf of the Trustee and for the benefit of the Secured Parties and (B) none of the Instruments that constitute or evidence the Assets has any marks or notations indicating that they are pledged, assigned or otherwise conveyed to any Person other than the Trustee, for the benefit of the Secured Parties.

(ii)         The Issuer has received all consents and approvals required by the terms of the Assets to the pledge hereunder to the Trustee of its interest and rights in the Assets.

(c)          The Issuer hereby represents and warrants that, as of the Closing Date (which representations and warranties shall survive the execution of this Indenture and be deemed to be repeated on each date on which an Asset is Granted to the Trustee hereunder), with respect to the Assets that constitute Security Entitlements:

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(i)          All of such Assets have been and will have been credited to one of the Accounts which are securities accounts within the meaning of Section 8-501(a) of the UCC. The Securities Intermediary for each Account has agreed to treat all assets credited to such Accounts as “financial assets” within the meaning of Section 8-102(a)(9) the UCC.

(ii)         The Issuer has received all consents and approvals required by the terms of the Assets to the pledge hereunder to the Trustee of its interest and rights in the Assets.

(iii)        (x) The Issuer has caused or will have caused, within ten days after the Closing Date, the filing of all appropriate Financing Statements in the proper office in the appropriate jurisdictions under applicable law in order to perfect the security interest granted to the Trustee, for the benefit and security of the Secured Parties, hereunder and (y) (A) the Issuer has delivered to the Trustee a fully executed Securities Account Control Agreement pursuant to which the Custodian has agreed to comply with all instructions originated by the Trustee relating to the Accounts without further consent by the Issuer or (B) the Issuer has taken all steps necessary to cause the Custodian to identify in its records the Trustee as the Person having a security entitlement against the Custodian in each of the Accounts.

(iv)         The Accounts are not in the name of any Person other than the Issuer or the Trustee. The Issuer has not consented to the Custodian to comply with the entitlement order of any Person other than the Trustee (and the Issuer prior to a notice of exclusive control being provided by the Trustee).

(d)          The Issuer hereby represents and warrants that, as of the Closing Date (which representations and warranties shall survive the execution of this Indenture and be deemed to be repeated on each date on which an Asset is Granted to the Trustee hereunder), with respect to Assets that constitute general intangibles:

(i)          The Issuer has caused or will have caused, within ten days after the Closing Date, the filing of all appropriate Financing Statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Assets granted to the Trustee, for the benefit and security of the Secured Parties, hereunder.

(ii)         The Issuer has received, or will receive, all consents and approvals required by the terms of the Assets to the pledge hereunder to the Trustee of its interest and rights in the Assets.

(e)          The Issuer agrees to notify the Collateral Manager and each Rating Agency promptly if it becomes aware of the breach of any of the representations and warranties contained in this Section 7.19 and shall not, without satisfaction of the S&P Rating Condition, waive any of the representations and warranties in this Section 7.19 or any breach thereof.

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ARTICLE VIII

Supplemental Indentures

Section 8.1           Supplemental Indentures Without Consent of Holders of Notes. Without the consent of the Holders of any Notes or Interests (except any consent required by clauses (xii), (xiv), (xviii), (xx), (xxi), (xxii), (xxiii) or (xxv) below) but with the written consent of the Collateral Manager, at any time and from time to time subject to Section 8.3 and without an Opinion of Counsel being provided to the Issuer or the Trustee as to whether any Class of Notes or Interests would be materially and adversely affected thereby (except any opinion required by clause (xiv) below), the Issuer and the Trustee may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(i)          to evidence the succession of another Person to the Issuer and the assumption by any such successor Person of the covenants of the Issuer herein and in the Notes;

(ii)         to add to the covenants of the Issuer or the Trustee for the benefit of the Secured Parties, or to surrender any right or power herein conferred upon the Issuer;

(iii)        to convey, transfer, assign, mortgage or pledge any property to or with the Trustee or add to the conditions, limitations or restrictions on the authorized amount, terms and purposes of the issue, authentication and delivery of the Notes;

(iv)         to evidence and provide for the acceptance of appointment hereunder by a successor Trustee and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Sections 6.9, 6.10 and 6.12 hereof;

(v)          to correct or amplify the description of any property at any time subject to the lien of this Indenture, or to better assure, convey and confirm unto the Trustee any property subject or required to be subjected to the lien of this Indenture (including, without limitation, any and all actions necessary or desirable as a result of changes in law or regulations, whether pursuant to Section 7.5 or otherwise) or to subject to the lien of this Indenture any additional property;

(vi)         to modify the restrictions on and procedures for resales and other transfers of Notes to reflect any changes in ERISA or other applicable law or regulation (or the interpretation thereof) or to enable the Issuer to rely upon any exemption from registration under the Securities Act or the 1940 Act or otherwise comply with any applicable securities law;

(vii)        to remove restrictions on resale and transfer of Notes to the extent not required under clause (vi) above;

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(viii)      to make such changes (including the removal and appointment of any listing agent) as shall be necessary or advisable in order for the Listed Notes to be or remain listed on an exchange, including the Irish Stock Exchange;

(ix)         to correct or supplement any inconsistent or defective provisions herein, to cure any ambiguity, omission or errors herein as evidenced by an Officer’s certificate of the Collateral Manager;

(x)          to conform the provisions of this Indenture to the Offering Circular;

(xi)         to take any action necessary or helpful to prevent the Issuer, any Holder or the Trustee from becoming subject to (or to reduce) any withholding or other taxes or assessments;

(xii)        (A) to permit the Issuer to issue Additional Notes of any one or more existing Classes of Notes (provided that in the case of an additional issuance of Class A Notes, a Supermajority of the Class A Notes consents thereto), or (B) to permit the Issuer (1) to issue a replacement loan or securities or other indebtedness in connection with a Refinancing, and to make such other changes as shall be necessary to facilitate a Refinancing; or (2) to make such changes as shall be necessary to facilitate a Re-Pricing.

(xiii)       to modify the procedures herein relating to compliance with Rule 17g-5;

(xiv)        to permit the Issuer to enter into any additional agreements not expressly prohibited by this Indenture as well as any amendment, modification or waiver thereof if the Issuer determines that such additional agreement, amendment, modification or waiver would not, upon or after becoming effective, materially and adversely affect the rights or interests of holders of any Class of Notes; provided that (A) any such additional agreement include customary limited recourse and non-petition provisions; (B) the consent to such supplemental indenture has been obtained from a Supermajority of the Class A Notes (such consent not to be unreasonably withheld or delayed) and (C) the Trustee receives an Opinion of Counsel with respect to whether the interests of holders of any Class of Notes would be materially and adversely affected (which opinion may be supported as to factual (including financial and capital markets) matters by any relevant certificates and other documents necessary or advisable in the judgment of counsel delivering the opinion);

(xv)         to accommodate the issuance of the Notes in book-entry form through the facilities of the depository or otherwise;

(xvi)        to take any action necessary or advisable to prevent the Issuer or the pool of Assets from being required to register under the 1940 Act, or to avoid any requirement that the Collateral Manager or any Affiliate consolidate the Issuer on its financial statements for financial reporting purposes (provided that no Holders of Notes are materially adversely affected thereby);

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(xvii)      to reduce the permitted minimum denomination of the Notes;

(xviii)     to change the date on which reports are required to be delivered under this Indenture; provided that the consent to such supplemental indenture has been obtained from a Majority of the Controlling Class (provided that, if the Class A Notes are the Controlling Class, then a Supermajority of the Controlling Class) (such consent not to be unreasonably withheld or delayed);

(xix)        to modify Section 3.3 or Section 7.19 to conform with applicable law;

(xx)         to evidence any waiver or elimination by any Rating Agency of any requirement or condition of such Rating Agency set forth herein; provided that the consent to such supplemental indenture has been obtained from a Majority of the Controlling Class (provided that, if the Class A Notes are the Controlling Class, then a Supermajority of the Controlling Class) (such consent not to be unreasonably withheld or delayed);

(xxi)        to conform to ratings criteria and other guidelines (including, without limitation, any alternative methodology published by either of the Rating Agencies) relating to collateral debt obligations in general published by either of the Rating Agencies; provided that the consent to such supplemental indenture has been obtained from a Majority of the Controlling Class (provided that, if the Class A Notes are the Controlling Class, then a Supermajority of the Controlling Class) (such consent not to be unreasonably withheld or delayed);

(xxii)      to modify (i) any Collateral Quality Test, (ii) any defined term identified in Section 1.1 utilized in the determination of any Collateral Quality Test or (iii) any defined term in Section 1.1 or any Schedule to this Indenture that begins with or includes the word “Moody’s” or “S&P” (other than the defined terms “Moody’s Rating Condition” and “S&P Rating Condition”); provided that the consent to such supplemental indenture has been obtained from a Majority of the Controlling Class (provided that, if the Class A Notes are the Controlling Class, then a Supermajority of the Controlling Class) (such consent not to be unreasonably withheld or delayed);

(xxiii)     to change the name of the Issuer in connection with the change in name or identity of the Collateral Manager or as otherwise required pursuant to a contractual obligation or to avoid the use of a trade name or trademark in respect of which the Issuer does not have a license; provided that the consent to such supplemental indenture has been obtained from a Majority of the Controlling Class (provided that, if the Class A Notes are the Controlling Class, then a Supermajority of the Controlling Class) (such consent not to be unreasonably withheld or delayed);

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(xxiv)      to amend, modify or otherwise accommodate changes to this Indenture to comply with any rule or regulation enacted by regulatory agencies of the United States federal government, Member State of the European Economic Area, stock exchange authority, listing agent, transfer agent or additional registrar after the Closing Date that are applicable to the Notes;

(xxv)        to amend, modify or otherwise change the provisions of this Indenture so that (A) the Issuer is not a “covered fund” under the Volcker Rule, (B) the Notes are not considered to constitute “ownership interests” under the Volcker Rule or (C) ownership of the Notes will otherwise be exempt from the Volcker Rule; provided that the consent to such supplemental indenture has been obtained from (1) a Supermajority of the Section 13 Banking Entities (voting as a single class) and (2) a Majority of the applicable Class of Notes to the extent a Majority of such Class notifies the Trustee in accordance with this Indenture that such supplemental indenture materially and adversely affects such holders; or

(xxvi)       to modify the definition of “Credit Improved Obligation” or “Credit Risk Obligation” in a manner not materially adverse to any holders of any Class of Notes as evidenced by an Officer’s certificate of the Collateral Manager to the effect that such modification would not be materially adverse to the holder of any Class of Notes.

Section 8.2           Supplemental Indentures With Consent of Holders of Notes. With the consent of a Majority of the Notes of each Class (or, in the case of the Class A Notes, a Supermajority) materially and adversely affected thereby, if any (and with the consent of a Majority of each Class of Notes (and, in the case of the Class A Notes, a Supermajority), voting separately, regardless of whether any such Class would be materially and adversely affected thereby, if such supplemental indenture would modify the Weighted Average Life Test, the Reinvestment Period or the Investment Criteria), the Trustee and the Issuer may execute one or more supplemental indentures to add provisions to, or change in any manner or eliminate any provisions of, this Indenture or modify in any manner the rights of the Holders of the Notes of any Class under this Indenture; provided that without the consent of each Holder of each Outstanding Note of each Class materially and adversely affected thereby, no such supplemental indenture described above may:

(i)          change the Stated Maturity of the principal of or the due date of any installment of interest on any Note, reduce the principal amount thereof or the rate of interest thereon except as expressly permitted in Section 9.8 or, except as otherwise expressly permitted by this Indenture, the Redemption Price with respect to any Note, or change the earliest date on which Notes of any Class may be redeemed, change the provisions of this Indenture relating to the application of proceeds of any Assets to the payment of principal of or interest on the Notes or change any place where, or the coin or currency in which, Notes or the principal thereof or interest or any distribution thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the applicable Redemption Date);

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(ii)         reduce the percentage of the Aggregate Outstanding Amount of Holders of each Class whose consent is required for the authorization of any such supplemental indenture or for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder or their consequences provided for herein;

(iii)        impair or adversely affect the Assets except as otherwise permitted herein;

(iv)         except as otherwise permitted by this Indenture, permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Assets or terminate such lien on any property at any time subject hereto or deprive the Holder of any Note of the security afforded by the lien of this Indenture;

(v)          reduce the percentage of the Aggregate Outstanding Amount of Holders of any Class of Notes whose consent is required to request the Trustee to preserve the Assets or rescind the Trustee’s election to preserve the Assets pursuant to Section 5.5 or to sell or liquidate the Assets pursuant to Section 5.4 or 5.5;

(vi)         modify any of the provisions of (x) this Section 8.2, except to increase the percentage of Outstanding Class A Notes, Class B Notes, Class C Notes or Class D Notes the consent of the holders of which is required for any such action or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Class A Note Outstanding, Class B Note Outstanding, Class C Note Outstanding or Class D Note Outstanding affected thereby or (y) Section 8.1 or Section 8.3;

(vii)        modify the definition of the term “Outstanding” or the Priority of Payments set forth in Section 11.1(a); or

(viii)      modify any of the provisions of this Indenture in such a manner as to affect the calculation of the amount of any payment of interest or principal on any Note, or to affect the rights of the Holders of any Notes to the benefit of any provisions for the redemption of such Notes contained herein.

Notwithstanding any other provision relating to supplemental indentures herein, at any time after the expiration of the Non-Call Period, if any Class of Notes has been or contemporaneously with the effectiveness of any supplemental indenture will be paid in full in accordance with this Indenture as so supplemented or amended, the written consent of any Holder of any Note of such Class will not be required with respect to such supplemental indenture.

Section 8.3           Execution of Supplemental Indentures. (a) The Collateral Manager shall not be bound to follow any amendment or supplement to this Indenture unless it has consented thereto in accordance with this Article VIII. No amendment to this Indenture will be effective against the Collateral Administrator if such amendment would adversely affect the Collateral Administrator, including, without limitation, any amendment or supplement that would increase the duties or liabilities of, or adversely change the economic consequences to, the Collateral Administrator, unless the Collateral Administrator otherwise consents in writing.

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(b)          Notwithstanding anything to the contrary in Section 8.3(f) below, in the case of any supplemental indenture described in Section 8.1(viii), any supplemental indenture described in Section 8.1(xii)(B) effecting a Refinancing or any supplemental indenture to which the Holders of each Outstanding Note of each Class have provided their consent, (i) such supplemental indenture shall not be subject to the satisfaction of the Global Rating Agency Condition and (ii) the Trustee shall not be required to request written confirmation from any Rating Agency that the Global Rating Agency Condition has been satisfied.

(c)          The Trustee may conclusively rely on an Opinion of Counsel (which may be supported as to factual (including financial and capital markets) matters by any relevant certificates and other documents necessary or advisable in the judgment of counsel delivering the opinion) or a Responsible Officer’s certificate of the Collateral Manager as to whether the interests of any holder of Notes would be materially and adversely affected by the modifications set forth in any supplemental indenture, it being expressly understood and agreed that the Trustee shall have no obligation to make any determination as to the satisfaction of the requirements related to any supplemental indenture which may form the basis of such Opinion of Counsel or such Responsible Officer’s certificate; provided that if a Majority of any Class of Notes have provided written notice to the Trustee at least one Business Day prior to the execution of such supplemental indenture that such Class would be materially and adversely affected thereby, the Trustee shall not enter into such supplemental indenture without the consent of a Majority (or Supermajority or each holder, as applicable) of such Class. Such determination shall be conclusive and binding on all present and future Holders. The Trustee shall not be liable for any such determination made in good faith and in reliance upon an Opinion of Counsel or such a Responsible Officer’s certificate delivered to the Trustee as described herein.

(d)          The Trustee shall join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee’s own rights, duties, liabilities or immunities under this Indenture or otherwise, except to the extent required by law.

(e)          In executing or accepting the additional trusts created by any supplemental indenture permitted by this Article VIII or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Sections 6.1 and 6.3) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and that all conditions precedent thereto have been satisfied. The Trustee shall not be liable for any reliance made in good faith upon such an Opinion of Counsel. Such determination shall, in each case, be conclusive and binding on all present and future Holders and beneficial owners.

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(f)          At the cost of the Issuer, for so long as any Notes shall remain Outstanding, not later than 15 days prior to the execution of any proposed supplemental indenture pursuant to Section 8.1 and not later than 10 days prior to the execution of any proposed supplemental indenture pursuant to Section 8.2, the Trustee shall deliver to the Collateral Manager, the Collateral Administrator, the Noteholders and the Issuer a copy of such proposed supplemental indenture. Except as otherwise permitted in Section 8.3(b), if any Class of Notes is then Outstanding and is rated by a Rating Agency, the Trustee shall enter into any such supplemental indenture only if, as a result of such supplemental indenture, the Global Rating Agency Condition is satisfied. At the cost of the Issuer, for so long as any Class of Notes shall remain Outstanding and such Class is rated by a Rating Agency, the Trustee shall provide to such Rating Agency a copy of any proposed supplemental indenture at least 10 days prior to the execution thereof by the Trustee (unless such period is waived by the applicable Rating Agency) and, for so long as such Class of Notes is Outstanding and so rated, request written confirmation that the Global Rating Agency Condition is satisfied. Following such deliveries by the Trustee, if any changes are made to such proposed supplemental indenture other than to correct typographical errors or to adjust formatting, then at the cost of the Issuer, for so long as any Notes shall remain Outstanding, not later than 5 Business Days prior to the execution of such proposed supplemental indenture (provided that the execution of such proposed supplemental indenture shall not in any case occur earlier than the date 15 days or 10 days, as applicable, after the initial distribution of such proposed supplemental indenture pursuant to the first sentence of this Section 8.3(f)), the Trustee shall deliver to the Collateral Manager, the Collateral Administrator, the Noteholders, the Issuer for delivery to each holder of Interests and the Rating Agencies a copy of such supplemental indenture as revised, indicating the changes that were made. In the case of a supplemental indenture to be entered into pursuant to Section 8.1(xii)(B), the foregoing notice periods shall not apply and a copy of the proposed supplemental indenture shall be included in the notice of Optional Redemption given to each holder of Notes under Section 9.2; and, upon execution of the supplemental indenture, at the cost of the Issuer, a copy thereof shall be delivered to each Rating Agency and each Holder of Notes.

(g)          It shall not be necessary for any Act of Holders to approve the particular form of any proposed supplemental indenture, but it shall be sufficient, if the consent of any Holders to such proposed supplemental indenture is required, that such Act shall approve the substance thereof.

(h)          For so long as any Notes are listed on the Irish Stock Exchange, the Issuer shall notify the Irish Stock Exchange of any modification to this Indenture.

Notwithstanding anything herein to the contrary, without the prior written consent of a Supermajority of the Section 13 Banking Entities (voting as a single class), no supplemental indenture, or other modification or amendment of this Indenture shall modify any of (i) the definitions of “Assets,” “Collateral Obligations,” “Concentration Limitations,” “Eligible Investments,” “Participation Interest,” or “Section 13 Banking Entity,” or (ii) the criteria required to enter into a hedge agreement.

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Section 8.4           Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article VIII, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore and thereafter authenticated and delivered hereunder shall be bound thereby.

Section 8.5           Reference in Notes to Supplemental Indentures. Notes authenticated and delivered as part of a transfer, exchange or replacement pursuant to Article II of Notes originally issued hereunder after the execution of any supplemental indenture pursuant to this Article VIII may, and if required by the Issuer shall, bear a notice in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Issuer shall so determine, new Notes, so modified as to conform in the opinion of the Issuer to any such supplemental indenture, may be prepared and executed by the Issuer and authenticated and delivered by the Trustee in exchange for Outstanding Notes.

Section 8.6           Hedge Agreements. The Issuer and the Trustee shall not enter into any supplemental indenture that permits the Issuer to enter into a hedge agreement unless the Global Rating Agency Condition is satisfied with respect thereto and the Issuer obtains (a) a certification from the Collateral Manager that (i) the written terms of the derivative directly relate to the Collateral Obligations and the Notes, and (ii) such derivative reduces the interest rate and/or foreign exchange risks related to the Collateral Obligations and the Notes, and (b) written advice of counsel that such hedge agreement will not cause any person to be required to register as a “commodity pool operator” (within the meaning of the Commodity Exchange Act) with the Commodity Futures Trading Commission in connection with the Issuer.

ARTICLE IX

Redemption Of Notes

Section 9.1           Mandatory Redemption. If a Coverage Test is not met on any Determination Date on which such Coverage Test is applicable, the Issuer shall apply available amounts in the Payment Account to make payments on the Notes pursuant to the Priority of Payments.

Section 9.2           Optional Redemption. (a) The Notes may be redeemable by the Issuer (with the consent of the Collateral Manager in the case of a Refinancing) as follows: (i) the Notes shall be redeemed in whole in order of seniority (with respect to all Classes of Notes) but not in part on any Business Day after the end of the Non-Call Period from Sale Proceeds, Contributions of Cash and/or Refinancing Proceeds or (ii) the Notes shall be redeemed in part by Class from Refinancing Proceeds, Contributions of Cash and/or Partial Refinancing Interest Proceeds on any Business Day after the end of the Non-Call Period as long as the Class of Notes to be redeemed represents not less than the entire Class of such Notes. In connection with any such redemption, the Notes shall be redeemed at the applicable Redemption Prices and the Issuer must provide written notice to the Trustee and the Collateral Manager not later than 30 days (or such shorter period of time as the Trustee and the Collateral Manager find reasonably acceptable) prior to the Business Day on which such redemption is to be made; provided that all Notes to be redeemed must be redeemed simultaneously.

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(b)          Upon receipt of a notice of any redemption of Notes in whole pursuant to Section 9.2(a)(i), the Collateral Manager in its sole discretion shall direct the sale (and the manner thereof) of all or part of the Collateral Obligations and other Assets such that the proceeds from such sale and all other funds available for such purpose in the Collection Account and the Payment Account will be at least sufficient to pay the Redemption Prices of the Notes to be redeemed and to pay all Administrative Expenses (regardless of the Administrative Expense Cap) and Aggregate Collateral Management Fees due and payable under the Priority of Payments. If such proceeds of such sale and all other funds available for such purpose in the Collection Account and the Payment Account would not be sufficient to redeem all Notes and to pay such fees and expenses, the Notes may not be redeemed. The Collateral Manager, in its sole discretion, may effect the sale of all or any part of the Collateral Obligations or other Assets through the direct sale of such Collateral Obligations or other Assets or by participation or other arrangement.

(c)          In addition to (or in lieu of) a sale of Collateral Obligations and/or Eligible Investments in the manner provided in Section 9.2(b), the Notes may be redeemed on any Business Day after the expiration of the Non-Call Period in whole from Refinancing Proceeds, Contributions of Cash and/or Sale Proceeds or in part by Class from Refinancing Proceeds, Contributions of Cash and/or Partial Refinancing Interest Proceeds as provided in Section 9.2(a)(ii) by a Refinancing; provided that the terms of such Refinancing and any financial institutions acting as lenders thereunder or purchasers thereof must be acceptable to the Collateral Manager and the Issuer and such Refinancing otherwise satisfies the conditions described below. Prior to effecting any Refinancing in part by Class, the Issuer shall satisfy the Global Rating Agency Condition in relation to such Refinancing.

(d)          In the case of a Refinancing upon a redemption of the Notes in whole but not in part pursuant to Section 9.2(a)(i), such Refinancing will be effective only if (i) the Refinancing Proceeds, any amounts in the Supplemental Reserve Account, all Sale Proceeds, if any, from the sale of Collateral Obligations and Eligible Investments in accordance with the procedures set forth herein, Contributions of Cash, and all other available funds will be at least sufficient to redeem simultaneously the Notes then required to be redeemed, in whole but not in part (subject to any election to receive less than 100% of Redemption Price as noted below), and to pay all accrued and unpaid Administrative Expenses (regardless of the Administrative Expense Cap), including, without limitation, the reasonable fees, costs, charges and expenses incurred by the Trustee and the Collateral Administrator (including reasonable attorneys’ fees and expenses) in connection with such Refinancing, (ii) the Refinancing Proceeds, any amounts in the Supplemental Reserve Account, all Sale Proceeds, if any, Contributions of Cash and other available funds are used (to the extent necessary) to make such redemption and (iii) the agreements relating to the Refinancing contain limited recourse and non-petition provisions equivalent (mutatis mutandis) to those contained in Section 13.1(b) and Section 2.7(i).

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(e)          In the case of a Refinancing upon a redemption of the Notes in part by Class pursuant to Section 9.2(a)(ii), such Refinancing will be effective only if: (i) notice is provided to S&P and Moody’s, (ii) the Refinancing Proceeds, Contributions of Cash the Partial Refinancing Interest Proceeds and any amounts in the Supplemental Reserve Account will be at least sufficient to pay in full the aggregate Redemption Prices of the entire Class or Classes of Notes subject to Refinancing plus an amount equal to the reasonable fees, costs, charges and expenses incurred in connection with such Refinancing, (iii) the Refinancing Proceeds, the Partial Refinancing Interest Proceeds, Contributions of Cash and any amounts in the Supplemental Reserve Account are used (to the extent necessary) to make such redemption, (iv) the agreements relating to the Refinancing contain limited recourse and non-petition provisions equivalent (mutatis mutandis) to those contained in Section 13.1(b) and Section 2.7(i), (v) the aggregate principal amount of any obligations providing the Refinancing is equal to the aggregate principal amount of the Notes being redeemed with the proceeds of such obligations, (vi) the stated maturity of each class of obligations providing the Refinancing is no earlier than the corresponding Stated Maturity of each Class of Notes being refinanced, (vii) the reasonable fees, costs, charges and expenses incurred in connection with such Refinancing have been paid or will be adequately provided for from the Refinancing Proceeds (except for expenses owed to Persons that the Collateral Manager informs the Trustee will be paid solely as Administrative Expenses payable in accordance with this Indenture; provided that any such fees and expenses due to the Trustee and determined by the Collateral Manager to be paid in accordance with the Priority of Payments shall not be subject to the Administrative Expense Cap), (viii) the spread over LIBOR of any obligations providing the Refinancing will not be greater than the spread over LIBOR of the Notes subject to such Refinancing, (ix) the Issuer shall have obtained written advice of Dechert LLP or other nationally recognized U.S. tax counsel experienced in such matters to the effect that (A) such Refinancing will not result in the Issuer becoming subject to U.S. federal income taxation with respect to its net income and (B) to the extent treated as issued for U.S. federal income tax purposes, such replacement Notes will be treated as indebtedness for U.S. federal income tax purposes, (x) the obligations providing the Refinancing are subject to the Priority of Payments and do not rank higher in priority pursuant to the Priority of Payments than the Class of Notes being refinanced and (xi) the voting rights, consent rights, redemption rights and all other rights of the obligations providing the Refinancing are the same as the rights of the corresponding Class of Notes being refinanced (except that, at the Issuer’s election, the earliest date, if any, on which the obligations providing the Refinancing may be redeemed at the option of the Issuer may be different than the earliest date on which the Notes redeemed in connection with such Refinancing were subject to redemption at the option of the Issuer).

(f)          If a Refinancing is obtained meeting the requirements specified above as certified by the Collateral Manager, the Issuer and the Trustee (at the direction of the Issuer) shall amend this Indenture to the extent necessary to reflect the terms of the Refinancing and no further consent for such amendments shall be required from the Holders of Notes. The Trustee shall not be obligated to enter into any amendment that, in its view, adversely affects its duties, obligations, liabilities or protections hereunder, and the Trustee shall be entitled to conclusively rely upon an Opinion of Counsel as to matters of law (which may be supported as to factual (including financial and capital markets) matters by any relevant certificates and other documents necessary or advisable in the judgment of counsel delivering such Opinion of Counsel) provided by the Issuer to the effect that such amendment meets the requirements specified above and is permitted under this Indenture (except that such officer or counsel shall have no obligation to certify or opine as to the sufficiency of the Refinancing Proceeds, or the sufficiency of the Accountants’ Effective Date AUP Reports required pursuant to Section 7.18).

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(g)          In the event of any redemption pursuant to this Section 9.2, the Issuer shall, at least 20 days (or such shorter period of time as the Trustee and the Collateral Manager find reasonably acceptable) prior to the Redemption Date, notify the Trustee in writing of such Redemption Date, the applicable Record Date, the principal amount of Notes to be redeemed on such Redemption Date and the applicable Redemption Prices; provided that failure to effect any Optional Redemption which is withdrawn by the Issuer in accordance with this Indenture or with respect to which a Refinancing fails to occur shall not constitute an Event of Default.

(h)          In connection with any Optional Redemption of the Notes in whole, Holders of 100% of the Aggregate Outstanding Amount of any Class of Notes may elect to receive less than 100% of the Redemption Price that would otherwise be payable to the Holders of such Class of Notes.

Section 9.3           Tax Redemption. (a) The Notes shall be redeemed in whole but not in part on any Business Day (any such redemption, a “Tax Redemption”) at their applicable Redemption Prices (x) at the written direction (delivered to the Trustee) of a Majority of any Affected Class or (y) at the written direction of the Issuer (delivered to the Trustee), in either case, following the occurrence and continuation of a Tax Event.

(b)          In connection with any Tax Redemption, Holders of 100% of the Aggregate Outstanding Amount of any Class of Notes may elect to receive less than 100% of the Redemption Price that would otherwise be payable to the Holders of such Class of Notes.

(c)          Upon its receipt of such written direction directing a Tax Redemption, the Trustee shall promptly notify the Collateral Manager, the Holders and each Rating Agency thereof.

(d)          If an Officer of the Collateral Manager obtains actual knowledge of the occurrence of a Tax Event, the Collateral Manager shall promptly notify the Issuer, the Collateral Administrator and the Trustee thereof, and upon receipt of such notice the Trustee shall promptly notify the Holders of the Notes and each Rating Agency thereof.

Section 9.4           Redemption Procedures. (a) In the event of any redemption pursuant to Section 9.2, the Issuer (and in the case of a Refinancing, with the consent of the Collateral Manager) shall provide written notice to the Trustee and the Collateral Manager not later than 30 days (or such shorter period of time as the Trustee and the Collateral Manager find reasonably acceptable) prior to the Business Day on which such redemption is to be made (which date shall be designated in such notice). In the event of any redemption pursuant to Section 9.2 or 9.3, a notice of redemption shall be given by the Trustee by overnight delivery service (or through the applicable procedures of DTC), postage prepaid, mailed not later than nine Business Days prior to the applicable Redemption Date, to each Holder of Notes, at such Holder’s address in the Register, and each Rating Agency. In addition, for so long as any Listed Notes are listed on the Irish Stock Exchange and so long as the guidelines of such exchange so require, notice of redemption pursuant to Section 9.2 or 9.3 shall also be given to the Holders thereof by publication on the Irish Stock Exchange via the Companies Announcement Office by the Issuer.

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(b)          All notices of redemption delivered pursuant to Section 9.4(a) shall state:

(i)          the applicable Redemption Date;

(ii)         the Redemption Prices of the Notes to be redeemed;

(iii)        all of the Notes that are to be redeemed are to be redeemed in full and that interest on such Notes shall cease to accrue on the Business Day specified in the notice; and

(iv)         the place or places where Notes are to be surrendered for payment of the Redemption Prices, which shall be the office or agency of the Issuer to be maintained as provided in Section 7.2.

(c)          The Issuer may withdraw any such notice of redemption delivered pursuant to Section 9.2 up to one Business Day prior to the proposed Redemption Date by written notice to the Trustee.

(d)          Notice of redemption pursuant to Section 9.2 or 9.3 shall be given by the Issuer or, upon an Issuer Order, by the Trustee in the name and at the expense of the Issuer. Failure to give notice of redemption, or any defect therein, to any Holder of any Note selected for redemption shall not impair or affect the validity of the redemption of any other Notes.

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(e)          Unless Refinancing Proceeds are being used to redeem the Notes in whole or in part, in the event of any redemption pursuant to Section 9.2 or 9.3, no Notes may be optionally redeemed unless (i) at least five Business Days before the scheduled Redemption Date the Collateral Manager shall have furnished to the Trustee evidence, in a form reasonably satisfactory to the Trustee (which may be in the form of a Responsible Officer’s certificate of the Collateral Manager), that the Collateral Manager on behalf of the Issuer has entered into a binding agreement or agreements with a financial or other institution or institutions whose short-term unsecured debt obligations (other than such obligations whose rating is based on the credit of a Person other than such institution) are rated, or guaranteed by a Person whose short-term unsecured debt obligations are rated, at least “A-1” by S&P and at least “P-1” by Moody’s to purchase (directly or by participation or other arrangement), not later than the Business Day immediately preceding the scheduled Redemption Date in immediately available funds, all or part of the Assets at a purchase price at least sufficient, together with the Eligible Investments maturing, redeemable or putable to the issuer thereof at par on or prior to the scheduled Redemption Date, to pay all Administrative Expenses (regardless of the Administrative Expense Cap) and Aggregate Collateral Management Fees payable in connection with such Optional Redemption or Tax Redemption, in each case, as applicable and in accordance with the Priority of Payments, and redeem the applicable Class of Notes on the scheduled Redemption Date at the applicable Redemption Prices (or, such other amount that the Holders of such Class have elected to receive, where Holders of such Class have elected to receive less than 100% of the Redemption Price that would otherwise be payable to the Holders of such Class), or (ii) prior to selling any Collateral Obligations and/or Eligible Investments, the Collateral Manager shall certify to the Trustee that, in its judgment, the aggregate sum of (A) expected proceeds from the sale of Eligible Investments, and (B) for each Collateral Obligation, the product of its Market Value and its Applicable Advance Rate, shall exceed the sum of (x) the aggregate Redemption Prices (or in the case of any Class of Notes, such other amount that the Holders of such Class have elected to receive, where Holders of such Class have elected to receive less than 100% of the Redemption Price that would otherwise be payable to the Holders of such Class) of the applicable Class of Notes and (y) all Administrative Expenses (regardless of the Administrative Expense Cap) and Aggregate Collateral Management Fees payable in connection with such Optional Redemption or Tax Redemption, in each case, as applicable and in accordance with the Priority of Payments. Any certification delivered by the Collateral Manager pursuant to this Section 9.4(e) shall include (1) the prices of, and expected proceeds from, the sale (directly or by participation or other arrangement) of any Collateral Obligations and/or Eligible Investments and (2) all calculations required by this Section 9.4(e). Any holder of Notes, the Collateral Manager, the Transferor or any of their Affiliates or accounts managed thereby or by their respective affiliates shall have the right, subject to the same terms and conditions afforded to other bidders, to bid on Assets to be sold as part of an Optional Redemption or Tax Redemption.

(f)          If a Class or Classes of Notes is redeemed in connection with a Refinancing in part by Class, Refinancing Proceeds, together with Partial Refinancing Interest Proceeds and/or Contributions of Cash, shall be used to pay the Redemption Price(s) of such Class or Classes of Notes without regard to the Priority of Payments.

Section 9.5           Notes Payable on Redemption Date. (a) Notice of redemption pursuant to Section 9.4 having been given as aforesaid, the Notes to be redeemed shall, on the Redemption Date, subject to Section 9.4(e) and the Issuer’s right to withdraw any notice of redemption pursuant to Section 9.4(c), become due and payable at the Redemption Prices therein specified, and from and after the Redemption Date (unless the Issuer shall default in the payment of the Redemption Prices and accrued interest) all such Notes that are Notes shall cease to bear interest on the Redemption Date. Upon final payment on a Note to be so redeemed, the Holder shall present and surrender such Note at the place specified in the notice of redemption on or prior to such Redemption Date; provided that if there is delivered to the Issuer and the Trustee such security or indemnity as may be required by them to save such party harmless and an undertaking thereafter to surrender such Note, then, in the absence of notice to the Issuer or the Trustee that the applicable Note has been acquired by a protected purchaser, such final payment shall be made without presentation or surrender. Payments of interest on Notes so to be redeemed which are payable on or prior to the Redemption Date shall be payable to the Holders of such Notes, or one or more predecessor Notes, registered as such at the close of business on the relevant Record Date according to the terms and provisions of Section 2.7(e).

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(b)          If any Note called for redemption shall not be paid upon surrender thereof for redemption, the principal thereof shall, until paid, bear interest from the Redemption Date at the applicable Interest Rate for each successive Interest Accrual Period such Note remains Outstanding; provided that the reason for such non-payment is not the fault of such Noteholder.

Section 9.6           Special Redemption. Principal payments on the Notes shall be made in part in accordance with the Priority of Payments on any Business Day (i) during the Reinvestment Period if the Collateral Manager at its sole discretion notifies the Trustee at least five Business Days prior to the applicable Special Redemption Date that it has been unable, for a period of at least 20 consecutive Business Days, to identify additional Collateral Obligations that are deemed appropriate by the Collateral Manager in its sole discretion and which would satisfy the Investment Criteria in sufficient amounts to permit the investment or reinvestment of all or a portion of the funds then in the Collection Account that are to be invested in additional Collateral Obligations or (ii) after the Effective Date, if the Collateral Manager notifies the Trustee that a redemption is required pursuant to Section 7.18 in order to obtain from each Rating Agency its written confirmation of its Initial Ratings of the Notes (provided such confirmation from Moody’s is not required if the Moody’s Effective Date Deemed Rating Confirmation has occurred and such confirmation from S&P shall only be required if any Notes rated by S&P are then Outstanding) (in each case, a “Special Redemption”). On the first Payment Date (and all subsequent Payment Dates) following the Collection Period in which such notice is given (a “Special Redemption Date”), the amount in the Collection Account representing as applicable either (1) Principal Proceeds which the Collateral Manager has determined cannot be reinvested in additional Collateral Obligations or (2) Interest Proceeds and Principal Proceeds available therefor in accordance with the Priority of Payments on each Payment Date until the Issuer obtains confirmation from each of the Rating Agencies of the Initial Ratings of the Notes (such amount, a “Special Redemption Amount”) will be available to be applied in accordance with the Priority of Payments. Notice of payments pursuant to this Section 9.6 shall be given not less than (x) in the case of a Special Redemption described in clause (i) above, three Business Days prior to the applicable Special Redemption Date and (y) in the case of a Special Redemption described in clause (ii) above, one Business Day prior to the applicable Special Redemption Date, in each case by facsimile, email transmission or first class mail, postage prepaid, to each Holder of Notes affected thereby at such Holder’s facsimile number, email address or mailing address in the Register and to each Rating Agency. In addition, for so long as any Listed Notes are listed on the Irish Stock Exchange and so long as the guidelines of such exchange so require, notice of Special Redemption to the holders of such Listed Notes shall also be given by the Issuer to Noteholders by publication on the Irish Stock Exchange via the Companies Announcement Office.

Section 9.7           Issuer Purchases of Notes. Notwithstanding anything to the contrary in this Indenture, the Issuer may conduct purchases of the Notes, in whole or in part, in accordance with, and subject to, the terms and conditions of this Section 9.7. Notwithstanding the provisions of Section 10.2 (or any other terms hereof to the contrary), amounts in the Principal Collection Subaccount and/or the Supplemental Reserve Account may be disbursed for purchases of Notes in accordance with the provisions described in this Section 9.7. Upon written instruction by the Issuer, the Trustee shall cancel any such purchased Notes surrendered to it or, in the case of any Global Notes, the Trustee shall decrease the aggregate outstanding principal amount of such Global Notes in its records by the full par amount of the purchased Notes, and instruct DTC or its nominee, as the case may be, to conform its records. The cancellation (and/or decrease, as applicable) of any such surrendered Notes shall be taken into account for purposes of all relevant calculations thereafter made pursuant to the terms of this Indenture.

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No purchases of the Notes by the Issuer may occur unless each of the following conditions is satisfied:

(i)          such purchases of Notes shall occur in the following sequential order of priority: first, the Class A Notes, until the Class A Notes are retired in full; second, the Class B Notes until the Class B Notes are retired in full; third, the Class C Notes until the Class C Notes are retired in full; and fourth, the Class D Notes, until the Class D Notes are retired in full;

(ii)         (A) each such purchase of Notes of any Class shall be made pursuant to an offer made to all Holders and beneficial owners of the Notes of such Class, by notice to such Holders and beneficial owners, which notice shall specify the purchase price (as a percentage of par) at which such purchase will be effected, the maximum amount of Principal Proceeds that will be used to effect such purchase and the length of the period during which such offer will be open for acceptance, (B) each such Holder or beneficial owner of a Note shall have the right, but not the obligation, to accept such offer in accordance with its terms and (C) if the aggregate outstanding principal amount of Notes of the relevant Class held by the Holders or beneficial owners who accept such offer exceeds the amount of Principal Proceeds specified in such offer, a portion of the Notes of each accepting Holder and beneficial owner shall be purchased (subject to the minimum denominations and the applicable procedures of DTC) pro rata based on the respective principal amount held by each such Holder or beneficial owner;

(iii)         each such purchase shall be effected only at prices discounted from par;

(iv)         each such purchase of Notes shall occur during the Reinvestment Period and shall be effected with Principal Proceeds;

(v)          each Coverage Test is satisfied immediately prior to each such purchase and will be satisfied after giving effect to such purchase;

(vi)         to the extent that Sale Proceeds are used to consummate any such purchase, either (I) each requirement or test, as the case may be, of the Concentration Limitations and the Collateral Quality Tests (except the S&P CDO Monitor Test) will be satisfied after giving effect to such purchase or (II) if any such requirement or test was not satisfied immediately prior to such sale, such requirement or test will be maintained or improved after giving effect to such purchase;

(vii)        no Event of Default shall have occurred and be continuing;

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(viii)      each such purchase will otherwise be conducted in accordance with applicable law; and

(ix)         the Trustee shall have received an Officer’s certificate of the Collateral Manager to the effect that the conditions in the foregoing clauses (i) through (viii) have been satisfied.

Any Notes to be purchased shall be surrendered to the Trustee for cancellation in accordance with Section 2.9. Upon receipt of the Officer’s certificate described in preceding sub-clause (ix), the Trustee shall disburse any available amount in the Principal Collection Subaccount on any Business Day pursuant to Issuer instruction (or the Collateral Manager acting on its behalf), which instruction shall identify that such disbursement is for the purchase of Notes pursuant to and in accordance with this Section 9.7.

Section 9.8           Optional Re-Pricing. On any Business Day after the Non-Call Period, the Issuer may (with the consent of the Collateral Manager) reduce the spread over LIBOR applicable with respect to any Class of Notes, other than the Class A Notes and the Class B Notes (such reduction with respect to any such Class of Notes, a “Re-Pricing” and any Class of Notes to be subject to a Re-Pricing, a “Re-Priced Class”); provided that the Issuer shall not effectuate any Re-Pricing unless each condition specified below is satisfied with respect thereto. For the avoidance of doubt, no terms of any Notes other than the Interest Rate applicable thereto may be modified or supplemented in connection with a Re-Pricing. In connection with any Re-Pricing, the Issuer may engage a broker-dealer (the “Re-Pricing Intermediary”) and such Re-Pricing Intermediary shall assist the Issuer in effecting the Re-Pricing.

At least 20 days (or such shorter period reasonably acceptable to the Trustee and the Collateral Manager) prior to the Business Day fixed by the Issuer for any proposed Re-Pricing (the “Re-Pricing Date”), the Issuer, or the Re-Pricing Intermediary on behalf of the Issuer, shall deliver a notice in writing (with a copy to the Collateral Manager, the Trustee and each Rating Agency) to each Holder of the proposed Re-Priced Class, which notice shall:

(a)          specify the proposed Re-Pricing Date and the revised spread over LIBOR to be applied with respect to such Class (the “Re-Pricing Rate”);

(b)          request each Holder of the Re-Priced Class to approve the proposed Re-Pricing; and

(c)          specify the price at which Notes of any Holder of the Re-Priced Class which does not approve the Re-Pricing may be sold and transferred pursuant to the following paragraph, which, for purposes of such Re-Pricing, shall be the Redemption Price after giving effect on a pro forma basis to all payments to be made pursuant to the Priority of Payments on the Re-Pricing Date.

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In the event any Holders of the Re-Priced Class do not deliver written consent to the proposed Re-Pricing on or before the date that is not more than 5 Business Days after such notice, the Issuer, or the Re-Pricing Intermediary on behalf of the Issuer, shall deliver written notice thereof to the consenting Holders of the Re-Priced Class, specifying the aggregate principal amount of the Notes of the Re-Priced Class held by such non-consenting Holders, and shall request each such consenting Holder provide written notice to the Issuer, the Trustee, the Collateral Manager and the Re-Pricing Intermediary if such Holder would like to purchase all or any portion of the Notes of the Re-Priced Class held by the non-consenting Holders (each such notice, an “Exercise Notice”) within five Business Days after receipt of such notice. In the event the Issuer shall receive Exercise Notices with respect to more than the aggregate principal amount of the Notes of the Re-Priced Class held by non-consenting Holders, the Issuer, or the Re-Pricing Intermediary on behalf of the Issuer, shall cause the sale and transfer of such Notes, without further notice to the non-consenting Holders thereof (for settlement on the Re-Pricing Date) to the Holders delivering Exercise Notices with respect thereto, pro rata based on the aggregate principal amount of the Notes such Holders indicated an interest in purchasing pursuant to their Exercise Notices. In the event the Issuer shall receive Exercise Notices with respect to less than the aggregate principal amount of the Notes of the Re-Priced Class held by non-consenting Holders, the Issuer, or the Re-Pricing Intermediary on behalf of the Issuer, shall cause the sale and transfer of such Notes, without further notice to the non-consenting Holders thereof, for settlement on the Re-Pricing Date to the Holders delivering Exercise Notices with respect thereto, and any excess Notes of the Re-Priced Class held by non-consenting Holders shall be sold (for settlement on the Re-Pricing Date) to a transferee designated by the Re-Pricing Intermediary on behalf of the Issuer. All sales of Notes to be effected pursuant to this paragraph shall be made at a price equal to the aggregate principal amount of such Notes together with any accrued and unpaid interest thereon, including any Deferred Interest and any accrued and unpaid interest on such Deferred Interest, in each case after giving effect on a pro forma basis to all payments to be made pursuant to the Priority of Payments on the Re-Pricing Date, and shall be effected only if the related Re-Pricing is effected in accordance with the provisions of this Indenture described in this Section 9.8. The Holder of each Note, by its acceptance of an interest in the Notes, agrees to sell and transfer its Notes in accordance with the provisions of this Indenture described in this Section 9.8 and agrees to cooperate with the Issuer, the Re-Pricing Intermediary and the Trustee to effect such sales and transfers. The Issuer, or the Re-Pricing Intermediary on behalf of the Issuer, shall deliver written notice to the Trustee and the Collateral Manager not later than five Business Days prior to the proposed Re-Pricing Date confirming that the Issuer has received written commitments to purchase all Notes of the Re-Priced Class held by non-consenting Holders. For the avoidance of doubt, such Re-Pricing will apply to all the Notes of the Re-Priced Class, including the Notes of the Re-Priced Class held by non-consenting Holders.

The Issuer shall not effectuate any proposed Re-Pricing unless: (i) with the consent of the Collateral Manager, the Issuer and the Trustee shall have entered into a supplemental indenture dated as of the Re-Pricing Date solely to decrease the spread over LIBOR applicable to the Re-Priced Class; (ii) the Trustee at the direction of the Issuer confirms in writing that all Notes of the Re-Priced Class held by non-consenting Holders have been sold and transferred pursuant to clause (c) above; (iii) each Rating Agency shall have been notified of such Re-Pricing; and (iv) all expenses of the Issuer and the Trustee (including the fees of the Re-Pricing Intermediary and fees of counsel) incurred in connection with the Re-Pricing shall not exceed the amount of Interest Proceeds available after taking into account all amounts required to be paid pursuant to the Priority of Payments on the subsequent Payment Date prior to distributions to the Issuer, unless such expenses shall have been paid (including from proceeds of the additional issuance of Interests) or shall be adequately provided for by an entity other than the Issuer.

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If notice has been received by the Trustee from the Issuer pursuant to this Indenture, notice of a Re-Pricing shall be given by the Trustee by first class mail, postage prepaid, mailed not less than three Business Days prior to the proposed Re-Pricing Date, to each Holder of Notes of the Re-Priced Class at the address in the Note Register (with a copy to the Collateral Manager), specifying the applicable Re-Pricing Date and Re-Pricing Rate. Notice of Re-Pricing shall be given by the Trustee at the expense of the Issuer. Failure to give a notice of Re-Pricing, or any defect therein, to any Holder of any Re-Priced Class shall not impair or affect the validity of the Re-Pricing or give rise to any claim based upon such failure or defect. Any notice of a Re-Pricing may be withdrawn by the Issuer on or prior to the fourth Business Day prior to the scheduled Re-Pricing Date by written notice to the Trustee and the Collateral Manager for any reason. Upon receipt of such notice of withdrawal, the Trustee shall send such notice to the Holders of Notes and each Rating Agency.

The Issuer shall direct the Trustee to segregate payments and take other reasonable steps to effect the Re-Pricing and the Trustee shall have the authority to take such actions as may be directed by the Issuer or the Collateral Manager as the Issuer (or the Re-Pricing Intermediary on behalf of the Issuer) or Collateral Manager shall deem necessary or desirable to effect a Re-Pricing. In order to give effect to the Re-Pricing, the Issuer shall, to the extent necessary, obtain and assign a separate CUSIP or CUSIPs to the Notes of each Class held by such consenting or non-consenting Holder(s). The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the Re-Pricing is authorized or permitted by this Indenture and that all conditions precedent thereto have been complied with. The Trustee may request and rely on an Issuer Order providing direction and any additional information requested by the Trustee in order to effect a Re-Pricing.

Section 9.9           Clean-Up Call Redemption.

(a)          At the written direction of the Collateral Manager in its sole discretion (which direction from the Collateral Manager shall be given so as to be received by the Issuer, the Trustee, and each Rating Agency (with respect to S&P, only for so long as the Class A Notes are Outstanding)), the Notes will be subject to redemption by the Issuer, in whole but not in part (a “Clean-Up Call Redemption”), at the Redemption Price therefor, on any Business Day after the Non-Call Period if the Collateral Principal Amount is less than 10% of the Target Initial Par Amount.

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(b)          Upon receipt of notice from the Collateral Manager directing the Issuer to effect a Clean-Up Call Redemption and subject to any transfer restriction, the Issuer shall offer to the Collateral Manager, the holders of the Interests and any other Person identified by the Collateral Manager the right to bid to purchase the Collateral Obligations at a price not less than the Clean-Up Call Purchase Price. Any Clean-Up Call Redemption is subject to (i) the sale of the Collateral Obligations by the Issuer to the highest bidder therefor pursuant to the immediately preceding sentence on or prior to the third Business Day immediately preceding the related Redemption Date, for a purchase price in cash (the “Clean-Up Call Purchase Price”) payable prior to or on the Redemption Date at least equal to the greater of (1) the sum of (a) the sum of the Redemption Prices of the Notes, plus (b) the aggregate of all other amounts owing by the Issuer on the date of such redemption that are payable in accordance with the Priority of Payments prior to distributions in respect of the Interests, minus (c) all other Assets available for application in accordance with the Priority of Payments on the Redemption Date and (2) the Market Value of such Assets being purchased, and (ii) the receipt by the Trustee from the Collateral Manager, prior to such purchase, of certification from the Collateral Manager that the sum so received satisfies clause (i). Upon receipt by the Trustee of the certification referred to in the preceding sentence, the Trustee (pursuant to written direction from, and at the expense of, the Issuer) and the Issuer shall take all actions necessary to sell, assign and transfer the Assets to the applicable holder of Interests, the Collateral Manager or such other Person upon payment in immediately available funds of the Clean-Up Call Purchase Price. The Trustee shall deposit such payment into the applicable sub-account of the Collection Account in accordance with the instructions of the Collateral Manager.

(c)          Upon receipt from the Collateral Manager of a direction in writing to effect a Clean-Up Call Redemption, the Issuer shall set the related Redemption Date (as specified in the direction delivered pursuant to clause (a) above) and the Record Date for any redemption pursuant to this Section 9.9 and give written notice thereof to the Trustee (which shall forward such notice to the Holders), the Collateral Administrator, the Collateral Manager and each Rating Agency not later than 15 Business Days prior to the proposed Redemption Date.

(d)          Any notice of Clean-Up Call Redemption may be withdrawn by the Issuer up to two Business Days prior to the related scheduled Redemption Date by written notice to the Trustee, each Rating Agency (with respect to S&P, only for so long as the Class A Notes are Outstanding) and the Collateral Manager only if amounts equal to the Clean-Up Call Purchase Price are not received in full in immediately available funds by the third Business Day immediately preceding such Redemption Date. Notice of any such withdrawal of a notice of Clean-Up Call Redemption shall be given by the Trustee at the expense of the Issuer to each Holder of Notes to be redeemed at such Holder’s address in the Note Register, by overnight courier guaranteeing next day delivery not later than the second Business Day prior to the related scheduled Redemption Date. The Trustee shall also arrange for notice of such withdrawal to be delivered to the Irish Listing Agent to deliver to the Irish Stock Exchange so long as any Notes are listed thereon and so long as the guidelines of such exchange so require.

(e)          On the Redemption Date related to any Clean-Up Call Redemption, the Clean-Up Call Purchase Price shall be distributed pursuant to the Priority of Payments.

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ARTICLE X

Accounts, Accountings And Releases

Section 10.1         Collection of Money. (a) Except as otherwise expressly provided herein, the Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all Money and other property payable to or receivable by the Trustee pursuant to this Indenture, including all payments due on the Assets, in accordance with the terms and conditions of such Assets. The Trustee shall segregate and hold all such Money and property received by it in trust for the Holders of the Notes and shall apply it as provided herein. Each Account shall be established and maintained (I) with a federal or state-chartered depository institution (x) rated at least “A” and “A-1” by S&P (or at least “A+” by S&P if such institution has no short-term rating) and (y) has a deposit rating of at least “P-1” and “A1” by Moody’s or (II) in segregated trust accounts with the corporate trust department of a federal or state-chartered deposit institution with a counterparty risk assessment of at least “Baa2(cr)” by Moody’s (or if such Accounts hold cash, a deposit rating of at least “P-1” and “A1”) and a rating of “BBB+” by S&P and subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulation Section 9.10(b). Such institution shall have a combined capital and surplus of at least U.S.$200,000,000. All Cash deposited in the Accounts shall be invested only in Eligible Investments or Collateral Obligations in accordance with the terms of this Indenture. To avoid the consolidation of the Assets of the Issuer with the general assets of the Bank under any circumstances, the Trustee shall comply, and shall cause the Custodian to comply, with all law applicable to it as a national bank with trust powers holding segregated trust assets in a fiduciary capacity.

(b)          If any institution described in Section 10.1(a) above falls below the requirements specified in Section 10.1(a)(I) or (II), the assets held in such Account shall be moved by the Issuer within 30 calendar days to another institution that has ratings that satisfy such requirements.

Section 10.2         Collection Account. (a) In accordance with this Indenture and the Securities Account Control Agreement, the Issuer shall, prior to the Closing Date, cause the Trustee to establish at the Custodian two segregated trust subaccounts, one of which will be designated the “Interest Collection Subaccount” and one of which will be designated the “Principal Collection Subaccount” (and which together will comprise the Collection Account), each held in the name of the Trustee, for the benefit of the Secured Parties and each of which shall be maintained with the Custodian in accordance with the Securities Account Control Agreement. The Trustee shall from time to time deposit into the Interest Collection Subaccount, in addition to the deposits required pursuant to Section 10.6(a), immediately upon receipt thereof or upon transfer from the Payment Account, all Interest Proceeds (unless simultaneously reinvested in additional Collateral Obligations in accordance with Article XII). The Trustee shall deposit immediately upon receipt thereof or upon transfer from the Expense Reserve Account or Revolver Funding Account all other amounts remitted to the Collection Account into the Principal Collection Subaccount, including in addition to the deposits required pursuant to Section 10.6(a), (i) any funds designated as Principal Proceeds by the Collateral Manager in accordance with this Indenture and (ii) all other Principal Proceeds (unless simultaneously reinvested in additional Collateral Obligations in accordance with Article XII or in Eligible Investments). The Issuer may, but under no circumstances shall be required to, deposit from time to time into the Collection Account, in addition to any amount required hereunder to be deposited therein, such Monies received from external sources for the benefit of the Secured Parties or the Issuer (other than payments on or in respect of the Collateral Obligations, Eligible Investments or other existing Assets) as the Issuer deems, in its sole discretion, to be advisable and to designate them as Interest Proceeds or Principal Proceeds. All Monies deposited from time to time in the Collection Account pursuant to this Indenture shall be held by the Trustee as part of the Assets and shall be applied to the purposes herein provided. Subject to Section 10.2(d), amounts in the Collection Account shall be reinvested pursuant to Section 10.6(a).

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(b)          The Trustee, within one Business Day after receipt of any distribution or other proceeds in respect of the Assets which are not Cash, shall so notify the Issuer and the Issuer (or the Collateral Manager on behalf of the Issuer) shall use its commercially reasonable efforts to, within five Business Days after receipt of such notice from the Trustee (or as soon as practicable thereafter), sell such distribution or other proceeds for Cash in an arm’s length transaction and deposit the proceeds thereof in the Collection Account; provided that the Issuer (i) need not sell such distributions or other proceeds if it delivers an Issuer Order or an Officer’s certificate to the Trustee certifying that such distributions or other proceeds constitute Collateral Obligations, Equity Securities or Eligible Investments or (ii) may otherwise retain such distribution or other proceeds for up to two years from the date of receipt thereof if it delivers an Officer’s certificate to the Trustee certifying that (x) it will sell such distribution within such two-year period and (y) retaining such distribution is not otherwise prohibited by this Indenture.

(c)          At any time when reinvestment is permitted pursuant to Article XII, the Collateral Manager on behalf of the Issuer may by Issuer Order direct the Trustee to, and upon receipt of such Issuer Order the Trustee shall, withdraw funds on deposit in the Principal Collection Subaccount representing Principal Proceeds (together with any Principal Financed Accrued Interest) and reinvest (or invest, in the case of funds referred to in Section 7.18) such funds in additional Collateral Obligations, in each case in accordance with the requirements of Article XII and such Issuer Order. At any time, the Collateral Manager on behalf of the Issuer may by Issuer Order direct the Trustee to, and upon receipt of such Issuer Order the Trustee shall, withdraw funds on deposit in the Principal Collection Subaccount representing Principal Proceeds and deposit such funds in the Revolver Funding Account to meet funding requirements on Delayed Drawdown Collateral Obligations or Revolving Collateral Obligations.

(d)          The Collateral Manager on behalf of the Issuer may by Issuer Order direct the Trustee to, and upon receipt of such Issuer Order the Trustee shall, pay from amounts on deposit in the Collection Account on any Business Day during any Interest Accrual Period (i) any amount required to exercise a warrant or right to acquire securities held in the Assets in accordance with the requirements of Article XII and such Issuer Order, and (ii) from Interest Proceeds only, any Administrative Expenses (such payments to be counted against the Administrative Expense Cap for the applicable period and to be subject to the order of priority as stated in the definition of Administrative Expenses); provided that the aggregate Administrative Expenses paid pursuant to this Section 10.2(d) during any Collection Period shall not exceed the Administrative Expense Cap for the related Payment Date; provided further that the Trustee shall be entitled (but not required) without liability on its part, to refrain from making any such payment of an Administrative Expense pursuant to this Section 10.2 on any day other than a Payment Date if, in its reasonable determination, the payment of such amount is likely to leave insufficient funds available to pay in full each of the items described in Section 11.1(a)(i)(A) as reasonably anticipated to be or become due and payable on the next Payment Date, taking into account the Administrative Expense Cap.

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(e)          The Trustee shall transfer to the Payment Account, from the Collection Account for application pursuant to Section 11.1(a), on the Business Day immediately preceding each Payment Date and on any Redemption Date and, in the case of proceeds received in connection with a Refinancing of the Notes in whole, on the date of receipt thereof, the amount set forth to be so transferred in the Distribution Report for such Payment Date.

(f)          The Collateral Manager on behalf of the Issuer may by Issuer Order direct the Trustee to, and upon receipt of such Issuer Order the Trustee shall, (i) transfer from amounts on deposit in the Interest Collection Subaccount to the Principal Collection Subaccount, amounts necessary for application pursuant to Section 7.18(d) and/or (ii) apply amounts in the Principal Collection Subaccount to the purchase of Notes pursuant to Section 9.7.

(g)          In connection with a Refinancing in part by Class of one or more Classes of Notes, the Collateral Manager on behalf of the Issuer may direct the Trustee to apply Partial Refinancing Interest Proceeds from the Interest Collection Subaccount on the date of such Refinancing to the payment of the Redemption Price(s) of the Class or Classes of Notes subject to Refinancing without regard to the Priority of Payments.

Section 10.3         Transaction Accounts.

(a)          Payment Account. In accordance with this Indenture and the Securities Account Control Agreement, the Issuer shall, prior to the Closing Date, cause the Trustee to establish at the Custodian a single, segregated non-interest bearing trust account held in the name of the Trustee, for the benefit of the Secured Parties, which shall be designated as the Payment Account, which shall be maintained with the Custodian in accordance with the Securities Account Control Agreement. Except as provided in Section 11.1(a), the only permitted withdrawal from or application of funds on deposit in, or otherwise to the credit of, the Payment Account shall be to pay amounts due and payable on the Notes in accordance with their terms and the provisions of this Indenture and otherwise to the Issuer in accordance with the provisions of this Indenture and, upon Issuer Order, to pay Administrative Expenses, fees and other amounts due and owing to the Collateral Manager under the Collateral Management Agreement and other amounts specified herein, each in accordance with the Priority of Payments. The Issuer shall not have any legal, equitable or beneficial interest in the Payment Account other than in accordance with this Indenture (including the Priority of Payments) and the Securities Account Control Agreement. Amounts in the Payment Account shall remain uninvested.

(b)          Custodial Account. In accordance with this Indenture and the Securities Account Control Agreement, the Issuer shall, prior to the Closing Date, cause the Trustee to establish at the Custodian a single, segregated non-interest bearing trust account held in the name of the Trustee, for the benefit of the Secured Parties, which shall be designated as the Custodial Account, which shall be maintained with the Custodian in accordance with the Securities Account Control Agreement. All Collateral Obligations shall be credited to the Custodial Account. The only permitted withdrawals from the Custodial Account shall be in accordance with the provisions of this Indenture. The Trustee agrees to give the Issuer immediate notice if (to the actual knowledge of a Trust Officer of the Trustee) the Custodial Account or any assets or securities on deposit therein, or otherwise to the credit of the Custodial Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process. The Issuer shall not have any legal, equitable or beneficial interest in the Custodial Account other than in accordance with this Indenture and the Priority of Payments.

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(c)          Ramp-Up Account. In accordance with this Indenture and the Securities Account Control Agreement, the Issuer shall, prior to the Closing Date, cause the Trustee to establish at the Custodian a single, segregated non-interest bearing trust account held in the name of the Trustee, for the benefit of the Secured Parties, which shall be designated as the Ramp-Up Account, which shall be maintained with the Custodian in accordance with the Securities Account Control Agreement. The Issuer shall direct the Trustee to deposit the amount specified in Section 3.1(xi)(A) to the Ramp-Up Account on the Closing Date. In connection with any purchase of an additional Collateral Obligation, the Trustee will apply amounts held in the Ramp-Up Account as provided by Section 7.18(b). On the Effective Date or upon the occurrence of an Event of Default (and excluding any proceeds that will be used to settle binding commitments entered into prior to such date), the Trustee will deposit any remaining amounts in the Ramp-Up Account into the Principal Collection Subaccount as Principal Proceeds. Any income earned on amounts deposited in the Ramp-Up Account will be deposited in the Interest Collection Subaccount as Interest Proceeds.

(d)          Expense Reserve Account. In accordance with this Indenture and the Securities Account Control Agreement, the Issuer shall, prior to the Closing Date, cause the Trustee to establish at the Custodian a single, segregated non-interest bearing trust account held in the name of the Trustee, for the benefit of the Secured Parties, which shall be designated as the Expense Reserve Account, which shall be maintained with the Custodian in accordance with the Securities Account Control Agreement. The Issuer shall direct the Trustee to deposit the amount specified in Section 3.1(xi)(B) to the Expense Reserve Account. On any Business Day from the Closing Date to and including the Determination Date relating to the first Payment Date following the Closing Date, the Trustee shall apply funds from the Expense Reserve Account, as directed by the Collateral Manager, to pay expenses of the Issuer incurred in connection with the establishment of the Issuer, the structuring and consummation of the Offering and the issuance of the Notes or to the Collection Account as Principal Proceeds. By the Determination Date relating to the first Payment Date following the Closing Date, all funds in the Expense Reserve Account (after deducting any expenses paid on such Determination Date) will be deposited in the Collection Account as Principal Proceeds and the Expense Reserve Account will be closed. Any income earned on amounts deposited in the Expense Reserve Account will be deposited in the Interest Collection Subaccount as Interest Proceeds as it is received.

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(e)          Supplemental Reserve Account. In accordance with this Indenture and the Securities Account Control Agreement, the Issuer shall, prior to the Closing Date, cause the Trustee to establish at the Custodian a single, segregated non-interest bearing trust account held in the name of the Trustee, for the benefit of the Secured Parties, which shall be designated as the “Supplemental Reserve Account,” which shall be held by the Custodian in accordance with the Securities Account Control Agreement. Contributions of Cash and Eligible Investments and amounts designated for deposit into the Supplemental Reserve Account pursuant Section 11.1(a)(i)(L) will be deposited into the Supplemental Reserve Account and transferred to the Collection Account at the written direction of the Collateral Manager to the Trustee for any Permitted Use at the Collateral Manager’s reasonable discretion.

(f)          Interest Reserve Account. In accordance with this Indenture and the Securities Account Control Agreement, the Issuer shall, prior to the Closing Date, cause the Trustee to establish at the Custodian a single, segregated non-interest bearing trust account held in the name of the Trustee, for the benefit of the Secured Parties, which shall be designated as the “Interest Reserve Account,” which shall be held by the Custodian in accordance with the Securities Account Control Agreement. On the Closing Date, the Issuer will deposit an amount equal to the Interest Reserve Amount into the Interest Reserve Account. On or before the Determination Date in the first Collection Period, the Collateral Manager may direct that any portion of the Interest Reserve Amount be transferred to the Collection Account and included as Interest Proceeds or Principal Proceeds for such Collection Period. On the Business Day immediately preceding the first Payment Date, all amounts on deposit in the Interest Reserve Account will be transferred to the Payment Account and applied as Interest Proceeds or Principal Proceeds (as directed by the Collateral Manager) in accordance with the Priority of Payments on the first Payment Date, and the Trustee will close the Interest Reserve Account.

Section 10.4         The Revolver Funding Account. Upon the purchase or acquisition of any Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation identified by written notice to the Trustee, funds in an amount equal to the undrawn portion of such obligation shall be withdrawn first from the Ramp-Up Account and, if necessary, from the Principal Collection Subaccount and deposited by the Trustee in a single, segregated trust account established (in accordance with this Indenture and the Securities Account Control Agreement) at the Custodian and held in the name of the Trustee, for the benefit of the Secured Parties (the “Revolver Funding Account”). Upon initial purchase or acquisition of any such obligations, funds deposited in the Revolver Funding Account in respect of any Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation will be treated as part of the purchase price therefor. Amounts on deposit in the Revolver Funding Account will be invested in overnight funds that are Eligible Investments selected by the Collateral Manager pursuant to Section 10.6 and earnings from all such investments will be deposited in the Interest Collection Subaccount as Interest Proceeds.

The Issuer shall, at all times maintain sufficient funds on deposit in the Revolver Funding Account such that the sum of the amount of funds on deposit in the Revolver Funding Account shall be at least equal to the sum of the unfunded funding obligations under all such Delayed Drawdown Collateral Obligations and Revolving Collateral Obligations then included in the Assets. Funds shall be deposited in the Revolver Funding Account upon the purchase of any Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation and upon the receipt by the Issuer of any Principal Proceeds with respect to a Revolving Collateral Obligation as directed by the Collateral Manager on behalf of the Issuer. In the event of any shortfall in the Revolver Funding Account, the Collateral Manager (on behalf of the Issuer) may direct the Trustee to, and the Trustee thereafter shall, transfer funds in an amount equal to such shortfall from the Principal Collection Subaccount to the Revolver Funding Account.

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Any funds in the Revolver Funding Account (other than earnings from Eligible Investments therein) will be treated as Principal Proceeds and will be available solely to cover any drawdowns on the Delayed Drawdown Collateral Obligations and Revolving Collateral Obligations; provided that any excess of (A) the amounts on deposit in the Revolver Funding Account over (B) the sum of the unfunded funding obligations under all Delayed Drawdown Collateral Obligations and Revolving Collateral Obligations that are included in the Assets (which excess may occur for any reason, including upon (i) the sale or maturity of a Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation, (ii) the occurrence of an event of default with respect to any such Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation or (iii) any other event or circumstance which results in the irrevocable reduction of the undrawn commitments under such Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation) may be transferred by the Trustee (at the written direction of the Collateral Manager on behalf of the Issuer) from time to time as Principal Proceeds to the Principal Collection Subaccount.

Section 10.5         Ownership of the Accounts. For the avoidance of doubt, the Accounts (including income, if any, earned on the investments of funds in such account) will be owned by the Issuer, for federal income tax purposes. The Issuer is required to provide to the Trustee (i) an IRS Form W-9 no later than the Closing Date, and (ii) any additional IRS forms (or updated versions of any previously submitted IRS forms) or other documentation upon the reasonable request of the Trustee as may be necessary (i) to reduce or eliminate the imposition of withholding taxes and (ii) to permit the Trustee to fulfill its tax reporting obligations under applicable law with respect to the Accounts or any amounts paid to the Issuer. If any IRS form or other documentation previously delivered becomes inaccurate in any respect, the Issuer shall timely provide to the Trustee accurately updated and complete versions of such IRS forms or other documentation. The Bank, both in its individual capacity and in its capacity as Trustee, shall have no liability to the Issuer or any other person in connection with any tax withholding amounts paid or withheld from the Accounts pursuant to applicable law arising from the Issuer’s failure to timely provide an accurate, correct and complete IRS Form W-9 or such other documentation contemplated under this paragraph. For the avoidance of doubt, no funds shall be invested with respect to such Accounts absent the Trustee having first received (i) the requisite written investment direction with respect to the investment of such funds, and (ii) the IRS forms and other documentation required by this paragraph.

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Section 10.6         Reinvestment of Funds in Accounts; Reports by Trustee. (a) By Issuer Order (which may be in the form of standing instructions), the Issuer (or the Collateral Manager on behalf of the Issuer) shall at all times direct the Trustee to, and, upon receipt of such Issuer Order, the Trustee shall, invest all funds on deposit in the Collection Account, the Ramp-Up Account, the Revolver Funding Account, the Expense Reserve Account and the Supplemental Reserve Account, as so directed in Eligible Investments having stated maturities no later than the Business Day preceding the next Payment Date (or such shorter maturities expressly provided herein). If prior to the occurrence of an Event of Default, the Issuer shall not have given any such investment directions, the Trustee shall seek instructions from the Collateral Manager within three Business Days after transfer of any funds to such accounts. If the Trustee does not thereafter receive written instructions from the Collateral Manager within five Business Days after transfer of such funds to such accounts, it shall invest and reinvest the funds held in such accounts, as fully as practicable, in the Standby Directed Investment. If after the occurrence of an Event of Default, the Issuer shall not have given such investment directions to the Trustee for three consecutive days, the Trustee shall invest and reinvest such Cash as fully as practicable in the Standby Directed Investment. Except to the extent expressly provided otherwise herein, all interest and other income from such investments shall be deposited in the Interest Collection Subaccount, any gain realized from such investments shall be credited to the Principal Collection Subaccount upon receipt, and any loss resulting from such investments shall be charged to the Principal Collection Subaccount. The Trustee shall not in any way be held liable by reason of any insufficiency of such accounts which results from any loss relating to any such investment; provided that nothing herein shall relieve the Bank of (i) its obligations or liabilities under any security or obligation issued by the Bank or any Affiliate thereof or (ii) liability for any loss resulting from gross negligence, willful misconduct or fraud on the part of the Bank or any Affiliate thereof.

(b)          The Trustee agrees to give the Issuer immediate notice if any Account or any funds on deposit in any Account, or otherwise to the credit of an Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process.

(c)          The Trustee shall supply, in a timely fashion, to the Issuer, each Rating Agency and the Collateral Manager any information regularly maintained by the Trustee that the Issuer, the Rating Agencies or the Collateral Manager may from time to time reasonably request with respect to the Assets, the Accounts and the other Assets and provide any other requested information reasonably available to the Trustee by reason of its acting as Trustee hereunder and required to be provided by Section 10.7 or to permit the Collateral Manager to perform its obligations under the Collateral Management Agreement or the Issuer’s obligations hereunder that have been delegated to the Collateral Manager. The Trustee shall promptly forward to the Collateral Manager copies of notices and other writings received by it from the Obligor or issuer of any Asset or from any Clearing Agency with respect to any Asset which notices or writings advise the holders of such Asset of any rights that the holders might have with respect thereto (including, without limitation, requests to vote with respect to amendments or waivers and notices of prepayments and redemptions) as well as all periodic financial reports received from such Obligor or issuer and Clearing Agencies with respect to such issuer.

Section 10.7         Accountings.

(a)          Monthly. Not later than the 8th calendar day (or, if such day is not a Business Day, on the next succeeding Business Day) of each calendar month (other than February, May, August, and November in each year beginning in 2016) and commencing in November, the Issuer shall compile and make available (or cause to be compiled and made available) to each Rating Agency, the Trustee, the Collateral Manager, the Initial Purchaser, any Holder shown on the Register of a Note and any beneficial owner of a Note who has delivered a Beneficial Ownership Certificate to the Trustee a monthly report on a settlement date basis (except as otherwise expressly provided in this Indenture) (each such report a “Monthly Report”). As used herein, the “Monthly Report Determination Date” with respect to any calendar month will be the 10th Business Day prior to the 8th day of such calendar month. The Monthly Report for a calendar month shall contain the following information with respect to the Collateral Obligations and Eligible Investments included in the Assets, and shall be determined as of the Monthly Report Determination Date for such calendar month:

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(i)          Aggregate Principal Balance of Collateral Obligations, the aggregate outstanding principal balance of Collateral Obligations, the aggregate unfunded commitments of the Collateral Obligations, any capitalized interest on the Collateral Obligations and Eligible Investments representing Principal Proceeds.

(ii)         Adjusted Collateral Principal Amount of Collateral Obligations.

(iii)        Collateral Principal Amount of Collateral Obligations.

(iv)         A list of Collateral Obligations, including, with respect to each such Collateral Obligation, the following information:

(A)         The Obligor thereon (including the issuer ticker, if any);

(B)         The CUSIP, LoanX ID (if any) or security identifier thereof;

(C)         The Principal Balance thereof, the outstanding principal balance thereof (in each case, other than any accrued interest that was purchased with Principal Proceeds (but excluding any capitalized interest)) and any unfunded commitment pertaining thereto;

(D)         The percentage of the aggregate Collateral Principal Amount represented by such Collateral Obligation;

(E)         (x) The related interest rate or spread (in the case of a LIBOR Floor Obligation, calculated both with and without regard to the applicable specified “floor” rate per annum), (y) if such Collateral Obligation is a LIBOR Floor Obligation, the related LIBOR floor and (z) the identity of any Collateral Obligation that is not a LIBOR Floor Obligation and for which interest is calculated with respect to any index other than LIBOR;

(F)         The stated maturity thereof;

(G)         The related Moody’s Industry Classification;

(H)         The related S&P Industry Classification;

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(I)         The Moody’s Rating, unless such rating is based on a credit estimate unpublished by Moody’s (and, in the event of a downgrade or withdrawal of the applicable Moody’s Rating, the prior rating and the date such Moody’s Rating was changed);

(J)         The Moody’s Default Probability Rating;

(K)         The S&P Rating, unless such rating is based on a credit estimate or is a private or confidential rating from S&P;

(L)         The country of Domicile;

(M)         An indication as to whether each such Collateral Obligation is (1) a Senior Secured Loan, (2) a Second Lien Loan, (3) a Defaulted Obligation, (4) a Delayed Drawdown Collateral Obligation, (5) a Revolving Collateral Obligation, (6) a Participation Interest (indicating the related Selling Institution, if applicable, and its ratings by each Rating Agency), (7) a Permitted Deferrable Obligation, (8) a Fixed Rate Obligation, (9) a Current Pay Obligation, (10) a DIP Collateral Obligation, (11) a Discount Obligation, (12) a Discount Obligation purchased in the manner described in clause (y) of the proviso to the definition “Discount Obligation”, (13) a Cov-Lite Loan, (14) a First-Lien Last-Out Loan, (15) a Broadly Syndicated Loan or, if not a Broadly Syndicated Loan, a Middle Market Loan, or (16) a Long-Dated Obligation;

(N)         With respect to each Collateral Obligation that is a Discount Obligation purchased in the manner described in clause (y) of the proviso to the definition “Discount Obligation”;

(I)         the identity of the Collateral Obligation (including whether such Collateral Obligation was classified as a Discount Obligation at the time of its original purchase) the proceeds of whose sale are used to purchase the purchased Collateral Obligation;

(II)        the purchase price (as a percentage of par) of the purchased Collateral Obligation and the sale price (as a percentage of par) of the Collateral Obligation the proceeds of whose sale are used to purchase the purchased Collateral Obligation;

(III)       the Moody’s Default Probability Rating assigned to the purchased Collateral Obligation and the Moody’s Default Probability Rating assigned to the Collateral Obligation the proceeds of whose sale are used to purchase the purchased Collateral Obligation; and

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(IV)        the Aggregate Principal Balance of Collateral Obligations that have been excluded from the definition of “Discount Obligation” and relevant calculations indicating whether such amount is in compliance with the limitations described in clauses (z)(A) and (z)(B) of the proviso to the definition of “Discount Obligation.”

(O)         The Principal Balance of each Cov-Lite Loan and the Aggregate Principal Balance of all Cov-Lite Loans;

(P)         The Moody’s Recovery Rate;

(Q)         The S&P Recovery Rate;

(R)         An indication that the Moody’s Rating Factor for the Obligor thereon is based on Moody’s RiskCalc, if applicable; and

(S)         The date of the credit estimate or Moody’s RiskCalc rating of such Collateral Obligation, if applicable.

(v)          If the Monthly Report Determination Date occurs on or after the Effective Date and on or prior to the last day of the Reinvestment Period, for each of the limitations and tests specified in the definitions of Concentration Limitations and Collateral Quality Tests, (1) the result (including, during any S&P CDO Formula Election Period, calculation of each of the S&P CDO Monitor Benchmarks), (2) the related minimum or maximum test level (including any Moody’s Weighted Average Recovery Adjustment, if applicable, indicating to which test such Moody’s Weighted Average Recovery Adjustment was allocated, the amount of such allocation and the result of such test calculated without giving effect to the Moody’s Weighted Average Recovery Adjustment) and (3) a determination as to whether such result satisfies the related test.

(vi)         The calculation of each of the following:

(A)         Each Interest Coverage Ratio (and setting forth the percentage required to satisfy each Interest Coverage Test);

(B)         Each Overcollateralization Ratio (and setting forth the percentage required to satisfy each Overcollateralization Ratio Test);

(C)         The Diversity Score;

(D)         The Weighted Average Coupon; and

(E)         The Weighted Average Floating Spread.

(vii)        The calculation specified in Section 5.1(g).

(viii)      For each Account, a schedule showing the beginning balance, each credit or debit specifying the nature, source and amount, and the ending balance.

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(ix)         A schedule showing for each of the following the beginning balance, the amount of Interest Proceeds received from the date of determination of the immediately preceding Monthly Report, and the ending balance for the current Measurement Date:

(A)         Interest Proceeds from Collateral Obligations; and

(B)         Interest Proceeds from Eligible Investments.

(x)          Purchases, payments, and sales:

(A)         The identity, Principal Balance and outstanding principal balance (in each case other than any accrued interest that was purchased with Principal Proceeds (but excluding any capitalized interest)), unfunded commitment (if any), capitalized interest (if any), Principal Proceeds and Interest Proceeds received, and date for each Collateral Obligation that was released for sale or disposition pursuant to Section 12.1 since the last Monthly Report Determination Date and whether such Collateral Obligation was a Credit Risk Obligation or a Credit Improved Obligation, and whether the sale of such Collateral Obligation was a discretionary sale and;

(B)         The identity, Principal Balance and outstanding principal balance (in each case other than any accrued interest that was purchased with Principal Proceeds (but excluding any capitalized interest)), unfunded commitment (if any), capitalized interest (if any) and Principal Proceeds and Interest Proceeds expended to acquire each Collateral Obligation acquired pursuant to Section 12.2 since the last Monthly Report Determination Date.

(xi)         The identity of each Defaulted Obligation, the Moody’s and S&P Collateral Value and Market Value of each such Defaulted Obligation and date of default thereof.

(xii)        The identity of each Collateral Obligation with an S&P Rating of “CCC+” or below and/or a Moody’s Default Probability Rating of “Caa1” or below and the Market Value of each such Collateral Obligation.

(xiii)      The identity of each Deferring Obligation, the Moody’s and S&P Collateral Value and Market Value of each Deferring Obligation, and the date on which interest was last paid in full in Cash thereon.

(xiv)        The identity of each Current Pay Obligation, the Market Value of each such Current Pay Obligation, and the percentage of the Collateral Principal Amount comprised of Current Pay Obligations.

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(xv)         The Aggregate Principal Balance, measured cumulatively from the Closing Date onward, of all Collateral Obligations that would have been acquired through a Distressed Exchange but for the operation of the proviso in the definition of “Distressed Exchange”, all as reported to the Trustee by the Collateral Manager.

(xvi)        The Weighted Average Moody’s Rating Factor and the Adjusted Weighted Average Moody’s Rating Factor.

(xvii)      The percentage of the Collateral Principal Amount comprised of Broadly Syndicated Loans (which percentage shall be reflected on the summary page of the Monthly Report).

(xviii)     A copy of the notice provided by the Collateral Manager pursuant to Section 12.2(b) hereof setting forth the details of any Trading Plan (including, the proposed amendments and/or proposed investments identified by the Collateral Manager for acquisition or entry, as applicable, as part of such Trading Plan (which details shall be reported on a dedicated page of the Monthly Report)) and the occurrence of the event, if any, described in Section 12.2(b)(z).

(xix)        Based solely on the confirmation given by the Issuer, or the Collateral Manager on behalf of the Issuer, to the Collateral Administrator and the Trustee (for the benefit of the Holders), on which the Collateral Administrator and the Trustee may conclusively rely, a statement as to whether the Transferor has confirmed it is in compliance with its agreement to hold the Retained Interest and a statement as to whether the Transferor has confirmed it is in compliance with the requirements set forth in paragraph 1 of the Retention of Net Economic Interest Letter.

(xx)         Such other information as any Rating Agency or the Collateral Manager may reasonably request.

For each instance in which the Market Value is reported pursuant to the foregoing, the Monthly Report shall also indicate the manner in which such Market Value was determined and the source(s) (if applicable) used in such determination, as provided by the Collateral Manager.

Upon receipt of each Monthly Report, the Trustee shall (a) if the relevant Monthly Report Determination Date occurred on or prior to the last day of the Reinvestment Period, notify the Issuer (who shall notify S&P) if such Monthly Report indicates that the S&P CDO Monitor Test has not been satisfied as of the relevant Measurement Date and (b) compare the information contained in such Monthly Report to the information contained in its records with respect to the Assets and shall, within three Business Days after receipt of such Monthly Report, notify the Issuer, the Collateral Administrator, the Rating Agencies and the Collateral Manager if the information contained in the Monthly Report does not conform to the information maintained by the Trustee with respect to the Assets. If any discrepancy exists, the Collateral Administrator and the Issuer, or the Collateral Manager on behalf of the Issuer, shall attempt to resolve the discrepancy. If such discrepancy cannot be promptly resolved, the Trustee shall within ten (10) Business Days notify the Collateral Manager who shall, on behalf of the Issuer, request that the Independent accountants appointed by the Issuer pursuant to Section 10.9 perform agreed upon procedures on such Monthly Report and the Trustee’s records to assist the Trustee in determining the cause of such discrepancy. If such review reveals an error in the Monthly Report or the Trustee’s records, the Monthly Report or the Trustee’s records shall be revised accordingly and, as so revised, shall be utilized in making all calculations pursuant to this Indenture and notice of any error in the Monthly Report shall be sent as soon as practicable by the Issuer to all recipients of such report which may be accomplished by making a notation of such error in the subsequent Monthly Report.

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(b)          Payment Date Accounting. The Issuer shall render an accounting (each a “Distribution Report”), determined as of the close of business on each Determination Date preceding a Payment Date, and shall make available such Distribution Report to the Trustee, the Collateral Manager, the Initial Purchaser, each Rating Agency, any Holder shown on the Register of a Note and any beneficial owner of a Note who has delivered a Beneficial Ownership Certificate to the Trustee not later than the Business Day preceding the related Payment Date. The Distribution Report shall contain the following information:

(i)          the information required to be in the Monthly Report pursuant to Section 10.7(a), provided that such Payment Date is not also a Re-Pricing Date or a Redemption Date for an Optional Redemption, Tax Redemption, Clean-Up Call Redemption or Refinancing in each case in whole but not in part;

(ii)         (a) the Aggregate Outstanding Amount of the Notes of each Class at the beginning of the Interest Accrual Period and such amount as a percentage of the original Aggregate Outstanding Amount of the Notes of such Class, (b) the amount of principal payments to be made on the Notes of each Class on the next Payment Date, the amount of any Deferred Interest on the Class C Notes and the Class D Notes and the Aggregate Outstanding Amount of the Notes of each Class after giving effect to the principal payments, if any, on the next Payment Date and such amount as a percentage of the original Aggregate Outstanding Amount of the Notes of such Class and (c) the amount of payments, if any, to the Issuer on the next Payment Date;

(iii)        the Interest Rate and accrued interest for each applicable Class of Notes for such Payment Date;

(iv)         the amounts payable pursuant to each clause of Section 11.1(a)(i) and each clause of Section 11.1(a)(ii) or each clause of Section 11.1(a)(iii), as applicable, on the related Payment Date;

(v)          for the Collection Account:

(A)         the Balance on deposit in the Collection Account at the end of the related Collection Period (or, with respect to the Interest Collection Subaccount, the next Business Day);

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(B)         the amounts payable from the Collection Account to the Payment Account, in order to make payments pursuant to Section 11.1(a)(i) and Section 11.1(a)(ii) on the next Payment Date (net of amounts which the Collateral Manager intends to re-invest in additional Collateral Obligations pursuant to Article XII); and

(C)         the Balance remaining in the Collection Account immediately after all payments and deposits to be made on such Payment Date; and

(vi)         such other information as the Collateral Manager may reasonably request.

Each Distribution Report shall constitute instructions to the Trustee to withdraw funds from the Payment Account and pay or transfer such amounts set forth in such Distribution Report in the manner specified and in accordance with the priorities established in Section 11.1 and Article XIII.

(c)          Interest Rate Notice. The Trustee shall include in the Monthly Report a notice setting forth the Interest Rate for each Class of Notes for the Interest Accrual Period preceding the next Payment Date.

(d)          Failure to Provide Accounting. If the Trustee shall not have received any accounting provided for in this Section 10.7 on the first Business Day after the date on which such accounting is due to the Trustee, the Trustee shall notify the Collateral Manager who shall use all reasonable efforts to obtain such accounting by the applicable Payment Date. To the extent the Collateral Manager is required to provide any information or reports pursuant to this Section 10.7 as a result of the failure of the Issuer to provide such information or reports, the Collateral Manager shall be entitled to retain an Independent certified public accountant in connection therewith and the reasonable costs incurred by the Collateral Manager for such Independent certified public accountant shall be paid by the Issuer.

(e)          Required Content of Certain Reports. Each Monthly Report and each Distribution Report sent to any Holder or beneficial owner of an interest in a Note shall contain, or be accompanied by, the following notices:

The Notes may be beneficially owned only by Persons that in the case of the Notes (i) are Qualified Purchasers that are not U.S. persons (within the meaning of Regulation S under the United States Securities Act of 1933, as amended) and are purchasing their beneficial interest in an offshore transaction (as defined in Regulation S) or (ii) are Qualified Institutional Buyers or Institutional Accredited Investors and Qualified Purchasers (or corporations, partnerships, limited liability companies or other entities (other than trusts) each shareholder, partner, member or other equity owner of which is either a Qualified Purchaser) and can make the representations set forth in Section 2.5 of this Indenture or the appropriate Exhibit to this Indenture. The Issuer has the right to compel any beneficial owner of an interest in Rule 144A Global Notes or Regulation S Global Notes that does not meet the qualifications set forth in the preceding sentence to sell its interest in such Notes, or may sell such interest on behalf of such owner, pursuant to Section 2.11.

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Each holder receiving this report agrees to keep all non-public information herein confidential and not to use such information for any purpose other than its evaluation of its investment in the Notes; provided that any holder may provide such information on a confidential basis to any prospective purchaser of such holder’s Notes that is permitted by the terms of this Indenture to acquire such holder’s Notes and that agrees to keep such information confidential in accordance with the terms of this Indenture.

(f)          Initial Purchaser Information. The Issuer and the Initial Purchaser, or any successor to the Initial Purchaser, may post the information contained in a Monthly Report or Distribution Report to a password-protected internet site accessible only to the Holders of the Notes and to the Collateral Manager.

(g)          Distribution of Reports. The Trustee will make the Monthly Report, the Distribution Report and the Transaction Documents (including any amendments thereto) and any notices or communications required to be delivered to the Holders in accordance with this Indenture available via its internet website. The Trustee’s internet website shall initially be located at www.ctslink.com. The Trustee shall have the right to change the way such statements and the Transaction Documents are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Trustee shall provide timely and adequate notification to all above parties regarding any such changes. As a condition to access to the Trustee’s internet website, the Trustee may require registration and the acceptance of a disclaimer. The Trustee shall be entitled to rely on but shall not be responsible for the content or accuracy of any information provided in the Monthly Report and the Distribution Report which the Trustee disseminates in accordance with this Indenture and may affix thereto any disclaimer it deems appropriate in its reasonable discretion.

(h)          The Trustee is authorized to make available to Intex Solutions, Inc. each Monthly Report and Distribution Report.

(i)          In the event the Trustee receives instructions to effect a securities transaction as contemplated in 12 CFR 12.1, the Issuer acknowledges that upon its written request and at no additional cost, it has the right to receive notification from the Trustee after the completion of such transaction as contemplated in 12 CFR 12.4(a) or (b). The Issuer agrees that, absent specific request, such notifications shall not be provided by the Trustee hereunder, and in lieu of such notifications, the Trustee shall make available the Monthly Report and Distribution Report in the manner required by this Indenture.

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Section 10.8         Release of Assets. (a) Subject to Article XII, the Issuer may, by Issuer Order executed by an Officer of the Collateral Manager, delivered to the Trustee at least one Business Day prior to the settlement date for any sale of an Asset certifying that the sale, repurchase or substitution of such Asset is being made in accordance with Section 12.1 hereof and such sale, repurchase or substitution complies with all applicable requirements of Section 12.1 (provided that if an Event of Default has occurred and is continuing, neither the Issuer nor the Collateral Manager (on behalf of the Issuer) may direct the Trustee to release or cause to be released such Asset from the lien of this Indenture pursuant to a sale under Section 12.1(e), Section 12.1(f) or Section 12.1(g) unless the sale of such Asset is permitted pursuant to Section 12.3(c)), direct the Trustee to release or cause to be released such Asset from the lien of this Indenture and, upon receipt of such Issuer Order, the Trustee shall deliver any such Asset, if in physical form, duly endorsed to the broker or purchaser designated in such Issuer Order or, if such Asset is a Clearing Corporation Security, cause an appropriate transfer thereof to be made, in each case against receipt of the sales price therefor as specified by the Collateral Manager in such Issuer Order; provided that the Trustee may deliver any such Asset in physical form for examination in accordance with industry custom.

(b)          Subject to the terms of this Indenture, the Trustee shall upon an Issuer Order (i) deliver any Asset, and release or cause to be released such Asset from the lien of this Indenture, which is set for any mandatory call or redemption or payment in full to the appropriate payor or paying agent, as applicable, on or before the date set for such call, redemption or payment, in each case against receipt of the call or redemption price or payment in full thereof and (ii) provide notice thereof to the Collateral Manager.

(c)          Upon receiving actual notice of any Offer or any request for a waiver, direction, consent, amendment or other modification or action with respect to any Asset, the Trustee on behalf of the Issuer shall notify the Collateral Manager of any Asset that is subject to a tender offer, voluntary redemption, exchange offer, conversion or other similar action (an “Offer”) or such request. Unless the Notes have been accelerated following an Event of Default, the Collateral Manager may, by Issuer Order, direct (x) the Trustee to accept or participate in or decline or refuse to participate in such Offer and, in the case of acceptance or participation, to release from the lien of this Indenture such Asset in accordance with the terms of the Offer against receipt of payment therefor, or (y) the Issuer or the Trustee to agree to or otherwise act with respect to such consent, direction, waiver, amendment, modification or action; provided that in the absence of any such direction, the Trustee shall not respond or react to such Offer or request.

(d)          As provided in Section 10.2(a), the Trustee shall deposit any proceeds received by it from the disposition or replacement of an Asset in the applicable subaccount of the Collection Account, unless simultaneously applied to the purchase of additional Collateral Obligations or Eligible Investments as permitted under and in accordance with the requirements of this Article X and Article XII.

(e)          The Trustee shall, upon receipt of an Issuer Order at such time as there are no Notes Outstanding and all obligations of the Issuer hereunder have been satisfied, release any remaining Assets from the lien of this Indenture.

(f)          Any security, Collateral Obligation or amounts that are released pursuant to Section 10.8(a), (b) or (c) shall be released from the lien of this Indenture.

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(g)          Any amounts paid from the Payment Account to the Issuer in accordance with the Priority of Payments shall be released from the lien of this Indenture.

Section 10.9         Reports by Independent Accountants. (a) At the Closing Date, the Issuer shall appoint one or more firms of Independent certified public accountants of recognized international reputation for purposes of reviewing and delivering the reports or certificates of such accountants required by this Indenture, which may be the firm of Independent certified public accountants that performs accounting services for the Issuer or the Collateral Manager. The Issuer may remove any firm of Independent certified public accountants at any time without the consent of any Holder of Notes. Upon any resignation by such firm or removal of such firm by the Issuer, the Issuer (or the Collateral Manager on behalf of the Issuer) shall promptly appoint, by Issuer Order delivered to the Trustee and each Rating Agency, a successor thereto that shall also be a firm of Independent certified public accountants of recognized international reputation, which may be a firm of Independent certified public accountants that performs accounting services for the Issuer or the Collateral Manager. If the Issuer shall fail to appoint a successor to a firm of Independent certified public accountants which has resigned within 30 days after such resignation, the Issuer shall promptly notify the Trustee of such failure in writing. If the Issuer shall not have appointed a successor within ten days thereafter, the Trustee shall promptly notify the Collateral Manager, who shall appoint a successor firm of Independent certified public accountants of recognized international reputation. The fees of such Independent certified public accountants and its successor shall be payable by the Issuer. In the event such firm requires the Trustee and/or the Collateral Administrator to agree to the procedures performed by such firm, the Issuer hereby directs the Trustee and the Collateral Administrator to so agree; it being understood and agreed that the Trustee and/or the Collateral Administrator will deliver such letter of agreement in conclusive reliance on the foregoing direction of the Issuer, and neither the Trustee nor the Collateral Administrator shall make any inquiry or investigation as to, and shall have no obligation in respect of, the sufficiency, validity or correctness of such procedures.

(b)          On or before December 31st of each year commencing in 2017, the Issuer shall cause to be delivered to the Trustee, the Collateral Manager and each Holder of the Notes upon written request therefor and subject to the execution of an agreement with the Independent certified public accountants, a report from a firm of Independent certified public accountants for each Distribution Report occurring in February and August of each year (i) indicating that such firm has performed agreed-upon procedures to recalculate certain of the calculations within those Distribution Reports (excluding the S&P CDO Monitor Test) have been performed in accordance with the applicable provisions of this Indenture and (ii) listing the Aggregate Principal Balance of the Assets and the Aggregate Principal Balance of the Collateral Obligations securing the Notes as of the relevant Determination Dates; provided that in the event of a conflict between such firm of Independent certified public accountants and the Issuer with respect to any matter in this Section 10.9, the determination by such firm of Independent public accountants shall be conclusive.

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Section 10.10         Reports to Rating Agencies and Additional Recipients. In addition to the information and reports specifically required to be provided to each Rating Agency pursuant to the terms of this Indenture, the Issuer shall provide each Rating Agency with all information or reports delivered to the Trustee hereunder (with the exception of any accountants’ reports or any Accountants’ Report), and such additional information as either Rating Agency may from time to time reasonably request (including notification to Moody’s and S&P of any modification of any loan document relating to a DIP Collateral Obligation or any release of collateral thereunder not permitted by such loan documentation and notification to S&P and Moody’s of any Specified Amendment, which notice to S&P and Moody’s shall include (x) a copy of such Specified Amendment, (y) a brief summary of its purpose and (z) which criteria under the definition of “Collateral Obligation” are no longer satisfied with respect to such Collateral Obligation after giving effect to the Specified Amendment, if any, but excluding any accountants’ reports or any Accountants’ Report); provided that any notification to Moody’s regarding a Specified Amendment shall be delivered to GMOCreditEstimatesAmericas@moodys.com. Moody’s may, at its option, re-determine the credit estimate of any such Collateral Obligation which is subject to a Specified Amendment. With respect to credit estimates, the Issuer shall provide notification to Moody’s of any material modification that would result in substantial changes to the terms of any loan document relating to a Collateral Obligation or any release of collateral thereunder not permitted by such loan documentation; provided that the Issuer (or the Collateral Manager on behalf of the Issuer) shall also provide Moody’s with a copy of any amendment documenting any such material modification; provided further, if applicable, the Issuer (or the Collateral Manager on behalf of the Issuer) shall also deliver to Moody’s a file containing updated Moody’s RiskCalc estimates for any Collateral Obligation subject to any such material modification. Within 10 Business Days after the Effective Date, together with each Monthly Report and on each Payment Date, the Issuer shall provide to the Rating Agencies, via e-mail in accordance with Section 14.3(a), a Microsoft Excel file of the Excel Default Model Input File and, with respect to each Collateral Obligation, the name of each Obligor or issuer thereof, the CUSIP number thereof (if applicable) and the Priority Category thereof. The Issuer (or the Collateral Manager on behalf of the Issuer) shall deliver to GMOCreditEstimatesAmericas@moodys.com the following: (i) updated RiskCalc input and output files within five Business Days of delivery of the Monthly Report (or upon request by Moody’s) and (ii) in connection with each Monthly Report, a file containing the current Moody’s RiskCalc estimates, the rating date and rating for applicable Collateral Obligations. In accordance with SEC Release No. 34-72936, Form 15-E, only in its complete and unedited form which includes the Accountants’ Effective Date Comparison AUP Report as an attachment, will be provided by the Independent accountants to the Issuer who will post such Form 15-E on the 17g-5 website.

Section 10.11         Procedures Relating to the Establishment of Accounts Controlled by the Trustee. Notwithstanding anything else contained herein, the Trustee agrees that with respect to each of the Accounts, it will cause each Securities Intermediary establishing such accounts to enter into a securities account control agreement and, if the Securities Intermediary is the Bank, shall cause the Bank to comply with the provisions of such securities account control agreement. The Trustee shall have the right to open such subaccounts of any such account as it deems necessary or appropriate for convenience of administration.

Section 10.12         Section 3(c)(7) Procedures. For so long as any Notes are Outstanding, the Issuer shall do the following:

(a)          Notification. Each Monthly Report sent or caused to be sent by the Issuer to the Noteholders will include a notice to the following effect:

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“The Investment Company Act of 1940, as amended (the “1940 Act”), requires that all holders of the outstanding securities of the Issuer be “Qualified Purchasers” (“Qualified Purchasers”) as defined in Section 2(a)(51)(A) of the 1940 Act and related rules. Under the rules, the Issuer must have a “reasonable belief” that all holders of its outstanding securities, including transferees, are Qualified Purchasers. Consequently, all sales and resales of the Notes must be made solely to purchasers that are Qualified Purchasers. Each purchaser of a Note will be deemed (or required, as the case may be) to represent at the time of purchase that: (i) the purchaser is a Qualified Purchaser who is either (x) an institutional accredited investor (“IAI”) within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”), (y) a qualified institutional buyer as defined in Rule 144A under the Securities Act (“QIB”), or (z) a non-U.S. person that is a Qualified Purchaser acquiring such notes in an offshore transaction (as defined in Regulation S under the Securities Act) in reliance on the exemption from registration provided by Regulation S under the Securities Act (a person satisfying one of clauses (x), (y) or (z), a “QIB/IAI/non-U.S. person”); (ii) the purchaser is acting for its own account or the account of another Qualified Purchaser and QIB/IAI/non-U.S. person (as applicable); (iii) the purchaser is not formed for the purpose of investing in the Issuer; (iv) the purchaser, and each account for which it is purchasing, will hold and transfer at least the minimum denomination of the Notes specified herein; (v) the purchaser understands that the Issuer may receive a list of participants holding positions in securities from one or more book-entry depositories; and (vi) the purchaser will provide written notice of the foregoing, and of any applicable restrictions on transfer, to any subsequent transferees. The Notes may only be transferred to another Qualified Purchaser and QIB/IAI/non-U.S. person (as applicable) and all subsequent transferees are deemed to have made representations (i) through (vi) above.”

“The Issuer directs that the recipient of this notice, and any recipient of a copy of this notice, provide a copy to any Person having an interest in this Note as indicated on the books of DTC or on the books of a participant in DTC or on the books of an indirect participant for which such participant in DTC acts as agent.”

“The Indenture provides that if, notwithstanding the restrictions on transfer contained therein, the Issuer determines that any holder of, or beneficial owner of an interest in a Note is determined not to have been a Qualified Purchaser at the time of acquisition of such Note or beneficial interest therein, the Issuer may require, by notice to such Holder or beneficial owner, that such Holder or beneficial owner sell all of its right, title and interest to such Note (or any interest therein) to a Person that is either (x) a Qualified Purchaser that is not a U.S. Person acquiring the Notes in an offshore transaction (as defined in Regulation S) in reliance on the exemption from registration provided by Regulation S, or (y) a Qualified Purchaser who is either an IAI or a QIB (as applicable), with such sale to be effected within 30 days after notice of such sale requirement is given. If such holder or beneficial owner fails to effect the transfer required within such 30-day period, (i) the Issuer or the Collateral Manager acting for the Issuer, without further notice to such holder, shall and is hereby irrevocably authorized by such holder or beneficial owner, to cause its Note or beneficial interest therein to be transferred in a commercially reasonable sale (conducted by the Collateral Manager in accordance with Article 9 of the UCC as in effect in the State of New York as applied to securities that are sold on a recognized market or that may decline speedily in value) to a Person that certifies to the Trustee, the Issuer and the Collateral Manager, in connection with such transfer, that such Person meets the qualifications set forth in clauses (x) and (y) above and (ii) pending such transfer, no further payments will be made in respect of such Note or beneficial interest therein held by such holder or beneficial owner.”

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(b)          DTC Actions. The Issuer will direct DTC to take the following steps in connection with the Global Notes:

(i)          The Issuer will direct DTC to include the marker “3c7” in the DTC 20-character security descriptor and the 48-character additional descriptor for the Global Notes in order to indicate that sales are limited to Qualified Purchasers.

(ii)         The Issuer will direct DTC to cause each physical deliver order ticket that is delivered by DTC to purchasers to contain the 20-character security descriptor. The Issuer will direct DTC to cause each deliver order ticket that is delivered by DTC to purchasers in electronic form to contain a “3c7” indicator and a related user manual for participants. Such user manual will contain a description of the relevant restrictions imposed by Section 3(c)(7).

(iii)        On or prior to the Closing Date, the Issuer will instruct DTC to send a Section 3(c)(7) Notice to all DTC participants in connection with the offering of the Global Notes.

(iv)         In addition to the obligations of the Registrar set forth in Section 2.5, the Issuer will from time to time (upon the request of the Trustee) make a request to DTC to deliver to the Issuer a list of all DTC participants holding an interest in the Global Notes.

(v)          The Issuer will cause each CUSIP number obtained for a Global Note to have a fixed field containing “3c7” and “144A” indicators, as applicable, attached to such CUSIP number.

(c)          Bloomberg Screens, Etc. The Issuer will from time to time request all third-party vendors to include on screens maintained by such vendors appropriate legends regarding Rule 144A and Section 3(c)(7) under the 1940 Act restrictions on the Global Notes. Without limiting the foregoing, the Initial Purchaser will request that each third-party vendor include the following legends on each screen containing information about the Notes:

(i)          Bloomberg.

(A)         “Iss’d Under 144A/3c7”, to be stated in the “Note Box” on the bottom of the “Security Display” page describing the Global Notes;

(B)         a flashing red indicator stating “See Other Available Information” located on the “Security Display” page;

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(C)         a link to an “Additional Security Information” page on such indicator stating that the Global Notes are being offered in reliance on the exception from registration under Rule 144A of the Securities Act of 1933 to Persons that are both (i) “Qualified Institutional Buyers” as defined in Rule 144A under the Securities Act and (ii) “Qualified Purchasers” as defined under Section 2(a)(51) of the 1940 Act, as amended; and

(D)         a statement on the “Disclaimer” page for the Global Notes that the Notes will not be and have not been registered under the Securities Act of 1933, as amended, that the Issuer has not been registered under the 1940 Act, as amended, and that the Global Notes may only be offered or sold in accordance with Section 3(c)(7) of the 1940 Act, as amended.

(ii)         Reuters.

(A)         a “144A – 3c7” notation included in the security name field at the top of the Reuters Instrument Code screen;

(B)         a “144A3c7Disclaimer” indicator appearing on the right side of the Reuters Instrument Code screen; and

(C)         a link from such “144A3c7Disclaimer” indicator to a disclaimer screen containing the following language: “These Notes may be sold or transferred only to Persons who are both (i) Qualified Institutional Buyers, as defined in Rule 144A under the Securities Act, and (ii) Qualified Purchasers, as defined under Section 3(c)(7) under the U.S. Investment Company Act of 1940.”

ARTICLE XI

Application Of Monies

Section 11.1         Disbursements of Monies from Payment Account. (a) Notwithstanding any other provision herein, but subject to the other sub-sections of this Section 11.1 and to Section 13.1, on each Payment Date, and on each Redemption Date, the Trustee shall disburse amounts transferred from the Collection Account to the Payment Account pursuant to Section 10.2 in accordance with the following priorities (the “Priority of Payments”); provided that, unless an Enforcement Event has occurred and is continuing, (x) amounts transferred from the Interest Collection Subaccount shall be applied solely in accordance with Section 11.1(a)(i); and (y) amounts transferred from the Principal Collection Subaccount shall be applied solely in accordance with Section 11.1(a)(ii).

(i)          On each Payment Date, unless an Enforcement Event has occurred and is continuing, and on each Redemption Date (other than in connection with a redemption of Notes in part by Class), Interest Proceeds on deposit in the Collection Account, to the extent received on or before the related Determination Date (or if such Determination Date is not a Business Day, the next succeeding Business Day) and that are transferred into the Payment Account, shall be applied in the following order of priority:

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(A)         to the payment of (1) first, taxes and governmental fees owing by the Issuer, if any, and (2) second, the accrued and unpaid Administrative Expenses, in the priority stated in the definition thereof, up to the Administrative Expense Cap (except as otherwise expressly provided in connection with any Optional Redemption or Tax Redemption);

(B)         to the payment to the Collateral Manager of (1) any accrued and unpaid Collateral Management Fee due on such Payment Date (including any interest accrued on any Collateral Management Fee Shortfall Amount) minus the amount of any Current Deferred Management Fee, if any, and (2) any Cumulative Deferred Management Fee requested to be paid at the option of the Collateral Manager; provided that Interest Proceeds shall only be used to make payments with respect to the Cumulative Deferred Management Fee pursuant to this clause (B) to the extent such Interest Proceeds are not needed to (x) satisfy either of the Class A/B Coverage Tests or (y) pay the amounts referred to in any of clauses (C) through (H) below (on a pro forma basis after giving effect to such proposed payment of the Cumulative Deferred Management Fee);

(C)         to the payment of accrued and unpaid interest (including defaulted interest and interest thereon) on the Class A Notes;

(D)         to the payment of accrued and unpaid interest (including defaulted interest and interest thereon) on the Class B Notes;

(E)         if either of the Class A/B Coverage Tests is not satisfied on the related Determination Date, to make payments in accordance with the Note Payment Sequence to the extent necessary to cause all Class A/B Coverage Tests that are applicable on such Payment Date to be satisfied on a pro forma basis after giving effect to all payments pursuant to this clause (E);

(F)         to the payment of (1) first, accrued and unpaid interest on the Class C Notes (excluding Deferred Interest but including interest thereon) and (2) second, any Deferred Interest on the Class C Notes;

(G)         if either of the Class C Coverage Tests is not satisfied on the related Determination Date, to make payments in accordance with the Note Payment Sequence to the extent necessary to cause all Class C Coverage Tests that are applicable on such Payment Date to be satisfied on a pro forma basis after giving effect to all payments pursuant to this clause (G);

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(H)         to the payment of (1) first, accrued and unpaid interest on the Class D Notes (excluding Deferred Interest but including interest thereon) and (2) second, any Deferred Interest on the Class D Notes;

(I)         if either of the Class D Coverage Tests is not satisfied on the related Determination Date, to make payments in accordance with the Note Payment Sequence to the extent necessary to cause all Class D Coverage Tests that are applicable on such Payment Date to be satisfied on a pro forma basis after giving effect to all payments pursuant to this clause (I);

(J)         if, with respect to any Payment Date following the Effective Date upon which a Moody’s Ramp-Up Failure or an S&P Rating Confirmation Failure has occurred and is continuing, amounts available for distribution pursuant to this clause (J) shall be used for application in accordance with the Note Payment Sequence on such Payment Date in an amount sufficient to (i) satisfy the Moody’s Rating Condition and (ii) obtain from S&P a confirmation of its Initial Rating of the Class A Notes (or, to the extent a Moody’s Effective Date Deemed Rating Confirmation has occurred, S&P’s written confirmation of the Initial Rating assigned by it on the Closing Date to the Class A Notes);

(K)         to the payment of (1) first, any Administrative Expenses not paid pursuant to clause (A)(2) above due to the limitation contained therein (in the same manner and order of priority stated therein) and (2) second, any Cumulative Deferred Management Fee not paid pursuant to clause (B)(2) above due to the limitations contained therein (in the same manner and order of priority stated therein);

(L)         during the Reinvestment Period, at the direction of the Collateral Manager, to the Supplemental Reserve Account; and

(M)         any remaining Interest Proceeds to be paid to the Issuer.

(ii)         On each Payment Date, unless an Enforcement Event has occurred and is continuing, and on each Redemption Date (other than in connection with a redemption of Notes in part by Class), Principal Proceeds on deposit in the Collection Account that are received on or before the related Determination Date (or if such Determination Date is not a Business Day, the next succeeding Business Day) and that are transferred to the Payment Account (which will not include (i) amounts required to meet funding requirements with respect to Delayed Drawdown Collateral Obligations and Revolving Collateral Obligations that are deposited in the Revolver Funding Account or (ii) during the Reinvestment Period, Principal Proceeds that have previously been reinvested in Collateral Obligations or Principal Proceeds which the Issuer has entered into any commitment to reinvest in Collateral Obligations) shall be applied in the following order of priority:

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(A)         to pay the amounts referred to in clauses (A) through (D) of Section 11.1(a)(i) (and in the same manner and order of priority stated therein), but only to the extent not paid in full thereunder; provided that Principal Proceeds shall only be used to make payments with respect to the Cumulative Deferred Management Fee pursuant to Section 11.1(a)(i)(B) to the extent such Principal Proceeds are not needed to (x) satisfy either of the Class A/B Coverage Tests or (y) pay the amounts referred to in any of clauses (C) through (H) of Section 11.1(a)(i) (on a pro forma basis after giving effect to such proposed payment of the Cumulative Deferred Management Fee);

(B)         to pay the amounts referred to in clause (E) of Section 11.1(a)(i), but only to the extent not paid in full thereunder and to the extent necessary to cause the Coverage Tests that are applicable on such Payment Date with respect to the Class A Notes and the Class B Notes to be met as of the related Determination Date on a pro forma basis after giving effect to any payments made through this clause (B);

(C)         to pay the amounts referred to in clause (F) of Section 11.1(a)(i) above (and in the same manner and order of priority stated therein) to the extent not paid in full thereunder, only to the extent that the Class C Notes are the Controlling Class;

(D)         to pay the amounts referred to in clause (G) of Section 11.1(a)(i), but only to the extent not paid in full thereunder and to the extent necessary to cause the Coverage Tests that are applicable on such Payment Date with respect to the Class C Notes to be met as of the related Determination Date;

(E)         to pay the amounts referred to in clause (H) of Section 11.1(a)(i) (and in the same manner and order of priority stated therein) to the extent not paid in full thereunder, only to the extent that the Class D Notes are the Controlling Class;

(F)         to pay the amounts referred to in clause (I) of Section 11.1(a)(i), but only to the extent not paid in full thereunder and to the extent necessary to cause the Coverage Tests that are applicable on such Payment Date with respect to the Class D Notes to be met as of the related Determination Date;

(G)         with respect to any Payment Date following the Effective Date upon which a Moody’s Ramp-Up Failure or an S&P Rating Confirmation Failure has occurred and is continuing, amounts available for distribution pursuant to this clause (G) shall be used for application in accordance with the Note Payment Sequence on such Payment Date in an amount sufficient to (i) satisfy the Moody’s Rating Condition and (ii) obtain from S&P a confirmation of its Initial Rating of the Class A Notes (or, to the extent a Moody’s Effective Date Deemed Rating Confirmation has occurred, S&P’s written confirmation of the Initial Rating assigned by it on the Closing Date to the Class A Notes);

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(H)         if such Payment Date is a Redemption Date, to make payments in accordance with the Note Payment Sequence;

(I)         if such Payment Date is a Special Redemption Date occurring in connection with a Special Redemption described in clause (i) of the first sentence of Section 9.6, to make payments in the amount of the Special Redemption Amount at the election of the Collateral Manager, in accordance with the Note Payment Sequence;

(J)         during the Reinvestment Period, at the direction of the Collateral Manager either (x) to the Collection Account as Principal Proceeds to invest in Eligible Investments (pending the purchase of additional Collateral Obligations) and/or to the purchase of additional Collateral Obligations or (y) if the reinvestment of such Principal Proceeds would, in the sole determination of the Collateral Manager, cause (or would be likely to cause) a Retention Deficiency, to make payments in accordance with the Note Payment Sequence in an amount determined by the Collateral Manager in its sole discretion (and for the avoidance of doubt such payment shall not result in a termination of the Reinvestment Period);

(K)         after the Reinvestment Period, to make payments in accordance with the Note Payment Sequence;

(L)         after the Reinvestment Period, to pay the amounts referred to in clause (K)(1) of Section 11.1(a)(i) only to the extent not already paid (in the same manner and order of priority stated therein);

(M)         after the Reinvestment Period, to pay any Cumulative Deferred Management Fee to the extent not already paid; and

(N)         any remaining proceeds to be paid to the Issuer.

(iii)        Notwithstanding the provisions of the foregoing Sections 11.1(a)(i) and 11.1(a)(ii) (other than the last paragraph thereof), on the Stated Maturity of the Notes, on a Redemption Date occurring with respect to a Failed Optional Redemption, or if the maturity of the Notes has been accelerated following an Event of Default and has not been rescinded in accordance with the terms herein (an “Enforcement Event”), pursuant to Section 5.7, proceeds in respect of the Assets will be applied in the following order of priority:

(A)         to the payment of (1) first, taxes and governmental fees owing by the Issuer, if any, and (2) second, the accrued and unpaid Administrative Expenses, in the priority stated in the definition thereof, up to the Administrative Expense Cap;

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(B)         to the payment of the Aggregate Collateral Management Fee due and payable (including any accrued and unpaid interest thereon) to the Collateral Manager until such amount has been paid in full, other than any Cumulative Deferred Management Fee, to the extent not already paid;

(C)         to the payment of accrued and unpaid interest (including defaulted interest and interest thereon) on the Class A Notes;

(D)         to the payment of principal of the Class A Notes, until the Class A Notes have been paid in full;

(E)         to the payment of accrued and unpaid interest (including defaulted interest and interest thereon) on the Class B Notes;

(F)         to the payment of principal of the Class B Notes, until the Class B Notes have been paid in full;

(G)         to the payment of accrued and unpaid interest (excluding Deferred Interest but including interest on Deferred Interest) on the Class C Notes;

(H)         to the payment of any Deferred Interest on the Class C Notes;

(I)          to the payment of principal of the Class C Notes, until the Class C Notes have been paid in full;

(J)          to the payment of accrued and unpaid interest (excluding Deferred Interest but including interest on Deferred Interest) on the Class D Notes;

(K)         to the payment of any Deferred Interest on the Class D Notes;

(L)          to the payment of principal of the Class D Notes, until the Class D Notes have been paid in full;

(M)         to the payment of (in the same manner and order of priority stated therein) any Administrative Expenses not paid pursuant to clause (A)(2) above due to the limitation contained therein;

(N)          any Cumulative Deferred Management Fee to the extent not already paid; and

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(O)         to pay the balance to the Issuer.

If any declaration of acceleration has been rescinded in accordance with the provisions herein, proceeds in respect of the Assets will be applied in accordance with Section 11.1(a)(i) or (ii), as applicable.

(b)          If on any Payment Date the amount available in the Payment Account is insufficient to make the full amount of the disbursements required by the Distribution Report, the Trustee shall make the disbursements called for in the order and according to the priority set forth under Section 11.1(a) above, subject to Section 13.1, to the extent funds are available therefor.

(c)          In connection with the application of funds to pay Administrative Expenses of the Issuer in accordance with Section 11.1(a)(i), Section 11.1(a)(ii) and Section 11.1(a)(iii), the Trustee shall remit such funds, to the extent available (and subject to the order of priority set forth in the definition of “Administrative Expenses”), as directed and designated in an Issuer Order (which may be in the form of standing instructions, including standing instructions to pay Administrative Expenses in such amounts and to such entities as indicated in the Distribution Report in respect of such Payment Date) delivered to the Trustee no later than the Business Day prior to each Payment Date.

(d)          The Collateral Manager may, in its sole discretion, elect to irrevocably waive payment of any or all of any Collateral Management Fee otherwise due on any Payment Date by notice to the Issuer, the Collateral Administrator and the Trustee no later than the Determination Date immediately prior to such Payment Date in accordance with the terms of Section 8(c) of the Collateral Management Agreement. Any such Collateral Management Fee, once waived, shall not thereafter become due and payable and any claim of the Collateral Manager therein shall be extinguished.

(e)          Any amounts to be paid to the Issuer pursuant to the terms hereof shall be paid by the Trustee or Paying Agent directly to an account of the Issuer designated in writing by the Issuer (such account to be designated by the Issuer in writing to the Trustee prior to the Determination Date relating to the first Payment Date).

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(f)          At any time during or after the Reinvestment Period, any Holder of Interests may make a contribution of Cash, Eligible Investments or Collateral Obligations (a “Contribution” and each such Person, a “Contributor”); provided that a Notice of Contribution in the form of Exhibit F (solely for Contributions of Cash or Eligible Investments) is provided; provided further that Contributions of Collateral Obligations are subject to the Investment Criteria. The Collateral Manager, on behalf of the Issuer, may accept or reject any Contribution in its sole discretion and shall notify the Trustee and the Collateral Administrator of any such acceptance. Each accepted Contribution of Cash or Eligible Investments shall be deposited into the Supplemental Reserve Account and may be withdrawn at the written direction of the Collateral Manager. Contributions of Cash or Eligible Investments may only be used for a Permitted Use or Permitted Uses as directed by the applicable Contributor at the time such Contribution is made, so long as the Collateral Manager consents to such Permitted Use(s) (or, if no direction is given by the Contributor, at the Collateral Manager’s reasonable discretion). No Contribution of Cash or Eligible Investments or portion thereof will be returned to any applicable holder of Interests at any time. From time to time thereafter, the holders of the Interests may make Contributions or transfers of Cash, Eligible Investments or Collateral Obligations, or any combination thereof, either directly or through one or more intermediate related entities or Affiliates, to the Issuer. For administrative convenience any Contributions or transfers of Cash, Eligible Investments or Collateral Obligations made through one or more intermediate related entities or Affiliates of the holders of the Interests may instead be made on a net basis directly into the Issuer, and by bypassing such intermediate related entity or Affiliate. The value received by the Issuer in Cash, Eligible Investments and/or in the form of Collateral Obligations will not be affected by the elimination of such intermediate steps. In the case where a Contributor has agreed to make a Contribution in a specific amount and the payment of such amount is to be made to the Issuer in the form of a combination of Cash and Collateral Obligations, the Cash portion of such Contribution shall be an amount equal to the total Contribution to be made to the Issuer reduced by an amount equal to the fair market value as determined by the Collateral Manager as of the date of contribution of the Collateral Obligations and Eligible Investments contributed or transferred to the Issuer in respect of such payment.

ARTICLE XII

SALE OF COLLATERAL OBLIGATIONS;
PURCHASE OF ADDITIONAL COLLATERAL OBLIGATIONS

Section 12.1         Sales of Collateral Obligations. Subject to the satisfaction of the conditions specified in Section 12.3, the Collateral Manager on behalf of the Issuer may (except as otherwise specified in this Section 12.1) direct the Trustee to sell, and the Trustee shall sell on behalf of the Issuer in the manner directed by the Collateral Manager, any Collateral Obligation or Equity Security if, as certified by the Collateral Manager, such sale meets the requirements of any one of paragraphs (a) through (k) of this Section 12.1 (subject in each case to any applicable requirement of disposition under Section 12.1(h) and provided that if an Event of Default has occurred and is continuing, the Collateral Manager may not direct the Trustee to sell any Collateral Obligation or Equity Security pursuant to Section 12.1(e), Section 12.1(f) or Section 12.1(g)). For purposes of this Section 12.1, the Sale Proceeds of a Collateral Obligation sold by the Issuer shall include any Principal Financed Accrued Interest received in respect of such sale.

(a)          Credit Risk Obligations. The Collateral Manager may direct the Trustee to sell any Credit Risk Obligation at any time without restriction.

(b)          Credit Improved Obligations. The Collateral Manager may direct the Trustee to sell any Credit Improved Obligation either:

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(i)          at any time if (A) the Sale Proceeds from such sale are at least equal to the outstanding principal balance (or, in the case of any Discount Obligation, the purchase price, excluding accrued interest expressed as a percentage of par and multiplied by the outstanding principal balance thereof) of such Credit Improved Obligation or (B) after giving effect to such sale, the Adjusted Collateral Principal Amount (excluding the Collateral Obligation being sold but including, without duplication, the anticipated net proceeds of such sale) will be at least equal to the Reinvestment Target Par Balance; or

(ii)         solely during the Reinvestment Period, if the Collateral Manager reasonably believes prior to such sale that either (A) after giving effect to such sale and subsequent reinvestment, the Adjusted Collateral Principal Amount (excluding the Collateral Obligation being sold but including, without duplication, the Collateral Obligation being purchased and the anticipated cash proceeds, if any, of such sale that are not applied to the purchase of such additional Collateral Obligation) will be at least equal to the Reinvestment Target Par Balance, or (B) it will be able to enter into binding commitments to reinvest all or a portion of the proceeds of such sale, in compliance with the Investment Criteria, in one or more additional Collateral Obligations with an aggregate outstanding principal balance at least equal to the outstanding principal balance (or, in the case of any Discount Obligation, the purchase price, excluding accrued interest expressed as a percentage of par and multiplied by the outstanding principal balance thereof) of such Credit Improved Obligation within 20 Business Days of such sale.

(c)          Defaulted Obligations. The Collateral Manager may direct the Trustee to sell any Defaulted Obligation at any time without restriction. With respect to each Defaulted Obligation that has not been sold or terminated within three years after becoming a Defaulted Obligation, the Market Value, Principal Balance and outstanding principal balance of such Defaulted Obligation shall be deemed to be zero.

(d)          Equity Securities. The Collateral Manager may direct the Trustee to sell any Equity Security at any time without restriction and shall use its commercially reasonable efforts to effect the sale of any Equity Security, regardless of price:

(i)          within three years after receipt, if such Equity Security is (A) received upon the conversion of a Defaulted Obligation, or (B) received in an exchange initiated by the Obligor to avoid bankruptcy; and

(ii)         within 45 days after receipt, if such Equity Security constitutes Margin Stock, unless such sale is prohibited by applicable law, in which case such Equity Security shall be sold as soon as such sale is permitted by applicable law.

(e)          Optional Redemption. After the Issuer has notified the Trustee of an Optional Redemption of the Notes in accordance with Section 9.2, if necessary to effect such Optional Redemption, the Collateral Manager shall direct the Trustee to sell (which sale may be through participation or other arrangement) all or a portion of the Collateral Obligations if the requirements of Article IX (including the certification requirements of Section 9.4(e)(ii), if applicable) are satisfied. If any such sale is made through participations, the Issuer shall use reasonable efforts to cause such participations to be converted to assignments within six months after the sale.

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(f)          Tax Redemption. After a Majority of an Affected Class has directed (by a written direction delivered to the Trustee) or the Issuer has directed (by a written direction delivered to the Trustee) of a Tax Redemption, the Collateral Manager shall, if necessary to effect such Tax Redemption, direct the Trustee to sell (which sale may be through participation or other arrangement) of all or a portion of the Collateral Obligations if the requirements of Article IX (including the certification requirements of Section 9.4(e)(ii), if applicable) are satisfied. If any such sale is made through participations, the Issuer shall use reasonable efforts to cause such participations to be converted to assignments within six months after the sale.

(g)          Discretionary Sales. During the Reinvestment Period, the Collateral Manager may direct the Trustee to sell any Collateral Obligation at any time other than during a Restricted Trading Period if, commencing with the first calendar year after the Closing Date, total sales pursuant to this Section 12.1(g) (measured by the par amount of all Collateral Obligations disposed of) during the preceding 12-month period do not exceed (i) during the first calendar year following the Closing Date, 40% of the Collateral Principal Amount and (ii) thereafter, 30% of the Collateral Principal Amount (in each case, measured as of the first day of such 12-month period); provided that for purposes of determining the percentage of Collateral Obligations sold pursuant to this Section 12.1(g) during any such period, the amount of Collateral Obligations so sold shall be reduced to the extent of any purchases of (or irrevocable commitments to purchase) Collateral Obligations of the same Obligor (which are pari passu or senior to such sold Collateral Obligations) occurring within 45 Business Days of such sale, so long as any such sale pursuant to this Section 12.1(g) of a Collateral Obligation was entered into with the intention of purchasing such Collateral Obligations of the same Obligor.

(h)          Mandatory Sales. The Collateral Manager on behalf of the Issuer shall use its commercially reasonable efforts to effect the sale (regardless of price) of any Collateral Obligation that (i) no longer meets the criteria described in clause (vi) of the definition of “Collateral Obligation”, within 18 months after the failure of such Collateral Obligation to meet any such criteria and (ii) no longer meets the criteria described in clause (v) of the definition of “Collateral Obligation” within 45 days after the failure of such Collateral Obligation to meet either such criteria.

(i)          Unsaleable Assets. After the Reinvestment Period (without regard to whether an Event of Default has occurred):

(i)          Notwithstanding any other restriction in this Section 12.1, at the direction of the Collateral Manager, the Trustee, at the expense of the Issuer, shall conduct an auction of Unsaleable Assets in accordance with the procedures described in clause (ii). The Trustee may retain an agent to perform the obligations set forth in this Section 12.1(i).

(ii)         Promptly after receipt of written notice from the Collateral Manager of an auction of Unsaleable Assets, the Trustee will forward a notice in the Issuer’s name (prepared by the Collateral Manager) to the Holders, the holders of the Interests and each Rating Agency, setting forth in reasonable detail a description of each Unsaleable Asset and the following auction procedures:

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(A)         Any Holder may submit a written bid to purchase one or more Unsaleable Assets no later than the date specified in the auction notice (which shall be at least 15 Business Days after the date of such notice).

(B)         Each bid must include an offer to purchase for a specified amount of cash on a proposed settlement date no later than 20 Business Days after the date of the auction notice.

(C)         If no Holder submits such a bid, unless delivery in kind is not legally or commercially practicable and subject to any transfer restrictions (including minimum denominations), the Trustee shall provide notice thereof to each Holder and offer to deliver (at no cost to the Trustee or Holder) a pro rata portion of each unsold Unsaleable Asset to the Holders of the Class with the highest priority or the holders of the Interests, as applicable, that provide delivery instructions to the Trustee on or before the date specified in such notice. To the extent that minimum denominations do not permit a pro rata distribution, the Trustee shall distribute the Unsaleable Assets on a pro rata basis to the extent possible and the Issuer or the Collateral Manager shall select by lottery the Holder to whom the remaining amount will be delivered. The Trustee shall use commercially reasonable efforts to effect delivery of such interests.

(D)         If no such Holder provides delivery instructions to the Trustee, the Trustee shall promptly notify the Collateral Manager and offer to deliver (at no cost to the Trustee) the Unsaleable Asset to the Collateral Manager. If the Collateral Manager declines such offer, the Collateral Manager (on behalf of the Issuer) shall direct action to dispose of the Unsaleable Asset, which may be by donation to a charity, abandonment or other means, and the Trustee (at no expense to the Trustee) shall take such action as so directed.

(E)         The Trustee shall have no duty, obligation or responsibility with respect to the sale of any Unsaleable Asset other than upon the instruction of the Collateral Manager.

(j)          The Collateral Manager may direct the Trustee at any time without restriction to sell any Collateral Obligation that (i) has a Material Covenant Default or (ii) becomes subject to (A) a proposed Specified Amendment or (B) a proposed Maturity Amendment that fails to satisfy the criteria required hereunder to allow the Issuer (or the Collateral Manager on the Issuer’s behalf) to vote in favor of such Maturity Amendment.

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(k)          After the Collateral Manager has notified the Issuer and the Trustee of a Clean-Up Call Redemption (or the Issuer has notified the Collateral Manager and the Trustee) in accordance with Section 9.9, the Collateral Obligations may be sold in accordance with the provisions of Section 9.9 without regard to the limitations in this Section 12.1 by directing the Trustee to effect such sale; provided that the Sale Proceeds therefrom are used for the purposes specified in Section 9.9 (and applied pursuant to the Priority of Payments).

Section 12.2         Purchase of Additional Collateral Obligations. On any date during the Reinvestment Period, the Collateral Manager on behalf of the Issuer may, subject to the other requirements in this Indenture, direct the Trustee to invest Principal Proceeds, proceeds of Additional Notes issued pursuant to Sections 2.13 and 3.2, amounts on deposit in the Ramp-Up Account and the Supplemental Reserve Account and Principal Financed Accrued Interest, and the Trustee shall invest such Principal Proceeds and other amounts in accordance with such direction. After the Reinvestment Period, the Collateral Manager shall not direct the Trustee to invest any amounts on behalf of the Issuer; provided that cash on deposit in any Account (other than the Payment Account) may be invested in Eligible Investments following the Reinvestment Period.

(a)          Investment during the Reinvestment Period. During the Reinvestment Period, no obligation may be purchased by the Issuer unless each of the following criteria is satisfied as of the date the Collateral Manager commits on behalf of the Issuer to make such purchase, in each case as determined by the Collateral Manager after giving effect to such purchase and all other sales or purchases previously or simultaneously committed to; provided that the criteria set forth in clauses (iii) and (iv) below need only be satisfied with respect to purchases of Collateral Obligations occurring on or after the Effective Date (such criteria collectively, the “Investment Criteria”):

(i)          (A) (1) such obligation is a Collateral Obligation and (2) to the knowledge of the Issuer, such obligation will not prevent the Issuer from qualifying for the “loan securitization” exemption from the definition of “covered fund” provided for in the Final Volcker Regulations and (B) (x) the Retention Test is satisfied prior to and after giving effect to such investment or (y) if the Retention Test is not satisfied immediately prior to giving effect to such investment, such obligation is originated, directly or indirectly through Affiliates, by the Transferor and is acquired by the Issuer from the Transferor pursuant to the Loan Sale Agreement;

(ii)         if the commitment to make such purchase occurs on or after the Effective Date (or, in the case of the Interest Coverage Tests, on or after the Determination Date occurring immediately prior to the second Payment Date), each Coverage Test will be satisfied, or if not satisfied, such Coverage Test will be maintained or improved;

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(iii)        (A) in the case of an additional Collateral Obligation purchased with the proceeds from the sale of a Credit Risk Obligation or a Defaulted Obligation, either (1) the aggregate outstanding principal balance of all additional Collateral Obligations purchased with the proceeds from such sale will at least equal the Sale Proceeds from such sale, (2) the aggregate outstanding principal balance of the Collateral Obligations will be maintained or increased (when compared to the aggregate outstanding principal balance of the Collateral Obligations immediately prior to such sale) or (3) the Adjusted Collateral Principal Amount (excluding the Collateral Obligation being sold but including, without duplication, the Collateral Obligation being purchased and the anticipated cash proceeds, if any, of such sale that are not applied to the purchase of such additional Collateral Obligation) will be at least equal to the Reinvestment Target Par Balance and (B) in the case of any other purchase of additional Collateral Obligations purchased with the proceeds from the sale of a Collateral Obligation, either (1) the aggregate outstanding principal balance of the Collateral Obligations will be maintained or increased (when compared to the aggregate outstanding principal balance of the Collateral Obligations immediately prior to such sale) or (2) the Adjusted Collateral Principal Amount (excluding the Collateral Obligation being sold but including, without duplication, the Collateral Obligation being purchased and the anticipated cash proceeds, if any, of such sale that are not applied to the purchase of such additional Collateral Obligation) will be at least equal to the Reinvestment Target Par Balance;

(iv)         either (A) each requirement or test, as the case may be, of the Concentration Limitations and the Collateral Quality Tests (except, in the case of an additional Collateral Obligation purchased with the proceeds from the sale of a Credit Risk Obligation, a Defaulted Obligation or an Equity Security, the S&P CDO Monitor Test) will be satisfied or (B) if any such requirement or test was not satisfied immediately prior to such investment, such requirement or test will be maintained or improved after giving effect to the investment; and

(v)          the date on which the Issuer (or the Collateral Manager on its behalf) commits to purchase such Collateral Obligation occurs during the Reinvestment Period.

If the Issuer has entered into a written trade ticket or other written binding commitment to purchase a Collateral Obligation during the Reinvestment Period which purchase is not scheduled to settle prior to the end of the Reinvestment Period (such Collateral Obligation, a “Post-Reinvestment Period Settlement Obligation”), such Post-Reinvestment Period Settlement Obligation shall be treated as having been purchased by the Issuer prior to the end of the Reinvestment Period for purposes of the Investment Criteria, and Principal Proceeds received after the end of the Reinvestment Period may be applied to the payment of the purchase price of such Post-Reinvestment Period Settlement Obligation; provided, that the Collateral Manager believes, in its commercially reasonable business judgment, that the settlement date with respect to such purchase will occur within 45 Business Days of the date of the trade ticket or other commitment to purchase such Collateral Obligations. Not later than the Business Day immediately preceding the end of the Reinvestment Period, the Collateral Manager shall deliver to the Trustee a schedule of Collateral Obligations purchased by the Issuer with respect to which purchases the trade date has occurred but the settlement date has not yet occurred and shall certify to the Trustee (which certification will be deemed to be made upon delivery of such schedule) that sufficient Principal Proceeds are available (including for this purpose, cash on deposit in the Principal Collection Subaccount as well as any Principal Proceeds that will be received by the Issuer from the sale of Collateral Obligations for which the trade date has already occurred but the settlement date has not yet occurred) to effect the settlement of such Collateral Obligation.

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(b)          Trading Plan Period. For purposes of calculating compliance with the Investment Criteria, at the election of the Collateral Manager in its sole discretion, any proposed investment (whether a single Collateral Obligation or a group of Collateral Obligations) identified by the Collateral Manager as such at the time when compliance with the Investment Criteria is required to be calculated (a “Trading Plan”) may be evaluated after giving effect to all sales and reinvestments proposed to be entered into within the ten Business Days following the date of determination of such compliance (such period, the “Trading Plan Period”); provided that (w) no Trading Plan may result in the purchase of Collateral Obligations having an Aggregate Principal Balance that exceeds 5% of the Collateral Principal Amount as of the first day of the Trading Plan Period, (x) no Trading Plan Period may include a Determination Date, (y) no more than one Trading Plan may be in effect at any time during a Trading Plan Period and (z) if on two occasions the Investment Criteria are satisfied prospectively after giving effect to a Trading Plan but are not satisfied upon the expiry of the related Trading Plan Period, the Investment Criteria shall not at any time thereafter be evaluated by giving effect to a Trading Plan. The Collateral Manager shall provide prior written notice to each Rating Agency of (i) any Trading Plan, which notice shall specify the proposed investments identified by the Collateral Manager for acquisition as part of such Trading Plan and (ii) the occurrence of the event described in clause (z) above. The Collateral Manager will provide notice to the Trustee promptly after any Trading Plan is executed and the Trustee hereby agrees to post such notice received from the Collateral Manager on the Trustee’s website as set forth in Section 10.7(g).

(c)          Certification by Collateral Manager. Not later than the Cut-Off Date for any Collateral Obligation purchased in accordance with this Section 12.2, the Collateral Manager shall deliver by e-mail or other electronic transmission to the Trustee and the Collateral Administrator an Officer’s certificate of the Collateral Manager certifying that such purchase complies with this Section 12.2 and Section 12.3.

(d)          Investment in Eligible Investments. Cash on deposit in any Account (other than the Payment Account) may be invested at any time in Eligible Investments in accordance with Article X.

(e)          Maturity Amendments. The Issuer (or the Collateral Manager on the Issuer’s behalf) may not vote in favor of a Maturity Amendment unless, as determined by the Collateral Manager:

(i)          (A) the Weighted Average Life Test will be satisfied after giving effect to such Maturity Amendment or (B) if the Weighted Average Life Test was not satisfied immediately prior to giving effect to such Maturity Amendment, the level of compliance with the Weighted Average Life Test will be improved or maintained after giving effect to such Maturity Amendment, in each case after giving effect to any Trading Plan in effect during the applicable Trading Plan Period and

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(ii)         the extended maturity date of such Collateral Obligation would not be later than two years beyond the earliest Stated Maturity of the Notes.

For the avoidance of doubt, after giving effect to such Maturity Amendment, (i) the Collateral Obligation that is the subject of such Maturity Amendment must satisfy the definition of Collateral Obligation (other than clause (xvi) thereof) and (ii) the limitation set forth in clause (xx) of the definition of Concentration Limitations must be satisfied.

Section 12.3         Conditions Applicable to All Sale and Purchase Transactions. (a) Any transaction effected under this Article XII or in connection with the acquisition or disposition of any Asset shall be conducted on an arm’s length basis and, if effected with a Person Affiliated with the Collateral Manager (or with an account or portfolio for which the Collateral Manager or any of its Affiliates serves as investment adviser), shall be effected in accordance with the requirements of the Collateral Management Agreement on terms no less favorable to the Issuer than would be the case if such Person were not so Affiliated; provided that in the case of any Collateral Obligation sold or otherwise transferred to a Person so Affiliated, the value thereof shall be the mid-point between the “bid” and “ask” prices provided by a nationally recognized independent pricing service or, if unavailable or determined by the Collateral Manager to be unreliable, the fair market value of such Collateral Obligation as reasonably determined by the Collateral Manager (so long as the Collateral Manager is a Registered Investment Adviser) consistent with the Collateral Manager Standard, and such Affiliate shall acquire such Collateral Obligation for a price equal to the value so determined; provided further that an aggregate amount of Collateral Obligations not exceeding 15% of the Net Purchased Loan Balance may be sold or otherwise transferred to the Transferor pursuant to this Indenture at a price greater than the value determined pursuant to the immediately preceding proviso, but no greater than the Transfer Deposit Amount of any such Collateral Obligation (and to the extent such price exceeds the fair market value of any such Collateral Obligation, such excess shall be deemed to be a capital contribution from the Transferor to the Issuer); provided further that, the Trustee shall have no responsibility to oversee compliance with this paragraph by the other parties.

(b)          Upon any acquisition of a Collateral Obligation pursuant to this Article XII, all of the Issuer’s right, title and interest to the Asset or Assets shall be Granted to the Trustee pursuant to this Indenture, such Asset or Assets shall be Delivered to the Custodian, and, if applicable, the Custodian shall receive such Asset or Assets. The Trustee shall also receive, not later than the Cut-Off Date, an Officer’s certificate of the Issuer containing the statements set forth in Section 3.1(viii); provided that such requirement shall be satisfied, and such statements shall be deemed to have been made by the Issuer, in respect of such acquisition by the delivery to the Trustee of a trade ticket in respect thereof that is signed by a Responsible Officer of the Collateral Manager.

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(c)          Notwithstanding anything contained in this Article XII or Article V to the contrary, the Issuer shall have the right to effect any sale of any Asset or purchase of any Collateral Obligation (1) with the consent of Noteholders evidencing at least (i) with respect to purchases or optional repurchases or substitutions during the Reinvestment Period and sales during or after the Reinvestment Period, 75% of the Aggregate Outstanding Amount of each Class of Notes and (ii) with respect to purchases or optional repurchases or substitutions after the Reinvestment Period, 100% of the Aggregate Outstanding Amount of each Class of Notes and (2) of which each Rating Agency and the Trustee has been notified.

(d)          Notwithstanding anything contained in this Article XII or Article V to the contrary, upon the occurrence and during the continuance of an Enforcement Event, the Issuer shall not have the right to effect any sale of any Asset or purchase of any Collateral Obligation without the consent of a Majority of the Controlling Class.

ARTICLE XIII

Noteholders’ Relations

Section 13.1         Subordination. (a) Anything in this Indenture or the Notes to the contrary notwithstanding, the Holders of each Class of Notes that constitute a Junior Class agree for the benefit of the Holders of the Notes of each Priority Class with respect to such Junior Class that such Junior Class shall be subordinate and junior to the Notes of each such Priority Class to the extent and in the manner expressly set forth in the Priority of Payments.

(b)          The Holders of each Class of Notes and beneficial owners of each Class of Notes agree, for the benefit of all Holders of each Class of Notes and beneficial owners of each Class of Notes, not to cause the filing of a petition in bankruptcy, insolvency or a similar proceeding in the United States or any other jurisdiction against the Issuer until the payment in full of all Notes and the expiration of a period equal to one year and one day or, if longer, the applicable preference period then in effect plus one day, following such payment in full.

(c)          In the event one or more Holders cause the filing of a petition in bankruptcy against the Issuer prior to the expiration of the period set forth in Section 13.1(b), any claim that such Holder(s) have against the Issuer (including under all Notes of any Class held by such Holder(s)) or with respect to any Assets (including any proceeds thereof) shall, notwithstanding anything to the contrary in the Priority of Payments and notwithstanding any objection to, or rescission of, such filing, be fully subordinate in right of payment to the claims of each Holder (and each other secured creditor of the Issuer) that does not seek to cause any such filing, with such subordination being effective until all Notes (and each claim of each other secured creditor) held by each Holder of any Note that does not seek to cause any such filing is paid in full in accordance with the Priority of Payments set forth herein (after giving effect to such subordination). The foregoing sentence shall constitute a “subordination agreement” within the meaning of Section 510(a) of the Bankruptcy Code.

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(d)          The Issuer shall timely file an answer and any other appropriate pleading objecting to (i) the institution of any Proceeding in bankruptcy, insolvency or other similar proceeding in the United States or any other jurisdiction to have the Issuer adjudicated as bankrupt or insolvent or (ii) the filing of any petition seeking relief, reorganization, arrangement, adjustment or composition of or in respect of the Issuer under applicable Bankruptcy Code or other applicable law.  The reasonable fees, costs, charges and expenses incurred by the Issuer (including reasonable attorneys’ fees and expenses) in connection with taking any such action shall be payable as “Administrative Expenses.”

Section 13.2         Standard of Conduct. In exercising any of its or their voting rights, rights to direct and consent or any other rights as a Holder under this Indenture, a Holder or Holders shall not have any obligation or duty to any Person or to consider or take into account the interests of any Person and shall not be liable to any Person for any action taken by it or them or at its or their direction or any failure by it or them to act or to direct that an action be taken, without regard to whether such action or inaction benefits or adversely affects any Holder, the Issuer, or any other Person, except for any liability to which such Holder may be subject to the extent the same results from such Holder’s taking or directing an action, or failing to take or direct an action, in bad faith or in violation of the express terms of this Indenture.

ARTICLE XIV

MISCELLANEOUS

Section 14.1         Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Officer of the Issuer or the Collateral Manager may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel (provided that such counsel is a nationally or internationally recognized and reputable law firm, one or more of the partners of which are admitted to practice before the highest court of any State of the United States or the District of Columbia which law firm may, except as otherwise expressly provided herein, be counsel for the Issuer), unless such Officer knows, or should know, that the certificate or opinion or representations with respect to the matters upon which such certificate or opinion is based are erroneous. Any such certificate of an Officer of the Issuer or the Collateral Manager or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, the Issuer, the Collateral Manager or any other Person (on which the Trustee shall be entitled to rely), stating that the information with respect to such factual matters is in the possession of the Issuer, the Collateral Manager or such other Person, unless such Officer of the Issuer or the Collateral Manager or such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous. Any Opinion of Counsel may also be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer of the Collateral Manager or the Issuer, stating that the information with respect to such matters is in the possession of the Collateral Manager or the Issuer, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.

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Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Whenever in this Indenture it is provided that the absence of the occurrence and continuation of a Default or Event of Default is a condition precedent to the taking of any action by the Trustee at the request or direction of the Issuer, then notwithstanding that the satisfaction of such condition is a condition precedent to the Issuer’s right to make such request or direction, the Trustee shall be protected in acting in accordance with such request or direction if it does not have knowledge of the occurrence and continuation of such Default or Event of Default as provided in Section 6.1(d).

The Bank (in any capacity under the Transaction Documents) agrees to accept and act upon instructions or directions pursuant to the Transaction Documents sent by unsecured email or facsimile transmission or other similar unsecured electronic methods; provided that any Person providing such instructions or directions shall provide to the Bank an incumbency certificate listing authorized persons designated to provide such instructions or directions, which incumbency certificate shall be amended whenever a person is added or deleted from the listing. If such person elects to give the Bank email or facsimile instructions (or instructions by a similar electronic method) and the Bank in its discretion elects to act upon such instructions, the Bank’s reasonable understanding of such instructions shall be deemed controlling. The Bank shall not be liable for any losses, costs or expenses arising directly or indirectly from the Bank’s reliance upon and compliance with such instructions notwithstanding such instructions conflicting with or being inconsistent with a subsequent written instruction. Any person providing such instructions acknowledges and agrees that there may be more secure methods of transmitting such instructions than the method(s) selected by it and agrees that the security procedures (if any) to be followed in connection with its transmission of such instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances.

Section 14.2         Acts of Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action or actions embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section 14.2.

(b)          The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner which the Trustee reasonably deems sufficient.

(c)          The principal amount or face amount, as the case may be, and registered numbers of Notes held by any Person, and the date of such Person’s holding the same, shall be proved by the Register or shall be provided by certification by such Holder.

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(d)          Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Notes shall bind the Holder (and any transferee thereof) of such and of every Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

(e)          Notwithstanding anything herein to the contrary, a holder of a beneficial interest in a Global Note will have the right to receive access to reports on the Trustee’s website and will be entitled to exercise rights to vote, give consents and directions which holders of the related Class of Notes are entitled to give under this Indenture upon delivery of a beneficial ownership certificate (a “Beneficial Ownership Certificate”) to the Trustee which certifies (i) that such Person is a beneficial owner of an interest in a Global Note, (ii) the amount and Class of Notes so owned, and (iii) that such Person will notify the Trustee when it sells all or a portion of its beneficial interest in such Class of Notes. A separate Beneficial Ownership Certificate must be delivered each time any such vote, consent or direction is given; provided that, nothing shall prevent the Trustee from requesting additional information and documentation with respect to any such beneficial owner; provided further that the Trustee shall be entitled to conclusively rely on the accuracy and the currency of each Beneficial Ownership Certificate and shall not be required to obtain any further information in this regard.

Section 14.3         Notices, etc., to Trustee, the Issuer, the Collateral Manager, the Initial Purchaser, the Collateral Administrator, the Paying Agent and each Rating Agency. (a) Any request, demand, authorization, direction, instruction, order, notice, consent, waiver or Act of Noteholders or other documents or communication provided or permitted by this Indenture to be made upon, given, e-mailed or furnished to, or filed with:

(i)          the Trustee shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to and mailed, by certified mail, return receipt requested, hand delivered, sent by overnight courier service guaranteeing next day delivery, by electronic mail, or by facsimile in legible form, to the Trustee addressed to it at its applicable Corporate Trust Office, or at any other address previously furnished in writing to the other parties hereto by the Trustee, and executed by a Responsible Officer of the entity sending such request, demand, authorization, direction, instruction, order, notice, consent, waiver or other document; provided that any demand, authorization, direction, instruction, order, notice, consent, waiver or other document sent to Wells Fargo Bank, National Association (in any capacity hereunder) will be deemed effective only upon receipt thereof by Wells Fargo Bank, National Association;

(ii)         the Issuer shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by facsimile in legible form, to the Issuer addressed to it at c/o Puglisi & Associates, 850 Library Avenue, Suite 204, Newark, Delaware 19711 or at any other address previously furnished in writing to the other parties hereto by the Issuer with a copy to the Collateral Manager at its address below;

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(iii)        the Initial Purchaser shall be sufficient for every purpose hereunder if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by e-mail, addressed to Wells Fargo Securities LLC, Duke Energy Center, 550 South Tryon Street, 5th Floor, MAC D1086-051 Charlotte, North Carolina 28202, facsimile no. (704) 715-0067, Attention: Mary Katherine DuBose, or at any other address previously furnished in writing to the Issuer and the Trustee by the Initial Purchaser;

(iv)         the Collateral Administrator shall be sufficient for every purpose hereunder if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by facsimile in legible form, to the Collateral Administrator addressed to it at the Corporate Trust Office, facsimile no.: (443) 367-3986, CDO Trust Services – Golub Capital Investment Corporation CLO 2016(M) LLC or at any other address previously furnished in writing to the other parties hereto;

(v)          the Collateral Manager shall be sufficient for every purpose hereunder if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by facsimile in legible form, to the Collateral Manager addressed to it at 150 South Wacker Drive, Suite 800, Chicago, Illinois 60606, Attention: David Golub, facsimile No. (312) 201-9167 or at any other address previously furnished in writing to the parties hereto; and

(vi)         the Rating Agencies shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service to each Rating Agency addressed to it at Moody’s Investors Service, Inc., 7 World Trade Center, New York, New York 10007, Attention: CBO/CLO Monitoring or by email to cdomonitoring@moodys.com and Standard & Poor’s, 55 Water Street, 41st Floor, New York, New York 10041-0003 or by facsimile in legible form to facsimile no. (212) 438 2655, Attention: Structured Credit – CDO Surveillance or by electronic copy to CDO_Surveillance@spglobal.com; provided that (x) in respect of any request to S&P for a confirmation of its Initial Ratings of the Notes pursuant to Section 7.18(c), such request must be submitted by email to CDOEffectiveDatePortfolios@spglobal.com and (y) in respect of any application for a ratings estimate by S&P in respect of a Collateral Obligation, Information must be submitted to creditestimates@spglobal.com.

(b)          If any provision herein calls for any notice or document to be delivered simultaneously to the Trustee and any other Person, the Trustee’s receipt of such notice or document shall entitle the Trustee to assume that such notice or document was delivered to such other Person or entity unless otherwise expressly specified herein.

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(c)          Notwithstanding any provision to the contrary contained herein or in any agreement or document related thereto, any report, statement or other information required to be provided by the Issuer or the Trustee (except information required to be provided to the Irish Stock Exchange) may be provided by providing access to a website containing such information.

Section 14.4         Notices to Holders; Waiver. Except as otherwise expressly provided herein, where this Indenture provides for notice to Holders of any event:

(a)          such notice shall be sufficiently given to Holders if in writing and mailed, first class postage prepaid, or by overnight delivery service (or, in the case of Holders of Global Notes, e-mailed to DTC), to each Holder affected by such event, at the address of such Holder as it appears in the Register, not earlier than the earliest date and not later than the latest date prescribed for the giving of such notice; and

(b)          such notice shall be in the English language.

Such notices will be deemed to have been given on the date of such mailing.

Where this Indenture provides for notice to holders of Interests, such notice shall be sufficiently given if in writing and mailed, first class postage prepaid, or by overnight delivery service to Issuer, or by electronic mail transmission, at the Issuer’s address pursuant to Section 14.3 hereof with a copy to the Collateral Manager. The Issuer (or the Collateral Manager on its behalf) shall forward all notices received pursuant to the preceding sentence to the holders of Interests. The Issuer (or the Collateral Manager on its behalf) shall provide notice and a consent solicitation package to each holder of an Interest to the extent that such holder’s consent or approval is required hereunder. The Issuer (or the Collateral Manager on its behalf) shall provide written notice to the Trustee confirming any such approval or consent obtained from the requisite holders of the Interests.

Notwithstanding clause (a) above, a Holder may give the Trustee a written notice that it is requesting that notices to it be given by electronic mail or by facsimile transmissions and stating the electronic mail address or facsimile number for such transmission. Thereafter, the Trustee shall give notices to such Holder by electronic mail or facsimile transmission, as so requested; provided that if such notice also requests that notices be given by mail, then such notice shall also be given by mail in accordance with clause (a) above. Notices for Holders may also be posted to the Trustee’s internet website.

Subject to the requirements of Section 14.15, the Trustee will deliver to the Holders any information or notice relating to this Indenture requested to be so delivered by at least 25% of the Holders of any Class of Notes (by Aggregate Outstanding Amount), at the expense of the Issuer; provided that the Trustee may decline to send any such notice that it reasonably determines to be contrary to (i) any of the terms of this Indenture, (ii) any duty or obligation that the Trustee may have hereunder or (iii) applicable law. The Trustee may require the requesting Holders to comply with its standard verification policies in order to confirm Noteholder status.

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Neither the failure to mail any notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. In case by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity or by reason of any other cause it shall be impracticable to give such notice by mail of any event to Holders when such notice is required to be given pursuant to any provision of this Indenture, then such notification to Holders as shall be made with the approval of the Trustee shall constitute a sufficient notification to such Holders for every purpose hereunder.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Section 14.5         Effect of Headings and Table of Contents. The Article and Section headings herein (including those used in cross-references herein) and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 14.6         Successors and Assigns. All covenants and agreements herein by the Issuer shall bind its successors and assigns, whether so expressed or not.

Section 14.7         Severability. If any term, provision, covenant or condition of this Indenture or the Notes, or the application thereof to any party hereto or any circumstance, is held to be unenforceable, invalid or illegal (in whole or in part) for any reason (in any relevant jurisdiction), the remaining terms, provisions, covenants and conditions of this Indenture or the Notes, modified by the deletion of the unenforceable, invalid or illegal portion (in any relevant jurisdiction), will continue in full force and effect, and such unenforceability, invalidity, or illegality will not otherwise affect the enforceability, validity or legality of the remaining terms, provisions, covenants and conditions of this Indenture or the Notes, as the case may be, so long as this Indenture or the Notes, as the case may be, as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the deletion of such portion of this Indenture or the Notes, as the case may be, will not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.

Section 14.8         Benefits of Indenture. Except as otherwise expressly set forth in this Indenture, nothing herein or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the Collateral Manager, the Collateral Administrator, the Holders of the Notes and (to the extent provided herein) the other Secured Parties any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 14.9         Legal Holidays. If the date of any Payment Date, Redemption Date or Stated Maturity shall not be a Business Day, then notwithstanding any other provision of the Notes or this Indenture, payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the nominal date of any such Payment Date, Redemption Date or Stated Maturity date.

Section 14.10        Governing Law. This Indenture shall be construed in accordance with, and this Indenture and any matters arising out of or relating in any way whatsoever to this Indenture (whether in contract, tort or otherwise), shall be governed by, the law of the State of New York.

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Section 14.11         Submission to Jurisdiction. With respect to any suit, action or proceedings relating to this Indenture or any matter between the parties arising under or in connection with this Indenture (“Proceedings”), each party irrevocably: (i) submits to the non-exclusive jurisdiction of the Supreme Court of the State of New York sitting in the Borough of Manhattan and the United States District Court for the Southern District of New York, and any appellate court from any thereof; and (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party. Nothing herein precludes any of the parties from bringing Proceedings in any other jurisdiction, nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

Section 14.12         Waiver of Jury Trial. EACH OF THE ISSUER, THE HOLDERS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY. Each party hereby (i) certifies that no representative, agent or attorney of the other has represented, expressly or otherwise, that the other would not, in the event of a Proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it has been induced to enter into this Indenture by, among other things, the mutual waivers and certifications in this paragraph.

Section 14.13         Counterparts. This Indenture (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by e-mail (.pdf) or facsimile transmission), each of which will be deemed an original, and all of which together constitute one and the same instrument. Delivery of an executed counterpart signature page of this Indenture by e-mail (.pdf) or facsimile shall be effective as delivery of a manually executed counterpart of this Indenture.

Section 14.14         Acts of Issuer. Any report, information, communication, request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or performed by the Issuer shall be effective if given or performed by the Issuer or by the Collateral Manager on the Issuer’s behalf.

The Issuer agrees to coordinate with the Collateral Manager with respect to any communication to a Rating Agency and to comply with the provisions of this Section 14.14 and Section 14.16, unless otherwise agreed to in writing by the Collateral Manager.

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Section 14.15         Confidential Information. (a) The Trustee, the Collateral Administrator and each Holder of Notes will maintain the confidentiality of all Confidential Information in accordance with procedures adopted by such Person in good faith to protect Confidential Information of third parties delivered to such Person; provided that such Person may deliver or disclose Confidential Information to: (i) such Person’s directors, trustees, officers, employees, agents, attorneys and affiliates who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 14.15 and to the extent such disclosure is reasonably required for the administration of this Indenture, the matters contemplated hereby or the investment represented by the Notes; (ii) such Person’s legal advisors, financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 14.15 and to the extent such disclosure is reasonably required for the administration of this Indenture, the matters contemplated hereby or the investment represented by the Notes; (iii) any other Holder, or any of the other parties to this Indenture, the Collateral Management Agreement or the Collateral Administration Agreement; (iv) except for Specified Obligor Information, any Person of the type that would be, to such Person’s knowledge, permitted to acquire Notes in accordance with the requirements of Section 2.5 hereof to which such Person sells or offers to sell any such Note or any part thereof (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 14.15); (v) except for Specified Obligor Information, any other Person from which such former Person offers to purchase any security of the Issuer (if such other Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 14.15); (vi) any federal or state or other regulatory, governmental or judicial authority having jurisdiction over such Person; (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about the investment portfolio of such Person, reinsurers and liquidity and credit providers that agree to hold confidential the Confidential Information substantially in accordance with this Section 14.15; (viii)  Moody’s or S&P (subject to Section 14.16); (ix) any other Person with the consent of the Issuer and the Collateral Manager; or (x) any other Person to which such delivery or disclosure may be necessary or appropriate (A) to effect compliance with any law, rule, regulation or order applicable to such Person, (B) in response to any subpoena or other legal process upon prior notice to the Issuer (unless prohibited by applicable law, rule, order or decree or other requirement having the force of law), (C) in connection with any litigation to which such Person is a party upon prior notice to the Issuer (unless prohibited by applicable law, rule, order or decree or other requirement having the force of law), (D) if an Event of Default has occurred and is continuing, to the extent such Person may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under the Notes or this Indenture or (E) in the Trustee’s or Collateral Administrator’s performance of its obligations under this Indenture, the Collateral Administration Agreement or other transaction document related thereto; and provided that delivery to the Holders or to the accountants by the Trustee or the Collateral Administrator of any report of information required by the terms of this Indenture to be provided to Holders or to the accountants shall not be a violation of this Section 14.15. Each Holder of Notes will, by its acceptance of its Note, be deemed to have agreed, except as set forth in clauses (vi), (vii) and (x) above, that it shall use the Confidential Information for the sole purpose of making an investment in the Notes or administering its investment in the Notes; and that the Trustee and the Collateral Administrator shall neither be required nor authorized to disclose to Holders any Confidential Information in violation of this Section 14.15. In the event of any required disclosure of the Confidential Information by such Holder, such Holder will, by its acceptance of its Note, be deemed to have agreed to use reasonable efforts to protect the confidentiality of the Confidential Information. Each Holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 14.15 (subject to Section 7.17(c)).

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(b)          For the purposes of this Section 14.15, (A) “Confidential Information” means information delivered to the Trustee, the Collateral Administrator or any Holder of Notes by or on behalf of the Issuer in connection with and relating to the transactions contemplated by or otherwise pursuant to this Indenture (including, without limitation, information relating to Obligors); provided that such term does not include information that: (i) was publicly known or otherwise known to the Trustee, the Collateral Administrator or such Holder prior to the time of such disclosure; (ii) subsequently becomes publicly known through no act or omission by the Trustee, the Collateral Administrator, any Holder or any Person acting on behalf of the Trustee, the Collateral Administrator or any Holder; (iii) otherwise is known or becomes known to the Trustee, the Collateral Administrator or any Holder other than (x) through disclosure by the Issuer or (y) to the knowledge of the Trustee, the Collateral Administrator or a Holder, as the case may be, in each case after reasonable inquiry, as a result of the breach of a fiduciary duty to the Issuer or a contractual duty to the Issuer; or (iv) is allowed to be treated as non-confidential by consent of the Issuer; and (B) “Specified Obligor Information” means Confidential Information relating to Obligors that is not otherwise included in the Monthly Reports or Distribution Reports.

(c)          Notwithstanding the foregoing, the Trustee and the Collateral Administrator may disclose Confidential Information to the extent disclosure thereof may be required by law or by any regulatory or governmental authority and the Trustee and the Collateral Administrator may disclose on a confidential basis any Confidential Information to its agents, attorneys and auditors in connection with the performance of its responsibilities hereunder.

Section 14.16         Communications with Rating Agencies. If the Issuer shall receive any written or oral communication from any Rating Agency (or any of their respective officers, directors or employees) with respect to the transactions contemplated hereby or under the Transaction Documents or in any way relating to the Notes, the Issuer agrees to refrain from communicating with such Rating Agency and to promptly (and, in any event, within one Business Day) notify the Collateral Manager of such communication. The Issuer agrees that in no event shall it engage in any oral or written communication with respect to the transactions contemplated hereby or under the Transaction Documents or in any way relating to the Notes with any Rating Agency (or any of their respective officers, directors or employees) without the participation of the Collateral Manager, unless otherwise agreed to in writing by the Collateral Manager. For the avoidance of doubt, nothing in this Section 14.16 shall prohibit the Trustee from making available on its internet website the Monthly Reports, Distribution Reports and other notices or documentation relating to the Notes or this Indenture. For the avoidance of doubt, the Accountants’ Reports or reports prepared by the Independent accountants pursuant to this Indenture (or information received, orally or in writing, about the contents of such reports) shall not be disclosed or distributed to the Rating Agencies. In accordance with SEC Release No. 34-72936, Form 15-E, only in its complete and unedited form which includes the Accountants’ Effective Date Comparison AUP Report as an attachment, will be provided by the Independent accountants to the Issuer who will post such Form 15-E on the 17g-5 website.

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Section 14.17         Notices to Rating Agencies; Rule 17g-5 Procedures. (a) To enable the Rating Agencies to comply with their obligations under Rule 17g-5, the Issuer shall post on a password-protected internet website, at the same time such information is provided to the Rating Agencies, all information (which shall not include any Effective Date Report, Accountants’ Report or report prepared by the Independent accountants pursuant to this Indenture) the Issuer provides to the Rating Agencies for the purposes of determining the initial credit rating of the Notes or undertaking credit rating surveillance of the Notes. In the case of information provided for the purposes of undertaking credit rating surveillance of the Notes, such information shall be posted on a password protected internet website in accordance with the procedures set forth in Section 14.17(b).

(b)          To the extent that a Rating Agency makes an inquiry or initiates communications with the Issuer, the Collateral Manager, the Collateral Administrator or the Trustee that is relevant to such Rating Agency’s credit rating surveillance of the Notes, all responses to such inquiries or communications from such Rating Agency shall be formulated in writing by the responding party or its representative or advisor and shall be provided to the Information Agent who shall promptly forward such written response to the Issuer’s Website in accordance with the procedures set forth in Section 14.17(d) and the Collateral Administration Agreement and such responding party or its representative or advisor may provide such response to such Rating Agency and (ii) to the extent that any of the Issuer, the Collateral Manager, the Collateral Administrator or the Trustee is required to provide any information to, or communicate with, any Rating Agency in accordance with its obligations under this Indenture or the Collateral Management Agreement, the Issuer, the Collateral Manager, the Collateral Administrator or the Trustee, as applicable (or their respective representatives or advisors), shall provide such information or communication to the Information Agent by e-mail at golubcapital@wellsfargo.com, which the Information Agent shall promptly forward to the Issuer’s Website in accordance with the procedures set forth in Section 14.17(d) and the Collateral Administration Agreement.

(c)          Subject to Section 14.16 hereof, the Issuer, the Collateral Manager, the Collateral Administrator and the Trustee (and their respective representatives and advisors) shall be permitted (but shall not be required) to orally communicate with the Rating Agencies regarding any Collateral Obligation or the Notes; provided, that such party summarizes the information provided to the Rating Agencies in such communication and provides the Information Agent with such summary in accordance with the procedures set forth in this Section 14.17 and the Collateral Administration Agreement within one Business Day of such communication taking place. The Information Agent shall post such summary on the Issuer’s Website in accordance with the procedures set forth in Section 14.17(d).

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(d)          All information to be made available to the Rating Agencies pursuant to this Section 14.17 shall be made available by the Information Agent on the Issuer’s Website pursuant to the Collateral Administration Agreement. Information will be posted on the same Business Day of receipt provided that such information is received by 12:00 p.m. (Eastern time) or, if received after 12:00 p.m. (Eastern time), on the next Business Day. The Information Agent shall have no obligation or duty to verify, confirm or otherwise determine whether the information being delivered is accurate, complete, conforms to the transaction or otherwise is or is not anything other than what it purports to be. In the event that any information is delivered or posted in error, the Issuer may remove it from the Issuer’s Website. None of the Trustee, the Collateral Manager, the Collateral Administrator and the Information Agent shall have obtained or shall be deemed to have obtained actual knowledge of any information solely due to receipt and posting to the Issuer’s Website. Access to the Issuer’s Website will be provided by the Issuer to (A) any NRSRO (other than the Rating Agencies) upon receipt by the Issuer and the Information Agent of an NRSRO Certification in the form of Exhibit E hereto (which may be submitted electronically via the Issuer’s Website) and (B) the Rating Agencies, without submission of an NRSRO Certification.

(e)          None of the Issuer, the Trustee, or the Collateral Manager shall be responsible or liable for any delays caused by the failure of the Information Agent to forward the applicable response to the Issuer’s Website.

(f)          Notwithstanding the requirements of this Section 14.17, neither the Trustee nor the Collateral Administrator shall have any obligation to engage in, or respond to, any inquiry or oral communications from any Rating Agency. Neither the Trustee nor the Collateral Administrator shall be responsible for maintaining the Issuer’s Website, posting information on the Issuer’s Website or assuring that the Issuer’s Website complies with the requirements of this Indenture, Rule 17g-5, or any other law or regulation. In no event shall the Trustee, the Information Agent or the Collateral Administrator be deemed to make any representation as to the content of the Issuer’s Website (other than with respect to the Information Agent, to the extent such content was prepared by the Information Agent) or with respect to compliance by the Issuer’s Website with this Indenture, Rule 17g-5 or any other law or regulation.

(g)          In connection with providing access to the Issuer’s Website, the Issuer may require registration and the acceptance of a disclaimer. The Information Agent shall not be liable for the dissemination of information in accordance with the terms of this Indenture and the Collateral Administration Agreement and makes no representations or warranties as to the accuracy or completeness of such information being made available, and assumes no responsibility for such information. The Information Agent shall not be liable for its failure to make any information available to the Rating Agencies or NRSROs unless such information was delivered to the Information Agent at the email address set forth herein, with a subject heading of “Golub Capital Investment Corporation CLO 2016(M) LLC” and sufficient detail to indicate that such information is required to be posted on the Issuer’s Website.

(h)          Notwithstanding anything therein to the contrary, the maintenance by the Trustee of the website described in Section 10.7(g) shall not be deemed as compliance by or on behalf of the Issuer with Rule 17g-5 or other law or regulation related thereto.

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(i)          Notwithstanding anything to the contrary in this Indenture (including, without limitation, Section 5.1), any failure by the Issuer or any other Person to comply with the provisions of this Section 14.17 shall not constitute an Event of Default or breach of this Indenture, the Collateral Management Agreement or any other agreement, and the Holders and the holders of any beneficial interests in the Notes shall have no rights with respect thereto or under this Section 14.17. This Section 14.17 may be amended or modified by agreement of the Collateral Manager, the Issuer, the Trustee, the Information Agent and the Rating Agencies, without the consent of any Noteholders or any other Person.

(j)          In accordance with SEC Release No. 34-72936, Form 15-E, only in its complete and unedited form which includes the Accountants’ Effective Date Comparison AUP Report as an attachment, will be provided by the Independent accountants to the Issuer who will post such Form 15-E on the 17g-5 website.

Section 14.18         Proceedings. Each purchaser, beneficial owner and subsequent transferee of a Note will be deemed by its purchase to acknowledge and agree as follows: (i)(a) the express terms of this Indenture govern the rights of the Noteholders to direct the commencement of a Proceeding against any person, (b) this Indenture contains limitations on the rights of the Noteholders to direct the commencement of any such Proceeding, and (c) each Noteholder shall comply with such express terms if it seeks to direct the commencement of any such Proceeding; (ii) there are no implied rights under this Indenture to direct the commencement of any such Proceeding; and (iii) notwithstanding any provision of this Indenture, or any provision of the Notes, or of the Collateral Administration Agreement or of any other agreement, the Issuer shall be under no duty or obligation of any kind to the Noteholders, or any of them, to institute any legal or other proceedings of any kind, against any person or entity, including, without limitation, the Trustee, the Collateral Manager, the Collateral Administrator or the Calculation Agent.

ARTICLE XV

Assignment Of Certain Agreements

Section 15.1         Assignment of Collateral Management Agreement. (a) The Issuer hereby acknowledges that its Grant pursuant to the first Granting Clause hereof includes all of the Issuer’s estate, right, title and interest in, to and under the Collateral Management Agreement, including (i) the right to give all notices, consents and releases thereunder, (ii) the right to give all notices of termination and to take any legal action upon the breach of an obligation of the Collateral Manager thereunder, including the commencement, conduct and consummation of proceedings at law or in equity, (iii) the right to receive all notices, accountings, consents, releases and statements thereunder and (iv) the right to do any and all other things whatsoever that the Issuer is or may be entitled to do thereunder; provided that notwithstanding anything herein to the contrary, the Trustee shall not have the authority to exercise any of the rights set forth in (i) through (iv) above or that may otherwise arise as a result of the Grant until the occurrence of an Event of Default hereunder and such authority shall terminate at such time, if any, as such Event of Default is cured or waived. From and after the occurrence and continuance of an Event of Default, the Collateral Manager shall continue to perform and be bound by the provisions of the Collateral Management Agreement and this Indenture applicable thereto.

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(b)          The assignment made hereby is executed as collateral security, and the execution and delivery hereby shall not in any way impair or diminish the obligations of the Issuer under the provisions of the Collateral Management Agreement, nor shall any of the obligations contained in the Collateral Management Agreement be imposed on the Trustee at any time, including following any resignation or removal of the Collateral Manager.

(c)          Upon the retirement of the Notes, the payment of all amounts required to be paid pursuant to the Priority of Payments and the release of the Assets from the lien of this Indenture, this assignment and all rights herein assigned to the Trustee for the benefit of the Noteholders shall cease and terminate and all the estate, right, title and interest of the Trustee in, to and under the Collateral Management Agreement shall revert to the Issuer and no further instrument or act shall be necessary to evidence such termination and reversion.

(d)          The Issuer represents that, as of the date hereof, the Issuer has not executed any other assignment of the Collateral Management Agreement.

(e)          The Issuer agrees that this assignment is irrevocable, and that it will not take any action which is inconsistent with this assignment or make any other assignment inconsistent herewith. The Issuer will, from time to time, execute all instruments of further assurance and all such supplemental instruments with respect to this assignment as may be necessary to continue and maintain the effectiveness of such assignment.

(f)          The Issuer hereby agrees, and hereby undertakes to obtain the agreement and consent of the Collateral Manager in the Collateral Management Agreement, to the following:

(i)          The Collateral Manager shall consent to the provisions of this assignment and agree to perform any provisions of this Indenture applicable to the Collateral Manager subject to the terms (including the Collateral Manager Standard) of the Collateral Management Agreement.

(ii)         The Collateral Manager shall acknowledge that the Issuer is assigning all of its right, title and interest in, to and under the Collateral Management Agreement to the Trustee as representative of the Noteholders and the Collateral Manager shall agree that all of the representations, covenants and agreements made by the Collateral Manager in the Collateral Management Agreement are also for the benefit of the Trustee.

(iii)        The Collateral Manager shall deliver to the Trustee copies of all notices, statements, communications and instruments delivered or required to be delivered by the Collateral Manager to the Issuer pursuant to the Collateral Management Agreement.

213

(iv)         Neither the Issuer nor the Collateral Manager will enter into any agreement amending, modifying or supplementing the Collateral Management Agreement without satisfaction of the Global Rating Agency Condition and (other than (1) in respect of a modification or amendment of the type that may be made to this Indenture without consent of any Holders of Notes (it being understood that any proposed modification or amendment to the Collateral Management Agreement of the type that may be made pursuant to Section 8.1 shall be subject to the corresponding notice and Noteholder objection provisions, if any, set forth in Section 8.1) or (2) an amendment required by or to comply with law, rule or regulation) with the written consent of (A) a Majority of each Class of Notes or (B) the percentage sufficient to meet the Holder of Notes requirements for such modification, supplement or amendment if it were made to this Indenture, whichever is greater (it being understood that any proposed modification or amendment to the Collateral Management Agreement of the type that may be made pursuant to Sections 8.1 and 8.2 shall be subject to the corresponding notice and Noteholder objection provisions, if any, set forth Sections 8.1 and 8.2); provided that no such Global Rating Agency Condition will be required in connection with any amendment thereto the sole purpose of which is to cure an ambiguity or inconsistency or of a formal, minor or technical nature.

(v)          Except as otherwise set forth herein and therein (including pursuant to Section 9 of the Collateral Management Agreement), the Collateral Manager shall continue to serve as Collateral Manager under the Collateral Management Agreement notwithstanding that the Collateral Manager shall not have received amounts due it under the Collateral Management Agreement because sufficient funds were not then available hereunder to pay such amounts in accordance with the Priority of Payments set forth under Section 11.1. The Collateral Manager agrees not to cause the filing of a petition in bankruptcy against the Issuer for the nonpayment of the fees or other amounts payable by the Issuer to the Collateral Manager under the Collateral Management Agreement until the payment in full of all Notes issued under this Indenture and the expiration of a period equal to one year and a day, or, if longer, the applicable preference period and one day, following such payment. Nothing in this Section 15.1 shall preclude, or be deemed to stop, the Collateral Manager (i) from taking any action prior to the expiration of the aforementioned period in (A) any case or Proceeding voluntarily filed or commenced by the Issuer or (B) any involuntary insolvency Proceeding filed or commenced by a Person other than the Collateral Manager, or (ii) from commencing against the Issuer or any of its properties any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceeding.

(vi)         Except with respect to transactions contemplated by Section 5 of the Collateral Management Agreement, if the Collateral Manager determines that it or any of its Affiliates has a conflict of interest between the Holder of any Note and any other account or portfolio for which the Collateral Manager or any of its Affiliates is serving as investment adviser which relates to any action to be taken with respect to any Asset, then the Collateral Manager will give written notice briefly describing such conflict and the action it proposes to take to the Trustee, who shall promptly forward such notice to the relevant Holder. The provisions of this clause (vi) shall not apply to any transaction permitted by the terms of the Collateral Management Agreement.

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(vii)        On each Measurement Date on which the S&P CDO Monitor Test is used, the Collateral Manager on behalf of the Issuer will measure compliance under such test.

(g)          The Issuer and the Trustee agree that the Collateral Manager shall be a third party beneficiary of this Indenture, and shall be entitled to rely upon and enforce such provisions of this Indenture to the same extent as if it were a party hereto.

(h)          Upon a Trust Officer of the Trustee receiving written notice from the Collateral Manager that an event constituting “Cause” as defined in the Collateral Management Agreement has occurred, the Trustee shall, not later than two Business Days thereafter, forward such notice to the Noteholders (as their names appear in the Register).

[Signature Pages Follow]

215

IN WITNESS WHEREOF, we have set our hands as of the day and year first written above.

GOLUB CAPITAL INVESTMENT CORPORATION CLO 2016(M) LLC,
as Issuer

By: Golub Capital Investment Corporation, its designated manager

By	/s/ Ross A. Teune
Name: Ross A. Teune
Title: Chief Financial Officer and Treasurer

WELLS FARGO BANK, NATIONAL ASSOCIATION
as Trustee

By	/s/ Jose M. Rodriguez
Name: Jose M. Rodriguez
Title: Vice President

Schedule 1

List of Collateral Obligations

S-1-1

Schedule 2
S&P Industry Classifications

Asset Code	Asset Description
1	Aerospace & Defense
2	Air transport
3	Automotive
4	Beverage & Tobacco
5	Radio & Television
7	Building & Development
8	Business equipment & services
9	Cable & satellite television
10	Chemicals & plastics
11	Clothing/textiles
12	Conglomerates
13	Containers & glass products
14	Cosmetics/toiletries
15	Drugs
16	Ecological services & equipment
17	Electronics/electrical
18	Equipment leasing
19	Farming/agriculture
20	Financial intermediaries
21	Food/drug retailers
22	Food products
23	Food service
24	Forest products
25	Health care
26	Home furnishings
27	Lodging & casinos
28	Industrial equipment
30	Leisure goods/activities/movies
31	Nonferrous metals/minerals
32	Oil & gas
33	Publishing
34	Rail industries
35	Retailers (except food & drug)
36	Steel
37	Surface transport
38	Telecommunications
39	Utilities
43	Life Insurance

S-2-1

Asset Code	Asset Description
44	Health Insurance
45	Property & Casualty Insurance
46	Diversified Insurance

S-2-2

Schedule 3

Moody’s Rating Definitions

For purposes of this Schedule 3 and this Indenture, the terms “Assigned Moody’s Rating” and “CFR” mean:

Assigned Moody’s Rating

The monitored publicly available rating or the estimated rating expressly assigned to a debt obligation (or facility) by Moody’s (including, without limitation, any such estimated rating based on Moody’s RiskCalc; provided that such Collateral Obligation is eligible for a rating based on Moody’s RiskCalc in accordance with terms thereof) that addresses the full amount of the principal and interest promised.

CFR

With respect to an Obligor of a Collateral Obligation, if such Obligor has a corporate family rating by Moody’s, then such corporate family rating; provided that if such Obligor does not have a corporate family rating by Moody’s but any entity in the Obligor’s corporate family does have a corporate family rating, then the CFR is such corporate family rating.

For purposes of this Indenture, the terms Moody’s Default Probability Rating, Moody’s Rating and Moody’s Derived Rating, have the meanings under the respective headings below.

MOODY’S DEFAULT PROBABILITY RATING

(i)          With respect to a Collateral Obligation, if the Obligor of such Collateral Obligation has a CFR, then such CFR;

(ii)         With respect to a Collateral Obligation if not determined pursuant to clause (i) above, if the Obligor of such Collateral Obligation has one or more senior unsecured obligations with an Assigned Moody’s Rating, then the Assigned Moody’s Rating on any such obligation as selected by the Collateral Manager in its sole discretion;

(iii)        With respect to a Collateral Obligation if not determined pursuant to clauses (i) or (ii) above, if the Obligor of such Collateral Obligation has one or more senior secured obligations with an Assigned Moody’s Rating, then the Moody’s rating that is one subcategory lower than the Assigned Moody’s Rating on any such senior secured obligation as selected by the Collateral Manager in its sole discretion;

(iv)         With respect to a Collateral Obligation if not determined pursuant to clauses (i), (ii) or (iii) above, if a rating estimate has been assigned to such Collateral Obligation by Moody’s upon the request of the Issuer, the Collateral Manager or an Affiliate of the Collateral Manager, then the Moody’s Default Probability Rating is such rating estimate (subject to any applicable rating estimate adjustment) as long as such rating estimate or a renewal for such rating estimate has been issued or provided by Moody’s in each case within the 15 month period preceding the date on which the Moody’s Default Probability Rating is being determined; provided that if such rating estimate has been issued or provided by Moody’s for a period (x) beyond 12 months but not beyond 15 months, the Moody’s Default Probability Rating will be one subcategory lower than such rating estimate and (y) beyond 15 months, the Moody’s Default Probability Rating will be deemed to be “Caa3”;

S-3-1

(v)          With respect to any DIP Collateral Obligation, the Moody’s Default Probability Rating of such Collateral Obligation shall be the rating which is one subcategory below the Assigned Moody’s Rating of such DIP Collateral Obligation;

(vi)         With respect to a Collateral Obligation if not determined pursuant to any of clauses (i) through (v) above and at the election of the Collateral Manager, the Moody’s Derived Rating; and

(vii)        With respect to a Collateral Obligation if not determined pursuant to any of clauses (i) through (vi) above, the Collateral Obligation will be deemed to have a Moody’s Default Probability Rating of “Caa3.”

MOODY’S RATING

(i)          With respect to a Collateral Obligation that is a Senior Secured Loan:

(A)         if such Collateral Obligation has an Assigned Moody’s Rating, such Assigned Moody’s Rating;

(B)         if such Collateral Obligation does not have an Assigned Moody’s Rating but the Obligor of such Collateral Obligation has a CFR, then the Moody’s rating that is one subcategory higher than such CFR;

(C)         if neither clause (A) nor (B) above apply, if such Collateral Obligation does not have an Assigned Moody’s Rating but the Obligor of such Collateral Obligation has one or more senior unsecured obligations with an Assigned Moody’s Rating, then the Moody’s rating that is two subcategories higher than the Assigned Moody’s Rating on any such obligation as selected by the Collateral Manager in its sole discretion;

(D)         if none of clauses (A) through (C) above apply, at the election of the Collateral Manager, the Moody’s Derived Rating; and

(E)         if none of clauses (A) through (D) above apply, the Collateral Obligation will be deemed to have a Moody’s Rating of “Caa3”; and

(ii)         With respect to a Collateral Obligation other than a Senior Secured Loan:

(A)         if such Collateral Obligation has an Assigned Moody’s Rating, such Assigned Moody’s Rating;

S-3-2

(B)         if such Collateral Obligation does not have an Assigned Moody’s Rating but the Obligor of such Collateral Obligation has one or more senior unsecured obligations with an Assigned Moody’s Rating, then the Assigned Moody’s Rating on any such obligation as selected by the Collateral Manager in its sole discretion;

(C)         if neither clause (A) nor (B) above apply, if such Collateral Obligation does not have an Assigned Moody’s Rating but the Obligor of such Collateral Obligation has a CFR, then the Moody’s rating that is one subcategory lower than such CFR;

(D)         if none of clauses (A), (B) or (C) above apply, if such Collateral Obligation does not have an Assigned Moody’s Rating but the Obligor of such Collateral Obligation has one or more subordinated debt obligations with an Assigned Moody’s Rating, then the Moody’s rating that is one subcategory higher than the Assigned Moody’s Rating on any such obligation as selected by the Collateral Manager in its sole discretion;

(E)         if none of clauses (A) through (D) above apply, at the election of the Collateral Manager, the Moody’s Derived Rating; and

(F)         if none of clauses (A) through (E) above apply, the Collateral Obligation will be deemed to have a Moody’s Rating of “Caa3;”

provided that, with respect to Collateral Obligations the Moody’s Rating of which is determined through application of Moody’s RiskCalc, (i) such Collateral Obligations, at all times prior to the end of the Reinvestment Period, shall not represent more than 20% of the Collateral Principal Amount and (ii) such Collateral Obligations shall not represent, after the end of the Reinvestment Period, the greater of (x) 20% of the Collateral Principal Amount and (y) the aggregate principal balance of Collateral Obligations included in the Assets which have a Moody’s Rating previously determined through application of Moody’s RiskCalc; provided further that the Collateral Manager shall redetermine and report to Moody’s the Moody’s Rating for each Collateral Obligation determined through application of Moody’s RiskCalc within 30 days after receipt of the annual audited financial statements from the related Obligor.

MOODY’S DERIVED RATING

With respect to a Collateral Obligation whose Moody’s Rating or Moody’s Default Probability Rating cannot otherwise be determined pursuant to the definitions thereof, such Moody’s Rating or Moody’s Default Probability Rating shall be determined as set forth below:

(i)          By using one of the methods provided below:

(A)         if such Collateral Obligation is rated by S&P, then the Moody’s Rating and Moody’s Default Probability Rating (as applicable) of such Collateral Obligation will be determined, at the election of the Collateral Manager, in accordance with the methodology set forth in the following table below:

S-3-3

Type of Collateral Obligation	S&P Rating (Public and Monitored)	Collateral Obligation Rated by S&P	Number of Subcategories Relative to Moody’s Equivalent of S&P Rating

Not Structured Finance Obligation	> “BBB-”	Not a Loan or Participation Interest in Loan	-1
Not Structured Finance Obligation	<“BB+”	Not a Loan or Participation Interest in Loan	-2
Not Structured Finance Obligation		Loan or Participation Interest in Loan	-2

(B)         if such Collateral Obligation is not rated by S&P but another security or obligation of the Obligor has a public and monitored rating by S&P (a “parallel security”), then the rating of such parallel security will at the election of the Collateral Manager be determined in accordance with the table set forth in subclause (i)(A) above, and the Moody’s Derived Rating for purposes of the definitions of Moody’s Rating and Moody’s Default Probability Rating (as applicable) of such Collateral Obligation will be determined in accordance with the methodology set forth in the following table (for such purposes treating the parallel security as if it were rated by Moody’s at the rating determined pursuant to this subclause (i)(B)):

Obligation Category of Rated Obligation	Rating of Rated Obligation	Number of Subcategories Relative to Rated Obligation Rating
Senior secured obligation	greater than or equal to B2	-1
Senior secured obligation	less than B2	-2
Subordinated obligation	greater than or equal to B3	+1
Subordinated obligation	less than B3	0

or

(C)         if such Collateral Obligation is a DIP Collateral Obligation, no Moody’s Derived Rating may be determined based on a rating by S&P or any other rating agency;

provided that the Aggregate Principal Balance of the Collateral Obligations that may have a Moody’s Rating derived from an S&P Rating as set forth in sub-clauses (A) or (B) of this clause (i) may not exceed 10% of the Collateral Principal Amount.

S-3-4

(ii)         If not determined pursuant to clause (i) above and such Collateral Obligation is not rated by Moody’s or S&P and no other security or obligation of the issuer of such Collateral Obligation is rated by Moody’s or S&P, and if Moody’s has been requested by the Issuer, the Collateral Manager or the issuer of such Collateral Obligation to assign a rating or rating estimate with respect to such Collateral Obligation but such rating or rating estimate has not been received, pending receipt of such estimate, the Moody’s Derived Rating of such Collateral Obligation for purposes of the definitions of Moody’s Rating or Moody’s Default Probability Rating shall be (A) “B3” if the Collateral Manager certifies to the Trustee and the Collateral Administrator that the Collateral Manager believes that such estimate shall be at least “B3” and if the Aggregate Principal Balance of Collateral Obligations determined pursuant to this clause (ii)(A) and clause (i) above does not exceed 5% of the Collateral Principal Amount or (B) otherwise, “Caa3.”

For purposes of the definitions of “Moody’s Default Probability Rating”, “Moody’s Derived Rating” and “Moody’s Rating”, any credit estimate assigned by Moody’s and any Moody’s RiskCalc rating obtained by the Issuer or the Collateral Manager shall expire one year from the date such estimate was issued; provided that, for purposes of any calculation under this Indenture, if Moody’s fails to renew for any reason a credit estimate for a previously acquired Collateral Obligation thereunder on or before such one-year anniversary (which may be extended at Moody’s option to the extent the annual audited financial statements for the Obligor have not yet been received), after the Issuer or the Collateral Manager on the Issuer’s behalf has submitted to Moody’s all information that the Issuer or the Collateral Manager believed in good faith was required to provide such renewal, (1) the Issuer for a period of 60 days will continue using the previous credit estimate assigned by Moody’s with respect to such Collateral Obligation until such time as Moody’s renews the credit estimate for such Collateral Obligation and (2) after 60 days but before Moody’s renews the credit estimate for such Collateral Obligation, the Collateral Obligation will be deemed to have a Moody’s rating of “Caa3.”

The definition of “Moody’s RiskCalc” is set forth in Schedule 7.

S-3-5

Schedule 4

S&P RECOVERY RATE TABLES

1.

(a)          (i)If a Collateral Obligation has an S&P Recovery Rating, the S&P Recovery Rate for such Collateral Obligation shall be determined as follows (taking into account, for any Collateral Obligation with an S&P Recovery Rate of “2” through “5”, the recovery range indicated in the S&P published report therefor):

S&P Recovery Rating of a Collateral Obligation	Recovery Range from S&P published reports*	Identifier	Initial Liability Rating
			“AAA”	“AA”	“A”	“BBB”	“BB”	“B” and below
1+	100	1+	75%	85%	88%	90%	92%	95%
1	90-100	1	65%	75%	80%	85%	90%	95%
2	80-90	2H	60%	70%	75%	81%	86%	90%
2	70-80	2L	50%	60%	66%	73%	79%	85%
2	N/A	2	50%	60%	66%	73%	79%	85%
3	60-70	3H	40%	50%	56%	63%	67%	70%
3	50-60	3L	30%	40%	46%	53%	59%	65%
3	N/A	3	30%	40%	46%	53%	59%	65%
4	40-50	4H	27%	35%	42%	46%	48%	50%
4	30-40	4L	20%	26%	33%	39%	43%	45%
4	N/A	4	20%	26%	33%	39%	43%	45%
5	20-30	5H	15%	20%	24%	26%	28%	30%
5	10-20	5L	5%	10%	15%	20%	23%	25%
5	N/A	5	5%	10%	15%	20%	23%	25%
6	0-10	6	2%	4%	6%	8%	10%	10%
			Recovery Rate

*           If a recovery range is not available from S&P’s published reports for a given loan with an S&P Recovery Rating of ‘2’ through ‘5’, the lower range for the applicable recovery rating will be assumed.

(ii)         If (x) a Collateral Obligation does not have an S&P Recovery Rating and such Collateral Obligation is a senior unsecured loan or second lien loan and (y) the issuer of such Collateral Obligation has issued another debt instrument that is outstanding and senior to such Collateral Obligation that is a Senior Secured Loan (other than a First-Lien Last-Out Loan) (a “Senior Secured Debt Instrument”)  that has an S&P Recovery Rating, the S&P Recovery Rate for such Collateral Obligation shall be determined as follows:

S-4-1

For Collateral Obligations Domiciled in Group A

S&P Recovery Rating of the Senior Secured Debt Instrument	Initial Liability Rating
	“AAA”	“AA”	“A”	“BBB”	“BB”	“B” and below
1+	18%	20%	23%	26%	29%	31%
1	18%	20%	23%	26%	29%	31%
2	18%	20%	23%	26%	29%	31%
3	12%	15%	18%	21%	22%	23%
4	5%	8%	11%	13%	14%	15%
5	2%	4%	6%	8%	9%	10%
6	-%	-%	-%	-%	-%	-%
	Recovery Rate

For Collateral Obligations Domiciled in Group B

S&P Recovery Rating of the Senior Secured Debt Instrument	Initial Liability Rating
	“AAA”	“AA”	“A”	“BBB”	“BB”	“B” and below
1+	16%	18%	21%	24%	27%	29%
1	16%	18%	21%	24%	27%	29%
2	16%	18%	21%	24%	27%	29%
3	10%	13%	15%	18%	19%	20%
4	5%	5%	5%	5%	5%	5%
5	2%	2%	2%	2%	2%	2%
6	-%	-%	-%	-%	-%	-%
	Recovery Rate

S-4-2

For Collateral Obligations Domiciled in Group C

S&P Recovery Rating of the Senior Secured Debt Instrument	Initial Liability Rating
	“AAA”	“AA”	“A”	“BBB”	“BB”	“B” and below
1+	13%	16%	18%	21%	23%	25%
1	13%	16%	18%	21%	23%	25%
2	13%	16%	18%	21%	23%	25%
3	8%	11%	13%	15%	16%	17%
4	5%	5%	5%	5%	5%	5%
5	2%	2%	2%	2%	2%	2%
6	-%	-%	-%	-%	-%	-%
	Recovery Rate

(iii)        If (x) a Collateral Obligation does not have an S&P Recovery Rating and such Collateral Obligation is a subordinated loan or subordinated bond and (y) the issuer of such Collateral Obligation has issued another debt instrument that is outstanding and senior to such Collateral Obligation that is a Senior Secured Debt Instrument that has an S&P Recovery Rating, the S&P Recovery Rate for such Collateral Obligation shall be determined as follows:

For Collateral Obligations Domiciled in Groups A, B and C

S&P Recovery Rating of the Senior Secured Debt Instrument	Initial Liability Rating
	“AAA”	“AA”	“A”	“BBB”	“BB”	“B” and below
1+	8%	8%	8%	8%	8%	8%
1	8%	8%	8%	8%	8%	8%
2	8%	8%	8%	8%	8%	8%
3	5%	5%	5%	5%	5%	5%
4	2%	2%	2%	2%	2%	2%
5	-%	-%	-%	-%	-%	-%
6	-%	-%	-%	-%	-%	-%
	Recovery Rate

(b)          If a recovery rate cannot be determined using clause (a), the recovery rate shall be determined using the following table.

S-4-3

Recovery rates for Obligors Domiciled in Group A, B, C or D:

Priority Category	Initial Liability Rating
	“AAA”	“AA”	“A”	“BBB”	“BB”	“B” and “CCC”
Senior Secured Loans (other than First-Lien Last-Out Loans)
Group A	50%	55%	59%	63%	75%	79%
Group B	45%	49%	53%	58%	70%	74%
Group C	39%	42%	46%	49%	60%	63%
Group D	17%	19%	27%	29%	31%	34%
Senior Secured Loans (Cov-Lite Loans)
Group A	41%	46%	49%	53%	63%	67%
Group B	37%	41%	44%	49%	59%	62%
Group C	32%	35%	39%	41%	50%	53%
Group D	17%	19%	27%	29%	31%	34%
Second Lien Loans, First-Lien Last-Out Loans, Unsecured Loans*
Group A	18%	20%	23%	26%	29%	31%
Group B	16%	18%	21%	24%	27%	29%
Group C	13%	16%	18%	21%	23%	25%
Group D	10%	12%	14%	16%	18%	20%
Subordinated loans
Group A	8%	8%	8%	8%	8%	8%
Group B	10%	10%	10%	10%	10%	10%
Group C	9%	9%	9%	9%	9%	9%
Group D	5%	5%	5%	5%	5%	5%
	Recovery Rate

Group A:	Australia, Denmark, Finland, Hong Kong, The Netherlands, New Zealand, Norway, Singapore, Sweden, U.K.
Group B:	Austria, Belgium, Canada, Germany, Israel, Japan, Luxembourg, South Africa, Switzerland, U.S.
Group C:	Brazil, France, Mexico, South Korea, Taiwan, Turkey, United Arab Emirates.
Group D:	Kazakhstan, Russia, Ukraine, others

Notwithstanding the foregoing, for purposes of determining the S&P Recovery Rate of a Collateral Obligation that is a Senior Secured Loan solely by operation of the proviso to clause (d) of the definition of the term “Senior Secured Loan”, such Collateral Obligation shall be deemed to be an Unsecured Loan.

*Solely for the purpose of determining the S&P Recovery Rate for such loan, the Aggregate Principal Balance of all First-Lien Last-Out Loans, Unsecured Loans and Second Lien Loans that, in the aggregate, represent up to 15% of the Collateral Principal Amount shall have the S&P Recovery Rate specified for First-Lien Last-Out Loans, Unsecured Loans and Second Lien Loans in the table above and the Aggregate Principal Balance of all First-Lien Last-Out Loans, Unsecured Loans and Second Lien Loans in excess of 15% of the Collateral Principal Amount shall have the S&P Recovery Rate specified for Subordinated Loans in the table above.

S-4-4

2.          S&P CDO Monitor

Liability Rating	“AAA”
Weighted Average S&P Recovery Rate	35.00
35.10
35.20
35.30
35.40
35.50
35.60
35.70
35.80
35.90
36.00
36.10
36.20
36.30
36.40
36.50
36.60
36.70
36.80
36.90
37.00
37.10
37.20
37.30
37.40
37.50
37.60
37.70
37.80
37.90
38.00
38.10
38.20
38.30
38.40
38.50
38.60
38.70
38.80
38.90
39.00

S-4-5

Liability Rating	“AAA”
39.10
39.20
39.30
39.40
39.50
39.60
39.70
39.80
39.90
40.00
40.10
40.20
40.30
40.40
40.50
40.60
40.70
40.80
40.90
41.00
41.10
41.20
41.30
41.40
41.50
41.60
41.70
41.80
41.90
42.00
42.10
42.20
42.30
42.40
42.50
42.60
42.70
42.80
42.90
43.00
43.10
43.20
43.30

S-4-6

Liability Rating	“AAA”
43.40
43.50
43.60
43.70
43.80
43.90
44.00
44.10
44.20
44.30
44.40
44.50
44.60
44.70
44.80
44.90
45.00
45.10
45.20
45.30
45.40
45.50
45.60
45.70
45.80
45.90
46.00
46.10
46.20
46.30
46.40
46.50
46.60
46.70
46.80
46.90
47.00
47.10
47.20
47.30
47.40
47.50
47.60

S-4-7

Liability Rating	“AAA”
47.70
47.80
47.90
48.00

For purposes of calculating the Collateral Quality Tests, DIP Collateral Obligations will be treated as having an S&P Recovery Rate equal to the S&P Recovery Rate for Senior Secured Loan.

The applicable weighted average spread will be the spread between 2.20% and 7.00% (in increments of .01%) without exceeding the Weighted Average Floating Spread (determined for purposes of this definition as if all Discount Obligations instead constituted Collateral Obligations that are not Discount Obligations) as of such Measurement Date.

S-4-8

3.          S&P Default Rate.

Maturity	S&P Rating
(years)	“AAA”	“AA+”	“AA”	“AA-”	“A+”	“A”	“A-”	“BBB+”	“BBB”	“BBB-”
0	0.00000000000000	0.00000000000000	0.00000000000000	0.00000000000000	0.00000000000000	0.00000000000000	0.00000000000000	0.00000000000000	0.00000000000000	0.00000000000000
1	0.00003249168014	0.00008324133473	0.00017658665685	0.00049442537636	0.00100435283385	0.00198335724928	0.00305284013092	0.00403669389141	0.00461619431140	0.00524293676951
2	0.00015699160323	0.00036996201042	0.00073622429264	0.00139938458667	0.00257399573659	0.00452472002175	0.00667328704185	0.00892888699405	0.01091718533602	0.01445988981952
3	0.00041483816094	0.00091325396687	0.00172278071294	0.00276840924859	0.00474538444138	0.00770505273372	0.01100045166236	0.01484174712870	0.01895695617364	0.02702053897092
4	0.00084783735367	0.00176280787635	0.00317752719845	0.00464897370222	0.00755268739144	0.01158808027690	0.01613532092160	0.02186031844418	0.02867799361424	0.04229668376188
5	0.00149745582951	0.00296441043902	0.00513748509964	0.00708173062555	0.01102407117753	0.01621845931443	0.02213969353901	0.03000396020915	0.03994693333519	0.05969442574039
6	0.00240402335808	0.00455938301677	0.00763414909529	0.01009969303017	0.01517930050335	0.02162162838004	0.02903924108898	0.03924150737171	0.05258484100533	0.07867653829083
7	0.00360598844688	0.00658408410672	0.01069265583311	0.01372767418503	0.02002861319041	0.02780489164645	0.03682872062425	0.04950544130466	0.06639096774184	0.09877441995809
8	0.00513925203265	0.00906952567554	0.01433135028927	0.01798206028262	0.02557255249779	0.03475933634592	0.04547803679069	0.06070419602795	0.08116014268566	0.11959163544802
9	0.00703659581067	0.01204112355275	0.01856168027847	0.02287090497830	0.03180245322497	0.04246223104848	0.05493831311597	0.07273225514177	0.09669462876962	0.14080159863536
10	0.00932721558018	0.01551858575581	0.02338835025976	0.02839429962031	0.03870134053607	0.05087961844696	0.06514747149521	0.08547803540196	0.11281151957447	0.16214168796922
11	0.01203636450979	0.01951593238045	0.02880967203295	0.03454495951708	0.04624506060805	0.05996888869754	0.07603506151831	0.09882975172219	0.12934675905433	0.18340556287277
12	0.01518510638111	0.02404163416342	0.03481805774334	0.04130896444852	0.05440351149008	0.06968118682835	0.08752624592744	0.11267955488484	0.14615674128289	0.20443491679272
13	0.01879017477837	0.02909885294571	0.04140060854110	0.04866659574161	0.06314188127197	0.07996356467179	0.09954495300396	0.12692626165773	0.16311827279155	0.22511145500583
14	0.02286393094556	0.03468576536752	0.04853975984763	0.05659321964303	0.07242183059306	0.09076083242049	0.11201626713245	0.14147698429601	0.18012750134259	0.24534954734253
15	0.02741441064319	0.04079595071314	0.05621395127849	0.06506017556120	0.08220257939344	0.10201709768991	0.12486815855274	0.15624793193058	0.19709825519910	0.26508976972438
16	0.03244544875941	0.04741882448743	0.06439829575802	0.07403563681456	0.09244187501892	0.11367700243875	0.13803266284923	0.17116461299395	0.21396010509223	0.28429339437018
17	0.03795686957738	0.05454010071015	0.07306522817054	0.08348542006155	0.10309683146543	0.12568668220692	0.15144661780260	0.18616162353298	0.23065635817821	0.30293779563441
18	0.04394473036551	0.06214226778788	0.08218511899319	0.09337372717552	0.11412463860794	0.13799447984096	0.16505205534227	0.20118216540699	0.24714211642608	0.32101268824753
19	0.05040160622073	0.07020506494637	0.09172684273858	0.10366380975952	0.12548314646638	0.15055144894628	0.17879633320753	0.21617740303414	0.26338247665982	0.33851709269878
20	0.05731690474411	0.07870594841153	0.10165829471868	0.11431855172602	0.13713133355595	0.16331168219788	0.19263207693491	0.23110573813940	0.27935091127019	0.35545691796023
21	0.06467720005315	0.08762053868981	0.11194685266377	0.12530096944489	0.14902967068053	0.17623249751025	0.20651698936614	0.24593205864939	0.29502784323211	0.37184305725693
22	0.07246657674287	0.09692304233146	0.12255978214336	0.13657463200185	0.16114039259518	0.18927451178181	0.22041357278348	0.26062699982603	0.31039941302623	0.38768990320407
23	0.08066697561510	0.10658664340514	0.13346458660563	0.14810400624971	0.17342769013874	0.20240162811085	0.23428879835930	0.27516624211807	0.32545642561659	0.40301420123877
24	0.08925853423660	0.11658386153875	0.14462930424521	0.15985473272686	0.18585783500387	0.21558095845599	0.24811374891951	0.28952986021038	0.34019346068715	0.41783417301371
25	0.09821991660962	0.12688687477491	0.15602275489727	0.17179383930879	0.19839924848505	0.22878269995493	0.26186325396763	0.30370173060440	0.35460812735415	0.43216885327770
26	0.10752862740247	0.13746780665156	0.16761474080616	0.18388989978303	0.21102252449299	0.24197997968242	0.27551553032431	0.31766900011297	0.36870044445001	0.44603759426533
27	0.11716130726647	0.14829897785967	0.17937620549285	0.19611314451375	0.22370041596552	0.25514867959937	0.28905183739534	0.33142161435353	0.38247232845686	0.45945970060372
28	0.12709400674022	0.15935312356895	0.19127935510379	0.20843553008938	0.23640779262780	0.26826725084491	0.30245615277997	0.34495190323981	0.39592717273876	0.47245416525357
29	0.13730243710320	0.17060357806895	0.20329774661513	0.22083077440588	0.24912157691632	0.28131652434167	0.31571487147424	0.35825421926124	0.40906950354635	0.48503948316705
30	0.14776219728465	0.18202442877234	0.21540634713369	0.23327436309552	0.26182066381869	0.29427952288898	0.32881653013776	0.37132462374109	0.42190470013462	0.49723352433811
	Default Rate

S-4-9

Maturity	S&P Rating
(years)	“BB+”	“BB”	“BB-”	“B+”	“B”	“B-”	“CCC+”	“CCC”	“CCC-”
0	0.00000000000000	0.00000000000000	0.00000000000000	0.00000000000000	0.00000000000000	0.00000000000000	0.00000000000000	0.00000000000000	0.00000000000000
1	0.01051626951540	0.02109451063219	0.02600238218261	0.03221175349449	0.07848052027128	0.10882127346154	0.15688600485092	0.20494983870945	0.25301274610780
2	0.02499656454519	0.04644347602378	0.05872070298984	0.07597534275765	0.14781993688588	0.20010197918490	0.28039819269931	0.34622676009875	0.40104827389528
3	0.04296728984267	0.07475880167357	0.09536299437344	0.12379110105596	0.20934989256384	0.27616831728107	0.37429808873546	0.44486182623555	0.49823180926143
4	0.06375706489973	0.10488372919304	0.13369966912307	0.17163869422120	0.26396576049049	0.33956728434721	0.44585490662468	0.51602827454518	0.56644893859712
5	0.08664543568793	0.13586821436722	0.17214556293531	0.21748448101304	0.31246336178428	0.39272129824310	0.50135334884654	0.56922984826034	0.61661406997870
6	0.11095356236080	0.16697806761620	0.20966482949668	0.26041061250789	0.35559617193298	0.43770644618830	0.54540770782673	0.61035699119403	0.65491579211460
7	0.13609032486632	0.19767400297576	0.24563596164635	0.30011114045302	0.39406428304708	0.47619999931623	0.58122985959186	0.64312999141532	0.68512299997909
8	0.16156889823197	0.22757944125466	0.27972842394960	0.33660307587399	0.42849804714584	0.50951512801740	0.61102368657078	0.66995611089592	0.70963159373549
9	0.18700580837749	0.25644677999303	0.31180555451716	0.37006268488077	0.45945037340867	0.53866495002890	0.63630625959677	0.69243071475508	0.73001158997065
10	0.21211084035732	0.28412675027236	0.34185383793706	0.40073439438302	0.48739741129612	0.56442783804416	0.65813447581021	0.71163564980709	0.74731800853184
11	0.23667314094497	0.31054264263660	0.36993387616211	0.42888152616124	0.51274446097825	0.58740339226248	0.67725700377843	0.72832114376329	0.76227639665042
12	0.26054665876636	0.33566967587371	0.39614763984459	0.45476089725285	0.53583430552170	0.60805677528899	0.69421439889161	0.74301912258474	0.77539705473005
13	0.28363659558653	0.35951905665999	0.42061729215497	0.47861083876451	0.55695611742152	0.62675242871282	0.70940493338196	0.75611514630921	0.78704696564217
14	0.30588762208959	0.38212599668453	0.44347194216901	0.50064658739768	0.57635391124606	0.64377917518522	0.72312812694716	0.76789484926254	0.79749592477526
15	0.32727407180692	0.40354090885716	0.46483968141201	0.52105958011379	0.59423406584219	0.65936872217181	0.73561381419564	0.77857439457102	0.80694660997118
16	0.34779203545341	0.42382307208110	0.48484305663441	0.54001868607450	0.61077176721927	0.67370926400653	0.74704179108008	0.78832075169049	0.81555448782805
17	0.36745314020415	0.44303616519638	0.50359672594052	0.55767228363735	0.62611639818625	0.68695550071172	0.75755527500643	0.79726540401237	0.82344119393145
18	0.38627975067186	0.46124518847755	0.52120646691784	0.57415059395658	0.64039598203907	0.69923605651349	0.76727026109433	0.80551375832039	0.83070366542031
19	0.40430132963573	0.47851439829326	0.53776899540229	0.58956796989869	0.65372081561665	0.71065901445795	0.77628212466144	0.81315170523112	0.83742047206234
20	0.42155172182601	0.49490597076921	0.55337224854383	0.60402499985314	0.66618642723567	0.72131608316220	0.78467035300329	0.82025026616334	0.84365627512204
21	0.43806715861018	0.51047918266808	0.56809591468229	0.61761037378072	0.67787598227180	0.73128576554444	0.79250198989996	0.82686893791883	0.84946501826992
22	0.45388481719360	0.52528995390171	0.58201207638061	0.63040250473015	0.68886224172514	0.74063579446157	0.79983418248194	0.83305813869936	0.85489224805959
23	0.46904180090904	0.53939063874386	0.59518588675300	0.64247092133036	0.69920916125231	0.74942502551257	0.80671609361297	0.83886102557309	0.85997682859142
24	0.48357443564838	0.55282998463208	0.60767623324921	0.65387745604166	0.70897320184886	0.75770492428590	0.81319035960797	0.84431486609666	0.86475222861870
25	0.49751780111272	0.56565320087529	0.61953636423910	0.66467725632041	0.71820440936178	0.76552074772016	0.81929421763250	0.84945208922783	0.86924750263494
26	0.51090543460914	0.57790209665155	0.63081446667744	0.67491964477911	0.72694730840340	0.77291249247078	0.82506038981922	0.85430110229233	0.87348804983309
27	0.52376916018026	0.58961526000669	0.64155419082782	0.68464885182201	0.73524164682987	0.77991566402222	0.83051778577124	0.85888693491442	0.87749620956371
28	0.53613900757325	0.60082825839927	0.65179512243902	0.69390464113840	0.74312301943161	0.78656190650205	0.83569206768834	0.86323175320733	0.88129173477942
29	0.54804319456997	0.61157384762435	0.66157320515020	0.70272284536398	0.75062339353433	0.79287952316911	0.84060611023618	0.86735527538576	0.88489217319288
30	0.55950815306984	0.62188218039284	0.67092111705074	0.71113582641990	0.75777155452562	0.79889391025997	0.84528037876516	0.87127511150820	0.88831317771650
	Default Rate

S-4-10

Schedule 5

Moody’s Industry Classification Group List

CORP - Aerospace & Defense	1
CORP - Automotive	2
CORP - Banking, Finance, Insurance & Real Estate	3
CORP - Beverage, Food & Tobacco	4
CORP - Capital Equipment	5
CORP - Chemicals, Plastics, & Rubber	6
CORP - Construction & Building	7
CORP - Consumer goods: Durable	8
CORP - Consumer goods: Non-durable	9
CORP - Containers, Packaging & Glass	10
CORP - Energy: Electricity	11
CORP - Energy: Oil & Gas	12
CORP - Environmental Industries	13
CORP - Forest Products & Paper	14
CORP - Healthcare & Pharmaceuticals	15
CORP - High Tech Industries	16
CORP - Hotel, Gaming & Leisure	17
CORP - Media: Advertising, Printing & Publishing	18
CORP - Media: Broadcasting & Subscription	19
CORP - Media: Diversified & Production	20
CORP - Metals & Mining	21
CORP - Retail	22
CORP - Services: Business	23
CORP - Services: Consumer	24
CORP - Sovereign & Public Finance	25
CORP - Telecommunications	26
CORP - Transportation: Cargo	27
CORP - Transportation: Consumer	28
CORP - Utilities: Electric	29
CORP - Utilities: Oil & Gas	30
CORP - Utilities: Water	31
CORP - Wholesale	32

S-5-1

Schedule 6

Diversity Score Calculation

The Diversity Score is calculated as follows:

(a)          An “Issuer Par Amount” is calculated for each issuer of a Collateral Obligation, and is equal to the Aggregate Principal Balance of all Collateral Obligations issued by that issuer and all affiliates.

(b)          An “Average Par Amount” is calculated by summing the Issuer Par Amounts for all issuers, and dividing by the number of issuers.

(c)          An “Equivalent Unit Score” is calculated for each issuer, and is equal to the lesser of (x) one and (y) the Issuer Par Amount for such issuer divided by the Average Par Amount.

(d)          An “Aggregate Industry Equivalent Unit Score” is then calculated for each of the Moody’s industry classification groups, shown on Schedule 5, and is equal to the sum of the Equivalent Unit Scores for each issuer in such industry classification group.

(e)          An “Industry Diversity Score” is then established for each Moody’s industry classification group, shown on Schedule 5, by reference to the following table for the related Aggregate Industry Equivalent Unit Score; provided that if any Aggregate Industry Equivalent Unit Score falls between any two such scores, the applicable Industry Diversity Score will be the lower of the two Industry Diversity Scores:

Aggregate		Aggregate		Aggregate		Aggregate
Industry	Industry	Industry	Industry	Industry	Industry	Industry	Industry
Equivalent	Diversity	Equivalent	Diversity	Equivalent	Diversity	Equivalent	Diversity
Unit Score	Score	Unit Score	Score	Unit Score	Score	Unit Score	Score

0.0000	0.0000	5.0500	2.7000	10.1500	4.0200	15.2500	4.5300
0.0500	0.1000	5.1500	2.7333	10.2500	4.0300	15.3500	4.5400
0.1500	0.2000	5.2500	2.7667	10.3500	4.0400	15.4500	4.5500
0.2500	0.3000	5.3500	2.8000	10.4500	4.0500	15.5500	4.5600
0.3500	0.4000	5.4500	2.8333	10.5500	4.0600	15.6500	4.5700
0.4500	0.5000	5.5500	2.8667	10.6500	4.0700	15.7500	4.5800
0.5500	0.6000	5.6500	2.9000	10.7500	4.0800	15.8500	4.5900
0.6500	0.7000	5.7500	2.9333	10.8500	4.0900	15.9500	4.6000
0.7500	0.8000	5.8500	2.9667	10.9500	4.1000	16.0500	4.6100
0.8500	0.9000	5.9500	3.0000	11.0500	4.1100	16.1500	4.6200
0.9500	1.0000	6.0500	3.0250	11.1500	4.1200	16.2500	4.6300
1.0500	1.0500	6.1500	3.0500	11.2500	4.1300	16.3500	4.6400
1.1500	1.1000	6.2500	3.0750	11.3500	4.1400	16.4500	4.6500
1.2500	1.1500	6.3500	3.1000	11.4500	4.1500	16.5500	4.6600
1.3500	1.2000	6.4500	3.1250	11.5500	4.1600	16.6500	4.6700
1.4500	1.2500	6.5500	3.1500	11.6500	4.1700	16.7500	4.6800
1.5500	1.3000	6.6500	3.1750	11.7500	4.1800	16.8500	4.6900
1.6500	1.3500	6.7500	3.2000	11.8500	4.1900	16.9500	4.7000

S-6-1

Aggregate		Aggregate		Aggregate		Aggregate
Industry	Industry	Industry	Industry	Industry	Industry	Industry	Industry
Equivalent	Diversity	Equivalent	Diversity	Equivalent	Diversity	Equivalent	Diversity
Unit Score	Score	Unit Score	Score	Unit Score	Score	Unit Score	Score

1.7500	1.4000	6.8500	3.2250	11.9500	4.2000	17.0500	4.7100
1.8500	1.4500	6.9500	3.2500	12.0500	4.2100	17.1500	4.7200
1.9500	1.5000	7.0500	3.2750	12.1500	4.2200	17.2500	4.7300
2.0500	1.5500	7.1500	3.3000	12.2500	4.2300	17.3500	4.7400
2.1500	1.6000	7.2500	3.3250	12.3500	4.2400	17.4500	4.7500
2.2500	1.6500	7.3500	3.3500	12.4500	4.2500	17.5500	4.7600
2.3500	1.7000	7.4500	3.3750	12.5500	4.2600	17.6500	4.7700
2.4500	1.7500	7.5500	3.4000	12.6500	4.2700	17.7500	4.7800
2.5500	1.8000	7.6500	3.4250	12.7500	4.2800	17.8500	4.7900
2.6500	1.8500	7.7500	3.4500	12.8500	4.2900	17.9500	4.8000
2.7500	1.9000	7.8500	3.4750	12.9500	4.3000	18.0500	4.8100
2.8500	1.9500	7.9500	3.5000	13.0500	4.3100	18.1500	4.8200
2.9500	2.0000	8.0500	3.5250	13.1500	4.3200	18.2500	4.8300
3.0500	2.0333	8.1500	3.5500	13.2500	4.3300	18.3500	4.8400
3.1500	2.0667	8.2500	3.5750	13.3500	4.3400	18.4500	4.8500
3.2500	2.1000	8.3500	3.6000	13.4500	4.3500	18.5500	4.8600
3.3500	2.1333	8.4500	3.6250	13.5500	4.3600	18.6500	4.8700
3.4500	2.1667	8.5500	3.6500	13.6500	4.3700	18.7500	4.8800
3.5500	2.2000	8.6500	3.6750	13.7500	4.3800	18.8500	4.8900
3.6500	2.2333	8.7500	3.7000	13.8500	4.3900	18.9500	4.9000
3.7500	2.2667	8.8500	3.7250	13.9500	4.4000	19.0500	4.9100
3.8500	2.3000	8.9500	3.7500	14.0500	4.4100	19.1500	4.9200
3.9500	2.3333	9.0500	3.7750	14.1500	4.4200	19.2500	4.9300
4.0500	2.3667	9.1500	3.8000	14.2500	4.4300	19.3500	4.9400
4.1500	2.4000	9.2500	3.8250	14.3500	4.4400	19.4500	4.9500
4.2500	2.4333	9.3500	3.8500	14.4500	4.4500	19.5500	4.9600
4.3500	2.4667	9.4500	3.8750	14.5500	4.4600	19.6500	4.9700
4.4500	2.5000	9.5500	3.9000	14.6500	4.4700	19.7500	4.9800
4.5500	2.5333	9.6500	3.9250	14.7500	4.4800	19.8500	4.9900
4.6500	2.5667	9.7500	3.9500	14.8500	4.4900	19.9500	5.0000
4.7500	2.6000	9.8500	3.9750	14.9500	4.5000
4.8500	2.6333	9.9500	4.0000	15.0500	4.5100
4.9500	2.6667	10.0500	4.0100	15.1500	4.5200

(f)          The Diversity Score is then calculated by summing each of the Industry Diversity Scores for each Moody’s industry classification group shown on Schedule 5.

(g)          For purposes of calculating the Diversity Score, affiliated issuers in the same Industry are deemed to be a single issuer except as otherwise agreed to by Moody’s.

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Schedule 7

Moody’s RiskCalc Calculation

1.          Defined Terms. The following terms shall be used in this Schedule 7 with the meanings provided below.

“.EDF” means, with respect to any Collateral Obligation, the lowest of (A) the lowest of the 5-year expected default frequencies for the current year and previous 4 years for such Collateral Obligation as determined by running the current version of Moody’s RiskCalc in the Credit Cycle Adjusted (“CCA”) mode and (B) the 5-year expected default frequency for such Collateral Obligation as determined by running the current version of Moody’s RiskCalc in the Financial Statement Only (“FSO”) mode.

“Model Inputs” means the financial inputs used in the most recent Moody’s RiskCalc private-firm model, taken directly from signed, unqualified US GAAP full-year audit data in accordance with “Moody’s Global Approach to Rating Collateralized Loan Obligations” dated May 2013.

“Moody’s Industries” means any one of the Moody’s industrial classification groups as published by Moody’s from time to time.

“Pre-Qualifying Conditions” means, with respect to any Collateral Obligation, conditions that will be satisfied if the Obligor with respect to the applicable Collateral Obligation satisfies the following criteria:

(a)          an unqualified, signed, US GAAP audit opinion for the most recent annual statement is the source for Model Inputs. Such unqualified, signed, US GAAP audit opinion includes no explanatory paragraph addressing the Obligor as a going concern or indicating any significant financial concerns. For LBOs, a full one-year audit of the firm after the acquisition has been completed is available;

(b)          the Obligor’s EBITDA is equal to or greater than U.S.$5.000.000;

(c)          the Obligor’s annual sales are equal to or greater than U.S.$10,000,000;

(d)          the Obligor’s book assets are equal to or greater than U.S.$10,000,000;

(e)          the Obligor represents not more than 3.0% of the Collateral Principal Amount;

(f)          the Obligor is a private company with no public rating from Moody’s;

(g)          for the current and prior fiscal year, such Obligor’s:

(i)          EBIT/interest expense ratio is greater than 1.0:1.0 and 1.25:1.00 with respect to retail (adjusted for rent expense); and

(ii)         debt/EBITDA ratio is less than 6.0:1.0;

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(h)          no greater than 25% of the Obligor’s revenue is generated from any one customer of the Obligor;

(i)          no financial covenants in the Underlying Instruments have been modified or waived within the immediately preceding three month period;

(j)          none of the original terms of the Underlying Instruments have been modified or waived within the immediately preceding three month period; and

(k)          the Obligor is a for-profit operating company in any one of the Moody’s Industries with the exception of (i) Banking, Finance, Insurance and Real Estate and (ii) Sovereign and Public Finance.

2.          The Collateral Manager shall calculate the .EDF for each of the Collateral Obligations to be rated pursuant to this Schedule 7 and shall also provide Moody’s with the .EDF and the information necessary to calculate such .EDF. Moody’s shall have the right (in its sole discretion) to (i) amend or modify any of the information utilized to calculate the .EDF and recalculate the .EDF based upon such revised information, in which case such .EDF shall be determined using the table in paragraph 3 below in order to determine the applicable Moody’s Rating, or (ii) have a Moody’s credit analyst provide a rating estimate for any Collateral Obligation rated pursuant to this Schedule 7, in which case such rating estimate provided by such credit analyst shall be the applicable Moody’s Rating.

When using Moody’s RiskCalc to derive initial and updated Moody’s Rating Factors, the Collateral Manager shall provide Moody’s the following information:

(a)          audited financial statements used for Moody’s RiskCalc model inputs;

(b)          Moody’s RiskCalc model inputs;

(c)          documentation that pre-qualifying conditions have been met;

(d)          all model runs and mapped rating factors; and

(e)          documentation for any loan amendment or modifications.

3.          The Moody’s Rating for each Collateral Obligation that satisfies the Pre-Qualifying Conditions shall be the lower of (i) the Collateral Manager’s internal rating or (ii) the rating based on the .EDF for such Collateral Obligation, as determined in accordance with the table below:

Lowest .EDF	Moody’s Rating
less than or equal to .baa	Ba3
.ba1, .ba2, .ba3 or .b1	B2
.b2 or .b3	B3
.caa	Caa1

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4.          The Moody’s Recovery Rate for each Collateral Obligation that meets the Pre-Qualifying Conditions shall be the lower of (i) the Collateral Manager’s internal recovery rate or (ii) the recovery rate as determined in accordance with the table below:

Type of Collateral Obligation	Moody’s Recovery Rate
senior secured, first priority, first lien and first out	50%
all other Collateral Obligations	25%

provided that Moody’s shall have the right (in its sole discretion) to issue a recovery rate assigned by one of its credit analysts, in which case such recovery rate provided by such credit analyst shall be the applicable Moody’s Recovery Rate.

5.          If any Collateral Obligation is rated pursuant to this Schedule 7 and a Specified Amendment occurs with respect to such Collateral Obligation, the Collateral Manager shall redetermine the rating of such Collateral Obligation in accordance with this Schedule 7 within 30 days of such Specified Amendment.

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